UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Goldman Sachs Middle Market Lending Corp. II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(c) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY STATEMENT — SUBJECT TO COMPLETION, DATED JULY 25, 2025

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II

200 West Street

New York, NY 10282

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Goldman Sachs Middle Market Lending Corp. II (“MMLC II”) to be held virtually on [    ], 2025 at [    ] [a.m.][p.m.], Eastern Time.

The notice of special meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the Special Meeting. At the Special Meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of July 11, 2025 (the “Merger Agreement”), by and among Goldman Sachs Private Credit Corp., a Delaware corporation (“GSCR”), MMLC II, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM”) (such proposal is referred to herein as the “Merger Proposal”).

Closing of the Merger (as defined below) is contingent upon (a) MMLC II stockholder approval of the Merger Proposal and (b) certain other closing conditions.

The Merger Agreement provides for the acquisition of MMLC II by GSCR via the merger of MMLC II with and into GSCR, with GSCR as the surviving company (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, each holder of MMLC II common stock, par value $0.001 per share (“MMLC II Common Stock”), issued and outstanding immediately prior to the effective time of the Merger will have the right to receive, for each share of MMLC II Common Stock, an amount per share of MMLC II Common Stock, in cash, equal to the quotient of (i) the Closing MMLC II NAV (as defined below) divided by (ii) the number of shares of MMLC II Common Stock issued and outstanding as of immediately prior to the Merger (the “Per Share Cash Amount”). The Closing MMLC II NAV is the net asset value (“NAV”) of MMLC II as of a date mutually agreed between GSCR and MMLC II, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the effective date of the Merger (the “Determination Date”).

You or your proxyholders will be able to attend the Special Meeting online, vote and submit questions by visiting [     ] and using a control number assigned by Broadridge Financial Solutions, Inc. To register and receive access to the virtual meeting, you will need to follow the instructions provided in the Notice of Special Meeting.

Your vote is extremely important. The holders of at least a majority of MMLC II’s outstanding shares must be present at the Special Meeting for the above proposal to be voted on. At the Special Meeting, you will be asked to vote on the Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote on the proposal.

As the Merger Proposal is a non-routine matter, no broker non-votes, which occur when a beneficial owner does not instruct its broker, bank or other institution or nominee holding its shares of MMLC II Common Stock on its behalf, are expected. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Merger Proposal.

After careful consideration, MMLC II’s Board of Directors (the “MMLC II Board”), upon recommendation of a committee of the MMLC II Board comprised solely of certain of the independent directors of MMLC II (the “MMLC II Special Committee”), unanimously recommends that MMLC II stockholders vote “FOR” the Merger Proposal.

It is very important that your shares be represented at the Special Meeting. Even if you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the internet or by telephone as described in this proxy statement and on the enclosed proxy card. We encourage you to vote via the internet, if possible, as it saves us significant time and processing costs. Your vote and participation in the governance of MMLC II are very important to us.

This proxy statement concisely describes the Special Meeting, the Merger, the documents related to the Merger (including the Merger Agreement), and other related matters that MMLC II stockholders ought to know before voting on the Merger Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page 17, for a discussion of the risks relating to the Merger. MMLC II files annual, quarterly and current reports, proxy statements and other information about itself with the U.S. Securities and Exchange Commission. You may obtain MMLC II’s annual, quarterly and current reports, proxy statements and other publicly filed information, free of charge, and make shareholder inquiries by contacting MMLC II at 71 S Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: AI Shareholder Services, or by calling collect at (312) 655-4702. The SEC also maintains a website at http://www.sec.gov that contains such information.

Sincerely yours,

David Miller

Co-Chief Executive Officer and Co-President

This proxy statement is dated [    , 2025] and it is first being mailed or otherwise delivered to MMLC II stockholders on or about [    , 2025].

Goldman Sachs Middle Market Lending Corp. II

200 West Street

New York, NY 10282

(212) 902-0300

GOLDMAN SACHS MIDDLE MARKET LENDNING CORP. II

200 West Street

New York, NY 10282

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ], 2025

Notice is hereby given to the owners of shares of common stock of Goldman Sachs Middle Market Lending Corp. II (“MMLC II”) that:

A Special Meeting of Stockholders (the “Special Meeting”) of MMLC II will be held virtually on [    ], 2025 at [    ] [a.m.][p.m.], Eastern Time, to approve and adopt the Agreement and Plan of Merger, dated as of July 11, 2025 (the “Merger Agreement”), by and among Goldman Sachs Private Credit Corp., a Delaware corporation (“GSCR”), MMLC II, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM”) (such proposal is referred to herein as the “Merger Proposal”).

Closing of the merger of MMLC II with and into GSCR, with GSCR as the surviving company, pursuant to the Merger Agreement (the “Merger”) is contingent upon (a) MMLC II stockholder approval of the Merger Proposal and (b) certain other closing conditions.

THE BOARD OF DIRECTORS OF MMLC II (THE “MMLC II BOARD”), UPON RECOMMENDATION OF A COMMITTEE OF THE MMLC II BOARD COMPRISED SOLELY OF CERTAIN OF THE INDEPENDENT DIRECTORS OF MMLC II (THE “MMLC II SPECIAL COMMITTEE”), HAS UNANIMOUSLY APPROVED EACH OF THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS, AND UNANIMOUSLY RECOMMENDS THAT MMLC II STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

Enclosed is a copy of the proxy statement and the proxy card. You have the right to receive notice of, and to vote at, the Special Meeting if you were a MMLC II stockholder of record at the close of business on [    ], 2025. Whether or not you expect to attend the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or authorize your proxy via the internet or telephone. Instructions are shown on the proxy card.

You will be able to attend the Special Meeting online, submit your questions during the meeting and vote your shares electronically at the Special Meeting by going to [    ]. The meeting webcast will begin promptly at [    ] [a.m.][p.m.], Eastern Time. We encourage you to access the Special Meeting prior to the start time. For additional information on how you can attend and participate in the virtual Meeting, please see the instructions that accompanied your proxy materials. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Your vote is extremely important to MMLC II. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by MMLC II .

The Merger and the Merger Agreement are each described in more detail in this proxy statement, which you should read carefully and in its entirety before authorizing a proxy to vote. Attached to this proxy statement is a copy of the Merger Agreement as Annex A.

By Order of the Board of Directors,

Caroline Kraus

Secretary

[    ], 2025

This is an important meeting. To ensure proper representation at the meeting, please promptly authorize a proxy over the internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the MMLC II Board. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the virtual Special Meeting and voting.

Important notice regarding the availability of proxy materials for the Special Meeting, MMLC II’s proxy statement and the proxy card are available at www.proxyvote.com.

ABOUT THIS DOCUMENT

ABOUT THIS DOCUMENT

This document constitutes a proxy statement of MMLC II under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the Special Meeting, at which MMLC II stockholders will be asked to vote upon the proposal to approve and adopt the Merger Agreement ( the “Merger Proposal”).

You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated [    ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to MMLC II stockholders will not create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

When used in this document, unless otherwise indicated in this document or the context otherwise requires:

•	“Closing MMLC II NAV” refers to the NAV of MMLC II as of the Determination Date.

•	“Determination Date” refers to a date mutually agreed between GSCR and MMLC II, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time;

•	“Effective Time” refers to the date and time when the Merger becomes effective;

•	“Goldman Sachs” refers to The Goldman Sachs Group, Inc., together with Goldman Sachs & Co. LLC, GSAM and its other subsidiaries and affiliates.

•	“GSAM” or “Adviser” refers to Goldman Sachs Asset Management, L.P., the investment adviser to MMLC II and GSCR;

•	“GSCR” refers to Goldman Sachs Private Credit Corp.;

•	“GSCR Board” refers to the board of directors of GSCR;

•	“GSCR Common Stock” refers to the common stock, par value $0.001 per share, of GSCR;

•	“GSCR Independent Directors” refers to the directors who are not “interested persons” of GSCR, as applicable, as defined in the Investment Company Act of 1940, as amended;

•	“GSCR Special Committee” refers to the committee of the GSCR Board comprised solely of certain of the GSCR Independent Directors;

•	“Merger” refers to the merger of MMLC II with and into GSCR, with GSCR continuing as the surviving company;

•	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of July 11, 2025, by and among GSCR, MMLC II, and GSAM;

•	“MMLC II” refers to Goldman Sachs Middle Market Lending Corp. II;

•	“MMLC II Common Stock” refers to the common stock, par value $0.001 per share, of MMLC II;

•	“MMLC II Board” refers to the board of directors of MMLC II;

•	“MMLC II Independent Directors” refers to the directors who are not “interested persons” of MMLC II, as applicable, as defined in the Investment Company Act of 1940, as amended;

•

“MMLC II Requisite Vote” refers to the affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote to adopt the Merger Agreement at a duly held meeting of MMLC II stockholders;

•	“MMLC II Special Committee” refers to the committee of the MMLC II Board comprised solely of certain of the MMLC II Independent Directors;

•	“NAV” refers to net asset value;

•

“Per Share Cash Amount” refers to the quotient of (i) the Closing MMLC II NAV divided by (ii) the number of shares of MMLC II Common Stock issued and outstanding as of immediately prior to the Effective Time; and

•	“Truist Securities” refers to Truist Securities, Inc., the financial advisor to the MMLC II Special Committee.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The questions and answers below highlight only selected information from this proxy statement. They do not contain all of the information that may be important to you. You should read carefully this entire document to fully understand the Merger Agreement and the transactions contemplated thereby (including the Merger) and the voting procedures for the Special Meeting (as defined below).

Questions and Answers about the Special Meeting

Q: Why am I receiving these materials?

A: MMLC II is furnishing these materials in connection with the solicitation of proxies by the MMLC II Board for use at the special meeting of MMLC II stockholders to be held at [    ] [p.m.] [a.m.], Eastern Time, on [    ], 2025, electronically at [    ] and any adjournments or postponements thereof (the “Special Meeting”).

This proxy statement and the accompanying materials are being mailed on or about [    ], 2025 to stockholders of record of MMLC II as of [    ], 2025, as described below, and are available at www.proxyvote.com.

Q: What items will be considered and voted on at the Special Meeting?

A: At the Special Meeting, MMLC II stockholders will be asked to adopt the Merger Agreement (such proposal, the “Merger Proposal”).

Q: How does the MMLC II Board recommend voting on the Merger Proposal?

A: The MMLC II Board, upon recommendation of the MMLC II Special Committee, has unanimously approved the Merger Agreement, including the Merger and related transactions, and directed that such matters be submitted to the stockholders of MMLC II for approval at the Special Meeting. The MMLC II Board, upon recommendation of the MMLC II Special Committee, unanimously recommends that MMLC II stockholders vote “FOR” the Merger Proposal.

Q: What is the “Record Date” and what does it mean?

A: The record date for the Special Meeting is [    ], 2025 (the “Record Date”). The Record Date is established by or under the authority of the MMLC II Board, and only holders of record of shares of MMLC II Common Stock at the close of business on the Record Date are entitled to receive notice of the Special Meeting. As of the Record Date, there were [    ] shares of MMLC II Common Stock outstanding.

Q: How many votes do I have?

A: Each share of MMLC II Common Stock held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting.

Q: How do I vote?

A: Each MMLC II stockholder may vote at the Special Meeting or by proxy in accordance with the instructions provided below. A MMLC II stockholder may also authorize a proxy by telephone or through the internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or internet link.

•	By Internet: www.proxyvote.com.

•	By telephone: 1-800-690-6903 to reach a toll-free, automated touchtone voting line, or [ ] Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.

•

By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on [    ], 2025.

Q: What if a MMLC II stockholder does not specify a choice for a matter when authorizing a proxy?

A: All properly executed proxies representing shares of MMLC II Common Stock received prior to the Special Meeting will be voted in accordance with the instructions marked thereon. If a proxy card is signed and returned without any instructions marked, the shares of MMLC II Common Stock will be voted “FOR” the Merger Proposal.

Q: How can I change my vote or revoke a proxy?

A: You may revoke your proxy and change your vote by giving notice at any time before your proxy is exercised. A revocation may be effected by resubmitting voting instructions via the internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received on or prior to 5:00 p.m., Eastern Time, on [    ], 2025, by attending the Special Meeting and voting, or by a notice, provided in writing and signed by you, delivered to MMLC II’s Secretary on any business day before the date of the Special Meeting.

Q: If my shares of MMLC II Common Stock are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?

A: No. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them.

For this reason, you should provide your broker with instructions on how to vote your shares or arrange to attend the Special Meeting, as applicable, and vote your shares virtually. Stockholders are urged to authorize proxies by telephone or the internet if their broker has provided them with the opportunity to do so. See your voting instruction form for details.

Q: What constitutes a “quorum” for the MMLC II Special Meeting?

A: The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of MMLC II Common Stock outstanding on the Record Date will constitute a quorum. If a MMLC II stockholder holds shares in a “street name” through a broker, bank or other nominee and does not provide voting instructions to such broker, bank or other nominee with respect to any of the proposals to be considered at the Special Meeting, such shares will not be treated as shares present for quorum purposes. If a beneficial owner provides voting instructions to its broker, bank or other nominee holding its shares of MMLC II Common Stock on its behalf with respect to any of the proposals to be considered at the Special Meeting, the shares of MMLC II Common Stock will be treated as present for quorum purposes.

If there does not appear to be enough votes for a quorum or to approve the proposal at the Special Meeting, the Special Meeting may be adjourned for such periods as the chairman of the Special Meeting or the holders of a majority of the shares of MMLC II Common Stock, present in person or represented by proxy and entitled to vote thereat, will direct from time to time without notice other than announcement at the Special Meeting. Caroline Kraus and Curtis Tate are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Q: What vote is required to approve the proposal being considered at the Special Meeting?

A: The affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote to approve the Merger Proposal.

Q: What will happen if the Merger Proposal is not approved by the required vote?

A: As discussed, in more detail in this proxy statement, the closing of the Merger (the “Closing”) is conditioned on, among other things, (i) approval of the Merger Proposal by MMLC II stockholders at the Special Meeting, and (ii) the receipt of any required regulatory and other approvals.

If the Merger does not close because the MMLC II stockholders do not approve the applicable proposals or any of the other conditions to the Closing is not satisfied or waived, each of GSCR and MMLC II will continue to operate pursuant to the current agreements in place for each, and each of GSCR’s and MMLC II’s respective directors and executive officers will continue to serve as its directors and officers, respectively, until their successors are duly elected and qualified, or their resignation.

Q: How will the final voting results be announced?

A: Preliminary voting results will be announced at the Special Meeting. Final voting results will be published by MMLC II in a current report on Form 8-K within four business days after the conclusion of the Special Meeting.

Q: Will MMLC II incur expenses in soliciting proxies?

A: MMLC II will bear the expenses associated with this proxy statement and solicitation. MMLC II intends to use the services of Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the distribution and collection of proxies for an estimated fee of approximately $122,000. No additional compensation will be paid to directors, officers or regular employees for such services.

For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”

Q: What does it mean if I receive more than one proxy card?

A: Some of your shares of MMLC II Common Stock, as applicable, may be registered differently or held in different accounts. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted.

Q: Are the proxy materials available electronically?

A: In accordance with regulations promulgated by the SEC, MMLC II has made this proxy statement and the applicable proxy card available to stockholders of MMLC II on the internet. Stockholders may (i) access and review the proxy materials of MMLC II (ii) authorize their proxies, as described in “The Special Meeting—Voting of Proxies,” and/or (iii) elect to receive future proxy materials by electronic delivery via the internet address provided below.

The proxy statement, Notice of Special Meeting of Stockholders and proxy card are available at www.proxyvote.com.

Q: Will my vote make a difference?

A: Yes. Your vote is needed to ensure the proposals can be acted upon. Your vote is very important. Your immediate response will help avoid potential delays and may save significant additional expenses associated with soliciting stockholder votes.

Q: Whom can I contact with any additional questions?

A: You can contact Goldman Sachs Shareholder Services at the below contact information with any additional questions:

Goldman Sachs Shareholder Services

71 S Wacker Drive, Suite 1200

Chicago, Illinois 60606

(312) 655-4702

Attention: AI Shareholder Services

Q: Where can I find more information about GSCR and MMLC II?

A: You can find more information about GSCR and MMLC II in the documents described under the caption “Where You Can Find More Information.”

Q: What do I need to do now?

A: We urge you to read carefully this entire document, including its annexes. You should also review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Questions and Answers about the Merger

Q: What will happen in the Merger?

A: MMLC II will merge with and into GSCR, with GSCR as the surviving entity.

Q: What will MMLC II stockholders receive in the Merger?

A: Each share of MMLC II Common Stock, issued and outstanding immediately prior to the Effective Time, except for (i) the shares of MMLC II Common Stock the holders of which have properly demanded appraisal rights (the “Appraisal Shares”) in compliance with the Delaware General Corporate Law (the “DGCL”) and (ii) the shares of MMLC II Common Stock owned by GSCR, MMLC II or any of their consolidated subsidiaries, which shall be canceled and cease to exist (the “Canceled Shares”), shall be converted into the right to receive, in cash, the Per Share Cash Amount (the “Merger Consideration”).

Q: How will GSCR pay the Per Share Cash Amount?

A: GSCR does not intend to obtain new financing to pay the Merger Consideration. GSCR intends to fund the Merger using borrowings under secured credit facilities, Liquid Investments (as defined below) and available cash.

Q: Who is responsible for paying the expenses relating to completing the Merger?

A: MMLC II will bear the costs and expenses of preparing, printing and mailing this proxy statement and all filing and other fees paid to the SEC in connection with the Merger, and MMLC II and GSCR will equally bear the costs and expenses of all filings and other fees in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in connection with the Merger. See “Description of the Merger Agreement—Fees and Expenses.” It is anticipated that GSCR will bear expenses of approximately $3.5 million in connection with the Merger and MMLC II will bear expenses of approximately $3.9 million in connection with the Merger.

Any fees or expenses incurred by MMLC II in connection with the Merger and the Merger Agreement and unpaid prior to the determination of the Closing MMLC II NAV, shall be a transaction expense treated as a reduction to the Closing MMLC II NAV for purposes of calculating the Merger Consideration. In addition to other expenses that may arise prior to Closing, it has been determined that any borrowings under the MMLC II Truist Revolving Credit Facility (as defined below) will be paid off and any deferred financing expenses will be deducted from the Closing MMLC II NAV.

Q: Will I receive dividends after the Merger?

A: No. MMLC II stockholders will only be entitled to receive distributions with respect to shares of MMLC II Common Stock they held of record prior to the Effective Time, as and if declared by the MMLC II Board.

Prior to Closing, the MMLC II Board may declare distributions to MMLC II stockholders relating to the pre-closing period to satisfy the distribution requirements imposed on MMLC II as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). Such distributions will be taxable for taxable stockholders. A portion of the MMLC II Distribution may represent a return of capital. For more information, please see “Market Price, Dividend and Distribution Information—MMLC II.”

Q: Is the Merger subject to any third party consents?

A: Under the Merger Agreement, GSCR and MMLC II have agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (including any required applications, notices or other filings under the HSR Act), to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions (including the Merger) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. As of the date of this proxy statement, GSCR and MMLC II believe that, subject to the satisfaction of certain conditions, they have obtained all necessary third party consents (including consent under the HSR Act) other than stockholder approval. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of GSCR following the Merger.

Q: Are MMLC II Stockholders able to exercise appraisal rights under the DGCL?

A: If the Merger is consummated, MMLC II stockholders (including beneficial owners of shares) who (1) do not vote in favor of the Merger Proposal; (2) continuously hold their applicable shares of MMLC II Common Stock through the Effective Time; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the Effective Time through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving company of the Merger makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving company of the Merger is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights.

For additional information, please see “The Merger — Appraisal Rights.”

Q: When do you expect to complete the Merger?

A: While there can be no assurance as to the exact timing, or that the Merger will be completed at all, GSCR and MMLC II are working to complete the Merger in the fourth quarter of calendar year 2025. It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement.

Q: Is the Merger expected to be taxable to MMLC II stockholders?

A: Yes. The receipt, in cash, of the Per Share Cash Amount will be a taxable transaction for U.S. federal income tax purposes.

If you are a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” in this Statement), you will generally recognize capital gain or loss in an amount equal to the difference, if any, between the aggregate amount of the Merger Consideration you receive in cash in the Merger and your adjusted tax basis in your MMLC II Common Stock converted into the Merger Consideration in the Merger. If you are a Non-U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” in this Statement), the receipt of the Merger Consideration in cash in exchange for MMLC II Common Stock pursuant to the Merger will generally not be taxable to you for U.S. federal income tax purposes unless you have certain connections to the United States or MMLC II is or has been a U.S. Real Property Holding Company and certain other conditions are met.

You should read the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of certain material U.S. federal income tax consequences of the Merger. MMLC II stockholders should consult with their own tax advisors to determine the tax consequences of the Merger to them.

Q: What happens if the Merger is not consummated?

A: If the MMLC II Requisite Vote is not obtained with respect to the Merger Agreement, or if the Merger is not completed for any other reason, MMLC II stockholders will not receive any consideration for their shares of

MMLC II Common Stock in connection with the Merger. Instead, MMLC II will remain an independent company. See “Description of the Merger Agreement—Termination of the Merger Agreement.”

Q: Did the MMLC II Special Committee receive an opinion from the financial advisor to the MMLC II Special Committee?

A: Yes. For more information, see the section entitled “The Merger—Opinion of the Financial Advisor to the MMLC II Special Committee.”

SUMMARY OF THE MERGER

This summary highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the other documents to which this proxy statement refers for a more complete understanding of the Merger. In particular, you should read the annexes attached to this proxy statement, including the Merger Agreement, which is attached as Annex A hereto, as it is the legal document that governs the Merger. See “Where You Can Find More Information.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors” beginning on page 17.

The Parties to the Merger

Goldman Sachs Private Credit Corp.

200 West Street

New York, NY 10282

(212) 902-0300

GSCR is a specialty finance company that is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, GSCR has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code, commencing with its taxable year ended December 31, 2023. From GSCR’s commencement of investment operations on April 6, 2023 through March 31, 2025, GSCR has originated approximately $9.44 billion in aggregate principal amount of private credit instruments, which may include loans, notes, bonds and other corporate debt securities issued by corporate issuers (“Private Credit Investments”) and related equity prior to any subsequent exits and repayments. GSCR’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. GSCR’s investment strategy is consistent with that of the broader GSAM Private Credit platform, with a focus on capital preservation and capital appreciation, and includes: (i) leveraging GSAM Private Credit’s position within Goldman Sachs; (ii) direct origination with borrowers; (iii) prudent investment selection with intensive due diligence and credit analysis; (iv) provision of large-sized commitments; (v) structuring expertise with a focus on risk mitigation; (vi) rigorous portfolio management; and (vii) focus on companies with attractive business fundamentals.

Under normal circumstances, GSCR will invest at least 80% of its total assets (which include net assets plus borrowings for investment purposes) in Private Credit Investments. GSCR primarily holds directly originated, first lien senior secured, floating rate debt of companies located primarily in the United States and, to a lesser extent, in non-U.S. jurisdictions. GSCR may also invest, to a lesser extent, in second lien loans, unsecured, subordinated or payment-in-kind (“PIK”) debt and equity and equity-like instruments. GSCR also invests a portion of its portfolio in more Liquid Investments, such as broadly syndicated loans and other fixed-income securities, to provide the portfolio with additional liquidity.

GSCR’s investment strategy also allocates a portion of its overall portfolio to Liquid Investments to provide the portfolio with additional liquidity and to manage its payment obligations under its share repurchase program. Liquid Investments may include senior secured loans, senior secured high yield bonds, senior unsecured high yield bonds, and fixed-income exchange-traded funds (“ETFs”) and government securities. GSCR uses these investments to maintain liquidity for its share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. Prior to raising or investing sufficient capital, GSCR’s portfolio may display a greater percentage of assets within Liquid Investments or government securities than it otherwise would expect for a fully invested portfolio. Investment decisions related to Liquid Investments are made by the GSAM High Yield and Bank Loan team within the Global Fixed Income and Liquidity Solutions group of GSAM.

Goldman Sachs Middle Market Lending Corp. II

200 West Street

New York, NY 10282

(212) 902-0300

MMLC II is a specialty finance company focused on lending to middle-market companies. MMLC II is a Delaware corporation and a closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, MMLC II has elected to be treated, and expects to qualify annually, as a RIC under Subchapter M of the Code, commencing with its taxable year ending December 31, 2021. From MMLC II’s commencement of operations on October 29, 2021 through March 31, 2025, MMLC II has originated $1.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits and repayments. MMLC II seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

“Unitranche” loans are first lien loans that may extend deeper in a borrwer’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, MMLC II may find another lender to provide the “first out” portion of a unitranche loan while MMLC II retains the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder as compared to the “last out” portion that MMLC II would continue to hold. In exchange for the greater risk of loss, the “last out” portion generally earns a higher interest rate than the “first-out” portion of the loan. MMLC II uses the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. MMLC II may make multiple investments in the same portfolio company. MMLC II may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have the opportunity to negotiate with the borrower prior to such default.

MMLC II invests primarily in U.S. middle-market companies, which MMLC II believes are underserved by traditional providers of capital such as banks and the public debt markets. In describing MMLC II’s business, MMLC II generally uses the term “middle-market companies” to refer to companies with between $5 million and $200 million annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”), excluding certain one-time and non-recurring items that are outside the operations of these companies. However, MMLC II may from time to time invest in larger or smaller companies. MMLC II generates revenues primarily through receipt of interest income from the investments it holds. In addition, MMLC II may generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to MMLC II, unless, to the extent required by applicable law or exemptive relief therefrom, MMLC II only receives its allocable portion of such fees when invested in the same portfolio company as another client account managed by GSAM. The companies in which MMLC II invests use MMLC II’s capital for a variety of purposes, including to support organic growth, fund acquisitions, make capital investments or refinance indebtedness.

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

(212) 902-5400

GSAM serves as investment adviser to both GSCR and MMLC II and has been registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”) since 1990. Subject to the supervision of the GSCR Board, which is comprised of a majority of Independent Directors (including an independent Chair), GSAM manages GSCR’s day-to-day operations and provides GSCR with investment advisory and management services and certain administrative services. Subject to the supervision of the MMLC II Board, which is comprised of a majority of Independent Directors (including an independent Chair), GSAM manages MMLC II’s day-to- day operations and provides MMLC II with investment advisory and management services and certain administrative services.

GSAM is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group Inc.”), a bank holding company (“BHC”) and a financial holding company (“FHC”), and an affiliate of Goldman Sachs & Co. LLC (“GS & Co.”). Founded in 1869, Group, Inc. is a publicly-held financial holding company and a leading global investment banking, securities and investment management firm. As of March 31, 2025, GSAM, including its investment advisory affiliates, had assets under supervision of approximately $3.2 trillion.

Structure of the Merger

Pursuant to the terms of the Merger Agreement, at the Effective Time, MMLC II will merge with and into GSCR in accordance with the DGCL, with GSCR as the surviving entity in the Merger.

The Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. MMLC II encourages its stockholders to read the Merger Agreement carefully and in its entirety, as it is the principal legal document governing the Merger.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time each outstanding share of MMLC II Common Stock, except for the Appraisal Shares and the Canceled Shares, will be automatically converted into the right to receive an amount per share of MMLC II Common Stock in cash, equal to the Per Share Cash Amount.

All shares of MMLC II Common Stock converted into the right to receive the Merger Consideration will no longer be outstanding and will be cancelled and will cease to exist as of the Effective Time, and each such share of MMLC II Common Stock will thereafter represent only the right to receive the Merger Consideration. Each share of GSCR Common Stock outstanding prior to the Merger will remain outstanding thereafter.

Price of Securities

MMLC II Common Stock is not listed on a national stock exchange.

The NAV per share of MMLC II Common Stock, as of March 31, 2025, is $19.15, which is the last NAV per share that has been determined before the execution of the Merger Agreement.

Risks Relating to the Merger

The Merger and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks. MMLC II stockholders should carefully consider these risks before deciding how to vote on the proposals to be voted on at their respective special meetings.

See the section captioned “Risk Factors—Risks Relating to the Merger” below for a more detailed discussion of these factors.

•	Because the NAV of the MMLC II Common Stock may fluctuate, MMLC II stockholders cannot be sure of the exact amount of the Merger Consideration they will receive until the Closing.

•	The opinion delivered to the MMLC II Special Committee from its financial advisor will not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger.

•	If the Merger does not close, MMLC II will not benefit from the expenses incurred in its pursuit.

•	The termination of the Merger Agreement could negatively impact MMLC II.

•	The Merger Agreement limits the ability of MMLC II to pursue alternatives to the Merger.

•

The Merger is subject to closing conditions, including MMLC II stockholder approval, that, if not satisfied or (to the extent legally allowed) waived, will result in the Merger not being completed, which may result in material adverse consequences to MMLC II’s business and operations.

•	MMLC II and GSCR will be subject to operational uncertainties and contractual restrictions while the Merger is pending.

•	GSCR and MMLC II may, to the extent legally allowed, waive one or more conditions to the Merger without resoliciting stockholder approval.

•	MMLC II stockholders have appraisal rights in connection with the Merger.

•	The announcement and pendency of the Merger could adversely affect the business financial results and operations of GSCR and MMLC II.

•	Any litigation filed against GSCR and MMLC II in connection with the Merger could result in substantial costs and could delay or prevent the Merger from being completed.

Tax Consequences of the Merger

The receipt, in cash, of the Merger Consideration in exchange for MMLC II Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

If you are a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger”), you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the aggregate amount of the Merger Consideration you receive in the Merger and your adjusted tax basis in MMLC II Common Stock converted into the Merger Consideration in the Merger. If you are a Non-U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Mergers”), the receipt of the Merger Consideration in exchange for MMLC II Common Stock pursuant to the Merger will generally not be taxable to you for U.S. federal income tax purposes unless you have certain connections to the United States or MMLC II is or has been a USRPHC (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.

You should read the section in this Statement entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of certain material U.S. federal income tax consequences of the Merger. You are also encouraged to consult your own tax advisors regarding the consequences of the Merger to you under U.S. federal, state, local and/or non-U.S. tax laws, in light of your particular circumstances.

Special Meeting of MMLC II Stockholders

MMLC II plans to hold the Special Meeting virtually on [    ], 2025, at [    ] [a.m.][p.m.], Eastern Time at [    ]. At the Special Meeting, holders of MMLC II Common Stock will be asked to approve the Merger Proposal.

A MMLC II stockholder can vote at the Special Meeting if such stockholder owned shares of MMLC II Common Stock at the close of business on the Record Date. As of that date, there were approximately [    ] shares of MMLC II Common Stock outstanding and entitled to vote, approximately [    ] of which, or [    ]%, were owned beneficially or of record by directors and executive officers of MMLC II.

MMLC II Board Recommendation

The MMLC II Board, upon recommendation of the MMLC II Special Committee, has unanimously approved the Merger Agreement and directed that such matters be submitted to the stockholders of MMLC II for approval. The MMLC II Board, upon recommendation of the MMLC II Special Committee, unanimously recommends that MMLC II stockholders vote “FOR” the Merger Proposal.

Vote Required—The Merger Proposal

Each share of MMLC II Common Stock held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting.

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote.

Completion of the Merger

As more fully described in this proxy statement and in the Merger Agreement, the completion of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Merger to occur, see “Description of the Merger Agreement—Conditions to Closing the Merger.” While there can be no assurances as to the exact timing, or that the Merger will be completed at all, GSCR and MMLC II are working to complete the Merger in the fourth quarter of calendar year 2025. It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement.

Termination of the Merger

The Merger Agreement contains certain termination rights for GSCR and MMLC II, each of which is discussed below in “Description of the Merger Agreement—Termination of the Merger Agreement.”

Reasons for the Recommendation of the Merger

The MMLC II Board consulted with MMLC II’s management, GSAM, as well as its legal and other advisors and considered numerous factors, including the unanimous recommendation of the MMLC II Special Committee, and determined that the Merger is in MMLC II’s best interests and the best interests of MMLC II’s stockholders, and that MMLC II stockholders will not suffer any dilution for purposes of Rule 17a-8 of the Investment Company Act as a result of the Merger.

Certain material factors considered by the MMLC II Board and the MMLC II Special Committee as a group that favored the conclusion of the MMLC II Board and the MMLC II Special Committee that the Merger is in MMLC II’s best interests and the best interests of MMLC II’s stockholders included, among others, that (not necessarily in order of relative importance):

•

the Merger Consideration provides immediate liquidity and certainty of value to MMLC II’s stockholders and the Merger Agreement is not contingent on GSCR obtaining financing to pay the Merger Consideration;

•

the Merger provides an efficient exit strategy for MMLC II as the end of its investment period is March 24, 2026, subject to extension by the MMLC II Board for one additional twelve-month period, and, with the approval of MMLC II’s stockholders, for up to one additional year thereafter;

•	the Merger avoids other exit alternatives that are not viable, less certain or less attractive to MMLC II stockholders; and

•	the opinion of Truist Securities, financial advisor to the MMLC II Special Committee (see “The Mergers — Opinion of the MMLC II Special Committee’s Financial Advisor”).

The foregoing list does not include all the factors that the MMLC II Board considered in approving the Merger and the Merger Agreement and in recommending that MMLC II’s stockholders adopt and approve the Merger and the Merger Agreement.

For a further discussion of the material factors considered by the MMLC II Board, see “The Mergers — Reasons for the Recommendation of the Merger.”

Opinion of the MMLC II Special Committee’s Financial Adviser

On July 11, 2025, Truist Securities, rendered its oral opinion to the MMLC II Special Committee (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated July 11, 2025) as to the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

Truist Securities’ opinion was directed to the MMLC II Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist Securities in preparing its opinion. However, neither Truist Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the MMLC II Special Committee, the MMLC II Board, MMLC II, GSCR, GSAM, or any security holder of MMLC II, GSCR or GSAM should act or vote with respect to any matter relating to the Merger or otherwise.

MMLC II Stockholders Have Appraisal Rights

If the Merger is consummated, MMLC II stockholders (including beneficial owners of shares) who (1) do not vote in favor of the adoption of the Merger Proposal; (2) continuously hold their applicable shares of MMLC II Common Stock through the Effective Time; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of MMLC II Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of MMLC II Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving company of the Merger makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving company of the Merger is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to MMLC II before the vote is taken on the Merger Proposal; (2) not vote in favor of the Merger Proposal; (3) continue to hold of record or own beneficially the subject shares of MMLC II Common Stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect of MMLC II unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find a copy of Section 262 of the DGCL attached as Annex C to this Statement. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein.

All references in Section 262 of the DGCL and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted.

For more information, please see “The Merger — Appraisal Rights.”

RISK FACTORS

In addition to the other information included in this document, stockholders should carefully consider the matters described below as well as the risk factors described in MMLC II’s filings with the SEC in determining whether to approve the Merger Proposal. The risks set out below are not the only risks MMLC II faces. Additional risks and uncertainties not currently known to MMLC II or that MMLC II currently deems to be immaterial also may materially adversely affect MMLC II’s, business, financial condition or operating results. If any of the following events occur, MMLC II’s or, following the Merger, GSCR’s, business, financial condition or results of operations could be materially adversely affected. See also “Where You Can Find More Information.”

Risks Relating to the Merger

Because the NAV of the MMLC II Common Stock may fluctuate, MMLC II stockholders cannot be sure of the exact amount of the Merger Consideration they will receive until the Closing.

The exact amount of the Merger Consideration may vary from the NAV per share of the MMLC II Common Stock on the date the Merger was announced, on the date that this proxy statement was made available to stockholders, on the date of the Special Meeting, and on the date the Merger is completed. Any change in the NAV per share of MMLC II Common Stock prior to completion of the Merger will affect the amount of Merger Consideration that MMLC II stockholders will receive and that GSCR will pay upon completion of the Merger.

Accordingly, at the time of the Special Meeting, MMLC II stockholders will not know or be able to calculate the amount of Merger Consideration they would receive upon completion of the Merger. Neither MMLC II nor GSCR are permitted to terminate the Merger Agreement because of changes in the NAV per share of MMLC II Common Stock.

Changes in the NAV per share of MMLC II Common Stock may result from a variety of factors, including, among other things:

•	changes in the business, operations or prospects of MMLC II;

•	the financial condition of current or prospective portfolio companies of MMLC II; and

•	interest rates or general market or economic conditions.

See “Special Note Regarding Forward-Looking Statements” for other factors that could cause the NAV per share of MMLC II Common Stock to change. These factors are generally beyond the control of MMLC II.

The opinion delivered to the MMLC II Special Committee from its financial advisor will not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger.

The MMLC II Special Committee has not obtained an updated opinion as of the date of this proxy statement from the financial advisor to the MMLC II Special Committee, and does not anticipate obtaining an updated opinion prior to the Closing. Changes in the operations and prospects of GSCR or MMLC II, general market and economic conditions and other factors that may be beyond the control of MMLC II, and on which the financial advisor’s opinion was based, may significantly alter the NAV of MMLC II Common Stock by the time the Merger is completed. The opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. Because the MMLC II Special Committee does not currently anticipate asking its respective financial advisor to update its opinion, the opinion will not address the fairness from a financial point of view of the Merger Consideration at the time the Merger is completed. The recommendation of the MMLC II Board that MMLC II stockholders vote “FOR” approval of the matters described in this proxy statement are made as of the date of this proxy statement. For a description of the opinion that the MMLC II Special Committee received from the financial advisor to the MMLC II Special Committee, see “The Merger—Opinion of the Financial Advisor to the MMLC II Special Committee.”

If the Merger does not close, MMLC II will not benefit from the expenses incurred in its pursuit.

The Merger may not be completed. If the Merger is not completed, MMLC II will have incurred substantial expenses for which no ultimate benefit will have been received. MMLC II has incurred out-of-pocket expenses in connection with the Merger for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Merger is not completed.

The termination of the Merger Agreement could negatively impact MMLC II.

If the Merger Agreement is terminated, there may be various consequences, including:

•

MMLC II’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger;

•	MMLC II may not be able to find a party willing to pay an equivalent or more attractive price than the price GSCR agreed to pay in the Merger; and

•	If MMLC II is not able to effect an Exit Event (as defined below), it will be obligated to use its best efforts to wind down and/or liquidate and dissolve.

“Exit Event” means (i) any listing of the MMLC II Common Stock on a national securities exchange (a “listing”), including in connection with an initial public offering (“IPO”), (ii) merger with another entity, including an affiliated company, subject to any limitations under the Investment Company Act or (iii) the sale of all or substantially all of the assets of MMLC II (collectively, the “Exit Alternatives”).

The Merger Agreement limits the ability of MMLC II to pursue alternatives to the Merger.

The Merger Agreement contains provisions that limit MMLC II’s ability to solicit, discuss, facilitate, commit to, respond to, or negotiate competing third party proposals to acquire all or a significant part of MMLC II.

These provisions, which are typical for transactions of this type, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of MMLC II from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share price than that proposed in the Merger or might result in a potential competing acquiror proposing to pay a lower per share price to acquire MMLC II than it might otherwise have proposed to pay.

The Merger is subject to closing conditions, including MMLC II stockholder approval, that, if not satisfied or (to the extent legally allowed) waived, will result in the Merger not being completed, which may result in material adverse consequences to MMLC II’s business and operations.

The Merger is subject to closing conditions, including the approval of the Merger Proposal by MMLC II stockholders that, if not satisfied, will prevent the Merger from being completed. The closing condition that MMLC II stockholders approve the Merger Proposal may not be waived under applicable law and must be satisfied for the Merger to be completed. MMLC II currently expects that all directors and executive officers of MMLC II will vote their shares (if any) of MMLC II Common Stock in favor of the proposals presented at the Special Meeting. If MMLC II stockholders do not approve the Merger Proposal and the Merger is not completed, the resulting failure of the Merger could have a material adverse impact on MMLC II’s business and operations. In addition to the required approvals of MMLC II stockholders, the Merger is subject to a number of other conditions beyond MMLC II’s control that may prevent, delay or otherwise materially adversely affect its completion. MMLC II cannot predict whether and when these other conditions will be satisfied.

MMLC II and GSCR will be subject to operational uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger may have an adverse effect on MMLC II and GSCR and, consequently, on the combined company following completion of the Merger. These uncertainties may cause those that deal with MMLC II and GSCR to seek to change their existing business relationships with MMLC II and GSCR, respectively. In addition, the Merger Agreement restricts MMLC II and GSCR from taking actions that they might otherwise consider to be in their best interests. These restrictions may prevent MMLC II and GSCR from pursuing certain business opportunities that may arise prior to the completion of the Merger. Please see the section entitled “Description of the Merger Agreement—Conduct of Business Pending Completion of the Merger” for a description of the restrictive covenants to which MMLC II and GSCR are subject.

GSCR and MMLC II may, to the extent legally allowed, waive one or more conditions to the Merger without resoliciting stockholder approval.

Certain conditions to GSCR’s and MMLC II’s obligations to complete the Merger may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of GSCR and MMLC II. In the event that any such waiver does not require resolicitation of stockholders, the parties to the Merger Agreement will have the discretion to complete the Merger without seeking further stockholder approval. The condition requiring the approval of MMLC II stockholders, however, cannot be waived.

MMLC II stockholders have appraisal rights in connection with the Merger.

Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. If the Merger Proposal is approved by MMLC II stockholders, MMLC II stockholders who do not vote in favor of the Merger Proposal and who properly demand payment of fair cash value of their shares of MMLC II Common Stock will be entitled to appraisal rights in connection with the acquisition under Section 262 of the DGCL. Neither MMLC II nor GSCR can predict the number of shares of MMLC II Common Stock that may constitute Appraisal Shares, the amount of cash that GSCR may be required to pay following the completion of the Merger with respect to the Appraisal Shares, or the expenses that GSCR may incur in connection with the appraisal process.

The announcement and pendency of the Merger could adversely affect the business financial results and operations of GSCR and MMLC II.

The announcement and pendency of the Merger could cause disruptions in and create uncertainty surrounding both GSCR’s and MMLC II’s businesses, including affecting relationships with existing and future borrowers, which could have a significant negative impact on future revenues and results of operations, regardless of whether the Merger is completed. In addition, GSCR and MMLC II have diverted, and will continue to divert, management resources towards the completion of the Merger, which could have a negative impact on each of GSCR’s and MMLC II’s future revenues and results of operations.

GSCR and MMLC II are also subject to restrictions on the conduct of each of GSCR’s and MMLC II’s businesses prior to the completion of the Merger as provided in the Merger Agreement, generally requiring GSCR and MMLC II to conduct business only in the ordinary course and subject to specific limitations, including, among other things, certain restrictions on each of GSCR’s and MMLC II’s respective ability to make certain investments and acquisitions, sell, transfer or dispose of GSCR’s and MMLC II’s respective assets, amend each of GSCR’s and MMLC II’s respective organizational documents and enter into or modify certain material contracts. These restrictions could prevent GSCR and MMLC II from pursuing otherwise attractive business opportunities, industry developments and future opportunities and may otherwise have a significant negative impact on the respective future investment income and results of operations of the combined company following the Merger.

Any litigation filed against GSCR and MMLC II in connection with the Merger could result in substantial costs and could delay or prevent the Merger from being completed.

From time to time, GSCR and MMLC II may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Merger. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on the liquidity and financial condition of the combined company following the Merger or could prevent the Merger from being completed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute forward-looking statements, which relate to GSCR, MMLC II, or, following the Merger, the combined company, regarding future events or the future performance or future financial condition of GSCR, MMLC II or, following the Merger, the combined company. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about GSCR, MMLC II, or, following the Merger, the combined company, their industry and their respective beliefs and assumptions. The forward-looking statements contained in this proxy statement involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including:

•	the ability of the parties to consummate the Merger described in this proxy statement on the expected timeline, or at all;

•	the failure of the MMLC II stockholders to approve the Merger Proposal;

•	the ability to realize the anticipated benefits of the proposed Merger;

•	the effects of disruption on the business of GSCR and MMLC II from the proposed Merger;

•	the combined company’s plans, expectations, objectives and intentions, as a result of the Merger;

•	any potential termination of the Merger Agreement or action of MMLC II stockholders with respect to any proposed transaction;

•	the pursuit by MMLC II of a liquidation or an alternative transaction upon the termination of the Merger Agreement;

•	the possibility that competing offers or acquisition proposals will be made;

•	the Merger Agreement’s limitation on the ability of MMLC II to pursue alternatives to the Merger;

•	the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived;

•	risks related to diverting management’s attention from ongoing business operations;

•	any operational uncertainties and contractual restrictions while the Merger is pending;

•	the risk that stockholder litigation in connection with the Merger may result in significant costs of defense and liability;

•	changes in MMLC II’s NAV in the future;

•	MMLC II’s future operating results;

•	Disruptions in the capital markets, market conditions, and general economic uncertainty;

•

changes in political, economic, social or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including the effect of any pandemic or epidemic;

•	United States trade policy developments, tariffs and other trade restrictions;

•

uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, the war between Russia and Ukraine and conflict in the Middle East;

•	MMLC II’s business prospects and the prospects of its portfolio companies;

•	the impact of investments that GSCR and MMLC II expect to make;

•	the impact of increased competition;

•	GSCR’s and MMLC II’s contractual arrangements and relationships with third parties;

•	the dependence of MMLC II’s future success on the general economy and its impact on the industries in which they invest;

•	the ability of MMLC II’s portfolio companies to achieve their objectives;

•	the relative and absolute performance of GSAM;

•	the use of borrowed money to finance a portion of MMLC II’s investments;

•	MMLC II’s ability to make distributions;

•	the adequacy of financing sources and working capital;

•	changes in interest rates;

•	the timing of cash flows, if any, from the operations of GSCR’s and MMLC II’s portfolio companies;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	MMLC II’s ability to qualify and maintain their respective qualifications as a RIC and as a BDC;

•	actual and potential conflicts of interest with GSAM and its affiliates;

•	the ability of GSAM or its affiliates to attract and retain highly talented professionals;

•	the impact on GSCR’s and MMLC II’s business from new or amended legislation or regulations;

•	the availability of credit and/or GSCR’s and MMLC II’s ability to access the equity and capital markets;

•	currency fluctuations, particularly to the extent that GSCR and MMLC II receive payments denominated in foreign currency rather than U.S. dollars;

•	the impact of changing inflation and interest rates and the risk of recession on GSCR’s and MMLC II’s portfolio companies;

•	the effect of global climate change on GSCR’s and MMLC II’s portfolio companies;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; and

•	the increased public scrutiny of and regulation related to corporate social responsibility.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this proxy statement involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” and elsewhere in this proxy statement.

The forward-looking statements included in this proxy statement are based on information available on the date of this proxy statement. Actual results could differ materially from those anticipated in any forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that MMLC II may make directly to you or through reports that MMLC II has filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This proxy statement contains statistics and other data that have been obtained from or compiled from information made available by third party service providers. MMLC II has not independently verified such statistics or data. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this proxy statement, because MMLC II is an investment company.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held virtually on [    ], 2025 at [    ] [a.m.][p.m.], Eastern Time. This proxy statement will be sent to MMLC II stockholders of record as of [    ], 2025 on or about [    ], 2025.

Purpose of the Special Meeting

At the Special Meeting, MMLC II stockholders will be asked to approve the Merger Proposal.

The MMLC II Board, upon recommendation of the MMLC II Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions, and directed that such matters be submitted to the stockholders of MMLC II for approval at the Special Meeting. The MMLC II Board, upon recommendation of the MMLC II Special Committee, unanimously recommends that MMLC II stockholders vote “FOR” the Merger Proposal.

Record Date

MMLC II stockholders may vote their shares at the Special Meeting only if they were a stockholder of record at the close of business on [    ], 2025. There were [    ] shares of MMLC II Common Stock outstanding on the Record Date. Each share of Marron Common Stock is entitled to one vote.

Quorum and Adjournments

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of MMLC II Common Stock entitled to vote at the Special Meeting will constitute a quorum. If a MMLC II stockholder holds shares in a “street name” through a broker, bank or other nominee and does not provide voting instructions to such broker, bank or other nominee with respect to the proposal to be considered at the MMLC II Special Meeting, such shares will not be treated as shares present for quorum purposes. If a beneficial owner provides voting instructions to its broker, bank or other nominee holding its shares of MMLC II Common Stock on its behalf with respect to the proposal to be considered at the Special Meeting, the shares of MMLC II Common Stock will be treated as present for quorum purposes.

If there does not appear to be enough votes for a quorum or to approve the proposals at the Special Meeting, the Special Meeting may be adjourned for such periods as the chairman of the Special Meeting or the holders of a majority of the shares of MMLC II Common Stock, present in person or represented by proxy and entitled to vote thereat, will direct from time to time without notice other than announcement at the Special Meeting. Caroline Kraus and Curtis Tate are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Broker Non-Votes and Abstentions

Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the meeting. The Merger Proposal is a non-routine matter for MMLC II. As a result, no broker non-votes are expected. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Merger Proposal.

Vote Required

Each share of MMLC II Common Stock held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting.

The Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote. As the Merger Proposal is a non-routine matter, no broker non-votes are expected. Abstentions will have the effect of a vote “against” the Merger Proposal. Proxies received will be voted “FOR” the Merger Proposal, unless MMLC II stockholders designate otherwise.

Voting of Management

On the Record Date, MMLC II’s officers and directors owned and were entitled to vote [    ] shares of MMLC II Common Stock, representing less than [    ]% of the outstanding shares of MMLC II Common Stock on the Record Date. None of MMLC II’s officers or directors has entered into any voting agreement relating to the Merger.

Voting of Proxies

MMLC II encourages MMLC II stockholders to vote their shares, either by voting at the Special Meeting or by voting by proxy, which means that the MMLC II stockholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the MMLC II stockholders’ instructions. If a MMLC II stockholder executes a proxy without specifying their voting instructions, such MMLC II stockholder’s shares will be voted in accordance with the MMLC II Board’s recommendation. If any other business is brought before the Special Meeting, a MMLC II stockholder’s shares will be voted at the MMLC II Board’s discretion unless the MMLC II stockholder specifically state otherwise on their proxy.

MMLC II stockholders may revoke a proxy at any time before it is exercised by notifying MMLC II’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting at the MMLC II Special Meeting. Any MMLC II stockholder entitled to vote at the Special Meeting may attend the Special Meeting and vote, whether or not such MMLC II stockholder has previously voted his or her shares via proxy or wishes to change a previous vote.

A MMLC II stockholder may vote in person at the Special Meeting or by proxy in accordance with the instructions provided below. A MMLC II stockholder may also authorize a proxy by telephone or through the internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Merger Proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or internet link.

•	By Internet: www.proxyvote.com.

•	By telephone: 1-800-690-6903 to reach a toll-free, automated touchtone voting line, or [ ] Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.

•

By mail: You may vote by proxy by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on [    ], 2025.

Important notice regarding the availability of proxy materials for the Special Meeting. MMLC II’s proxy statement and the proxy card are available at www.proxyvote.com.

Revocability of Proxies

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received on or prior to 5:00 p.m., Eastern Time, on [    ], 2025, by attending the Special Meeting and voting, or by a notice, provided in writing and signed by the MMLC II stockholder, delivered to MMLC II’s Secretary on any business day before the date of the Special Meeting.

Solicitation of Proxies

MMLC II will bear the cost of preparing, printing and mailing this proxy statement and the applicable accompanying Notice of Special Meeting of Stockholders and proxy card. MMLC II intends to use the services of Broadridge to aid in the distribution and collection of proxies for an estimated fee of approximately $122,000. No additional compensation will be paid to directors, officers or regular employees for such services.

For more information regarding expenses related to the Merger, see “Questions and Answers about the Special Meeting and the Merger—Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”

Appraisal Rights

If the Merger is consummated, MMLC II stockholders (including beneficial owners of shares) who (1) do not vote in favor of the adoption of the Merger Proposal; (2) continuously hold their applicable shares of MMLC II Common Stock through the Effective Time; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of MMLC II Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of MMLC II Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving company of the Merger makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving company of the Merger is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to MMLC II before the vote is taken on the Merger Proposal; (2) not vote in favor of the Merger Proposal; (3) continue to hold of record or own beneficially the subject shares of MMLC II Common Stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect of MMLC II unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find a copy of Section 262 of the DGCL attached as Annex C to this Statement. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein.

All references in Section 262 of the DGCL and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted.

For more information, please see “The Merger — Appraisal Rights.”

THE MERGER

The discussion in this proxy statement, which includes the material terms of the Merger and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.

General Description of the Merger

Pursuant to the terms of the Merger Agreement, at the Effective Time, MMLC II will merge with and into GSCR in accordance with the DGCL, with GSCR as the surviving entity.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of MMLC II Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in cash, the Per Share Cash Amount.

Background of the Merger

In connection with MMLC II’s private placement of MMLC II Common Stock, MMLC II disclosed that it would continue to operate as a private reporting company until the consummation of an Exit Event. Furthermore, MMLC II disclosed that if MMLC II has not consummated an Exit Event by the end of its investment period, which commenced on October 4, 2021 (the “MMLC II Initial Closing Date”) and will continue until March 24, 2026 unless extended by the MMLC II Board, in its discretion, for one additional twelve-month period, and, with the approval of MMLC II’s stockholders, for up to one additional year thereafter (such period, including any extensions, the “MMLC II Investment Period”), the MMLC II Board (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) would meet to consider MMLC II’s potential wind down and/or liquidation and dissolution.

The MMLC II Board regularly reviews the long-term strategic plan of MMLC II with the goal of maximizing stockholder value. As part of that review and the MMLC II Board’s regular ongoing evaluation of business opportunities, from time-to-time the MMLC II Board has considered and engaged in discussions concerning possible Exit Alternatives and other strategic transactions that are available to MMLC II, such as mergers, acquisitions, joint ventures and other similar transactions.

On February 3, 2025, the GSCR Board and the GSCR Independent Directors met via videoconference to evaluate potential business opportunities. The GSCR Board discussed a potential merger of MMLC II with and into GSCR. At such meeting, the GSCR Board determined to form the GSCR Special Committee comprised of certain GSCR Independent Directors in order to analyze and evaluate a potential merger. The GSCR Independent Directors also engaged BofA Securities, Inc. (“BofA Securities”) to advise the GSCR Independent Directors in a potential merger.

On May 5, 2025 and May 6, 2025, the MMLC II Board held a regularly scheduled in-person meeting at which management of MMLC II, in light of the anticipated expiration of MMLC II’s investment period, discussed business priorities and strategy for MMLC II. Representatives from Eversheds Sutherland (US) LLP (“Eversheds Sutherland”), legal counsel to the MMLC II Independent Directors and MMLC II, were present at the meeting and responded to questions raised by the directors. The MMLC II Independent Directors met in executive session with Eversheds Sutherland to discuss the various Exit Alternatives available to MMLC II, as well as potential timelines for each Exit Alternative. In addition, representatives of Eversheds Sutherland reviewed with the MMLC II Independent Directors a presentation provided in advance of the meeting discussing the Exit Alternatives, certain of the fiduciary duties and statutory standards of conduct applicable to the MMLC II Independent Directors as directors, and considerations relating to forming a special committee to consider the possible Exit Alternatives available to MMLC II. At the conclusion of this presentation, the MMLC II

Independent Directors resolved to establish the MMLC II Special Committee, comprised of certain of the MMLC II Independent Directors, for the purpose of analyzing and evaluating the Exit Alternatives.

The MMLC II Special Committee was authorized to determine the merits of the Exit Alternatives, which includes the authority to (1) review, evaluate, consider and monitor negotiations related to the terms and conditions of any Exit Alternative and any agreements or arrangements proposed to be entered into by MMLC II in connection with or relating to any Exit Alternative, including to determine whether any Exit Alternative is fair to and in the best interests of all of MMLC II’s stockholders; (2) review, evaluate, consider and negotiate on behalf of MMLC II the terms and conditions of any agreements or arrangements proposed to be entered into by MMLC II or the surviving entity following the transaction or any of their respective affiliates, on the one hand, and to take into account and evaluate any benefit to Goldman Sachs or any of its respective affiliates, on the other hand, in connection with or relating to any Exit Alternative; (3) recommend to the MMLC II Board what action, if any, should be taken by the MMLC II Board with respect to any Exit Alternative and any such agreements or arrangements proposed to be entered into in connection with or relating to any Exit Alternative; (4) hire any advisors that they deemed appropriate, including their own legal counsel and financial advisor; and (5) take such other actions as the MMLC II Special Committee may deem to be necessary or appropriate for the MMLC II Special Committee to discharge its duties. In addition, the MMLC II Special Committee has the authority to recommend or not to recommend to the MMLC II Board any such Exit Alternative, and to determine whether or not it is in the best interests of MMLC II and its stockholders that MMLC II proceed with any Exit Alternative.

Following the May 5, 2025 and May 6, 2025 MMLC II Board meeting, management of MMLC II, on behalf of the MMLC II Special Committee, engaged in discussions with various nationally recognized, reputable investment banks, including Truist Securities, regarding their interest in a potential engagement as a financial advisor to the MMLC II Special Committee in connection with its evaluation of MMLC II’s various Exit Alternatives. Subsequently, management of MMLC II provided to the MMLC II Special Committee the names of investment banks interested in a potential engagement as a financial advisor to the MMLC II Special Committee and the MMLC II Special Committee expressed its desire to interview certain of these investment banks.

Also on May 6, 2025, the GSCR Special Committee met in person with BofA Securities and representatives of Dechert LLP (“Dechert”), legal counsel to the GSCR Special Committee and GSCR. The meeting detailed the potential sources of consideration (i.e., cash vs. stock) and proposed pricing for the proposed transaction. Representatives of BofA Securities, Dechert and GSCR responded to questions regarding the form of consideration and the timing of approaching the MMLC II directors regarding a proposed transaction. Following discussion, the GSCR Special Committee determined to make an oral, non-binding proposal for an all-cash acquisition of MMLC II by GSCR for a price equal to MMLC II’s net asset value.

On May 22, 2025 and May 28, 2025, the MMLC II Special Committee had separate meetings via videoconference to interview Truist Securities and an additional investment bank, during which representatives of each investment bank reviewed information provided to the MMLC II Special Committee in advance about potentially acting as a financial advisor in connection with a strategic transaction. Representatives from each investment bank also reviewed information about the Exit Alternatives available to MMLC II, including a merger between MMLC II and another affiliate. Representatives of Eversheds Sutherland and MMLC II also attended each meeting at the request of the MMLC II Special Committee.

Also on May 22, 2025, Truist Securities provided to GSAM a memorandum containing certain information concerning Truist Securities’ material relationships with MMLC II and certain of its affiliates.

On May 27, 2025, the GSCR Board met via videoconference with representatives of BofA Securities, GSAM and Dechert. Dechert reviewed the proposed terms of the Merger, including a description of the structure of the proposed transaction. Following the meeting of the GSCR Board the GSCR Special Committee conveyed a written proposal for the merger of MMLC II with and into GSCR to the MMLC II Special Committee in exchange for cash consideration; such proposal included proposed terms for such transaction.

On May 30, 2025, the MMLC II Special Committee met via videoconference with representatives of Eversheds Sutherland. At the meeting, representatives from Eversheds Sutherland reviewed materials provided to the MMLC II Special Committee in advance outlining the fiduciary duties of the MMLC II Independent Directors and related Investment Company Act considerations, including those related to Rule 17a-8 under the Investment Company Act in the case of an affiliated transaction, and other tax, regulatory and corporate matters. Also at the meeting, the MMLC II Special Committee considered the proposed engagement of one of the two investment banking firm candidates as its financial advisor. The MMLC II Special Committee evaluated, among other things, each investment bank’s qualifications, experience with transactions involving BDCs, and ability to provide high-quality financial advice and assistance, including assistance with the evaluation of the proposed merger of GSCR and MMLC II, and estimated fees to be charged in connection with a potential engagement. At the conclusion of such discussion, the MMLC II Special Committee authorized Eversheds Sutherland and the management of MMLC II to negotiate the engagement of Truist Securities as the financial advisor to the MMLC II Special Committee. Subsequently, Truist Securities provided a draft of a proposed engagement letter to Eversheds Sutherland and representatives of Eversheds Sutherland negotiated the terms of the engagement letter with Truist Securities. Truist Securities, management of MMLC II and representatives of Eversheds Sutherland agreed on a proposed final version of the engagement letter, which was shared with the MMLC II Special Committee.

On June 6, 2025, the MMLC II Special Committee met via videoconference with representatives of Eversheds Sutherland to review the engagement letter with Truist Securities and discuss related fees. Representatives of Eversheds Sutherland discussed the scope of legal due diligence information to be requested from GSAM by Eversheds Sutherland regarding GSCR. The MMLC II Special Committee also discussed the scope of information to be requested by Truist Securities, if engaged to be a financial advisor in connection with a potential transaction. At the conclusion of the meeting, the MMLC II Special Committee approved the engagement letter, engaged Truist Securities as its financial advisor and to provide an opinion to the MMLC II Special Committee as to the fairness from the financial point of view of the proposed consideration in any potential transaction, if requested, and requested that Eversheds Sutherland instruct Truist Securities to commence its review of information related to MMLC II and the proposed merger. The MMLC II Special Committee also requested that Eversheds Sutherland commence legal diligence related to the proposed merger of GSCR and MMLC II, which included a review of MMLC II’s and GSCR’s current credit facilities, material contracts and governing documents, and GSCR’s outstanding unsecured notes. Representatives of Eversheds Sutherland and Truist Securities subsequently commenced conversations with GSAM regarding diligence of GSCR.

On June 11, 2025, the MMLC II Special Committee met via videoconference to discuss potential Exit Alternatives, including the proposed merger of MMLC II with and into GSCR. Representatives of Truist Securities and Eversheds Sutherland were also present at the meeting. At the meeting, representatives of Truist Securities reviewed materials provided to the MMLC II Special Committee in advance that included information regarding various considerations related to the Exit Alternatives, including the proposed merger. Representatives of Truist Securities discussed the current macroeconomic backdrop as relevant to the MMLC II Special Committee’s consideration of Exit Alternatives and provided an overview of certain Exit Alternatives potentially available to MMLC II, including winding down over time, a listing, an affiliated merger (both cash or stock-for-stock) and a non-affiliated merger (both cash and stock-for-stock). Representatives of Truist Securities also discussed potential advantages and disadvantages of the Exit Alternatives, including costs, regulatory compliance considerations, risks and liquidity considerations, and reviewed other information with respect to MMLC II, including MMLC II’s portfolio composition and performance, comparative data of other BDCs, including GSCR, and BDC performance across the sector. Representatives of Truist Securities also reviewed the terms of GSCR’s proposal for an affiliated merger and prior BDC affiliated merger transactions, as well as potential timing considerations for the proposed transaction. The MMLC II Special Committee then discussed with representatives of Truist Securities certain considerations and questions with respect to Exit Alternatives, including the proposed merger, related macroeconomic considerations, and the value of and degree of liquidity provided by each of the Exit Alternatives. The MMLC II Special Committee then met in executive session with representatives of Eversheds Sutherland to further discuss Truist Securities’ presentation and the Exit Alternatives, including the proposed merger and a potential wind down of MMLC II over time, and discussed advantages, disadvantages and timing considerations related to each. The MMLC II Special Committee had a lengthy discussion of the risks associated with a potential wind down of MMLC II over time, especially risks associated with portfolio company performance or the effects of economic volatility on MMLC II’s portfolio. The MMLC II Special Committee determined to continue discussions with Truist Securities regarding a potential cash merger transaction between MMLC II and GSCR or another entity.

Also on June 11, 2025, Truist Securities submitted a written information request to GSAM.

On June 17, 2025, the MMLC II Special Committee met via videoconference to continue to discuss a potential cash merger between MMLC II and another entity. Representatives of Truist Securities and Eversheds Sutherland were also present at the meeting. At the meeting, representatives of Truist Securities discussed materials provided to the MMLC II Special Committee in advance, which included information related to a cash merger transaction, other BDCs’, including GSCR’s, potential capacity to enter into such a transaction, and portfolio performance. Representatives from Truist Securities also discussed the terms of GSCR’s proposal for an affiliated merger. The MMLC II Special Committee then discussed with representatives of Truist Securities certain considerations and questions with respect to the proposed merger, including timing considerations. The MMLC II Special Committee determined to continue discussions with Truist Securities regarding a potential cash merger transaction between MMLC II and GSCR and directed Truist Securities to communicate with BofA Securities, the financial advisor to the GSCR Special Committee, to discuss GSCR’s proposal for an affiliated merger transaction.

On June 19, 2025, the GSCR Special Committee met via videoconference with representatives of Dechert to discuss the timeline of the proposed merger.

On June 20, 2025, representatives of Dechert, on behalf of the GSCR Special Committee, submitted a written legal diligence request to GSAM for certain additional information to assist the GSCR Special Committee’s evaluation and consideration of the proposed merger (the “GSCR Diligence Request”). Among other things, the GSCR Diligence Request covered information related to MMLC II’s corporate governance, material contracts and current credit facilities.

On June 23, 2025, the MMLC II Special Committee met via videoconference to continue to discuss a potential merger between MMLC II and GSCR. Representatives of Truist Securities and Eversheds Sutherland were also present at the meeting. At the meeting, representatives of Truist Securities provided an update regarding Truist Securities’ conversations with BofA Securities and Truist Securities’ ongoing review of information related to MMLC II. Representatives from Truist Securities also reviewed additional information requested by the Special Committee related to the potential capacity of BDCs other than GSCR to complete a cash merger transaction with MMLC II. The MMLC II Special Committee then discussed with representatives of Truist Securities certain considerations and questions with respect to the proposed merger, including additional timing considerations and considerations related to the current economic and geopolitical environment.

Also on June 23, 2025, representatives of Dechert, on behalf of the GSCR Special Committee, provided a draft of the Merger Agreement to GSAM and Eversheds Sutherland, on behalf of the MMLC II Special Committee. Subsequently, GSAM provided a copy of the draft Merger Agreement to Weil, Gotshal & Manges LLP (“Weil”), legal counsel to GSAM.

On June 24, 2025, the MMLC II Special Committee met via videoconference to continue to discuss a potential merger between MMLC II and GSCR. Representatives of Truist Securities and Eversheds Sutherland were also present at the meeting. At the meeting, representatives of Truist Securities provided an additional update regarding Truist Securities’ conversations with BofA Securities and Truist Securities’ ongoing review of information related to MMLC II. Representatives of Truist Securities also discussed the financial terms of the proposed merger between MMLC II and GSCR and prior BDC affiliated mergers and the MMLC II Special Committee discussed the possible timing and terms of a potential merger with representatives of Truist Securities and Eversheds Sutherland. The MMLC II Special Committee then discussed with representatives of Truist Securities certain considerations and questions with respect to the proposed merger, including a variety of risks related to the proposed merger, including those related to timing and economic considerations and conflicts of interest, and any benefits to GSAM that may result from the Merger. The MMLC II Special Committee then directed Eversheds Sutherland to review the draft Merger Agreement and discuss the draft Merger Agreement and its terms with Dechert, on behalf of the GSCR Special Committee.

On June 25, 2025, representatives of Dechert and Eversheds Sutherland held a telephone call to discuss the draft Merger Agreement.

On June 26, 2025, representatives of Eversheds Sutherland provided a revised draft of the Merger Agreement to Dechert.

On June 30, 2025, representatives of Eversheds Sutherland, on behalf of the MMLC II Special Committee, submitted a written legal diligence request to GSAM for certain additional information to assist the MMLC II Special Committee’s evaluation and consideration of the proposed merger (the “MMLC II Diligence Request”). Among other things, the MMLC II Diligence Request covered information related to GSCR’s corporate governance, material contracts and current credit facilities.

On July 1, 2025, representatives of Dechert provided an updated draft of the Merger Agreement to GSAM and Eversheds Sutherland. Eversheds Sutherland provided such draft to the MMLC II Special Committee.

Also on July 1, 2025, the MMLC II Special Committee met via videoconference to continue to discuss a potential merger between MMLC II and GSCR. Representatives of Truist Securities and Eversheds Sutherland were also present at the meeting. At the meeting, representatives of Truist Securities provided an additional update regarding Truist Securities’ conversations with BofA Securities and reviewed with the MMLC II Special Committee forecasts provided by GSAM relating to MMLC II, which reflected a wind down of MMLC II over time, and forecasts prepared by GSAM of MMLC II’s NAV per share at the closing of a potential merger between MMLC II and GSCR. Truist Securities also discussed its preliminary financial analysis with respect to MMLC II and the proposed merger. Representatives of Truist Securities and Eversheds Sutherland also reviewed an illustrative timeline of the proposed merger and additional timing and structural considerations. The MMLC II Special Committee then discussed with representatives of Truist Securities and Eversheds Sutherland certain considerations and questions with respect to the proposed merger.

On July 2, 2025 and July 3, 2025, the MMLC II Special Committee met via videoconference with representatives of Eversheds Sutherland to continue to discuss a potential merger between MMLC II and GSCR. Representatives of Eversheds Sutherland discussed the financial terms of the draft Merger Agreement, including key terms related to proposed merger consideration and GSCR’s ability to pay the proposed merger consideration without the need to source additional financing. Representatives of Eversheds Sutherland also discussed key terms of the draft Merger Agreement related to termination, material adverse events, and superior proposals, and provisions of the draft Merger Agreement related to the ability of the MMLC II Board to terminate the proposed merger if failing to do so would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable law. At the meeting, representatives of Eversheds Sutherland also discussed that the proposed merger would be conditioned on the approval of the Merger Agreement by MMLC II’s stockholders and discussed the proposed terms in the Merger Agreement related to the payment of fees and expenses.

Also on July 2, 2025, representatives of Eversheds Sutherland provided a revised draft of the Merger Agreement to Dechert. Dechert provided such draft to the GSCR Special Committee. Representatives of Dechert and Eversheds Sutherland held various telephone calls to discuss the comments and revised draft.

On July 7, 2025, representatives of Dechert provided an updated draft of the Merger Agreement to GSAM and Eversheds Sutherland. Eversheds Sutherland provided such draft to the MMLC II Special Committee.

Also on July 7, 2025, the MMLC II Special Committee met via videoconference with representatives of Truist Securities and Eversheds Sutherland to continue to discuss a potential merger between MMLC II and GSCR. At the meeting, representatives of Truist Securities discussed the estimated NAV per share of MMLC II at the closing of a potential merger between MMLC II and GSCR as provided by GSAM, MMLC II’s NAV per share since its inception, and the dividends paid by MMLC II since its inception. Representatives of Eversheds Sutherland discussed the changes to the latest draft of the Merger Agreement, including changes related to the sharing of fees and expenses between GSCR and MMLC II, and representatives of Truist Securities and Eversheds Sutherland discussed possible timing of the proposed transaction. The MMLC II Special Committee then discussed with representatives of Truist Securities and Eversheds Sutherland certain considerations and questions with respect to the proposed merger.

Also on July 7, 2025, representatives of Eversheds Sutherland, Dechert and GSAM held a telephone call to review and complete the GSCR Diligence Request and MMLC II Diligence Request. Subsequent to this call, GSCR provided MMLC II with additional diligence materials as requested.

On July 8, 2025, the MMLC II Special Committee met via videoconference with representatives of Truist Securities and Eversheds Sutherland to continue to discuss a potential merger between MMLC II and GSCR. At the meeting, representatives of Truist Securities provided an update on various calls held between Truist Securities and GSAM and reviewed certain of MMLC II’s portfolio company investments. Representatives of Eversheds Sutherland provided a summary of the call held the previous day to review the GSCR Diligence Request and MMLC II Diligence Request and reviewed the terms included in the latest draft of the Merger Agreement related to directors’ and officers’ insurance.

Also on July 8, 2025, representatives of Dechert and Eversheds Sutherland held various telephone calls to discuss the Merger Agreement and additional diligence materials. Eversheds Sutherland subsequently provided an updated draft of the Merger Agreement to Dechert and Dechert provided such draft to the GSCR Special Committee.

On July 9, 2025, representatives of Dechert provided an updated draft of the Merger Agreement to GSAM and Eversheds Sutherland. From July 9, 2025 to July 11, 2025, representatives of Eversheds Sutherland, Dechert and Weil continued to revise the Merger Agreement, a substantially final draft of which was circulated to all of the members of the MMLC II Special Committee, MMLC II Board, GSCR Special Committee and GSCR Board in advance of the meetings on July 11, 2025.

Also on July 9, 2025, Truist Securities provided to Eversheds Sutherland an updated memorandum containing certain information concerning Truist Securities’ material relationships with MMLC II and certain of its affiliates.

On July 10, 2025, the MMLC II Special Committee met via videoconference with representatives of Truist Securities and Eversheds Sutherland to continue to discuss the potential merger between MMLC II and GSCR. At the meeting, representatives of Truist Securities reviewed with the MMLC II Special Committee its preliminary financial analyses with respect to MMLC II and the proposed merger. Representatives of Eversheds Sutherland provided additional insight and discussed the draft proxy statement with the MMLC II Special Committee. The MMLC II Special Committee then discussed with representatives of Truist Securities and Eversheds Sutherland certain considerations and questions with respect to the proposed merger, Truist Securities’ preliminary financial analysis and the draft proxy statement.

On July 11, 2025, the GSCR Special Committee and the GSCR Board each held meetings where, in consultation with their legal and financial advisors, each considered, and proceeded unanimously to pass,

resolutions determining that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (i) are fair to and in the best interests of GSCR and (ii) will not dilute the interests of GSCR’s existing shareholders (as provided under Rule 17a-8 of the Investment Company Act).

Also on July 11, 2025, the MMLC II Special Committee and the MMLC II Board each held a meeting. Representatives from GSAM and Eversheds Sutherland were also in attendance and, at the request of the MMLC II Special Committee, representatives from Truist Securities attended a portion of the MMLC II Board meeting at which all the members of the MMLC II Special Committee were present. At the meetings, representatives from Eversheds Sutherland, in its role as counsel to the MMLC II Independent Directors and MMLC II, reviewed with the MMLC II Independent Directors the proposed final draft of the Merger Agreement, which had been circulated prior to the meeting, as well as its material terms, including those related to the consideration that MMLC II’s stockholders would be entitled to receive, and also reviewed the fiduciary duties of the MMLC II Independent Directors and related Investment Company Act considerations, including those related to Rule 17a-8, and other tax, regulatory and corporate matters.

At the MMLC II Board meeting, at the request of the MMLC II Special Committee, Truist Securities reviewed with the MMLC II Board and the MMLC II Special Committee its financial analysis of the MMLC II and the Merger and delivered to the MMLC II Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated July 11, 2025, to the effect that, as of that date and based on and subject to various assumptions, qualifications and limitations and other matters set forth in its opinion, the Merger Consideration to be received by the holders of MMLC II Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information regarding Truist Securities’ opinion, see the section entitled“—Opinion of the MMLC II Special Committee’s Financial Advisor.”

Following a discussion of the foregoing matters and the other matters presented, the MMLC II Special Committee, after meeting in executive session with representatives from Eversheds Sutherland, determined that the Merger Agreement and the Merger are advisable and in the best interests of MMLC II and MMLC II’s stockholders and recommended the Merger to the MMLC II Board. Thereafter, based in part upon the unanimous recommendations of the MMLC II Special Committee, the MMLC II Board, including the MMLC II Independent Directors, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (i) are advisable, fair to and in the best interests of MMLC II and MMLC II’s stockholders, and (ii) will not dilute the interests of MMLC II’s existing shareholders (as provided under Rule 17a-8 of the Investment Company Act), and (2) approved and adopted the Merger Agreement. The MMLC II Board, including the MMLC II Independent Directors, also unanimously authorized convening the Special Meeting, directed that the Merger Proposal be submitted to MMLC II stockholders for approval and recommended that MMLC II’s stockholders vote to approve the Merger Proposal.

Also on July 11, 2025, following the meetings of the GSCR Special Committee, GSCR Board, MMLC II Special Committee and MMLC II Board, GSCR, MMLC II and GSAM executed and delivered the Merger Agreement.

Reasons for the Recommendation of the Merger

At various meetings held in-person and via videoconference, the MMLC II Board and the MMLC II Special Committee considered strategic transaction alternatives for MMLC II, including the Exit Alternatives. The MMLC II Special Committee sought to complete a careful, methodical process to evaluate the potential Exit Alternatives, by evaluating, among other things, (a) the value created through each Exit Alternative and (b) the degree of liquidity provided by each Exit Alternative in order to make an overall assessment of the value to MMLC II stockholders of each Exit Alternative considered. In connection with its consideration of the Merger, the MMLC II Special Committee requested and GSAM provided information regarding the proposed Merger, GSCR, and the anticipated effects of the Merger on MMLC II and its stockholders. Over the course of its review of the materials and information provided and its consideration of the Merger, the MMLC II Special Committee consulted with MMLC II’s legal and financial advisors, as well as MMLC II’s management and GSAM. In addition, the MMLC II Special Committee was advised by Eversheds Sutherland, their independent legal counsel under the Investment Company Act, and Truist Securities, its financial advisor. The MMLC II Special Committee considered the nature and adequacy of the information provided, including the terms of the Merger Agreement, the conflicts of interest presented by the transactions provided for in the Merger Agreement, and the Special Committee members’ duties and statutory standards of conduct under state and federal law, in recommending the Merger to the MMLC II Board for approval. The MMLC II Special Committee and the MMLC II Board considered numerous factors, including the ones described below, in connection with its consideration and approval of the Merger. On July 11, 2025, the MMLC II Special Committee determined and recommended that the MMLC II Board determine (i) that the Merger is advisable and fair to and in the best interests of MMLC II and its stockholders; and (ii) that the interests of MMLC II’s existing stockholders would not be diluted as a result of the Merger. Later on July 11, 2025, the MMLC II Board unanimously determined (i) that the Merger is advisable and fair to and in the best interests of MMLC II and its stockholders; and (ii) that the interests of MMLC II’s existing stockholders would not be diluted as a result of the Merger.

In considering the Merger, the MMLC II Board, with the participation throughout of the MMLC II Independent Directors, including the members of the MMLC II Special Committee, reviewed the ability of GSCR to fund payment of the Merger Consideration. In addition, the MMLC II Board, including the members of the MMLC II Special Committee, reviewed comprehensive information regarding the anticipated benefits and possible risks to MMLC II as a result of the Merger.

The MMLC II Board and the MMLC II Special Committee weighed various benefits and risks in considering the Merger. Some of the material factors considered by the MMLC II Board, including the MMLC II Independent Directors, with respect to the Merger, that assisted it in concluding that the Merger is in the best interests of MMLC II and its stockholders included, among others (not necessarily in order of relative importance):

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Financial Terms of the Merger Agreement. The MMLC II Board and the MMLC II Special Committee considered the financial terms of the Merger Agreement, including that each share of MMLC II Common Stock issued and outstanding at the Effective Time will receive an amount of cash equal to the Per Share Cash Amount, which provides immediate liquidity and certainty of value to the MMLC II stockholders, and that the Merger Agreement is not contingent on GSCR obtaining financing to pay the Merger Consideration.

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Exit Alternatives. The MMLC II Board and MMLC II Special Committee considered that the Merger provides an efficient exit strategy for MMLC II, as the end of its investment period is March 24, 2026, subject to extension by the MMLC II Board for one additional twelve-month period, and, with the approval of MMLC II’s stockholders, for up to one additional year thereafter. The MMLC II Board and MMLC II Special Committee considered the results of the thorough review of Exit Alternatives, including that the liquidation of MMLC II, which due to the illiquid nature of MMLC II’s assets as well as fixed costs associated with regulatory compliance as a BDC, would be costly and time-consuming, and the impact of the current economic environment on the Exit Alternatives.

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Terms of the Merger Agreement. The MMLC II Board and MMLC II Special Committee considered the terms and conditions of the Merger Agreement and the course of negotiations thereof, including that the Merger is conditioned upon approval of MMLC II stockholders. The MMLC II Board also considered that the Merger Agreement permits, subject to certain customary conditions, MMLC II to evaluate and receive certain superior proposals at any time prior to obtaining the requisite MMLC II stockholder approval.

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Opinion of Financial Advisor. The MMLC II Special Committee considered the opinion, dated July 11, 2025, of Truist Securities to the MMLC II Special Committee to the effect that as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be received by the holders of MMLC II Common Stock in the Merger pursuant to the Merger Agreement was fair from a financial point of view, to such holders. Notwithstanding that the opinion was rendered to the MMLC II Special Committee, the MMLC II Board considered the fact that the MMLC II Special Committee received the opinion. For more information regarding the opinion, see the section entitled “— Opinion of the MMLC II Special Committee’s Financial Advisor.”

In the course of its deliberations, the MMLC II Board and the MMLC II Special Committee also considered a variety of risks and other potentially negative factors, including among others, the following (which are not necessarily in any relative order of importance):

•	Failure to Close. It is possible that the Merger may not be completed or that completion may be unduly delayed for reasons beyond the control of MMLC II or GSCR.

•	Management Diversion. It is possible that the attention of management may be diverted during the period prior to completion of the Merger, which may adversely affect MMLC II’s business.

•	Conflicts of Interest. The existing relationship between GSCR and MMLC II, each of which are advised by GSAM, and the potential conflicts of interest in connection with the Merger.

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Restrictions on Conduct of Business. The restrictions on the conduct of MMLC II’s business prior to completion of the Merger, requiring MMLC II to conduct its business only in the ordinary course of business in all material respects, subject to specific limitations, could delay or prevent MMLC II from undertaking business opportunities that may arise pending completion of the Merger.

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Restrictions on Superior Proposals. The Merger Agreement includes restrictions on the ability of MMLC II to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Description of the Merger Agreement — Additional Agreements” beginning on page 54), which could have the effect of discouraging such proposals from being made or pursued.

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Expenses Associated with the Merger. In general, MMLC II will be responsible for the expenses incurred by MMLC II in connection with the Merger and the completion of the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated.

•	Tax Consequences. As a result of the all-cash Merger Consideration, the Merger is generally expected to be a taxable transaction to MMLC II’s stockholders for U.S. federal income tax purposes.

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Other Risks. There are various other risks associated with the Merger described in the section entitled “Risk Factors” beginning on page 17 and in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 21.

This discussion of the information and factors that the MMLC II Board and the MMLC II Special Committee considered in making its decision is not intended to be exhaustive, but includes the material factors considered by the MMLC II Board and the MMLC II Special Committee. Because of the wide variety of factors considered in connection with its evaluation of the Merger and Merger Agreement and the complexity of those matters, the MMLC II Board and the MMLC II Special Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the MMLC II Board may have given different weights to different factors.

The MMLC II Special Committee consulted with Truist Securities, as its financial advisor, in evaluating the financial terms of the Merger. In addition, the MMLC II Board relied on its legal advisors for legal analysis in connection with the Merger.

The MMLC II Board and the MMLC II Special Committee considered all of these factors and others as a whole and, on balance, determined the Merger to be in the best interests of MMLC II and MMLC II’s stockholders and unanimously approved the Merger and the Merger Agreement.

MMLC II Board Recommendation

The MMLC II Board, upon recommendation of the MMLC II Special Committee, has unanimously approved the Merger Agreement, including the Merger and the related transactions, and directed that such matters be submitted to the stockholders of MMLC II for approval at the Special Meeting. The MMLC II Board, upon recommendation of the MMLC II Special Committee, unanimously recommends that MMLC II stockholders vote “FOR” the Merger Proposal.

Opinion of the MMLC II Special Committee’s Financial Advisor

On July 11, 2025, Truist Securities rendered its oral opinion to the MMLC II Special Committee (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated July 11, 2025) as to the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

Truist Securities’ opinion was directed to the MMLC II Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist Securities in preparing its opinion. However, neither Truist Securities’ written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the MMLC II Special Committee, the MMLC II Board, MMLC II, GSCR, GSAM, or any security holder of MMLC II, GSCR or GSAM should act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Truist Securities conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Truist Securities:

•	reviewed a draft, received by Truist Securities on July 10, 2025, of the Merger Agreement;

•	reviewed certain publicly available business and financial information relating to MMLC II;

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reviewed certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of MMLC II made available to Truist Securities by GSAM, including (a) projections with respect to the future financial performance of MMLC II prepared and provided to Truist Securities by the management of GSAM (the “MMLC II Projections”) and (b) projections of the NAV per share, as adjusted for transaction expenses, of MMLC II, as well as the Merger Consideration resulting therefrom, as of the effective time of the Merger, prepared and provided to Truist Securities by the management of GSAM (the “NAV Projections”);

•	reviewed the financial and operating performance of MMLC II as compared to that of companies with publicly traded equity securities that Truist Securities deemed relevant;

•	reviewed the publicly available financial terms of certain transactions that Truist Securities deemed relevant;

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had discussions with certain members of the management of GSAM and with certain of its representatives regarding the business, financial condition, results of operations and prospects of MMLC II and the Merger; and

•	undertook such other studies, analyses and investigations as Truist Securities deemed appropriate.

Truist Securities relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Truist Securities’ role in reviewing such data, material and other information was limited solely to performing such review as Truist Securities deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of the MMLC II Special Committee, the MMLC II Board, MMLC II, GSAM or any other person. In addition, management of GSAM advised Truist Securities, and Truist Securities assumed, that (i) the MMLC II Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of MMLC II, and (ii) the NAV Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the NAV per share of MMLC II, adjusted for transaction expenses, as well as the Merger Consideration resulting therefrom, as of the effective time of the Merger. At the MMLC II Special Committee’s direction, Truist Securities assumed that the MMLC II Projections and the NAV Projections provided a reasonable basis on which to evaluate MMLC II and the Merger, and at the MMLC II Special Committee’s direction, Truist Securities used and relied upon the MMLC II Projections and the NAV Projections for purposes of its analyses and opinion. Truist Securities expressed no view or opinion with respect to the MMLC II Projections, the NAV Projections or the respective assumptions on which they were based. Truist Securities further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of MMLC II since the dates of the information, financial or otherwise, provided to Truist Securities and that there was no information or any facts that would make any of the information discussed with or reviewed by Truist Securities incomplete or misleading.

Truist Securities also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Merger Agreement and all of the documents and agreements referred to therein were true and correct; (b) each party to the Merger Agreement and all of the documents and agreements referred to therein would fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement, and such other documents and agreements, as applicable; (c) the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (d) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on MMLC II. Truist Securities also assumed that the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by Truist Securities in all respects material to its analyses and opinion.

Furthermore, in connection with its opinion, Truist Securities was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) relating to MMLC II or any other party to the Merger. Truist Securities did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which MMLC II or GSCR was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which MMLC II or GSCR was or may have been a party or was or may have been subject. Truist Securities did not express any opinion as to the price or range of prices at which MMLC II Common Stock could be purchased or sold at any time.

Truist Securities was not requested to, and did not solicit any indications of interest from third parties with respect to any alternatives to the Merger. Truist Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to Truist Securities as of, the date of its opinion. Truist Securities has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that otherwise comes to its attention after the date of its opinion.

Truist Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspects or implications of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. Truist Securities was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the MMLC II Special Committee, the MMLC II Board, MMLC II , GSCR, GSAM or any other party to proceed with or effect the Merger; (ii) the form, structure or any other portion or aspect of the Merger; (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of MMLC II, GSCR, GSAM or any other party (other than the holders of MMLC II Common Stock in the manner set forth therein); (iv) the relative merits of the Merger as compared to any alternative business strategies that might have existed for MMLC II, GSCR, GSAM or any other party or the effect of any other transaction in which MMLC II, GSCR , GSAM or any other party might have engaged; (v) whether or not MMLC II, GSCR, GSAM or any other party was receiving or paying reasonably equivalent value in the Merger; (vi) the fairness of any portion or aspect of the Merger to any one class or group of MMLC II’s, GSCR’s, GSAM’s or any other party’s security holders or other constituents vis-à-vis any other class or group of MMLC II’s, GSCR’s, GSAM’s or such other party’s security holders or other constituents or the fairness of the allocation of any consideration amongst or within classes or groups of security holders or other constituents; (vii) the solvency, creditworthiness or fair value of MMLC II, GSCR, GSAM or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. In addition, Truist Securities did not provide any opinion, counsel or interpretation regarding matters requiring legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. Truist Securities assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Truist Securities relied, with the MMLC II Special Committee’s consent, on the assessments by the MMLC II Special Committee, the MMLC II Board, MMLC II, GSCR, GSAM and their respective advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental matters and other matters with respect to MMLC II, GSCR and the Merger.

Truist Securities’ opinion was furnished for the use of the MMLC II Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Truist Securities’ prior written consent. Truist Securities’ opinion is not intended to be, and does not constitute, a recommendation to the MMLC II Special Committee, the MMLC II Board, MMLC II, GSCR, GSAM, any security holder of MMLC II, GSCR or GSAM, or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In performing its analyses, Truist Securities considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Truist Securities’ analyses for comparative purposes is identical to MMLC II or the Merger. The implied valuation reference ranges indicated by Truist Securities’ analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of MMLC II and Truist Securities. Much of the information used in, and accordingly the results of, Truist Securities’ analyses are inherently subject to substantial uncertainty.

Truist Securities’ opinion and analyses were provided to the MMLC II Special Committee in connection with its evaluation of the proposed Merger and were among many factors considered by the MMLC II Special Committee in evaluating the proposed Merger. Neither Truist Securities’ opinion nor its analyses were determinative of the Merger Consideration or of the views of the MMLC II Special Committee with respect to the proposed Merger.

The following is a summary of the material financial analyses performed by Truist Securities in connection with its opinion rendered to the MMLC II Special Committee on July 11, 2025 (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated July 11, 2025). The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Truist Securities’ analyses.

For purposes of its analyses, Truist Securities reviewed a number of financial metrics, including:

•

Net Investment Income Per Share — generally, the amount of the relevant company’s income received from investment assets minus associated investment expenses for a specified period, divided by the number of shares outstanding of such company.

•	Dividends Per Share — generally, the amount of the relevant company’s projected cash distributions for a specified period, divided by the number of shares outstanding of such company.

•	NAV Per Share — generally, the total value of all assets, less any liabilities, of the relevant company, divided by the number of shares outstanding of such company as of a specified date.

Selected Companies Analysis

Truist Securities considered certain financial data for selected companies with publicly traded equity securities Truist Securities deemed relevant.

Unless the context indicates otherwise (i) share prices for the selected companies listed below were based on the market price of the common stock of such companies as of July 8, 2025, (ii) NAVs for the selected companies listed below were as of March 31, 2025, (iii) the estimate of NAV for MMLC II was based on the NAV Projections, (iv) the estimates of the future financial performance of MMLC II was based on the MMLC II Projections, and (v) the estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

The financial data reviewed included:

•	Share price as a multiple of Net Asset Value Per Share;

•	Estimated Dividends Per Share for the calendar year ending December 31, 2026, divided by share price, or “2026E Dividend Yield”; and

•	Share price as a multiple of estimated Net Investment Income Per Share for the calendar year ending December 31, 2026, or “2026E Net Investment Income.”

The selected companies and resulting high, low, mean and median financial data were:

•	Goldman Sachs BDC

•	Oaktree Specialty Lending Corp

•	MidCap Financial Investment Corp

•	New Mountain Finance Corp

•	Kayne Anderson BDC

•	PennantPark Floating Rate Capital

•	Carlyle Secured Lending

•	Barings BDC

•	Bain Capital Specialty Finance

•	SLR Investment Corp

•	Nuveen Churchill Direct Lending

•	BlackRock TCP Capital Corp

•	CION Investment Corp

•	Palmer Square Capital BDC

	Share Price / Net Asset Value Per Share	2026E Dividend Yield	Share Price / 2026E Net Investment Income
High	0.95x	14.8%	10.0x
Low	0.68x	9.9%	7.1x
Mean	0.86x	11.5%	8.8x
Median	0.86x	11.5%	8.8x

Taking into account the results of the selected companies analysis, Truist Securities applied selected ranges of 0.85x to 0.95x to MMLC II’s projected NAV per share as of September 30, 2025 included in the NAV Projections, 10.0% to 12.0% to MMLC II’s 2026E dividends per share, and 8.5x to 10.0x to MMLC II’s 2026E Net Investment Income per share.

The selected companies analysis indicated implied value reference ranges of $16.28 to $18.20 per share of MMLC II Common Stock based on estimated NAV per share, $15.25 to $18.30 per share of MMLC II Common Stock based on 2026E Dividend Yield and $15.55 to $18.30 per share of MMLC II Common Stock based on 2026E Net Investment Income per share, in each case as compared to the projected merger consideration of $18.99 per share of MMLC II Common Stock included in the NAV Projections prepared and provided to Truist Securities by the management of GSAM.

Selected Transactions Analysis

Truist Securities considered certain financial data for certain transactions involving target companies that Truist Securities deemed relevant. NAVs for the companies involved in the selected transactions were as of the end of the most recent calendar quarter available at announcement. The financial data reviewed included share price as a multiple of NAV Per Share, and the selected transactions and the resulting high, low, mean and median financial data were:

Acquirer / Target	Announce Date	Close Date
Carlyle Secured Lending / Carlyle Secured Lending III	August 5, 2024	March 27, 2025
Blue Owl Tech. Finance Corp. / Blue Owl Tech. Finance Corp. II	November 13, 2024	March 24, 2025
Blue Owl Capital Corp. / Blue Owl Capital Corp. III	August 7, 2024	January 13, 2025
North Haven Private Income Fund / SL Investment Corp.	May 28, 2024	July 15, 2024
Golub Capital BDC / Golub Capital BDC 3	January 17, 2024	June 3, 2024
BlackRock TCP Capital Corp, / BlackRock Capital Investment Corp.	September 6, 2023	March 18, 2024
Franklin BSP Capital Corp. / Franklin BSP Lending Corp.	October 6, 2023	January 24, 2024
Oaktree Specialty Lending / Oaktree Strategic Income II	September 15, 2022	January 23, 2023
SLR Investment Corp. / SLR Senior Investment Corp.	December 1, 2021	April 1, 2022
Barings BDC / Sierra Income Corp.	September 21, 2021	February 25, 2022
FS KKR Capital Corp. / FS KKR Capital Corp. II	November 24, 2020	June 16, 2021
Goldman Sachs BDC / Middle Market Lending Corp.	June 11, 2020	October 12, 2020
Corporate Capital Trust II / FS Investment Corp II, III, IV	June 3, 2019	December 18, 2019
Golub Capital BDC / Golub Capital Investment Corp.	November 28, 2018	September 16, 2019
FS Investment Corp. / Corporate Capital Trust	July 23, 2018	December 19, 2018

Share Price /Net Asset Value Per Share
High	1.17x
Low	0.71x
Mean	0.98x
Median	1.00x

Taking into account the results of the selected transactions analysis, Truist Securities applied a selected range of 0.85x to 1.15x to MMLC II’s projected NAV per share as of September 30, 2025 included in the NAV Projections. The selected transactions analysis indicated an implied value reference range of $16.28 to $22.03 per share of MMLC II Common Stock as compared to the projected merger consideration of $18.99 per share of MMLC II Common Stock included in the NAV Projections prepared and provided to Truist Securities by the management of GSAM.

Dividend Discount Analyses

Truist Securities performed a dividend discount analysis of MMLC II based on the MMLC II Projections, which were prepared by GSAM to reflect MMLC II’s contractually finite life in the absence of an exit event, calculating the implied present value of the estimated future dividends of MMLC II over the remaining term of MMLC II. Truist Securities applied discount rates ranging from 8.0% to 10.0%, taking into account an estimate of MMLC II’s cost of equity capital. This dividend discount analysis indicated an implied value reference range of $18.79 to $19.63 per share of MMLC II Common Stock as compared to the projected merger consideration of $18.99 per share of MMLC II Common Stock included in the NAV Projections prepared and provided to Truist Securities by the management of GSAM.

Other Matters

Truist Securities was retained by the MMLC II Special Committee as its financial advisor based on Truist Securities’ experience and reputation and Truist Securities’ knowledge of MMLC II and its industry. Truist Securities will receive a fee of $2,500,000 for its services to the MMLC II Special Committee, $750,000 of which became payable upon the delivery of its opinion and remainder of which is contingent upon the consummation of the Merger. In addition, MMLC II has agreed to reimburse certain expenses incurred by Truist Securities in connection with its engagement and to indemnify Truist Securities and certain related parties for certain liabilities arising out of its engagement.

Truist Securities and its affiliates (including Truist Bank and Truist Financial Corporation), including members of the team of Truist Securities, Inc. professionals advising the MMLC II Special Committee in connection with the Merger (the “Deal Team”), have in the past provided, and currently are providing, investment banking and other financial advice and services to MMLC II, GSCR, and their respective affiliates and other related parties, including GS Group Inc., its subsidiaries, and portfolio companies of investment funds affiliated or associated with GS Group Inc. (collectively, with GS Group Inc., the “GS Group”), for which advice and services Truist Securities and its affiliates have received and would expect to receive compensation, including among other things, during the past two years, (a) with respect to MMLC II, currently serving as administrative agent, lead arranger, letter of credit issuer and lender on its senior secured revolving credit facility (the “MMLC II Truist Revolving Credit Facility”), for which Truist Securities has received aggregate compensation during the prior two years of approximately $1.9 million to $2.4 million, and (b) with respect to GSCR, currently serving as administrative agent and lender on its senior secured revolving credit facility (the “GSCR Truist Revolving Credit Facility”), for which Truist Securities has received aggregate compensation during the prior two years of approximately $6.5 million to $7.0 million. With respect to other members of the GS Group, such services during such period have included, among other things, providing loan syndication, debt and equity capital markets, sales and trading and other investment banking services for which Truist Securities and its affiliates have received and would expect to receive compensation, which in the aggregate, is significantly greater than the fee for financial advisory services Truist Securities expects to receive from MMLC II in connection with the Merger. In addition, a portion of the proceeds of the Merger will be used, directly or indirectly, by MMLC II to pay to Truist Bank or its affiliates the amounts owing to such parties under the MMLC II Truist Revolving Credit Facility and proceeds from current or future borrowings under the GSCR Truist Revolving Credit Facility may be used by GSCR to fund a portion of the amounts necessary to finance Merger. Truist Securities and its affiliates, including members of the Deal Team, may in the future provide investment banking and other financial advice and services to members of the GS Group and their respective affiliates and other related parties for which advice and services Truist Securities and its affiliates would expect to receive compensation. Truist Securities is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist Securities and its affiliates may acquire, hold or sell, for Truist Securities and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of MMLC II, GSCR, GSAM, other members of the GS Group, their respective affiliates and other related parties and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. In addition, Truist Securities and its affiliates (including Truist Bank and Truist Financial Corporation) have other financing and business relationships with members of the GS Group and their respective affiliates and other related parties.

Certain Prospective Financial Information provided by MMLC II

The prospective financial information included in this document has been prepared by, and is the responsibility of, MMLC II’s management. PricewaterhouseCoopers LLP, MMLC II’s independent auditor, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this document relates to MMLC II’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

Appraisal Rights

If the Merger is consummated, MMLC II stockholders (including beneficial owners of shares) who do not consent to (pursuant to Section 228 of the DGCL) or vote in favor of the adoption of the Merger Agreement, who properly demand an appraisal of their shares, who continuously hold of record or beneficially own their shares through the Effective Time, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL (“Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is attached as Annex C to this proxy statement. The following summary does not constitute any legal or other advice and does not constitute a recommendation that MMLC II stockholders exercise their appraisal rights under Section 262.

STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the Merger is completed, holders of record of shares of MMLC II capital stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of MMLC II capital stock to MMLC II prior to the time the vote is taken on the adoption of the Merger Agreement; (2) do not consent to (pursuant to Section 228 of the DGCL) or vote in favor of the adoption of the Merger Agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of MMLC II capital stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the Merger Agreement, for the “fair value” of their shares of MMLC II capital stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving company in the Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving company of the Merger makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving company is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes MMLC II’s notice to MMLC II stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached as Annex C to this proxy statement. In connection with the Merger, any holder of shares of MMLC II capital stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of MMLC II capital stock, MMLC II believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of MMLC II capital stock must do ALL of the following:

•	such person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights must not consent to or vote in favor of the adoption of the Merger Agreement;

•	such person must deliver to MMLC II a written demand for appraisal before the consent or vote on the Merger Agreement;

•

such person must continuously hold of record or beneficially own the shares of MMLC II capital stock from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time); and

•

such person or the surviving company in the Merger must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the Effective Time (the surviving company is under no obligation to file any petition and has no intention of doing so).

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to MMLC II, before the vote is taken on the adoption of the Merger Agreement, a written demand for the appraisal of such person’s shares. In addition, that person must not consent to or vote or submit a proxy in favor of the adoption of the Merger Agreement. A consent to or vote in favor of the adoption of the Merger Agreement, in person or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so consented or voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold the shares through the Effective Time. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the consent to or vote on the adoption of the Merger Agreement will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform MMLC II of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving company of the Merger and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Goldman Sachs Middle Market Lending Corp. II

Attention: Caroline Kraus, Secretary of MMLC II, and Curtis Tate, Assistant Secretary of MMLC II

200 West Street

New York, New York 10282

At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share price offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to MMLC II, as the surviving company, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (a “Reservation”) for any Application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger consideration within 60 days after the Effective Time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the Merger Agreement.

Notice by the Surviving Company

If the Merger is completed, within 10 days after the Effective Time, the surviving company of the Merger will notify each stockholder (including any beneficial owner) of each constituent corporation who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the surviving company of the Merger or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by any person other than the surviving company, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving company is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving company will file a petition or initiate any negotiations with respect to the fair value of the shares of MMLC II capital stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of MMLC II capital stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which MMLC II has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving company of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving company of the Merger, service of a copy thereof must be made upon the surviving company, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving company and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the surviving company.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving company of the Merger or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of MMLC II capital stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the surviving company of the Merger has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving company makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving company in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a transaction such as the Merger is not an opinion as to, and does not in any way address, fair value under Section 262. ALTHOUGH MMLC II BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither MMLC II nor GSCR anticipates offering more than the per share price to any persons exercising appraisal rights, and each of MMLC II and GSCR reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of MMLC II capital stock is less than the per share price. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving company of the Merger to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith (an “Application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of MMLC II Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of MMLC II Common Stock will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the person delivers to the surviving company a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the Merger Agreement in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to consent or vote such shares of MMLC II Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262 or if such person delivers to the surviving company of the Merger a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger, within 60 days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a Reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Regulatory Approvals Required for the Merger

The obligations of MMLC II and GSCR to complete the Merger is or may be subject to the satisfaction or, where permissible, waiver of certain conditions, including the condition that all regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement, including the Merger, have been obtained and remain in full force and effect, and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act). MMLC II and GSCR have agreed to cooperate with each other and use their reasonable best efforts to obtain all consents, authorizations, approvals, exemptions or nonobjections from any governmental or regulatory authority necessary to consummate the Merger.

There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.

Other Third-Party Consents Required for the Merger

Under the Merger Agreement, each of MMLC II’s and GSCR’s obligation to complete the Merger is or may be subject to the prior receipt of certain approvals, confirmations and consents required to be obtained from certain agents, lenders, derivative counterparties, noteholders and other parties. As of the date of this Statement, MMLC II and GSCR believe that, subject to the satisfaction of certain conditions, they have obtained all necessary third-party consents. There can be no assurance, however, that should any additional permits, consents, approvals, confirmations or authorizations become applicable to the Merger that any such consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.

MMLC II and GSCR have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable.

Legal Proceedings

As of the filing of this Statement, there were no legal proceedings pending related to the Merger.

Accounting Treatment of the Merger

GSCR has determined that the Merger will be accounted for as an asset acquisition under Accounting Standards Codification 805.

DESCRIPTION OF THE MERGER AGREEMENT

The following summary, which includes the material terms of the Merger Agreement, is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. MMLC II encourages you to read the Merger Agreement carefully and in its entirety.

Structure of the Merger

Pursuant to the terms of the Merger Agreement, in accordance with the DGCL, at the Effective Time, MMLC II will merge with and into GSCR, and the separate corporate existence of MMLC II will cease. GSCR shall be the surviving company in the Merger and will continue its existence as a corporation under the laws of the State of Delaware.

Closing; Completion of the Proposed Merger

The Closing will occur on the date that is than five (5) business days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement or at another time as may be agreed to in writing by GSCR, MMLC II and GSAM.

While there can be no assurance as to timing, or that the Merger will be completed at all, GSCR and MMLC II currently expect to complete the Merger in the fourth quarter of fiscal year 2025.

Merger Consideration

If the Merger is consummated, each share of MMLC II Common Stock issued and outstanding immediately prior to the Effective Time, except for Canceled Shares and Appraisal Shares, will be converted into he right to receive, in cash, the MMLC II Per Share Cash Amount.

The MMLC II Per Share Cash Amount consists of the quotient of (a) the Closing MMLC II NAV divided by (b) the number of shares of MMLC II Common Stock issued and outstanding immediately prior to the Merger.

MMLC II will deliver to GSCR a calculation of the Closing MMLC II NAV, which is the NAV of MMLC II as of the Determination Date (a mutually agreed date no earlier than forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time) calculated by GSAM on behalf of MMLC II in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to NAV (except as may be mutually agreed by the parties), used by GSAM in preparing the calculation of NAV per share of MMLC II Common Stock (with an accrual for any dividend declared by MMLC II and not yet paid).

Conversion of Shares; Exchange of Shares

At the Effective Time, each share of MMLC II Common Stock issued and outstanding immediately prior to the Effective Time (except for Canceled Shares and Appraisal Shares) will be converted into the right to receive the Merger Consideration. Each such share of MMLC II Common Stock will no longer be outstanding and will be automatically canceled and cease to exist as of the Effective Time, and each share of MMLC II Common Stock will thereafter represent only the right to receive the Merger Consideration.

From and after the Effective Time, the stock transfer books of MMLC II will be closed, and there will be no further transfers on the stock transfer books of MMLC II of the shares of MMLC II Common Stock that were issued and outstanding immediately prior to the Effective Time.

Withholding

GSCR or the paying agent, as applicable, will be entitled to deduct and withhold from any amounts payable to any MMLC II stockholder such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under applicable tax laws. If any amounts are withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to the MMLC II stockholders from whom they were withheld.

Representations and Warranties

The Merger Agreement contains representations and warranties of GSCR, MMLC II and GSAM relating to their respective businesses. With the exception of certain representations that must be true and correct in all or virtually all respects, or in all material respects, no representation or warranty will be deemed untrue, and neither party will be deemed to have breached a representation or warranty as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances and events inconsistent with any representation made by such party (without considering “materiality” or “material adverse effect” qualifications), has had or is reasonably expected to have a material adverse effect (as defined below). The representations and warranties in the Merger Agreement will not survive after the Effective Time, except for those other covenants and agreements that by their express terms apply or are to be performed in whole or in part after the Effective time.

The Merger Agreement contains representations and warranties by each of MMLC II and GSCR, subject to specified exceptions and qualifications, relating to, among other things:

•	corporate organization, including incorporation, qualification and subsidiaries;

•	MMLC II capitalization;

•	power and authority to execute, deliver and perform obligations under the Merger Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	required government filings and consents;

•	SEC reports and financial statements;

•	internal controls and disclosure controls and procedures;

•	broker’s fees;

•	absence of certain changes and actions since December 31, 2024 with respect to MMLC II and GSCR;

•	compliance with applicable laws and permits;

•	the accuracy and completeness of information supplied for inclusion in this document and other governmental filings in connection with the Merger;

•	tax matters;

•	absence of certain litigation, orders or investigations;

•	employee matters, including with respect to any employee benefit plans;

•	the availability of funds necessary for GSCR to acquire all shares of MMLC II Common Stock pursuant to the Merger (in the case of GSCR);

•	the solvency of GSCR as the surviving company in the Merger;

•	material contracts and certain other types of contracts;

•	insurance coverage with respect to MMLC II;

•	intellectual property matters with respect to MMLC II;

•	environmental matters with respect to MMLC II;

•	no real property ownership or leases by MMLC II;

•	investment assets with respect to MMLC II;

•	state takeover laws with respect to MMLC II;

•	the value of certain investment assets owned by MMLC II; and

•	receipt of the opinion of the financial advisor to the MMLC II Special Committee (in the case of MMLC II).

The Merger Agreement contains representations and warranties by GSAM, subject to specified exceptions and qualifications, relating to:

•	organization and qualification;

•	power and authority to execute, deliver and perform obligations under the Merger Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	compliance with applicable laws and permits;

•	absence of certain litigation, orders or investigations;

•	the value of investment assets owned by MMLC II;

•	the accuracy of information supplied or to be supplied by GSAM for inclusion in this proxy statement;

•	the financial resources of GSAM; and

•	the representations and warranties made by MMLC II and GSCR in the Merger Agreement.

These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document.

For purposes of the Merger Agreement, “material adverse effect” with respect to MMLC II means, any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (1) the business, operations, condition (financial or otherwise) or results of operations of MMLC II and its subsidiary, taken as a whole or (2) the ability of MMLC II to timely perform its material obligations under the Merger Agreement or consummate the Merger and the transactions contemplated thereby. None of the following events, developments, changes, effects or occurrences, among others, will constitute or be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur with respect to clause (1) in the immediately preceding sentence:

•

changes in general economic, social or political conditions or financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economics generally and the results of any actions taken by governmental entities in response thereto);

•

general changes or developments in the industries in which MMLC II and its subsidiary operate, including general changes in law across such industries, except in the case of this and the foregoing bullet, to the extent such changes or developments have a materially disproportionate adverse impact on MMLC II and its subsidiary, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses;

•	the announcement of the Merger Agreement or the transactions contemplated thereby or the identities of the parties to the Merger Agreement; or

•

any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, or any decline in the price of shares of MMLC II Common Stock (provided that the underlying cause of such failure or decline will be considered in determining whether there is a material adverse effect unless such underlying causes are excluded from the definition of material adverse effect).

For purposes of the Merger Agreement, “material adverse effect” with respect to GSCR means any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the ability of GSCR to timely perform its material obligations under the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Conduct of Business Pending Completion of the Merger

MMLC II and GSCR have undertaken covenants that place restrictions on them and of their subsidiaries until the completion of the Merger. In general, MMLC II and GSCR have agreed that before the completion of the Merger, except as may be required by law, as expressly contemplated by the Merger Agreement or with the prior written consent of GSCR (in the case of an action by MMLC II) or MMLC II (in the case of an action by GSCR), GSCR and MMLC II will, and will cause each of their subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with its respective investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships, provided, however, that the failure of GSCR to comply with (a) or (b) will only be a breach if such failure would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to GSCR.

In addition, before the Effective Time, MMLC II has agreed that, except as may be required by law or as expressly contemplated by the Merger Agreement or as set forth in its disclosure schedules it will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of GSCR:

•

other than pursuant to capital calls with respect to subscription agreements entered into by MMLC II prior to the date of the Merger Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•

(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with past practices and its investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for it to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by MMLC II, (C) dividends payable by MMLC II’s direct wholly owned subsidiary to MMLC II or (D) a final tax dividend for the period ending on the date the transactions contemplated by the Merger Agreement are consummated as required by law in order for MMLC II to maintain is qualification as a RIC; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

•

sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure permitted indebtedness by it or its subsidiary;

•

acquire or agree to acquire all or any portion of the assets, business or properties of any other person or entity, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction consistent conducted in the ordinary course of business consistent with its investment objectives and policies as publicly disclosed;

•	amend any of its governing documents or similar governing documents of its subsidiary;

•

implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by applicable law, U.S. generally accepted accounting principles (“GAAP”), the SEC or applicable regulatory requirements;

•	hire any employees or establish, become a party to or commit to adopt any employee benefit plan;

•

take any action or knowingly fail to take any action that would, or would reasonably be expected to materially delay or materially impede the ability of the parties to consummate the transactions contemplated by the Merger Agreement; provided, however, that the foregoing shall not preclude MMLC II from declaring or paying any final tax dividend for the period ending on the date the transactions contemplated by the Merger Agreement are consummated as required by law in order for MMLC II to maintain is qualification as a RIC;

•

incur any indebtedness or guarantee any indebtedness of another person or entity, except for (i) draw-downs with respect to previously disclosed financing arrangements existing as of the date of the Merger Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) other permitted indebtedness;

•

make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed;

•

file or amend any material tax return other than in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed; make, change or revoke any material tax election; or settle or compromise any material tax liability or refund;

•	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MMLC II to fail to qualify or not be subject to tax as a RIC;

•

enter into any new line of business (except for any new or existing portfolio companies in which it or its subsidiary has made or will make a debt or equity investment that is in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed and is, would or should be reflected in the schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

•	other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, enter into any material contract;

•

other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract;

•

settle any proceeding against it, except for proceedings that (i) are settled in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received), (ii) would not impose any material restriction on the conduct of business of it or its subsidiary or, after the Effective Time, GSCR, the surviving company or any of their respective subsidiaries, and (iii) would not admit liability, guilt or fault;

•

other than in the ordinary course of business and consistent with its investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt as in effect on the date of the Merger Agreement or other permitted indebtedness or (ii) cancel any material indebtedness;

•

except as otherwise expressly contemplated by the Merger Agreement, merge or consolidate MMLC II or its subsidiary with any person or entity or enter into any other similar extraordinary corporate transaction with any person or entity, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of it or its subsidiary;

•	enter into any new subscription agreements for the sale of shares of MMLC II Common Stock; or

•	agree to take, make any commitment to take, or adopt any resolutions authorizing, any of the foregoing actions.

Additional Agreements

Further Assurances; Regulatory Matters

The Merger Agreement contains covenants relating to access to information of the other party, obtaining certain regulatory and third party consents, publicity, tax matters and takeover statutes and provisions. The Merger Agreement obligates the parties to cooperate with each other and use reasonable best efforts to take all actions, and to do all things necessary to obtain as promptly as practicable all permits of all governmental entities, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties that are necessary or advisable, to consummate the transactions (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.

The parties are required to file any required applications, notices or other filings under the HSR Act as promptly as practicable. In connection with such filings, the parties are required to cooperate with one another, to keep the other party informed of any communications received from governmental entities and permit the other party to review such communications. The parties must consult with each other with respect to the obtaining of all other permits, consents, approvals and authorizations of all third parties and permits of all governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger), and each party must keep the other reasonably apprised of the status of matters relating to completion of the Merger. The parties are not required to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Merger, other than the consent fees set forth in the disclosure schedules to the Merger Agreement.

Stockholder Approval

MMLC II is required to file a proxy statement and seek the approval of the holders of MMLC II Common Stock to approve the Merger Proposal. MMLC II is required to take, in accordance with applicable law and MMLC II’s certificate of incorporation and bylaws, all actions necessary to duly call, convene and hold a MMLC II special stockholders meeting, as promptly as practicable, to consider and vote upon a proposal or proposals to adopt and approve the Merger Agreement.

Indemnification; Directors’ and Officers’ Insurance

Following the Effective Time, GSCR will, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, and advance expenses, to the present and former directors and officers of MMLC II or subsidiary (collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities incurred in connection with any proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby). If an indemnified liability arises, (i) GSCR will advance the applicable Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable law, so long as such Indemnified Party, or someone on his or her behalf, undertakes to repay such advanced expenses if he or she is ultimately determined to be not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC and its staff and (ii) GSCR and the applicable Indemnified Party will cooperate in the defense of such matter.

Unless GSCR and MMLC II shall otherwise agree prior to the Effective Time, GSCR shall obtain and fully pay the premium for a “tail” insurance policy for the extension of MMLC II’s directors’ and officers’ liability insurance policies in place as of the date of the Merger Agreement with respect to matters existing or occurring at or prior to the Effective Time with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in such current directors’ and officers’ liability policies for a claims reporting or discovery period of six (6) years from and after the Effective Time; provided, that in no event shall the cost of such insurance exceed 300% of the current aggregate annual premium paid by MMLC II for such current directors’ and officer’s liability policies; provided, further, that if the cost of such insurance coverage exceeds such amount, GSCR shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

No Solicitation

MMLC II has agreed to, and to cause its affiliates, subsidiary, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents, as applicable, to, immediately cease and cause to be terminated all discussions or negotiations with respect to, or that are intended to or could reasonably be expected to lead to, a “Takeover Proposal” (as described below) and not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve or recommend, or declare advisable or propose to enter into, or cause or permit MMLC II or its subsidiary to enter into, any agreement, arrangement, or understanding with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other transaction contemplated by the Merger Agreement; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any third party (other than GSCR or its affiliates or representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any takeover statute to any person (other than GSCR or its respective affiliates) or with respect to any transaction (other than the transactions contemplated by the Merger Agreement) or (y) waive or release under any standstill or any similar agreement with respect to equity securities of MMLC II, unless failure to grant such waiver or release would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable law; provided, however, that notwithstanding the foregoing, each party (A) may inform third parties of the provisions contained in the non-solicitation provision and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of MMLC II in order to allow such third party to confidentially submit a Takeover Proposal.

MMLC II shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify GSCR in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the third party (or group of third parties) making such request, Takeover Proposal or inquiry) or with whom any discussions or negotiations are taking place and (ii) provide to GSCR copies of any written materials received by MMLC II or its respective representatives in connection with any of the foregoing. MMLC II agrees that it shall keep GSCR informed on a reasonably current basis (and, in any event, within twenty-four (24) hours) of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep GSCR informed on a reasonably current basis (and, in any event, within twenty-four (24) hours) of any information requested of or provided by MMLC II, its affiliates, or their respective representatives in connection with the foregoing and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

MMLC II Takeover Proposals

If, on or after the date of the Merger Agreement and at any time prior to the MMLC II stockholders’ approval of the Merger Proposal: (i) MMLC II receives a bona fide unsolicited Takeover Proposal; (ii) the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a “MMLC II Superior Proposal”; and (iii) MMLC II gives GSCR written notice of its intention to engage in negotiations or discussions with the third party making such Takeover Proposal at least two (2) business days before engaging in such negotiations or discussions (with such written notice specifying the identity of the third party (or third parties) making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MMLC II’s intention to furnish information to, or participate in discussions or negotiations with, the third party (or third parties) making such Takeover Proposal), then MMLC II may engage in discussions and negotiations with such third party (or third parties) (and only such third party or parties) so long as certain notice and other procedural requirements are satisfied, including providing written notice to GSCR within twenty-four (24) hours after determining that a Takeover Proposal constitutes a MMLC II Superior Proposal.

In addition, neither the MMLC II Board nor any committee thereof (including the MMLC II Special Committee) shall (i) fail to make, withhold, withdraw, qualify or modify or resolve to (in a manner adverse to GSCR) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to GSCR)) the recommendation that the stockholders of MMLC II adopt the Merger Agreement (the “MMLC II Board Recommendation”); (ii) authorize, adopt, approve, endorse, recommend or publicly declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Takeover Proposal; (iii) fail to include the MMLC II Board Recommendation in this proxy statement; (iv) submit any Takeover Proposal to a vote of the holders of MMLC II Common Stock; or (v) approve or recommend, or declare advisable or propose to enter into, or cause or permit MMLC II or its subsidiary to enter into, any alternative agreement (any action described in clauses (i) through (v), a “MMLC II Adverse Recommendation Change”). The MMLC II Board may, prior to the time the MMLC II stockholders approve the Merger Proposal, take any action described in (i) or (iii) in response to an Intervening Event (as defined below) (a “MMLC II Intervening Event Recommendation Change”) if MMLC II abides by certain notice and other procedural requirements and the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such MMLC II Intervening Event Recommendation Change, as applicable, after take into account any adjustments made by GSCR during the applicable period, would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable law.

Related Definitions

For purposes of the Merger Agreement:

•

“Takeover Proposal” means any proposal or offer from any person or group of persons (other than GSCR or any of its affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MMLC II or MMLC II’s subsidiary or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MMLC II and MMLC II’s subsidiary, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MMLC II or in MMLC II’s subsidiary, in each case other than the Merger and the related transactions.

•

“MMLC II Superior Proposal” means a bona fide written Takeover Proposal that was not solicited by, or the result of any solicitation by, MMLC II or its subsidiary or by any of their respective affiliates or representatives in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MMLC II or more than 75% of the assets of MMLC II on a consolidated basis (a) on terms which the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) determines in good faith to be superior for the stockholders of MMLC II (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by GSCR), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms, and (c) in respect of which any required financing has been determined in good faith by the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, MMLC II and its subsidiary, taken as whole, that was not known to, or reasonably foreseeable by, any member of the MMLC II Board, as of or prior to the date of the Merger Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by MMLC II (or to be refrained from being taken by MMLC II) pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price of the MMLC II Common Stock; (c) any failure, in and of itself, by MMLC II to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto); and (e) general changes or developments in the industries in which MMLC II and its subsidiary operate, including general changes in law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on MMLC II and its subsidiary, taken as a whole, relative to other participants of similar sizes engaged in the industries in which MMLC II conducts its businesses.

Other than as described herein, neither MMLC II nor the MMLC II Board may make any MMLC II Adverse Recommendation Change, and no MMLC II Adverse Recommendation Change will change the approval of the Merger Proposal or any other approval of the MMLC II Board, including in any respect that would have the effect of causing any takeover statue or similar statute to be applicable to the transactions contemplated by the Merger Agreement.

Access to Information

Upon reasonable notice, except as may otherwise be restricted by applicable law, each of MMLC II and GSCR will, and will cause its subsidiaries, to afford to the directors, officers, accountants, counsel, advisors and other representatives of GSCR or MMLC II, as applicable, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, and records and, during such period, such party will, and will cause its subsidiaries to, make available (including via the SEC’s Electronic Data Gathering Analysis and Retrieval System) to the other party all other information concerning its business and properties as the other party may reasonably request.

Publicity

MMLC II, GSCR and GSAM each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to the Merger Agreement, the Merger, or the transactions contemplated by the Merger Agreement, except as may be required by applicable law, or to the extent that such press release or other public announcement related to any MMLC II Adverse Recommendation Change is made in accordance with the Merger Agreement, and, to the extent practicable, before such press release or other public announcement is issued or made, GSCR, MMLC II or GSAM, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement.

Takeover Statutes and Provisions

Neither GSCR nor MMLC II will take any action that would cause the transactions contemplated by the Merger Agreement to be subject to the requirements imposed by any takeover statute, and each of GSCR and MMLC II shall take all necessary steps within its control to exempt (or ensure the continued exemption of) such transactions from, or if necessary, challenge the validity or applicability of, any applicable takeover statute.

RIC Status

Prior to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, MMLC II and GSCR shall not, and shall not permit any of their respective subsidiaries to, directly or indirectly, without the prior written consent of GSCR (including the consent of a majority of the GSCR Independent Directors) or MMLC II (including the consent of a majority of the Independent Directors of MMLC II), as applicable, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MMLC II to fail to qualify as a RIC.

Stockholder Litigation

The parties to the Merger Agreement shall reasonably cooperate and consult with one another in connection with defense and settlement of any proceeding by MMLC II’s stockholders against any of them or any of their respective directors, officers or affiliates with respect to the Merger Agreement or the transactions contemplated thereby, and each of MMLC II and GSCR (a) shall keep the other party reasonably informed of any material developments in connection with any such proceeding brought by MMLC II’s stockholders and (b) shall not settle any such proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

Section 16 Matters

Prior to the Effective Time, the MMLC II Board shall take all such steps as may be required to cause any dispositions of MMLC II Common Stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MMLC II to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

No Other Representations or Warranties

The parties acknowledge and agree that except for the representations contained in the Merger Agreement, none of GSAM, MMLC II, GSCR or any of MMLC II’s or GSCR’s subsidiaries or any other person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied.

Coordination of Dividends

MMLC II will coordinate with GSCR in designating the record and payment dates for any quarterly dividends or distributions to MMLC II’s stockholders declared in accordance with the Merger Agreement in any calendar quarter in which the Closing might reasonably be expected to occur, and MMLC II shall not authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing.

Conditions to Closing the Merger

Conditions to Each Party’s Obligations to Effect the Merger

The obligations of GSCR and MMLC II to complete the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•	the required approval of the Merger Proposal by MMLC II stockholders is obtained;

•

no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the other transactions contemplated thereby is in effect;

•

all regulatory approvals required by applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, have been obtained and remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act);

•

no proceeding by any governmental entity of competent jurisdiction is pending that challenges the Merger or any of the other transactions contemplated by the Merger Agreement or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the determination of the Closing MMLC II NAV as of the Determination Date will have been completed in accordance with the Merger Agreement; and

•

the representations and warranties of GSAM contained in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any material adverse effect or other materiality qualification to such representations and warranties; provided, however, that this condition shall be deemed to have been satisfied even if any such representations and warranties of GSAM are not so true and correct, without regard to any material adverse effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of GSAM to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MMLC II or GSCR, and MMLC II and GSCR have received a certificate signed on behalf of GSAM by an authorized officer of GSAM to such effect;

Conditions to Obligations of GSCR to Effect the Merger

The obligations of GSCR to effect the Merger are also subject to the satisfaction, or waiver by MMLC II, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of MMLC II, pertaining to:

(i)

the authorized and outstanding capital stock of MMLC II are true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(ii)

the representations and warranties related to authority, broker’s fees, state takeover laws and valuation, are true and correct in all material respects as of the date of the Merger Agreement and the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(iii)

all other representations and warranties by MMLC II contained in the Merger Agreement are true and correct as of the date of the Merger Agreement and the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any material adverse effect or other materiality qualification to such representations and warranties; provided, however, that this condition will be deemed satisfied even if any such representations and warranties of MMLC II are not so true and correct, without regard to any material adverse effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to MMLC II, and GSCR has received a certificate signed on behalf of MMLC II by the Chief Executive Officer or the Chief Financial Officer of MMLC II that this condition has been satisfied;

•

MMLC II has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and GSCR has received a certificate signed on behalf of MMLC II by the Chief Executive Officer or the Chief Financial Officer of MMLC II to such effect;

•

since the date of the Merger Agreement, there has not occurred any event, development, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of MMLC II; and

•

MMLC II will have delivered a certificate within thirty (30) days prior to the Closing that it is not and has not been within the past five years a “United States real property holding corporation” within the meaning of Section 897 of the Code.

Conditions to Obligations of MMLC II to Effect the Merger

The obligation of MMLC II to effect the Merger is also subject to the satisfaction, or waiver by GSCR, at or prior to the Effective Time, of the following conditions:

•

all other representations and warranties of GSCR contained in the Merger Agreement are true and correct as of the date of the Merger Agreement date and the Closing as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that this condition shall be deemed to have been satisfied even if any such representations and warranties of GSCR are not so true and correct, unless the failure of such representations and warranties of GSCR to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to GSCR, and MMLC II has received a certificate signed on behalf of GSCR by the Chief Executive Officer or the Chief Financial Officer of GSCR that this condition has been satisfied; and

•

GSCR has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, MMLC II has received a certificate signed on behalf of GSCR by the Chief Executive Officer or the Chief Financial Officer of GSCR to such effect.

Frustration of Closing Conditions

Neither GSCR nor MMLC II may rely on the failure of any condition applicable to the other party to be satisfied to excuse performance by such party of its obligations under the Merger Agreement if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Merger and the transactions contemplated thereby.

Termination of the Merger Agreement

Right to Terminate

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Proposal by the stockholders of MMLC II:

•

by mutual consent of GSCR and MMLC II in a written instrument authorized by each of the GSCR Board (acting upon recommendation of the GSCR Special Committee) and the MMLC II Board (acting upon recommendation of the MMLC II Special Committee);

•	by either MMLC II or GSCR, if:

•

any governmental entity that must grant a regulatory approval has denied approval of the transactions contemplated by the Merger Agreement (including the Merger) and such denial has become final and non-appealable, or any governmental entity of competent jurisdiction has issued a final and non-appealable order, or promulgated any other law, permanently enjoining or making illegal the consummation of the transactions contemplated by the Merger Agreement, provided that the right to terminate the Merger Agreement on this basis will not be available to any such party if such party’s breach of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, such final, non-appealable denial, order or law;

•

the Merger has not been consummated on or before March 24, 2026 (the “Termination Date”), provided that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the cause of, or primarily resulted in, the failure to consummate the Merger prior to the Termination Date; or

•

if the Special Meeting is held, the stockholders of MMLC II have failed to approve the Merger Proposal at a duly held meeting of MMLC II’s stockholders or at any adjournment or postponement thereof at which the adoption of this Merger Agreement has been voted upon; provided that the right to terminate the Merger Agreement on this basis will not be available to any such party if such party’ breach of any provision of the Merger Agreement has been the primary cause of, or primarily resulted in, such failure.

•	by MMLC II, if:

•

GSCR breaches or fails to perform any of the covenants or agreements or any of the representations or warranties in the Merger Agreement on the part of GSCR, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing, the failure of certain closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MMLC II to GSCR (provided that MMLC II is not then in material breach so as to result in the failure of a closing condition); or

•

at any time prior to obtaining approval of the Merger Proposal by the stockholders of MMLC II (A) MMLC II is not in material breach of any of the terms of the Merger Agreement and (B) the MMLC II Board (acting upon recommendation of the MMLC II Special Committee) authorizes MMLC II, subject to complying with the terms of the Merger Agreement, to enter into, and MMLC II enters into, a definitive contract providing for a MMLC II Superior Proposal.

•	by GSCR, if:

•

MMLC II breaches any of the covenants or agreements or any of the representations and warranties set forth in the Merger Agreement on the part of MMLC II, which breach, either individually or in the aggregate, would result in the failure of certain closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by GSCR to MMLC II (provided that GSCR is not then in material breach so as to result in the failure of a closing condition);

•

prior to obtaining approval of the Merger Proposal by the stockholders of MMLC II, a MMLC II Adverse Recommendation Change occurs and/or MMLC II adopts, approves or recommends a MMLC II Takeover Proposal; or

•	MMLC II breaches, in any material respect, its obligations relating to the solicitation and administration of Takeover Proposals from third parties.

Effect of Termination

If the Merger Agreement is terminated, it will become void and have no effect, and none of GSCR, MMLC II, any of their respective affiliates, or any of the officers or directors of any of them shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated thereby, except that certain sections of the Merger Agreement, as outlined in the Merger Agreement, will survive termination of the Merger Agreement; provided, however, that the parties will not be relieved from any liabilities or damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of the Merger Agreement or a failure or refusal by such party to consummate the Merger Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

Amendment of the Merger Agreement

The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors (acting upon the recommendation of the MMLC II Special Committee or the GSCR Special Committee, as applicable), at any time before or after approval of the Merger Proposal by the stockholders of MMLC II; provided, however, that after any approval of the Merger Proposal by the stockholders of MMLC II, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement that requires such further approval under applicable law. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Expenses and Fees

Except with respect to all filing and other fees in connection with any filing under the HSR Act, which in each case shall be borne equally by GSCR and MMLC II, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion sets forth certain material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) that receive the Merger Consideration in exchange for MMLC II Common Stock pursuant to the Merger. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income tax (e.g., estate or gift tax laws). In addition, this discussion does not address all aspects of U.S. federal income taxation, such as the alternative minimum tax or the Medicare tax on net investment income. This discussion is based upon the Code, the regulations promulgated under the Code, administrative rulings and judicial decisions, all as in effect on the date of this proxy statement. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those holders of shares of MMLC II Common Stock that hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	a partnership or other pass-through entity (or an investor therein);

•	an insurance company;

•	a dealer or broker in securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a U.S. Holder that has a functional currency other than the U.S. dollar;

•	a real estate investment trust;

•	a regulated investment company;

•	a controlled foreign corporation;

•	passive foreign investment company;

•	a qualified foreign pension fund;

•	a U.S. expatriate;

•	certain former citizens or long-term residents of the United States;

•	a person required to accelerate the recognition of any item of gross income with respect to MMLC II Common Stock as a result of such income being recognized on an applicable financial statement; or

•	a holder of shares of MMLC II Common Stock that holds such shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds MMLC II Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding MMLC II Common Stock, you should consult your tax advisors regarding the consequences to you of the Merger.

No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER OF MMLC II COMMON STOCK. A HOLDER OF MMLC II COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE. LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of MMLC II Common Stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity classified as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons have the authority to control all of its substantial decisions; or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person” for U.S. federal income tax purposes.

Consequences of the Merger to U.S. Holders

The receipt of the Merger Consideration by a U.S. Holder in exchange for MMLC II Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between the aggregate amount of Merger Consideration received in the Merger and the U.S. Holder’s adjusted tax basis in the MMLC II Common Stock converted into the Merger Consideration in the Merger. Such gain or loss generally will be long-term or short-term capital gain or loss, depending on the U.S. Holder’s holding period in such MMLC II Common Stock. Generally, a U.S. Holder’s gain or loss will be a long-term gain or loss if the MMLC II Common Stock has been held for more than one year. However, any loss realized by a U.S. Holder with respect to MMLC II Common Stock that have been held for six months or less will be treated as long-term capital loss to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such MMLC II Common Stock.

For non-corporate U.S. Holders (including individuals), long-term capital gains are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of MMLC II Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of MMLC II Common Stock.

Reporting Requirements

Under applicable U.S. Treasury regulations, if a U.S. Holder recognizes a loss with respect to MMLC II Common Stock of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the U.S. Holder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Holders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of MMLC II Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Consequences of the Merger to Non-U.S. Holders

Any gain realized by a Non-U.S. Holder upon the receipt of the Merger Consideration in exchange for MMLC II Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other specified conditions are met; or

•

MMLC II is or has been a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the Effective Time or such Non-U.S. Holder’s holding period with respect to the applicable \ MMLC II Common Stock, and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on any gain realized pursuant to the Merger in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain realized pursuant to the Merger, which gain may be offset by U.S.-source capital losses.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). MMLC II believes it is not and was not at any time within the five-year period preceding the date hereof, a USRPHC, and MMLC II does not anticipate becoming a USRPHC prior to the Effective Time.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24%) may apply to the Merger Consideration received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a successor form); (2) a Non-U.S. Holder that provides a certification of such Non-U.S. Holder’s non-U.S. status on an appropriate IRS Form W-8 (or a successor form); or (3) a holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or “FFIs,” unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or “IGA” with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source dividends (such as MMLC II Common Stock), the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until the final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. A Non-U.S. Holder should consult such holder’s own tax advisor Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder, impose a 30% U.S. federal withholding tax on certain payments made to a “foreign financial institution” (as specially defined under these rules, and whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a 30% U.S. federal withholding tax on certain payments made to a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the 30% U.S. federal withholding tax for gross proceeds of a sale or other disposition of shares of common stock (such as MMLC II Common Stock). In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Holders of shares of MMLC II Common Stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the receipt of the Merger Consideration in exchange for MMLC II Common Stock pursuant to the Merger.

THE FOREGOING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS OF THE MERGER TO THEIR PARTICULAR SITUATION, INCLUDING THE APPLICATION OF STATE, LOCAL AND NON-U.S. TAX LAWS.

APPROVAL OF THE MERGER PROPOSAL

MMLC II is asking its stockholders to approve the adoption of the Merger Agreement pursuant to which MMLC II will merge with and into GSCR, with GSCR surviving the Merger.

Approval of the Merger Proposal is required for the completion of the Merger. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of MMLC II Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration as described in the section entitled “Description of the Merger Agreement—Merger Consideration.” For more information on the MMLC II stockholder vote required for approval of the Merger Proposal, see “The Special Meeting—Vote Required.”

Appraisal Rights

If the Merger is consummated, MMLC II stockholders (including beneficial owners of shares) who (1) do not vote in favor of the adoption of the Merger Proposal; (2) continuously hold their applicable shares of MMLC II Common Stock through the Effective Time; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of MMLC II Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of MMLC II Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving company of the Merger makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving company of the Merger is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to MMLC II before the vote is taken on the Merger Proposal; (2) not vote in favor of the Merger Proposal; (3) continue to hold of record or own beneficially the subject shares of MMLC II Common Stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect of MMLC II unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find a copy of Section 262 of the DGCL attached as Annex C to this Statement. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein.

All references in Section 262 of the DGCL and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted.

For more information, please see “The Merger — Appraisal Rights.”

Votes Required

MMLC II stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Proposal. The affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote “FOR” the Merger Proposal is required for approval of the Merger Proposal. As the Merger Proposal is a non-routine matter, no broker non-votes are expected. Abstentions will have the effect of a vote “against” this proposal. Proxies received will be voted “FOR” the approval of the Merger Proposal unless MMLC II stockholders designate otherwise.

THE MMLC II BOARD, UPON RECOMMENDATION OF THE MMLC II SPECIAL COMMITTEE, UNANIMOUSLY RECOMMENDS THAT MMLC II STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

GSCR

GSCR Common Stock is not listed on a national securities exchange, and there is no established public trading market for GSCR Common Stock. GSCR is conducting an offering of its Class I Common Stock on a continuous basis. The offering sale of GSCR Common Stock is exempt from registration in reliance on Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Regulation D and Regulation S thereunder, for offers and sales of securities that do not involve a public offering and for offers and sales of securities outside of the United States. GSCR intends to sell shares of GSCR Common Stock monthly on a continuous basis at a price generally equal to its monthly NAV per share. GSCR may, at its discretion, offer investors an opportunity to have their shares of GSCR Common Stock repurchased on a quarterly basis, but is not obligated to offer to repurchase any shares of GSCR Common Stock in any particular quarter.

As of July 24, 2025, GSCR had 9,629 stockholders of record.

The following table summarizes GSCR’s dividend declarations and distributions during the three months ended March 31, 2025, the fiscal year ended December 31, 2024, and for the period from April 6, 2023 (commencement of operations) through December 31, 2023:

Date Declared	Record Date	Payment Date	Amount Per Share		Shares
For the Three Months Ended March 31, 2025
November 7, 2024	January 31, 2025	February 28, 2025	$0.20		633,167
February 26, 2025	February 28, 2025	April 7, 2025	$0.19	(1)	653,785
February 26, 2025	March 31, 2025	April 28, 2025	$0.19		689,129
For the Year Ended December 31, 2024
November 1, 2023	January 31, 2024	February 29, 2024	$0.21		284,014
February 27, 2024	February 29, 2024	March 28, 2024	$0.21		303,114
February 27, 2024	March 28, 2024	April 26, 2024	$0.21		328,736
February 27, 2024	April 30, 2024	May 28, 2024	$0.21		358,447
May 1, 2024	May 31, 2024	June 26, 2024	$0.21		396,199
May 1, 2024	June 28, 2024	July 26, 2024	$0.21		421,156
May 1, 2024	July 31, 2024	August 27, 2024	$0.21		440,968
August 8, 2024	August 30, 2024	October 4, 2024	$0.21		481,425
August 8, 2024	September 30, 2024	October 28, 2024	$0.21		481,001
August 8, 2024	October 31, 2024	November 29, 2024	$0.21	(2)	502,832
November 7, 2024	November 29, 2024	January 6, 2025	$0.21		573,398
November 7, 2024	December 31, 2024	January 28, 2025	$0.21		644,775
For the Year Ended December 31, 2023
April 26, 2023	April 28, 2023	May 30, 2023	$0.17		26,481
May 3, 2023	May 31, 2023	June 28, 2023	$0.21		40,267
May 3, 2023	June 30, 2023	July 28, 2023	$0.21		62,222
May 3, 2023	July 31, 2023	August 29, 2023	$0.21		93,814
August 2, 2023	August 31, 2023	September 28, 2023	$0.21		141,357
August 2, 2023	September 29, 2023	October 30, 2023	$0.21		174,596
August 2, 2023	October 31, 2023	November 29, 2023	$0.21		194,766
November 1, 2023	November 30, 2023	December 28, 2023	$0.21		228,739
November 1, 2023	December 29, 2023	January 30, 2024	$0.21		248,712

(1)	Less than $0.01 is considered a return of capital distribution.
(2)	$0.03 is considered capital gain distribution

GSCR has adopted a distribution reinvestment plan, pursuant to which GSCR reinvests all distributions declared by the GSCR Board on behalf of its stockholders who do not elect to receive their distributions in cash. As a result, if the GSCR Board authorizes, and GSCR declares, a cash distribution or other distribution, then GSCR’s stockholders who have not opted out of its distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash distribution or other distribution.

MMLC II

MMLC II Common Stock is not listed on a national securities exchange, and there is no established public trading market for MMLC II Common Stock. Because shares of MMLC II Common Stock have been acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities.” Such shares of MMLC II Common Stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) for so long as such shares are not listed, MMLC II’s consent is granted, and (ii) the shares are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at MMLC II’s option, be required to provide MMLC II with a legal opinion, in form and substance satisfactory to MMLC II, that registration is not required). No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of shares of MMLC II Common Stock may be made except by registration of the transfer on MMLC II’s books. Each transferee is required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by MMLC II. As a result of these transfer restrictions, MMLC II Common Stock may be required to be held indefinitely if the Merger is not consummated.

As of July 24, 2025, MMLC II had 2,219 stockholders of record.

The following table summarizes MMLC II’s dividend declarations and distributions during the three months ended March 31, 2025, during the fiscal years ended December 31, 2024, 2023 and 2022:

Date Declared	Record Date	Payment Date	Amount Per Share
For the Three Months Ended March 31, 2025
February 26, 2025	April 2, 2025	April 29, 2025	$0.54	(1)
For the Year Ended December 31, 2024
February 27, 2024	April 2, 2024	April 29, 2024	$0.52	(2)
May 1, 2024	July 2, 2024	July 29, 2024	$0.44
August 8, 2024	October 2, 2024	October 29, 2024	$0.52
November 7, 2024	December 31, 2024	January 28, 2025	$0.49
For the Year Ended December 31, 2023
February 28, 2023	April 5, 2023	April 27, 2023	$0.50
May 3, 2023	July 6, 2023	July 28, 2023	$0.50
August 2, 2023	October 3, 2023	October 28, 2023	$0.39
November 1, 2023	December 29, 2023	January 29, 2024	$0.35
For the Year Ended December 31, 2022
May 2, 2022	July 5, 2022	July 28, 2022	$0.02
August 3, 2022	October 3, 2022	October 28, 2022	$0.12
November 2, 2022	December 30, 2022	January 27, 2023	$0.38

(1)	$0.06 is considered capital gain distribution.
(2)	$0.05 is considered capital gain distribution.

BUSINESS OF GSCR

GSCR is a specialty finance company that is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, GSCR has elected to be treated as a RIC, and GSCR expects to qualify annually for tax treatment as a RIC under Subchapter M of the Code, commencing with GSCR’s taxable year ended December 31, 2023. From GSCR’s commencement of investment operations on April 6, 2023 through March 31, 2025, GSCR has originated approximately $9.94 billion in aggregate principal amount of private credit instruments, which may include Private Credit Investments and related equity prior to any subsequent exits and repayments.

GSCR’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. GSCR’s investment strategy is consistent with that of the broader GSAM Private Credit platform, with a focus on capital preservation and capital appreciation, and includes:

•	Leveraging GSAM Private Credit’s position within Goldman Sachs;

•	Direct origination with borrowers;

•	Prudent investment selection with intensive due diligence and credit analysis;

•	Provision of large-sized commitments;

•	Structuring expertise with a focus on risk mitigation;

•	Rigorous portfolio management; and

•	Focus on companies with attractive business fundamentals.

Under normal circumstances, GSCR will invest at least 80% of GSCR’s total assets (which include net assets plus borrowings for investment purposes) in Private Credit Investments. If GSCR changes its 80% requirement, GSCR will provide stockholders with at least 60 days’ notice of such change.

GSCR primarily holds directly originated, first lien senior secured, floating rate debt of companies located primarily in the United States and, to a lesser extent, in non-U.S. jurisdictions. GSCR may also invest, to a lesser extent, in second lien loans, unsecured, subordinated or PIK debt and equity and equity-like instruments. GSCR also invests a portion of its portfolio in more Liquid Investments (as defined below), such as broadly syndicated loans and other fixed-income securities, to provide the portfolio with additional liquidity.

GSCR invests primarily in private companies based in the United States, but GSCR also invests, to a lesser extent, in non-U.S. based companies (subject to compliance with BDC requirements to invest at least 70% of GSCR’s assets in U.S. companies). GSCR focuses its lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. GSCR may invest in companies of any size or capitalization.

GSCR generally leads the origination of GSCR’s investments as the primary lender, and GSCR may participate in club deals (which are generally investments made by a small group of firms). Subject to the limitations of the Investment Company Act, GSCR may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. GSCR also invests alongside institutional and retail-focused private credit client accounts managed by GSAM (such accounts, including MMLC II, GSCR, Goldman Sachs Business Development Company, Inc. (“GS BDC”), Silver Capital Holdings LLC (“SCH”), Goldman Sachs Private Middle Market Credit II LLC (“GS PMMC II”), Phillip Street Middle Market Lending Fund LLC (“PSLF”) and West Bay BDC LLC (“West Bay” and together with MMLC II, GSCR, GS BDC, SCH, GS PMMC II and PSLF, the “GS BDCs”), are referred to collectively as the “Accounts”), which may include proprietary accounts of Goldman Sachs. In addition, GSCR expects to acquire or originate revolving credit facilities from time to time in connection with GSCR’s investments in other assets.

GSCR’s investment strategy also allocates a portion of the overall portfolio to Liquid Investments to provide the portfolio with additional liquidity and to manage GSCR’s payment obligations under GSCR’s share repurchase program. Liquid Investments may include senior secured loans, senior secured high yield bonds, senior unsecured high yield bonds, and fixed-income ETFs and government securities. GSCR uses these investments to maintain liquidity for GSCR’s share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. Prior to raising or investing sufficient capital, the portfolio may display a greater percentage of assets within Liquid Investments or government securities than GSCR otherwise would expect for a fully invested portfolio. Investment decisions related to Liquid Investments are made by the GSAM High Yield and Bank Loan team within the Global Fixed Income and Liquidity Solutions group of GSAM.

GSCR employs leverage as market conditions permit and at the discretion of GSAM, but GSCR intends to comply with the limitations set forth in the Investment Company Act, which currently allows GSCR to borrow up to $2 of debt for each $1 of equity. GSCR intends to use leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. GSCR may also use leverage in the form of preferred shares. In determining whether to borrow money, GSCR will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to GSCR’s investment outlook. GSCR would expect any such leverage, if incurred, to increase the total capital available for investment by GSCR.

EU Environmental Taxonomy Criteria

GSCR’s underlying investments do not take into account the EU criteria for environmentally sustainable economic activities.

Available Information

GSCR files with or submits to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by GSCR with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

Investment Strategy

GSCR’s investment strategy is consistent with that of the broader GSAM Private Credit platform with a focus on capital preservation and capital appreciation and includes:

•

Leveraging the GSAM Private Credit Team’s position within Goldman Sachs: The GSAM Private Credit Team, which is responsible for sourcing, diligencing, negotiating, structuring, monitoring and harvesting investment opportunities for the private credit portion of GSCR, is able to draw on the broader Goldman Sachs platform, network and relationships across the investment lifecycle to identify potentially attractive opportunities. Goldman Sachs is a leading global financial services firm and one of the world’s most experienced alternatives investors, and GSCR is expected to benefit not only from the Goldman Sachs network and relationships to identify potentially attractive opportunities, but also from a broad range of other resources offered by Goldman Sachs, including market insights, structuring capabilities and industry experts whose insights can enhance due diligence, structuring and investment monitoring processes.

•

Direct origination with borrowers: The GSAM Private Credit Team believes that evaluating investment opportunities through direct discussions with borrowers leads to a better understanding of the underlying drivers of performance and business risks. The GSAM Private Credit Team’s direct origination platform has been developed over the GSAM Private Credit Team’s more-than-28-year history of private credit investing and includes approximately 200 investment professionals across 11 cities and four continents as of December 31, 2024. The GSAM Private Credit Team’s local relationships with companies, private equity sponsors and advisors combined with deep industry expertise provides GSCR with access to a wide range of opportunities and allows GSCR to gain early and direct access to due diligence materials and management teams. GSCR will seek to lead the structuring and negotiation of the loans or securities in which GSCR invest with a collaborative, solutions-oriented approach.

•

Prudent investment selection with intensive due diligence and credit analysis: GSCR believes that the GSAM Private Credit Team’s substantial flow of potential investment opportunities, in combination with diligence practices developed over its more-than-28-year history of private credit investing, will enable GSCR to invest in and selectively develop a diversified portfolio of high quality companies. The GSAM Credit Team’s seasoned team and underwriting approach reflects deep sector expertise and seeks to identify attractive trends and pursue investments accordingly, through GSCR’s approach to fundamental credit analysis driven by intensive investment research.

•

Provision of large-sized commitments: GSCR believes that the GSAM Private Credit Team’s capability to hold large-sized, directly originated investments drives GSCR’s ability to source, negotiate and commit capital in attractive opportunities. GSCR intends to invest substantially alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, which GSCR believes will provide it with access to a wide range of opportunities and allow GSCR to commit to larger investment across the GSAM platform.

•

Structuring expertise with a focus on risk mitigation: The GSAM Private Credit Team has significant structuring capabilities with a seasoned team of investment professionals, including the Private Credit Investment Committee (as defined below), who have over 23 years of experience on average. GSCR seeks to mitigate risk by investing primarily in senior secured debt, which is secured by a collateral package that often results in a higher rate of recovery in the event of default as compared to unsecured and subordinated investments. Senior secured debt has favorable characteristics that typically include a senior ranking in the capital structure of the borrower with priority of repayment, security of collateral and protective contractual rights that may include affirmative and negative covenants that restrict the borrower’s ability to incur additional indebtedness, make restricted payments or execute other transactions or implement changes that may be negative to lenders. In addition, the GSAM Private Credit Team has experience investing across the capital structure which will enable GSCR to consider different investment structures and expand GSCR’s opportunity funnel.

•

Rigorous portfolio management: The GSAM Private Credit Team’s active approach to portfolio management centers on team continuity through the lifecycle of an investment, from sourcing and underwriting through investment monitoring and maturity. Investment professionals actively monitor portfolio companies’ operations and financial condition, and senior secured loan agreements typically provide for regular reporting which includes borrower performance, compliance and notification of adverse events. GSCR believes the Goldman Sachs platform adds additional value to GSCR’s portfolio companies through its extensive network, research capabilities and connectivity across the global capital markets.

•

Focus on companies with attractive business fundamentals: Capital preservation is central to GSCR’s investment strategy. Generally, GSCR will seek to target companies with the following characteristics: (i) strong and defensible market positions, (ii) stable or growing revenues and free cash flow, (iii) attractive business models, (iv) experienced and well-regarded management teams, (v) reputable private equity or private family sponsors, as applicable, (vi) a meaningful amount of equity cushion or junior capital (i.e., any equity or debt in the capital structure that is subordinated to GSCR’s investment) and (vii) viable exit strategies. GSCR intends to make investments in companies located primarily in the United States and, to a lesser extent, in non-U.S. jurisdictions.

Investment Portfolio

As of March 31, 2025, GSCR’s portfolio (excluding investments in money market funds, if any) consisted of the following:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	($ in millions)
First Lien/Senior Secured Debt	$7,957.38	$7,927.84	$7,014.26	$7,006.80
First Lien/Last-Out Unitranche	268.28	267.05	263.35	261.65
Preferred Stock	3.10	—	3.10	—
Common Stock	5.21	4.68	5.21	5.37

Total investments	$8,233.97	$8,199.57	$7,285.92	$7,273.82

As of March 31, 2025, the weighted average yield by asset type of GSCR’s portfolio (excluding investments in money market funds, if any), at amortized cost and at fair value, was as follows:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Weighted Average Yield(1)
First Lien/Senior Secured Debt(2)	9.3%	9.3%	9.4%	9.4%
First Lien/Last-Out Unitranche(2)(3)	10.8%	10.8%	11.0%	11.1%
Preferred Stock(4)	—	—	—	—
Common Stock(4)	—	—	—	—

Total Portfolio	9.3%	9.4%	9.5%	9.5%

(1)	The weighted average yield of GSCR’s portfolio does not represent the total return to its stockholders.
(2)

Computed based on (a) the annual actual interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments as of the reporting date, divided by (b) the total investments (including investments on non-accrual status and non-income producing investments) at amortized cost or fair value. This calculation excludes investments that are unsettled as of period-end as the interest rate associated with the investment is not known prior to the settlement date.

(3)	The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments.
(4)

Computed based on (a) the stated coupon rate, if any, for each income-producing investment, divided by (b) the total investments (including investments on non-accrual status and non-income producing investments) at amortized cost or fair value.

As of March 31, 2025, the total portfolio weighted average yield measured at amortized cost and fair value was 9.3% and 9.4%, as compared to 9.5% and 9.5% as of December 31, 2024.

As of March 31, 2025, the Liquid Investments portfolio weighted average yield measured at amortized cost and fair value was 7.2% and 7.6%, compared to 7.5% and 7.5% as of December 31, 2024.

The following table presents certain selected information regarding GSCR’s investment portfolio (excluding investments in money market funds, if any):

	As of
	March 31, 2025	December 31, 2024
Number of portfolio companies in which GSCR has Private Credit Investments	107	96
Number of Liquid Investments	176	174
Percentage of performing debt bearing a floating rate(1)	100.0%	100.0%
Percentage of performing debt bearing a fixed rate(1)(2)	—%	—%
Weighted average loan-to-value (“LTV”)(3)	41.4%	40.4%
Weighted average leverage (net debt/EBITDA)(4)	5.7x	5.7x
Weighted average interest coverage(4)	2.1x	2.0x
Median EBITDA(4)	$100.50 million	$98.65 million

(1)	Measured on a fair value basis. This excludes investments, if any, placed on non-accrual status.
(2)	Includes income producing preferred stock investments, if applicable.
(3)

Includes all Private Credit Investments for which fair value is determined by GSAM, as the valuation designee (the “GSCR Valuation Designee”) designated by the GSCR Board, pursuant to Rule 2a-5 under the Investment Company Act. Figures are derived from the financial statements most recently validated by GSAM. LTV is calculated as net debt through each respective loan tranche divided by estimated enterprise value or value of the underlying collateral of the portfolio company. Weighted average LTV is weighted based on the fair value of the total applicable private debt investments.

(4)

Includes all Private Credit Investments for which fair value is determined by GSAM, as the GSCR Valuation Designee designated by the GSCR Board, pursuant to Rule 2a-5 under the Investment Company Act. For a particular portfolio company, GSCR calculates the level of contractual indebtedness net of cash (“net debt”) owed by the portfolio company and compares that amount to measures of cash flow available to service the net debt. To calculate net debt, GSCR includes debt that is both senior and pari passu to the tranche of debt owned by GSCR but excludes debt that is legally and contractually subordinated in ranking to the debt owned by GSCR. GSCR believes this calculation method assists in describing the risk of GSCR’s portfolio investments, as it takes into consideration contractual rights of repayment of the tranche of debt owned by GSCR relative to other senior and junior creditors of a portfolio company. GSCR typically calculates cash flow available for debt service at a portfolio company by taking EBITDA for the trailing twelve-month period. Weighted average net debt to EBITDA is weighted based on the fair value of GSCR’s applicable Private Credit Investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

For a particular portfolio company, GSCR also calculates the level of contractual interest expense owed by the portfolio company and compares that amount to EBITDA. GSCR believes this calculation method assists in describing the risk of its portfolio investments, as it takes into consideration contractual interest obligations of the portfolio company. Weighted average interest coverage is weighted based on the fair value of GSCR’s applicable performing Private Credit Investments, excluding investments where interest coverage may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Median EBITDA is based on GSCR’s applicable Private Credit Investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the reported end date. Statistics of the portfolio companies have not been independently verified by GSCR and may reflect a normalized or adjusted amount.

As of March 31, 2025 and December 31, 2024, investments where net debt to EBITDA may not be the appropriate measure of credit risk represented 9.0% and 11.8% of total Private Credit Investments at fair value.

Corporate Structure and Private Offering

GSCR was formed as a Delaware limited liability company on March 25, 2022 with the name Goldman Sachs Loan Fund LLC, which was changed to Goldman Sachs Private Credit Fund LLC on May 18, 2022. An affiliate of GSAM (the “GSCR Initial Member”) made an initial capital contribution to GSCR of $1,000 and became the GSCR Initial Member. The GSCR Initial Member served as the sole owner of GSCR’s interests until the GSCR Initial Issuance Date (as defined below) when the equity interests of the GSCR Initial Member were cancelled. Effective April 6, 2023, Goldman Sachs Private Credit Fund LLC was converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Private Credit Corp., which succeeded to the business of, and by operation of law is deemed for purposes of Delaware law to be the same entity as, Goldman Sachs Private Credit Fund LLC.

GSCR has elected to be regulated as a BDC under the Investment Company Act. In addition, GSCR has elected to be treated, and expects to qualify annually, as a RIC under Subchapter M of the Code, for U.S. federal income tax purposes, commencing with GSCR’s taxable year ended December 31, 2023.

GSCR is offering shares of GSCR’s common stock, par value $0.001 per share (the “GSCR Shares”), on a continuous basis in transactions exempt from the registration requirements of the Securities Act, including in reliance on Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. GSCR is currently only offering Class I shares for sale.

On April 6, 2023 (the “GSCR Initial Issuance Date”), GSCR completed the initial closing of the private offering of GSCR Shares, pursuant to which GSCR issued and sold approximately 10,081,173 Class I shares for an aggregate purchase price of approximately $252,029,333, satisfied GSCR’s minimum offering amount of $100,000,000 and broke escrow for the private offering of GSCR Shares, and GSCR commenced operations.

Stockholders are entitled to receive dividends or other distributions declared by the GSCR Board and each share of GSCR Common Stock is entitled to one vote on all matters submitted to a vote of stockholders generally, including the election of directors elected by a vote of stockholders generally.

The following table summarizes the total shares issued and proceeds received related to subscriptions:

Share Issue Date	Shares Issued	Proceeds Received ($ in millions)
For the Year Ended December 31, 2024
Class I Common Stock
January 1, 2024	13,232,488	$333.46
February 1, 2024	6,122,455	154.29
March 1, 2024	7,852,924	197.81
April 1, 2024	9,027,996	228.59
May 1, 2024	9,154,226	231.69
June 1, 2024	10,422,835	263.70
July 1, 2024	9,092,364	230.13
August 1, 2024	11,342,035	287.07
September 1, 2024	13,089,896	331.04
October 1, 2024	12,653,161	320.00
November 1, 2024	12,381,902	312.64
December 1, 2024	14,755,235	372.57

Total	129,127,517	3,262.99

Investment Period

GSCR has a perpetual life and may continue to take in new capital on a continuous basis at a value equal to GSCR’s NAV per share. GSCR expects to continually originate new investments to the extent GSCR raises additional capital. GSCR also intends to recycle capital regularly from GSCR’s existing investors into new investments. In contrast, certain other private and public, non-listed BDCs generally may have a finite offering period and an associated designated time period for investment. These BDCs have either a finite life or a time period by which a liquidity event must occur or fund operations must be wound down, which may limit the ability of such BDCs to recycle investments.

Term

GSCR is a perpetual-life BDC, meaning GSCR is an investment vehicle of indefinite duration, whose Shares are intended to be sold monthly on a continuous basis at a price generally equal to GSCR’s monthly NAV per share. In addition, GSCR is non-exchange traded, meaning GSCR’s Shares are not listed for trading on a national securities exchange. In GSCR’s perpetual-life structure, GSCR may, at GSCR’s discretion, offer investors an opportunity to have their Shares repurchased by GSCR on a quarterly basis, but GSCR is not obligated to offer to repurchase any in any particular quarter. GSCR believes that GSCR’s perpetual nature enables GSCR to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of GSCR being a forced seller of assets in market downturns compared to non-perpetual funds. GSCR does not intend to undertake a liquidity event, and GSCR is not obligated by GSCR’s certificate of incorporation or otherwise to effect a liquidity event at any time.

Repurchase Offers

Subject to the discretion of GSCR’s Board, GSCR intends to maintain a share repurchase program pursuant to which GSCR intends to offer to repurchase, in each quarter, up to 5% of GSCR’s Shares outstanding (by number of shares) as of the close of the previous calendar quarter. GSCR’s Board may amend, suspend or terminate the share repurchase program if it deems such action to be in the best interest of GSCR and the best interest of GSCR’s stockholders. As a result, share repurchases may not be available each quarter. GSCR intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the

Exchange Act, and the Investment Company Act. All Shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase program, to the extent GSCR offers to repurchase Shares in any particular quarter, GSCR expects to repurchase Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year will be subject to an “early repurchase deduction” of 2% of the aggregate NAV of the Shares repurchased (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date and does not include shares received under GSCR’s DRIP (as defined below). The Early Repurchase Deduction may be waived by GSCR in the case of repurchase requests arising from the death, divorce or qualified disability of the holders. The Early Repurchase Deduction will be retained by GSCR for the benefit of remaining stockholders.

GSCR’s Adviser

GSAM serves as GSCR’s Adviser and has been registered as an investment adviser with the SEC since 1990. Subject to the supervision of the GSCR Board, a majority of which is made up of GSCR Independent Directors (including an independent Chairperson), GSAM manages GSCR’s day-to-day operations and provides GSCR with investment advisory and management services and certain administrative services. GSAM is a subsidiary of GS Group Inc., a BHC and an FHC, regulated by the board of governors of the federal reserve system (the “Federal Reserve”). GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. GS Group Inc. is the general partner and owner of GSAM.

The GSAM Private Credit Team

The GSAM Private Credit Team is dedicated to the direct origination investment strategy of GSCR and other Accounts that share a similar investment strategy with GSCR. The GSAM Private Credit Team is comprised of approximately 200 investment professionals across 11 cities and four continents as of December 31, 2024. Within the GSAM Private Credit Team, approximately 80 private credit investment professionals across five offices in the Americas led by GSCR’s Co-Chief Executive Officers, oversee and lead GSCR’s day-to-day portfolio management. The GSAM Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, and negotiating, structuring, monitoring, and servicing GSCR’s investments. In addition, GSAM and Goldman Sachs have risk management, legal, accounting, tax, information technology and compliance personnel, among other personnel, who provide services to GSCR. GSCR benefits from the expertise provided by these personnel in GSCR’s operations.

The GSAM Private Credit Team utilizes a bottom-up, fundamental research approach to lending. The managing directors of this team had an average industry experience of over 19 years coupled with an average tenure at Goldman Sachs of over 12 years as of December 31, 2024.

The GSAM High Yield and Bank Loan Team within the GSAM Global Fixed Income and Liquidity Solutions Team is responsible for investing in more liquid credit investments, such as broadly syndicated loans and other fixed-income securities, for GSCR.

The GSAM Private Credit Team and the GSAM High Yield and Bank Loan Team are subject to information barriers established by Goldman Sachs. As a result, each team will at times be restricted from sharing with one another certain information relating to their portfolio holdings and investment process.

Private Credit Investment Committee

All investment decisions are made by the investment committee of the GSAM Private Credit Team (the “Private Credit Investment Committee”). As of December 31, 2024, the Private Credit Investment Committee

consisted of the following members: Rich Friedman, James Reynolds, Vivek Bantwal, Patrick Armstrong, Amitayush Bahri, Steven Budig, Kevin Sterling, Beat Cabiallavetta, Stephanie Rader, Alex Chi, David Miller, Greg Watts, Nicole Agnew and Moritz Jobke, along with members from Goldman Sachs’ Compliance, Legal, Tax and Controllers groups. The Private Credit Investment Committee is responsible for approving all of GSCR’s investments. The Private Credit Investment Committee also monitors investments in GSCR’s portfolio and approves all asset dispositions. GSCR expects to benefit from the extensive and varied relevant experience of the investment professionals serving on the Private Credit Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The size, membership, authority and voting rights of members of the Private Credit Investment Committee are subject to change from time to time without prior notice.

The purpose of GSCR’s Private Credit Investment Committee is to evaluate and approve, as deemed appropriate, all investments by GSAM. GSCR’s Private Credit Investment Committee process is intended to bring the diverse experience and perspectives of GSCR’s Private Credit Investment Committee’s members to the analysis and consideration of every investment. GSCR’s Private Credit Investment Committee also serves to provide investment consistency and adherence to GSAM’s investment philosophies and policies. GSCR’s Private Credit Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

High Yield and Bank Loan Team

Investment decisions related to more liquid credit investments, such as broadly syndicated loans and other fixed-income securities, will be made by the GSAM High Yield and Bank Loan Team within the GSAM Global Fixed Income and Liquidity Solutions Team.

The High Yield and Bank Loan team currently is comprised of approximately 42 dedicated professionals across the High Yield, Bank Loans and Opportunistic Credit asset classes. In managing GSCR’s more liquid credit investments, the High Yield and Bank Loan team will employ the broad resources and expertise of the whole GSAM Global Fixed Income and Liquidity Solutions Team, which in total comprises over 375 professionals located across Bengaluru, Burlington, Hong Kong, London, New York, Salt Lake City, Singapore, The Hague and Tokyo, as of December 31, 2024.

The investment culture of the High Yield and Bank Loan team encourages strong dialogue and debate among research analysts, traders and portfolio managers, resulting in a research-intensive process where each team member feels accountable for the strategy’s performance. The investment decisions of the High Yield and Bank Loan team are supported by the Fixed Income Strategy Group (the “FISG”), which comprises the senior members of the GSAM Global Fixed Income and Liquidity Solutions Team. The FISG provides direction, context and oversight for the team to work within. The FISG will consider global growth, inflation, interest rates amongst other inputs to deliver a macro backdrop for the investment strategy teams. The FISG’s members average over 23 years of experience and more than 14 years at GSAM as of December 31, 2024.

Investments

GSCR holds primarily directly originated, first lien senior secured, floating rate debt of companies located primarily in the United States and, to a lesser extent, in non-U.S. jurisdictions. GSCR also invests, to a lesser extent, in second lien loans, unsecured, subordinated or PIK debt and equity and equity-like instruments. GSCR also invests a portion of GSCR’s portfolio in more liquid credit investments, such as broadly syndicated loans and other fixed-income securities, to provide the portfolio with additional liquidity.

GSCR invests primarily in private companies based in the United States, but GSCR also invests, to a lesser extent, in non-U.S. based companies (subject to compliance with BDC requirements to invest at least 70% of GSCR’s assets in U.S. companies). GSCR focuses its lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. GSCR may invest in companies of any size or capitalization. GSCR generally leads the origination of GSCR’s investments as the primary lender, and GSCR may participate in club deals (which are generally investments made by a small group of firms). Subject to the limitations of the Investment Company Act, GSCR may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. GSCR also invests alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. In addition, GSCR expects to acquire or originate revolving credit facilities from time to time in connection with GSCR’s investments in other assets.

As of December 31, 2024, GSCR’s portfolio (which term does not include GSCR’s investments in money market funds, if any) on a fair value basis, was comprised of approximately 99.9% secured debt investments (99.9% in first lien debt (including 3.6% in first lien/last-out unitranche loans), 0.0% in preferred stock and 0.1% in common stock.

In the future, GSCR may also securitize a portion of GSCR’s investments in any or all of GSCR’s assets. GSCR expects that GSCR’s primary use of funds will be to make investments in portfolio companies, distribute cash to holders of GSCR’s Shares and pay GSCR’s operating expenses, including debt service to the extent GSCR borrows or issue senior securities to fund GSCR’s investments.

In certain circumstances, GSCR can make negotiated co-investments pursuant to an exemptive order from the SEC permitting GSCR to do so. On May 21, 2025, the SEC granted exemptive relief (the “Relief”) to GSAM, the GS BDCs, and certain other affiliated applicants. If GSAM forms other funds in the future, GSCR may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that the GSCR Board maintain oversight of GSCR’s participation in the co-investment program and that a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the GSCR Independent Directors must reach certain conclusions in connection with certain co-investment transactions, including that: (i) the terms of the proposed transaction are reasonable and fair to GSCR and GSCR stockholders and do not involve overreaching of GSCR or GSCR stockholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of GSCR stockholders and is consistent with GSCR’s investment objectives and strategies. As a result of the Relief, there could be significant overlap in GSCR’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

Investment Criteria

GSCR seeks to manage GSCR’s portfolio for income distribution, capital preservation and capital appreciation. GSCR’s evaluation and management of directly originated investments is subject to a process framework that applies to all opportunities across the GSAM Private Credit Team. Sourcing, investment diligence, approvals and ultimately investment management are undertaken across the GSAM Private Credit Team in a manner that emphasizes governance and oversight of deal teams to ensure that opportunities are in line with GSCR’s investing philosophy and objectives. GSCR’s process draws on the expertise of GSCR’s seasoned team as well as other subject matter experts, including legal, tax, compliance, environmental, and other stakeholders.

With respect to opportunity identification and diligence, the criteria outlined below provide general guidelines for the companies in which GSCR may seek to invest, though not all of these criteria may be met by each prospective portfolio company in which GSCR chooses to invest. Generally, GSCR seeks to use GSCR’s experience and access to market information to identify investment candidates and to structure investments efficiently and effectively.

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Strong and defensible competitive market position. GSCR seeks to invest in companies that have developed leading market positions within their respective markets and are well-positioned to capitalize on growth opportunities. GSCR also seeks companies that GSCR believes demonstrate significant competitive advantages versus their peers. GSCR believes such competitive advantages will help GSCR’s portfolio companies to preserve their market positions and profitability.

•

Stable or growing revenues and free cash flow. GSCR seeks to invest in companies that GSCR believes will generate a steady stream of cash flow to pay interest (and ultimately principal) on GSCR’s investments. GSCR evaluates companies’ historical revenue, margin and cash flow profiles to inform GSCR’s forecasts and understand how GSCR’s investments would be repaid. GSCR considers factors including revenue drivers, fixed and variable costs, and unit level economics.

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Experienced and well-regarded management teams. GSCR generally seeks to invest in companies GSCR believes have experienced, well-regarded management teams. GSCR conducts background checks, inquires about prior lending relationships, often seeks references, and prefers that the owners and management teams have capital invested in the business.

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Backed by reputable financial sponsors, as applicable. GSCR’s diligence of investment opportunities in companies backed by financial sponsors extends to the financial sponsors themselves; GSCR seeks to invest in companies backed by reputable financial sponsors with a history of value creation, although not all of GSCR’s investments will be in financial sponsor-backed companies.

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Viable exit strategies. GSCR seeks to invest in companies whose business models and expected future cash flows offer what GSCR believes to be attractive exit possibilities. Potential exits may include acquisition by other industry participants and / or initial public offerings of common stock or other capital markets transactions that could result in the repayment of GSCR’s investments.

GSCR’s due diligence process typically includes, but is not limited to: (i) review of historical and projected financial and operating performance; (ii) review of the capital structure; (iii) analysis of the business and industry in which GSCR operates; (iv) research relating to the portfolio company’s management, industry, markets, products and services and competitors; (v) on-site visits; (vi) interviews with company management of the potential portfolio company and industry experts; and (vii) background checks. GSCR’s underwriting process also emphasizes terms and document negotiation. GSCR typically include negative covenants (including but not limited to restrictions on incurring debt, incurring liens, and making restricted payments), affirmative covenants (including but not limited to financial reporting, notices of material events, and books and records) and financial maintenance covenants in the documents governing GSCR’s investments, as applicable. However, some of GSCR’s investments may be “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants.

GSAM may integrate environmental, social and governance (“ESG”) risk considerations within its process for originating loans and investing directly in credit obligations and related instruments. As part of its due diligence process, GSAM may consider, alongside other relevant factors, ESG risks, events or conditions that have or could have a material negative impact on the operating and performance metrics of these borrowers in the portfolio. Depending on the circumstances, examples of ESG risks can include physical environmental risks, climate change transition risks, supply chain disruptions, improper labor practices, lack of board diversity and corruption. GSAM may utilize proprietary research to assess ESG risks that are relevant to GSCR’s investment. In addition, GSAM may invest in a security or sector without integrating ESG considerations into its process for originating loans. No one factor or consideration is determinative in the investment process. GSAM may originate loans and invest directly in credit obligations and related instruments without integrating ESG risk considerations into its investment process.

Upon the completion of due diligence and finalizing investment structure, the deal team will seek approval to pursue the potential investment from the Private Credit Investment Committee or a subcommittee thereof, depending on deal characteristics, subject to any other internal or external approvals, as necessary. The members of the Private Credit Investment Committee do not receive separate compensation from GSCR or GSAM for serving on the Private Credit Investment Committee. Additional due diligence with respect to any investment may be conducted on GSCR’s behalf (and at GSCR’s expense) by attorneys prior to the closing of the investment, as well as other outside advisers, as appropriate.

Investment Structure

Once GSCR determines that a prospective portfolio company is suitable for investment, GSCR works with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. GSCR negotiates among these parties and seeks to use creative and flexible approaches to structure GSCR’s investment relative to the other capital in the portfolio company’s capital structure.

The loans in which GSCR invests generally pay floating interest rates based on a variable base rate. GSCR generally expects the senior secured loans, unitranche loans and senior secured bonds in which GSCR invests to have stated terms of five to eight years, and GSCR’s mezzanine, unsecured or subordinated debt investments may have stated terms of up to ten years, but will generally have an expected average life of between three and five years. However, there is no limit on the maturity or duration of the loans or securities GSCR may hold in GSCR’s portfolio. GSCR may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. GSCR expects the loans and securities that GSCR purchases in the secondary market to have generally shorter remaining terms to maturity than newly issued investments.

GSCR also invests in “unitranche” loans, which are first lien loans that extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, GSCR may find another lender to provide the “first-out” portion of a unitranche loan while GSCR retains the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last-out” portion that GSCR would continue to hold. In exchange for taking greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion of the loan. GSCR uses the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. GSCR may make multiple investments in the same portfolio company.

In the case of GSCR’s secured debt and unsecured debt, including mezzanine debt investments, GSCR seeks to tailor the terms of the investments to the facts and circumstances of the transactions and the prospective portfolio companies, negotiating a structure that seeks to protect GSCR’s rights and manage GSCR’s risk while creating incentives for the portfolio companies to achieve their business plan and improve their profitability. For example, in addition to seeking a senior position in the capital structure of GSCR’s portfolio companies, GSCR may seek to limit the downside potential of GSCR’s investments by (i) requiring a total return on GSCR’s investments (including both interest and potential equity appreciation) that compensates GSCR for credit risk; (ii) incorporating “put” rights and call protection into the investment structure; and (iii) negotiating covenants in connection with GSCR’s investments that afford GSCR’s portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of GSCR’s capital. Such covenants may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights. GSCR may not be able to negotiate to get any or all of these protections with respect to GSCR’s investments. GSCR’s investments may include equity features, such as direct investments in the equity or convertible securities of portfolio companies or warrants or options to buy a minority interest in a portfolio company. Any warrants GSCR may receive with GSCR’s debt securities generally require only a nominal cost to exercise, so as a portfolio company appreciates in value, GSCR may achieve additional investment return from these equity investments. GSCR may structure the warrants to provide provisions protecting GSCR’s rights as a minority-interest holder, as well as puts, or rights to sell such securities back to GSCR, upon the occurrence of specified events. In many cases, GSCR may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

GSCR expects to hold most of GSCR’s investments to maturity or repayment but may sell certain investments earlier if a liquidity event takes place, such as the sale or refinancing of a portfolio company. GSCR also may turn over GSCR’s investments to better position the portfolio as market conditions change or to raise liquidity.

Allocation of Investment Opportunities

GSCR’s investment objectives and investment strategies are similar to those of other Accounts, and an investment opportunity appropriate for GSCR may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among GSCR and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by GSCR and such other Accounts are not permitted under applicable law.

To address these and other potential conflicts, a selection of which are outlined below, GSAM has developed allocation policies and procedures that provide that personnel of GSAM making portfolio decisions for Accounts will make purchase and sale decisions and allocate investment opportunities among Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases the allocations may reflect numerous other factors as described below. There will be cases where certain Accounts receive an allocation of an investment opportunity when GSCR does not, and vice versa.

In some cases, due to information barriers that may be in place, other Accounts may compete with GSCR for specific investment opportunities without being aware that GSCR and the other Account are competing against each other. Goldman Sachs has a conflicts system in place in addition to these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Account.

Personnel of GSAM involved in decision-making for Accounts may make allocation-related decisions in accordance with GSAM’s allocations policies and procedures for GSCR and Accounts by reference to one or more factors, including but not limited to: the strategy, objectives, guidelines and restrictions (including legal and regulatory restrictions) of potentially in-scope Accounts, as well as those Accounts’ current portfolios and investment horizons; strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the potentially in-scope Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. GSAM may also consider reputational matters and other factors. The application of these considerations may cause differences in the portfolios and performance of different Accounts that have similar strategies. In addition, in some cases, GSAM may make investment recommendations to Accounts where the Accounts make the investment independently of GSAM, which may result in a reduction in the availability of the investment opportunity for other Accounts (including GSCR), irrespective of GSAM’s policies regarding allocation of investments. Additional information about GSAM’s allocation policies is set forth in Item 6 (“Performance-Based Fees and Side-by-Side Management-Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of GSAM’s Form ADV.

GSAM, including the GSAM Private Credit Team, may develop and implement new trading strategies or seek to participate in new investment opportunities and strategies. These opportunities and strategies may not be employed in all Accounts even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, GSAM may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

GSCR may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event does GSCR have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, certain of GSCR’s investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. GSCR will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to GSCR by employees or other personnel of Goldman Sachs, or by third parties. If GSCR invests in any such opportunities, Goldman Sachs may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to receive compensation from GSCR or from the borrowers in connection with such investments. Any compensation GSCR pays in connection with such referrals will be an operating expense and will accordingly be borne by GSCR (and will not serve to offset any management fee or incentive fee payable to GSAM).

In connection with certain of GSCR’s investments, GSAM may determine that the appropriate amount to allocate to GSCR and other Accounts may be less than the full amount of the investment opportunity, due to considerations related to, among other things, diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations. In such situations, “excess amounts” that can be allocated may be offered to other persons or entities. Subject to applicable law, such opportunities may be structured as an investment alongside GSCR or as a purchase of a portion of the investment from GSCR (through a syndication, participation or otherwise).

In all cases, subject to applicable law, GSAM has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors GSAM may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to GSCR in connection with the potential transaction or otherwise, whether GSAM believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular investment, whether GSAM is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more of GSCR’s investors, one or more investors in other funds managed by the GSAM Private Credit Team, clients or potential clients of Goldman Sachs, or funds or Accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as GSAM determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by GSCR. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to GSCR’s investment in the same opportunity.

Transactions with affiliates. GSCR is prohibited under the Investment Company Act from participating in certain transactions with GSCR’s affiliates without the prior approval of the GSCR Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of GSCR’s outstanding voting securities will be an affiliate of GSCR for purposes of the Investment Company Act, and GSCR is generally prohibited from buying or selling any assets from or to, or entering into, certain “joint” transactions (which could include investments in the same portfolio company) with such affiliates, absent the prior approval of the GSCR Independent Directors. GSAM and its affiliates, including persons that control, or are under common control with, GSCR or GSAM, are also considered to be GSCR’s affiliates under the Investment Company Act, and GSCR is generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC.

Co-Investments Alongside Goldman Sachs and Other Accounts, and the Relief. Subject to applicable law, GSCR may invest alongside Goldman Sachs and other Accounts. The staff of the SEC has issued no-action relief permitting GSCR to purchase a single class of privately placed securities alongside Goldman Sachs and other Accounts, provided that GSAM negotiates no term other than price and certain other conditions are met. In certain circumstances, GSCR and such other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to an exemptive order from the SEC permitting GSCR to do so. On May 21, 2025, the SEC granted the Relief to GSAM, the GS BDCs, and certain other affiliated applicants. If GSAM forms other funds in the future, GSCR may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that the GSCR Board maintain oversight of GSCR’s participation in the co-investment program and that a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the GSCR Independent Directors must reach certain conclusions in connection with certain co-investment transactions, including that: (i) the terms of the proposed transaction are reasonable and fair to GSCR and GSCR stockholders and do not involve overreaching of GSCR or GSCR stockholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of GSCR stockholders and is consistent with GSCR’s investment objectives and strategies.

As a result of the Relief, there could be significant overlap in GSCR’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

If GSAM identifies an investment and GSCR is unable to rely on the Relief for that particular opportunity, GSAM will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, GSAM will adhere to its investment allocation policy in order to determine the Account to which to allocate investment opportunities. Accordingly, it is possible that GSCR may not be given the opportunity to participate in investments made by other Accounts.

GSCR may invest alongside other Accounts advised by GSAM and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, GSCR may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting GSCR and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that GSAM, acting on GSCR’s behalf and on behalf of its other clients, negotiates no term other than price. GSCR may also invest alongside GSAM’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of GSAM.

Expenses are generally allocated to Accounts (including to GSCR) based on whose behalf the expenses are incurred. Where GSCR and one or more other Accounts participate in a particular investment or collectively incur other expenses, GSAM generally allocates investment-related and other expenses in a manner GSAM determines to be fair and equitable, which may be pro rata or on a different basis.

GSCR and other Accounts may contract for and incur expenses in connection with certain services provided by third parties, including valuation agents, rating agencies, attorneys, accountants and other professional service providers, while other Accounts that did not contract for such services may not incur such expenses even though they directly or indirectly receive benefit from such services. For example, the work of valuation firms retained by GSCR at the request of the GSCR Board benefit certain Accounts that invest in the same assets as GSCR, but because such other Accounts did not request such services, they are not allocated any costs associated therewith. While it is generally expected that the Accounts requesting third-party services will bear the full expense associated therewith, GSAM may in its sole discretion determine to bear the portion of such expenses that would be allocable to the non-requesting Accounts had such Accounts requested the services.

Market Opportunity

GSCR believes the market opportunity for direct origination of private credit is significant and attractive. GSCR expects the following factors to drive demand for private credit:

•

Future Senior Secured Debt Maturities. According to LCD News, as of December 31, 2024, approximately $867 billion of leveraged loans in North America and Europe outstanding will mature by 2029, which is expected to drive significant new debt issuance in the coming years. According to Preqin, as of December 31, 2024, the global private credit market represents $1.7 trillion in assets under management and now eclipses the global $2.6 trillion and $1.7 trillion market values of the Bloomberg USD HY Corporate Index and the Morningstar LSTA Leveraged Loan Index, respectively.

•

Increasing Financial Sponsor Activity, as Indicated by Amount of Private Equity Capital Raised and “Dry Powder” Available for Investment. Private equity fundraising has increased considerably since the most recent low in 2010 and, as of December 31, 2024, private equity dry powder was at its highest level since the great financial crisis, with, according to Preqin data as of December 2024, over $1.0 trillion of committed buyout private equity capital available to fund new leveraged buyout (“LBO”) transactions (including global buyout fundraising). GSCR expects this substantial pool of investment capital to drive strong levels of sponsor-led buyout activity, which, in turn, will fuel demand for private credit, including senior secured debt.

•

Changes in Business Strategy by Banks Further Reducing the Supply of Capital to Private Companies. The trend of consolidation of regional banks into money center banks has reduced the focus of these businesses on private lending. Money center banks traditionally focus on lending and providing other services to large listed corporate clients to whom they can deploy larger amounts of capital more efficiently. The GSAM Private Credit Team believes that this has resulted in fewer bank lenders to U.S. private companies and reduced the availability of debt capital to the companies that GSCR expects to target.

•

Advantageous Positioning of Direct Lenders. GSCR anticipates additional borrowing needs as LBO and corporate acquisition activity continues. At the same time, GSCR expects several factors to limit borrowers’ ability to issue senior secured debt in the syndicated credit markets, including regulatory constraints, the overall health of and outlook for the economy, volatility in end markets exposed to commodity price fluctuations and idiosyncratic events impacting specific industry sectors. Each of these factors may contribute to overall credit market volatility and dislocation. As a result, senior secured debt market participants, including banks, may become less willing to provide attractive syndicated loans to borrowers. GSCR believes that GSCR is well-positioned to provide financing in response to the next wave of maturities and can provide attractive financing alternatives if banks elect to reduce their exposure to senior secured debt.

•

Increase in Size and Frequency of Private Market Transactions. Private credit demand has continued to broaden as a source of financing for LBO and non-LBO transactions. According to LCD, 198 LBO and 645 non-LBO transactions were financed by private credit compared to 39 LBO and 492 non-LBO transactions by broadly-syndicated loans in the first nine months of 2024.

•

Barriers to Entry for New Lending Platforms. While the private market is a very large component of the U.S. economy, it is a highly fragmented space with thousands of companies operating in many different geographies and industries. Typically, companies that need capital find lenders and investors based on pre-existing relationships, referrals and word of mouth. Developing the many relationships and widespread recognition required to become source of capital is a time consuming, highly resource-intensive endeavor. As a result, the GSAM Private Credit Team believes that it is difficult for new lending platforms to successfully enter the private market, thereby providing insulation from rapid shifts in the supply of capital to the private market that might otherwise disrupt pricing of capital.

Competitive Advantages

GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth individuals, among others. The firm is headquartered in New York and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $3.1 trillion in firmwide assets under supervision as of December 31, 2024, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals.

Within GSAM, the GSAM Private Credit Team is the primary center for private credit investing. Since 1996, the GSAM Private Credit Team and its predecessors have invested over $209 billion, leveraging the GSAM Private Credit Team’s deep expertise and long-standing relationships with financial sponsors, companies, investors, entrepreneurs and financial intermediaries globally. The GSAM Private Credit Team invests across senior credit, mezzanine, hybrid capital and asset finance strategies and has significant experience investing in debt instruments across industries, geographic regions, economic cycles and financing structures.

GSCR believes GSCR’s competitive advantages and strengths include: (i) alignment of interest between GSCR and the Goldman Sachs private credit platform through side by side investments alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, (ii) the GSAM Private Credit Team’s embeddedness within Goldman Sachs, given the associated relationship, sourcing and expertise advantages, (iii) the GSAM Private Credit Team’s experience and breadth as an investor, (iv) the GSAM Private Credit Team’s experienced team and history of investment performance and (v) the GSAM Private Credit Team’s depth, breadth and duration of relationships with financial sponsors, companies, borrowers and other industry participants.

Operating and Regulatory Structure

GSCR has elected to be treated as a BDC under the Investment Company Act. As a BDC, GSCR is generally prohibited from acquiring assets other than qualifying assets unless, after giving effect to any acquisition, at least 70% of GSCR’s total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the Investment Company Act, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange (the “NYSE”)) or registered under the Exchange Act, and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets are not listed on a national securities exchange and therefore are eligible portfolio companies. In addition, GSCR currently are an “emerging growth company,” as defined in the Jumpstart GSCR’s Business Startups Act (the “JOBS Act”).

GSCR has elected to be treated as a RIC under Subchapter M of the Code, commencing with GSCR’s taxable year ended December 31, 2023, and GSCR expects to qualify for tax treatment as a RIC annually thereafter. As a RIC, GSCR generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that GSCR timely distributes to GSCR’s stockholders as dividends if GSCR meets certain source of income, distribution and asset diversification requirements. GSCR intends to timely distribute to GSCR’s stockholders substantially all of GSCR’s annual taxable income for each year, except that GSCR may retain certain net capital gains for reinvestment and GSCR may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. In addition, the distributions GSCR pays to GSCR’s stockholders in a year may exceed GSCR’s net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Ongoing Relationships with Portfolio Companies

Monitoring

GSAM monitors GSCR’s portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company. GSAM has several methods of evaluating and monitoring the performance and fair value of GSCR’s investments, which may include the following:

•	assessment of success in adhering to the portfolio company’s business plan and compliance with covenants;

•	periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor to discuss financial position, requirements and accomplishments;

•	comparisons to GSCR’s other portfolio companies in the industry, if any;

•	attendance at and participation in board meetings or presentations by portfolio companies; and

•	review of monthly and quarterly financial statements and financial projections of portfolio companies.

As part of the monitoring process, GSAM also employs an investment rating system to categorize GSCR’s investments. In addition to various risk management and monitoring tools, GSAM grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to GSCR’s initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The grading system is as follows:

•

Grade 1 investments involve the least amount of risk to GSCR’s initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit;

•

Grade 2 investments involve a level of risk to GSCR’s initial cost basis that is similar to the risk to GSCR’s initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to GSCR’s ability to ultimately recoup the cost of GSCR’s investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 2;

•

Grade 3 investments indicate that the risk to GSCR’s ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due; and

•

Grade 4 investments indicate that the risk to GSCR’s ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 4, in most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that GSCR will not recoup GSCR’s initial cost basis and may realize a substantial loss of GSCR’s initial cost basis upon exit.

GSAM grades the investments in GSCR’s portfolio at least quarterly, and it is possible that the grade of a portfolio investment may be reduced or increased over time. For investments graded 3 or 4, GSAM enhances its level of scrutiny over the monitoring of such portfolio company.

Managerial Assistance

As a BDC, GSCR must offer, and must provide upon request, significant managerial assistance to certain of GSCR’s eligible portfolio companies within the meaning of Section 55 of the Investment Company Act. This assistance could involve, among other things, monitoring the operations of GSCR’s portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. GSAM or an affiliate thereof may provide such managerial assistance on GSCR’s behalf to portfolio companies that request such assistance. GSCR may receive fees for these services.

Competition

GSCR generally has two sources of competition—the syndicated loan market and other private credit investors.

GSCR’s platform’s ability to hold large sized investments on a “buy and hold” basis as an alternative to a syndicated loan solution provides borrowers with numerous benefits, including customized financings, greater certainty of pricing and closing, speed of execution, ability to make long-dated commitments and on-going support post-close. Furthermore, GSCR’s willingness to serve as a significant lender across market environments, particularly during periods of market volatility and dislocation, is valuable to lenders considering syndicated solutions that would be subject to loan market dynamics.

With respect to other private credit investors, GSCR’s primary competitors invest in directly originated, first lien senior secured, floating rate debt of private companies and include other BDCs, commercial and investment banks, commercial financing companies, private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of GSCR’s existing and potential competitors may have certain advantages including lower cost of funds and access to funding sources that are not available to GSCR.

In addition, some of GSCR’s competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than GSCR. Furthermore, many of GSCR’s competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on GSCR as a BDC and that the Code imposes on GSCR as a RIC.

While GSCR expects to use the industry information of GSAM’s investments professionals to which GSCR has access to assess investment risks and determine appropriate pricing for GSCR’s investments in portfolio companies, GSCR does not seek to compete primarily based on the interest rates GSCR offer, and GSAM believes that some of GSCR’s competitors may make loans with interest rates that are comparable to or lower than the rates GSCR offer. Rather, GSCR competes with its peers based on GSCR’s reputation in the market, GSCR’s existing investment platform, the seasoned investment professionals of GSAM, GSCR’s experience and focus on directly originated senior secured corporate credit, GSCR’s disciplined investment philosophy, its extensive industry focus and relationships and GSCR’s flexible transaction structuring.

Staffing

GSCR does not currently have any employees and does not expect to have any employees. Services necessary to execute GSCR’s business are provided by individuals who are employees of GSAM or its affiliates pursuant to the terms of its investment management agreement with GSAM, dated as of March 20, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “GSCR Investment Management Agreement”). Each of GSCR’s executive officers described under “Management of the Fund” is employed by GSAM or its affiliates. GSCR’s day-to-day investment operations are managed by GSAM pursuant to an investment management agreement. The services necessary for the sourcing of GSCR’s investment portfolio are provided by investment professionals employed by GSAM. The investment team will focus on origination and transaction development and the ongoing monitoring of GSCR’s investments.

Properties

GSCR does not own any real estate or other properties materially important to GSCR’s operations. GSCR’s principal executive offices are located at 200 West Street, New York, New York 10282 and GSCR’s telephone number is (312) 655-4419. GSCR believes that GSCR’s office facilities are suitable and adequate for GSCR’s business as it is contemplated to be conducted.

Legal Proceedings

GSCR and GSAM are not currently subject to any material legal proceedings, although GSCR may, from time to time, be involved in litigation arising out of operations in the normal course of business or otherwise.

GSCR’s Administrator

Pursuant to GSCR’s Amended and Restated Administration Agreement, dated January 26, 2023 (the “GSCR Administration Agreement”), State Street Bank and Trust Company (the “GSCR Administrator”) is responsible for providing various accounting and administrative services to GSCR. The GSCR Administrator is entitled to fees as described in “—GSCR Administration Agreement.” To the extent that GSCR’s Administrator outsources any of its functions, the GSCR Administrator will pay any compensation associated with such functions. See “—GSCR Administration Agreement.”

Distribution Reinvestment Plan

GSCR has adopted a distribution reinvestment plan (the “DRIP”), pursuant to which GSCR reinvests all distributions declared by the GSCR Board on behalf of GSCR’s stockholders who do not elect to receive their distributions in cash. As a result, if the GSCR Board authorizes, and GSCR declares, a cash distribution or other distribution, then GSCR’s stockholders who have not opted out of GSCR’s DRIP will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash distribution or other distribution.

Regulation

GSCR has elected to be treated as a BDC under the Investment Company Act. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that GSCR may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by a majority of GSCR’s outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the vote: (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (ii) of more than 50% of the outstanding voting securities of such company, whichever is less.

Any issuance of preferred shares must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to GSCR’s Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of GSCR’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred shares are in arrears by two full years or more. Certain other matters under the Investment Company Act require a separate class vote of the holders of any issued and outstanding preferred shares. For example, holders of preferred shares would be entitled to vote separately as a class from the holders of Shares on a proposal involving a plan of reorganization adversely affecting such securities.

GSCR may invest up to 100% of its assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, GSCR may, for the purpose of public resale, be deemed an “underwriter” as that term is defined under the Securities Act. As such, GSCR would be prospectively liable for any material misstatements or omissions made by GSCR in connection with any resale of such securities. GSCR may purchase or otherwise receive warrants, which offer an opportunity (not a requirement) to purchase common stock of a portfolio company in connection with an acquisition financing or other investments. Similarly, GSCR may acquire rights that obligate an issuer of acquired securities or their affiliates to repurchase the securities at certain times, under certain circumstances. GSCR does not intend to acquire securities issued by any investment company whereby its investment would exceed the limits imposed by the Investment Company Act. Under these limits, GSCR generally cannot (1) acquire more than 3% of the total outstanding voting stock of any registered investment company, (2) invest more than 5% of the value of its total assets in the securities of one registered investment company or (3) invest more than 10% of the value of its total assets in the securities of registered investment companies in general. These limitations do not apply where GSCR acquires interests in a money market fund as long as GSCR does not pay a sales charge or service fee in connection with the purchase. With respect to the portion of GSCR’s portfolio invested in securities issued by investment companies, it should be noted that such investments might subject GSCR’s stockholders to additional expenses. None of GSCR’s policies described above are fundamental and each such policy may be changed without stockholder approval, subject to any limitations imposed by the Investment Company Act.

Private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the Investment Company Act and certain other unregistered investment companies are also subject to certain of the limits under the Investment Company Act noted above. Specifically, except as otherwise permitted under the Investment Company Act, such private funds and other unregistered investment companies may not acquire directly or through a controlled entity more than 3% of GSCR’s total outstanding voting stock other than in accordance with the Investment Company Act (measured at the time of the acquisition, including through conversion of convertible securities). Investment companies registered under the Investment Company Act and BDCs are also subject to this restriction as well as other regulatory limitations that restrict the amount that they are able to invest in GSCR’s securities. As a result, certain investors may be precluded from acquiring additional shares at a time that they might desire to do so.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets (not including certain assets specified in the Investment Company Act) represent at least 70% of GSCR’s total assets. The principal categories of qualifying assets relevant to GSCR’s proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months an affiliated person of an eligible portfolio company, or from any other person, subject to such rules and regulations as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

c.	satisfies any of the following:

i.

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding common equity of less than $250 million;

ii.	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iii.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that GSCR controls.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and GSCR already owns at least 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above under “-Qualifying Assets.” However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must also either control the issuer of the securities or offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance (as long as the BDC does not make available significant managerial assistance solely in this fashion). Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, GSCR’s investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which GSCR refers to, collectively, as temporary investments, so that 70% of GSCR’s assets are qualifying assets. GSCR may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as GSCR, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of its assets that may be invested in such repurchase agreements. However, if more than 25% of GSCR’s total assets constitute repurchase agreements from a single counterparty, GSCR would generally not meet the asset diversification requirements in order to qualify as a RIC for U.S. federal income tax purposes. Thus, GSCR does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. GSAM will monitor the creditworthiness of the counterparties with which GSCR enters into repurchase agreement transactions.

Indebtedness and Senior Securities

As a BDC, GSCR is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of stock senior to its common stock if its asset coverage ratio, as defined under the Investment Company Act, is at least equal to 150%, immediately after each such issuance. The Small Business Credit Availability Act modified the applicable provisions of the Investment Company Act to reduce the required asset coverage ratio applicable to BDCs from 200% to 150%, subject to certain approval and disclosure requirements. GSCR’s Board and Initial Member approved the application of the 150% asset coverage ratio to GSCR in accordance with the requirements of the Investment Company Act. While the leverage GSCR employs may be greater or less than these levels from time to time, GSCR intends to comply with the limitations set forth in the Investment Company Act, which currently allows GSCR to borrow up to $2 of debt for each $1 of equity. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, GSCR must make provisions to prohibit any distribution to its stockholders or the repurchase of such securities or stock unless GSCR meets the applicable asset coverage ratios at the time of the distribution or repurchase. GSCR may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise, it is presumed to not be for temporary purposes.

Code of Ethics

GSCR has adopted a Code of Ethics in compliance with Section 17j-1 under the Investment Company Act, and GSCR has also approved its Adviser’s Code of Ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). These Codes of Ethics establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by GSCR. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements. The Codes of Ethics are available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov.

Proxy Voting Policies and Procedures

GSCR has delegated the voting of portfolio securities to its Adviser. For client accounts for which GSAM has voting discretion, GSAM has adopted policies and procedures (the “Proxy Voting Policy”) for the voting of proxies. Under the Proxy Voting Policy, GSAM’s guiding principles in performing proxy voting are to make decisions that favor proposals that tend to maximize a company’s stockholder value and are not influenced by conflicts of interest. To implement these guiding principles for investments in publicly traded equities, GSAM has developed customized proxy voting guidelines (the “Guidelines”) that it generally applies when voting on behalf of client accounts. These Guidelines address a wide variety of individual topics, including, among other matters, stockholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various stockholder proposals.

The Proxy Voting Policy, including the Guidelines, is reviewed periodically to assure that it continues to be consistent with GSAM’s guiding principles. The Guidelines embody the positions and factors GSAM generally considers important in casting proxy votes.

GSAM has retained a third-party proxy voting service (the “Proxy Service”), currently Institutional Shareholder Services, to assist in the implementation and administration of certain proxy voting-related functions including operational, recordkeeping, and reporting services. The Proxy Service also prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the Guidelines to particular proxy issues. While it is GSAM’s policy generally to follow the Guidelines and Recommendations from the Proxy Service, GSAM’s portfolio management teams may, on certain proxy votes, seek approval to diverge from the Guidelines or a Recommendation by following an “override” process. Such decisions are subject to a review and approval process, including a determination that the decision is not influenced by any conflict of interest. A portfolio management team that receives approval through the override process to cast a proxy vote that diverges from the Guidelines and/or a Recommendation may vote differently than other portfolio management teams that did not seek to override the vote. In forming their views on particular matters, the portfolio management teams are also permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations. GSAM may hire other service providers to replace or supplement the Proxy Service with respect to any of the services its Adviser currently receives from the Proxy Service.

From time to time, GSAM may face regulatory, compliance, legal or logistical limits with respect to voting securities that it may purchase or hold for client accounts, which can affect GSAM’s ability to vote such proxies, as well as the desirability of voting such proxies. Among other limits, federal, state and foreign regulatory restrictions or company specific ownership limits, as well as legal matters related to consolidated groups, may restrict the total percentage of an issuer’s voting securities that GSAM can hold for clients and the nature of GSAM’s voting in such securities. GSAM’s ability to vote proxies may also be affected by, among other things: (i) late receipt of meeting notices; (ii) requirements to vote proxies in person; (iii) restrictions on a foreigner’s ability to exercise votes; (iv) potential difficulties in translating the proxy; (v) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions; and (vi) requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the stockholder meeting.

GSAM conducts periodic due diligence meetings with the Proxy Service which include a review of the Proxy Service’s general organizational structure, new developments with respect to research and technology, work-flow improvements and internal due diligence with respect to conflicts of interest.

GSAM has adopted policies and procedures designed to prevent conflicts of interest from influencing the proxy voting decisions that GSAM makes on behalf of a client account and to help assure that such decisions are made in accordance with GSAM’s fiduciary obligations to its clients. These policies and procedures include GSAM’s use of the Guidelines and Recommendations from the Proxy Service, the override approval process previously discussed, and the establishment of information barriers between GSAM and other Goldman Sachs’ businesses. Notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of GSAM may have the effect of benefitting the interest of other clients or businesses of other divisions or units of Goldman Sachs and/or its affiliates; provided that its Adviser believes such voting decisions to be in accordance with its fiduciary obligations.

Voting decisions with respect to fixed income securities and the securities of privately held issuers generally will be made by GSAM based on its assessment of the particular transactions or other matters at issue.

Information regarding how GSCR votes proxies relating to portfolio securities is available upon request by writing to Goldman Sachs Private Credit Corp., Attention: Alternatives Capital Formation, Investor Relations, 200 West Street, New York, New York 10282.

Privacy Principles

The following information is provided to help investors understand what personal information GSCR collects, how GSCR protects that information and why, in certain cases, GSCR may share information with select other parties.

GSCR generally will not receive any nonpublic personal information relating to stockholders who purchase its Shares. GSCR may collect nonpublic personal information regarding its existing investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between GSCR and individual investors. GSCR may share information that GSCR collects regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by GSCR or its affiliates that may be of interest to the investor. In addition, GSCR may disclose information that GSCR collects regarding investors to third parties who are not affiliated with GSCR (i) as authorized by GSCR’s investors in investor subscription agreements or GSCR’s organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with GSCR or its affiliates.

Any party not affiliated with GSCR that receives nonpublic personal information relating to investors from GSCR is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for GSCR’s officers, employees and agents of GSCR and its affiliates, access to such information is restricted to those who need such access to provide services to GSCR and investors. GSCR maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Other

As a BDC, the SEC will periodically examine GSCR for compliance with the Investment Company Act.

GSCR is required to provide and maintain a bond issued by a reputable fidelity insurance company, in order to protect against larceny and embezzlement, covering each of its officers and employees, who may singly, or jointly with others, have access to GSCR’s securities or funds. Furthermore, as a BDC, GSCR is prohibited from protecting any director, officer, investment adviser or underwriter against any liability to GSCR or its stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

GSCR and GSAM are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Compliance with the Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect GSCR. For example,

•	GSCR’s principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in GSCR’s periodic reports;

•	GSCR’s periodic reports must disclose the conclusions of GSCR’s principal executive and principal financial officers about the effectiveness of GSCR’s disclosure controls and procedures;

•	GSCR’s management must prepare an annual report regarding its assessment of GSCR’s internal control over financial reporting starting with the fiscal year ended December 31, 2024; and

•

GSCR’s periodic reports must disclose whether there were any changes in GSCR’s internal controls over financing reporting that has materially affected, or is reasonably likely to materially affect, GSCR’s internal controls over financial reporting.

The Sarbanes-Oxley Act requires GSCR to review GSCR’s policies and procedures to determine whether GSCR complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. GSCR will continue to monitor its compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that GSCR is in compliance therewith.

Compliance with the JOBS Act

GSCR is an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, GSCR is eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public reporting companies that are not emerging growth companies. For so long as GSCR remains an emerging growth company, GSCR will not be required to:

•	have an auditor attestation report on GSCR’s internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”); or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officers’ compensation to median employee compensation.

GSCR will remain an emerging growth company until the earliest of: (1) the last date of the fiscal year during which GSCR had total annual gross revenues of $1.235 billion or more; (2) the date on which GSCR has, during the previous three-year period, issued more than $1 billion in non-convertible debt; (3) the date on which GSCR is deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act; or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of GSCR’s common equity securities pursuant to an effective Securities Act registration statement.

GSCR does not believe that being an emerging growth company will have a significant impact on its business. Because GSCR is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Shares are not traded on a national securities exchange, GSCR will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once GSCR is no longer an emerging growth company. In addition, so long as GSCR is externally managed by GSAM and does not directly compensate its executive officers, or reimburse GSAM or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as its executive officers or as executive officers of GSAM, GSCR does not expect to include disclosures relating to executive compensation in its periodic reports or proxy statements. As a result, GSCR does not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Compliance with the Bank Holding Company Act

As a BHC and FHC, the activities of GS Group Inc. and its affiliates are subject to certain restrictions imposed by the Bank Holding Company Act of 1956 (“BHCA”) and related regulations. BHCs and FHCs are subject to supervision and regulation by the Federal Reserve. Because GS Group Inc. may be deemed to “control” GSCR within the meaning of the BHCA, restrictions under the BHCA could apply to GSCR as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict GSCR’s investments, transactions and operations and may restrict the transactions and relationships between GSAM, GS Group Inc. and their affiliates, on the one hand, and GSCR on the other hand. For example, the BHCA regulations applicable to GS Group Inc. and GSCR may, among other things, restrict GSCR’s ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of GSCR’s investments and restrict GSCR’s and GSAM’s ability to participate in the management and operations of the companies in which GSCR invests. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by GS Group Inc. and its affiliates (including its Adviser) for client and proprietary accounts may need to be aggregated with positions held by GSCR. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary accounts or for the accounts of other clients, which may require GSCR to limit and/or liquidate certain investments. Additionally, Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting GSCR and/or GSAM in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, GSCR or other funds and accounts managed by its Adviser and its affiliates. In addition, Goldman Sachs may cease in the future to qualify as a FHC, which may subject GSCR to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and GSCR, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on GSCR.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF GSCR

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the audited consolidated financial statements and related notes thereto and other financial information appearing elsewhere in this proxy statement. Many of the amounts and percentages presented in this section have been rounded for convenience of presentation and all amounts are presented in thousands (unless otherwise indicated), except share and per share amounts.

GSCR cannot assure you that the Merger will be consummated as scheduled, or at all. See “Risk Factors—Risks Related to the Merger” for a description of the risks associated with a failure to consummate the Merger.

OVERVIEW

GSCR is a specialty finance company that is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, GSCR has elected to be treated as a RIC, and GSCR expects to qualify annually for tax treatment as a RIC, under Subchapter M of the Code, commencing with GSCR’s taxable year ended December 31, 2023. From GSCR’s commencement of investment operations on April 6, 2023 through March 31, 2025, GSCR has originated approximately $9.44 billion in aggregate principal amount of Private Credit Investments and related equity prior to any subsequent exits and repayments.

GSCR’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. GSCR’s investment strategy is consistent with that of the broader Goldman Sachs Asset Management Private Credit platform, with a focus on capital preservation and capital appreciation, and includes:

•	Leveraging Goldman Sachs Asset Management Private Credit’s position within Goldman Sachs;

•	Direct origination with borrowers;

•	Prudent investment selection with intensive due diligence and credit analysis;

•	Provision of large-sized commitments;

•	Structuring expertise with a focus on risk mitigation;

•	Rigorous portfolio management; and

•	Focus on companies with attractive business fundamentals.

Under normal circumstances, GSCR will invest at least 80% of GSCR’s total assets (which include net assets plus borrowings for investment purposes) in Private Credit Investments, which may include loans, notes, bonds and other corporate debt securities issued by corporate issuers. If GSCR changes GSCR’s 80% requirement, GSCR will provide stockholders with at least 60 days’ notice of such change.

GSCR primarily holds directly originated, first lien senior secured, floating rate debt of companies located primarily in the United States and, to a lesser extent, in non-U.S. jurisdictions. GSCR may also invest, to a lesser extent, in second lien loans, unsecured, subordinated or PIK debt, equity and debt tranches of CLOs, including CLOs that hold corporate debt, and equity and equity-like instruments. GSCR also invests a portion of GSCR’s portfolio in more Liquid Investments, such as broadly syndicated loans and other fixed-income securities, to provide the portfolio with additional liquidity.

GSCR invests primarily in private companies based in the United States, but GSCR also invests, to a lesser extent, in non-U.S. based companies (subject to compliance with BDC requirements to invest at least 70% of GSCR’s assets in U.S. companies). GSCR focuses GSCR’s lending across a spectrum of directly sourced opportunities in companies ranging from lower middle market to large capitalization in size. GSCR may invest in companies of any size or capitalization.

GSCR generally leads the origination of GSCR’s investments as the primary lender, and GSCR may participate in club deals (which are generally investments made by a small group of firms). Subject to the limitations of the Investment Company Act, GSCR may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Goldman Sachs credit funds or affiliates. GSCR also invests alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs. In addition, GSCR expects to acquire or originate revolving credit facilities from time to time in connection with GSCR’s investments in other assets.

GSCR’s investment strategy also allocates a portion of the overall portfolio to Liquid Investments to provide the portfolio with additional liquidity and to manage GSCR’s payment obligations under GSCR’s share repurchase program. Liquid Investments may include senior secured loans, senior secured high yield bonds, senior unsecured high yield bonds, and fixed-income ETFs and government securities. GSCR uses these investments to maintain liquidity for GSCR’s share repurchase program and manage cash before investing subscription proceeds into originated loans, while also seeking attractive investment returns. Prior to raising or investing sufficient capital, the portfolio may display a greater percentage of assets within Liquid Investments or government securities than GSCR otherwise would expect for a fully invested portfolio. Investment decisions related to Liquid Investments are made by the GSAM High Yield and Bank Loan team within the Global Fixed Income and Liquidity Solutions group of Goldman Sachs Asset Management.

GSCR employs leverage as market conditions permit and at the discretion of GSAM, but GSCR intends to comply with the limitations set forth in the Investment Company Act, which currently allows GSCR to borrow up to $2 of debt for each $1 of equity. GSCR intends to use leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. GSCR may also use leverage in the form of preferred shares. In determining whether to borrow money, GSCR will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to GSCR’s investment outlook. GSCR would expect any such leverage, if incurred, to increase the total capital available for investment by GSCR.

KEY COMPONENTS OF OPERATIONS

Revenues

GSCR generates revenues in the form of interest income on debt investments and, to a lesser extent, fee income and capital gains and distributions, if any, on equity securities that GSCR may acquire in portfolio companies. Some of GSCR’s investments may provide for deferred interest payments or PIK income. GSCR expects that the principal amount of the debt investments and any accrued but unpaid interest generally will become due at the maturity date.

GSCR generates revenues primarily through receipt of interest income from the investments GSCR holds. In addition, GSCR may generate revenue in the form of commitment, origination, structuring, syndication, exit fees or diligence fees, fees for providing managerial assistance and consulting fees. Portfolio company fees (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) will be paid to GSCR, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, GSCR receives its allocable portion of such fees when invested in the same portfolio company as other Accounts. GSCR does not expect to receive material fee income as it is not GSCR’s principal investment strategy. GSCR record contractual prepayment premiums on loans and debt securities as interest income.

Dividend income on preferred equity investments, if any, is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments, if any, is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Expenses

GSCR’s primary operating expenses include the payment of a management fee and an incentive fee to GSAM, legal and other professional fees, interest and other debt expenses and other operating related expenses. The management Fee and incentive Fee compensate GSAM for its work in identifying, evaluating, negotiating, structuring, and monitoring GSCR’s investments. GSCR bears all other expenses of GSCR’s operations and transactions, including in accordance with the GSCR Investment Management Agreement.

GSAM pays all costs incurred by it in connection with the performance of its duties under the GSCR Investment Management Agreement. GSAM pays the compensation and expenses of all its personnel and makes available, without expense to GSCR, the services of such of its partners, officers and employees as may duly be elected as GSCR’s officers or directors, subject to their individual consent to serve and to any limitations imposed by law. GSAM is not required to pay any of GSCR’s expenses other than those specifically allocated to it, including as set forth below. In particular, but without limiting the generality of the foregoing, GSAM is not required to pay:

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organization and offering expenses associated with the private offering of GSCR’s Class I stock, par value $0.001 per share and other securities (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between GSCR’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of GS & Co., GSCR’s transfer agent (“GSCR’s Transfer Agent”), fees to attend retail seminars sponsored by participating intermediaries, if any, and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the stockholder servicing fee);

•

fees and expenses, including travel expenses, incurred by GSAM or payable to third parties related to GSCR’s investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

•	interest payable on debt, if any, incurred to finance GSCR’s investments;

•	fees and expenses incurred by GSCR in connection with membership in investment company organizations;

•	brokers’ commissions;

•	fees and expenses associated with calculating GSCR’s NAV (including the costs and expenses of any independent valuation firm);

•	legal, auditing or accounting expenses;

•	taxes or governmental fees;

•	the fees and expenses of the GSCR Administrator, GSCR’s Transfer Agent or sub-transfer agent;

•	the cost of preparing share certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of GSCR’s Shares;

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the expenses of and fees for registering or qualifying GSCR’s Shares for sale and of maintaining GSCR’s federal and/or state registration or exemptions, and registering GSCR as a broker or a dealer, as applicable;

•	the fees and expenses of GSCR’s directors who are not affiliated with GSAM;

•	the cost of preparing and distributing reports, proxy statements and notices to GSCR’s stockholders, the SEC and other regulatory authorities;

•	costs of holding stockholder meetings;

•

the fees or disbursements of custodians of GSCR’s assets, including expenses incurred in the performance of any obligations enumerated by GSCR’s certificate of incorporation or bylaws insofar as they govern agreements with any such custodian;

•	insurance premiums; or

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costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with GSCR’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of GSCR’s rights against any person and indemnification or contribution expenses payable by GSCR to any person and other extraordinary expenses not incurred in the ordinary course of GSCR’s business.

GSAM is also not required to pay expenses of activities which are primarily intended to result in sales of GSCR Shares, including all costs and expenses associated with the preparation and distribution of any private placement memorandum, subscription agreements, registration statements, prospectuses or stockholder application forms, including any amendments, restatements and/or supplements thereto.

GSAM may impose a voluntary cap on the amount of expenses that will be borne by GSCR on a monthly or annual basis. Any such expense cap may be increased, decreased, waived or eliminated at any time at GSAM’s sole discretion.

To the extent that expenses to be borne by GSCR pursuant to the GSCR Investment Management Agreement are paid by GSAM, GSCR will reimburse GSAM for such expenses, provided, however, that GSAM may elect, from time to time and in its sole discretion, to bear certain of GSCR’s expenses set forth above, including organizational and other expenses.

Pursuant to the expense support and conditional reimbursement agreement, dated as of March 20, 2023 (the “Expense Support and Conditional Reimbursement Agreement”) with GSAM, GSAM may elect to pay certain of GSCR’s expenses on GSCR’s behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or stockholder servicing fees of GSCR. GSCR may reimburse GSAM for such advanced expenses only if certain conditions are met. Any reimbursements will not exceed actual expenses incurred by GSAM and its affiliates.

From time to time, Goldman Sachs Asset Management (in its capacity as GSAM) or its affiliates may pay third-party providers of goods or services. GSCR will reimburse Goldman Sachs Asset Management (in its capacity as GSAM) or such affiliates thereof for any such amounts paid on GSCR’s behalf. From time to time, Goldman Sachs Asset Management (in its capacity as GSAM) may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by GSCR’s stockholders.

GSCR expects GSCR’s general and administrative expenses to be relatively stable or to decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Leverage

As a BDC, GSCR is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of stock senior to GSCR’s common stock if GSCR’s asset coverage ratio, as defined under the Investment Company Act, is at least equal to 150% immediately after each such issuance. The Small Business Credit Availability Act modified the applicable provisions of the Investment Company Act to reduce the required asset coverage ratio applicable to BDCs from 200% to 150%, subject to certain approval and disclosure requirements. The GSCR Board and the initial member approved the application of the 150% asset coverage ratio to GSCR in accordance with the requirements of the Investment Company Act. While the leverage GSCR employs may be greater or less than these levels from time to time, GSCR intends to comply with the limitations set forth in the Investment Company Act, which currently allows GSCR to borrow up to $2 of debt for each $1 of equity. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, GSCR must make provisions to prohibit any distribution to GSCR’s stockholders or the repurchase of such securities or stock unless GSCR meets the applicable asset coverage ratios at the time of the distribution or repurchase. GSCR may also borrow amounts up to 5% of the value of GSCR’s total assets for temporary or emergency purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise, it is presumed not to be for temporary purposes.

GSCR employs leverage as market conditions permit and at the discretion of GSAM, but GSCR intends to comply with the limitations set forth in the Investment Company Act, which currently allows GSCR to borrow up to $2 of debt for each $1 of equity. GSCR uses leverage in the form of borrowings, including loans from financial institutions as well as the issuance of debt securities. GSCR also uses leverage in the form of preferred shares. In determining whether to borrow money, GSCR analyzes the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to GSCR’s investment outlook. GSCR expects any such leverage, if incurred, to increase the total capital available for investment by GSCR.

GSCR’s leverage may take the form of revolving or term loans from financial institutions, such as the GSCR Truist Revolving Credit Facility (as defined below), the GSCR BNPP Revolving Credit Facility (as defined below), and the GSCR MS Revolving Credit Facility (as defined below, and together with the GSCR Truist Revolving Credit Facility and the GSCR BNPP Revolving Credit Facility, collectively, the “GSCR Revolving Credit Facilities”), debt securities, such as secured or unsecured bonds, securitization of portions of GSCR’s investment portfolio, preferred shares and/or reverse repurchase agreements (including short term participations or pledges of GSCR’s directly originated debt positions). The GSCR Revolving Credit Facilities and other leverage techniques described herein allow GSCR to borrow money and lever GSCR’s investment portfolio, subject to the limitations of the Investment Company Act, with the objective of increasing GSCR’s yield. This is known as “leverage.” The use of leverage magnifies returns, including losses.

Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement. The amount of leverage that GSCR employs will depend on the assessment by GSAM and the GSCR Board of market conditions and other factors at the time of any proposed borrowing.

PORTFOLIO AND INVESTMENT ACTIVITY

GSCR’s portfolio (excluding investments in money market funds, if any) consisted of the following:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	($ in millions)
First Lien/Senior Secured Debt	$7,957.38	$7,927.84	$7,014.26	$7,006.80
First Lien/Last-Out Unitranche	268.28	267.05	263.35	261.65
Preferred Stock	3.10	—	3.10	—
Common Stock	5.21	4.68	5.21	5.37

Total investments	$8,233.97	$8,199.57	$7,285.92	$7,273.82

The weighted average yield of GSCR’s portfolio by asset type (excluding investments in money market funds, if any), at amortized cost and at fair value, was as follows:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Weighted Average Yield(1)
First Lien/Senior Secured Debt(2)	9.3%	9.3%	9.4%	9.4%
First Lien/Last-Out Unitranche(2)(3)	10.8%	10.8%	11.0%	11.1%
Preferred Stock(4)	—	—	—	—
Common Stock(4)	—	—	—	—

Total Portfolio	9.3%	9.4%	9.5%	9.5%

(1)	The weighted average yield of GSCR’s portfolio does not represent the total return to GSCR’s stockholders.
(2)

Computed based on (a) the annual actual interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments as of the reporting date, divided by (b) the total investments (including investments on non-accrual status and non-income producing investments) at amortized cost or fair value. This calculation excludes investments that are unsettled as of period-end as the interest rate associated with the investment is not known prior to the settlement date.

(3)	The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments.
(4)

Computed based on (a) the stated coupon rate, if any, for each income-producing investment, divided by (b) the total investments (including investments on non-accrual status and non-income producing investments) at amortized cost or fair value.

As of March 31, 2025, the total portfolio weighted average yield measured at amortized cost and fair value was 9.3% and 9.4%, as compared to 9.5% and 9.5% as of December 31, 2024.

As of March 31, 2025, the Liquid Investments portfolio weighted average yield measured at amortized cost and fair value was 7.2% and 7.6%, compared to 7.5% and 7.5% as of December 31, 2024.

The following table presents certain selected information regarding GSCR’s investment portfolio (excluding investments in money market funds, if any):

	As of
	March 31, 2025	December 31, 2024
Number of portfolio companies in which GSCR has Private Credit Investments	107	96
Number of Liquid Investments	176	174
Percentage of performing debt bearing a floating rate(1)	100.0%	100.0%
Percentage of performing debt bearing a fixed rate(1)(2)	—%	—%
Weighted average loan-to-value (“LTV”)(3)	41.4%	40.4%
Weighted average leverage (net debt/EBITDA)(4)	5.7x	5.7x
Weighted average interest coverage(4)	2.1x	2.0x
Median EBITDA(4)	$100.50 million	$98.65 million

(1)	Measured on a fair value basis. This excludes investments, if any, placed on non-accrual status.
(2)	Includes income producing preferred stock investments, if applicable.
(3)

Includes all Private Credit Investments for which fair value is determined by GSAM, as the GSCR Valuation Designee designated by GSCR’s Board, pursuant to Rule 2a-5 under the Investment Company Act. Figures are derived from the financial statements most recently validated by the Adviser. LTV is calculated as net debt through each respective loan tranche divided by estimated enterprise value or value of the underlying collateral of the portfolio company. Weighted average LTV is weighted based on the fair value of the total applicable private debt investments.

(4)

Includes all Private Credit Investments for which fair value is determined by GSAM, as the GSCR Valuation Designee designated by GSCR’s Board, pursuant to Rule 2a-5 under the Investment Company Act. For a particular portfolio company, GSCR calculate the level of contractual indebtedness net of cash (“net debt”) owed by the portfolio company and compare that amount to measures of cash flow available to service the net debt. To calculate net debt, GSCR includes debt that is both senior and pari passu to the tranche of debt owned by GSCR but exclude debt that is legally and contractually subordinated in ranking to the debt owned by GSCR. GSCR believes this calculation method assists in describing the risk of GSCR’s portfolio investments, as it takes into consideration contractual rights of repayment of the tranche of debt owned by GSCR relative to other senior and junior creditors of a portfolio company. GSCR typically calculates cash flow available for debt service at a portfolio company by taking EBITDA for the trailing twelve-month period. Weighted average net debt to EBITDA is weighted based on the fair value of GSCR’s applicable Private Credit Investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

For a particular portfolio company, GSCR also calculates the level of contractual interest expense owed by the portfolio company and compare that amount to EBITDA. GSCR believes this calculation method assists in describing the risk of GSCR’s portfolio investments, as it takes into consideration contractual interest obligations of the portfolio company. Weighted average interest coverage is weighted based on the fair value of GSCR’s applicable performing Private Credit Investments, excluding investments where interest coverage may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Median EBITDA is based on GSCR’s applicable Private Credit Investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the reported end date. Statistics of the portfolio companies have not been independently verified by GSCR and may reflect a normalized or adjusted amount.

As of March 31, 2025 and December 31, 2024, investments where net debt to EBITDA may not be the appropriate measure of credit risk represented 9.0% and 11.8% of total Private Credit Investments at fair value.

GSAM monitors the financial trends of each portfolio company on an ongoing basis to determine if it is meeting its respective business plan and to assess the appropriate course of action for each portfolio company. GSAM has several methods of evaluating and monitoring the performance and fair value of GSCR’s investments, which may include: (i) assessment of success in adhering to the portfolio company’s business plan and compliance with covenants; (ii) periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments; (iii) comparisons to GSCR’s other portfolio companies in the industry, if any; (iv) attendance at and participation in GSCR’s Board meetings or presentations by portfolio companies; and (v) review of monthly and quarterly financial statements and financial projections of portfolio companies.

As part of the monitoring process, GSAM also employs an investment rating system to categorize GSCR’s investments. In addition to various risk management and monitoring tools, GSAM grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to GSCR’s initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The grading system for GSCR’s investments is as follows:

•

Grade 1 investments involve the least amount of risk to GSCR’s initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit;

•

Grade 2 investments involve a level of risk to GSCR’s initial cost basis that is similar to the risk to GSCR’s initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to GSCR’s ability to ultimately recoup the cost of GSCR’s investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 2;

•

Grade 3 investments indicate that the risk to GSCR’s ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due; and

•

Grade 4 investments indicate that the risk to GSCR’s ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 4, in most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that GSCR will not recoup GSCR’s initial cost basis and may realize a substantial loss of GSCR’s initial cost basis upon exit.

GSAM grades the investments in GSCR’s portfolio at least quarterly and it is possible that the grade of a portfolio investment may be reduced or increased over time. For investments graded 3 or 4, GSAM enhances its level of scrutiny over the monitoring of such portfolio company. The following table shows the composition of GSCR’s portfolio (excluding investments in money market funds, if any) on the 1 to 4 grading scale:

	As of
	March 31, 2025		December 31, 2024
Investment Performance Rating	Fair Value	Percentage of Total	Fair Value	Percentage of Total
	(in millions)		(in millions)
Grade 1	$53.87	0.7%	$—	—%
Grade 2	8,126.95	99.1	7,273.82	100.0
Grade 3	18.75	0.2	—	—
Grade 4	—	—	—	—

Total Investments	$8,199.57	100.0%	$7,273.82	100.0%

The increase in investments with a Grade 1 investment performance rating was driven by investments with an aggregate fair value of $53.87 million being upgraded from a Grade 2 investment performance rating due to potential exits. The increase in investments with a Grade 3 investment performance rating was primarily driven by investments with an aggregate fair value of $18.75 million being downgraded from a Grade 2 investment performance rating due to financial underperformance.

The following table shows the amortized cost of GSCR’s performing and non-accrual investments (excluding investments in money market funds, if any):

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Percentage of Total	Amortized Cost	Percentage of Total
	(in millions)		(in millions)
Performing	$8,233.97	100.0%	$7,285.92	100.0%
Non-accrual	—	—	—	—

Total Investments	$8,233.97	100.0%	$7,285.92	100.0%

Investments are placed on non-accrual status when it is probable that principal, interest or dividends will not be collected according to the contractual terms. Accrued interest or dividends generally are reversed when an investment is placed on non-accrual status. Interest or dividend payments received on non-accrual investments may be recognized as income or applied to principal depending upon management’s judgment. GSCR may make exceptions to this treatment if the loan has sufficient collateral value and is in the process of collection. Non-accrual investments are restored to accrual status when past due principal and interest or dividends are paid and, in management’s judgment, principal and interest or dividend payments are likely to remain current.

The following table shows GSCR’s investment activity by investment type of GSCR’s Private Credit Investments(1):

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Amount of investments committed at cost:
First Lien/Senior Secured Debt	$1,589.49	$1,123.48
First Lien/Last-Out Unitranche	—	34.65

Total	$1,589.49	$1,158.13

Proceeds from investments sold or repaid:
First Lien/Senior Secured Debt	$90.75	$35.25

Total	$90.75	$35.25

Net increase in portfolio	$1,498.74	$1,122.88

Number of new portfolio companies with new investment commitments	12	11
Total new investment commitment amount in new portfolio companies	$1,486.84	$998.64
Average new investment commitment amount in new portfolio companies	$123.90	$90.79
Number of existing portfolio companies with new investment commitments	4	5
Total new investment commitment amount in existing portfolio companies	$102.65	$159.49
Weighted average remaining term for new investment commitments (in years)(2)	6.6	6.4
Percentage of new debt investment commitments at floating interest rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed interest rates(3)	—%	—%
Weighted average yield on new debt and income producing investment commitments(4)	9.5%	10.7%
Weighted average yield on new investment commitments(5)	9.5%	10.7%
Weighted average yield on debt and income producing investments sold or repaid(6)	8.5%	10.7%
Weighted average yield on investments sold or repaid(7)	8.5%	10.7%

(1)

New investment commitments are shown net of capitalized fees, expenses and OID that occurred at the initial closing. Figures for new investment commitments may also include positions originated during the period but not held at the reporting date. Figures for investments sold or repaid, excludes unfunded commitments that may have expired or otherwise been terminated without receipt of cash proceeds or other consideration.

(2)	Calculated as of the end of the relevant period and the maturity date of the individual investments.
(3)	May include preferred stock investments.
(4)

Computed based on (a) the annual actual interest rate on new debt and income producing investment commitments, divided by (b) the total new debt and income producing investment commitments. The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes investments that are on non-accrual status. The annual actual interest rate used is as of the respective quarter end date when the investment activity occurred.

(5)

Computed based on (a) the annual actual interest rate on new investment commitments, divided by (b) the total new investment commitments (including investments on non-accrual status and non-income producing investments). The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments. The annual actual interest rate used is as of the respective quarter end date when the investment activity occurred.

(6)

Computed based on (a) the annual actual interest rate on debt and income producing investments sold or paid down, divided by (b) the total debt and income producing investments sold or paid down. The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes prepayment premiums earned on exited investments and investments that are on non-accrual status.

(7)

Computed based on (a) the annual actual interest rate on investments sold or paid down, divided by (b) the total investments sold or paid down (including investments on non-accrual status and non-income producing investments). The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes prepayment premiums earned on exited investments.

GSCR’s net investment activity at amortized cost for Liquid Investments (excluding investments in money market funds, if any) for the three months ended March 31, 2025 and for the three months ended March 31, 2024 was $173.27 million and $368.81 million. As of March 31, 2025 and March 31, 2024, the fair value of Liquid Investments (excluding investments in money market funds, if any) was $1,704.85 million, or 20.8% and $503.46 million, or 18.8% of GSCR’s portfolio.

RESULTS OF OPERATIONS

GSCR’s operating results were as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Total investment income	$191.52	$66.63
Net expenses	(50.12)	(15.25)

Net investment income	$141.40	$51.38
Net realized gain (loss) on investments	(3.67)	(4.02)
Net unrealized appreciation (depreciation) on investments	(22.29)	14.71
Net realized and unrealized gain (losses) on translations and transactions	(6.90)	2.37

Net realized and unrealized gains (losses)	$(32.86)	$13.06

Net increase in net assets from operations	$108.54	$64.44

Net increase in net assets from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation in the investment portfolio.

Investment Income

GSCR’s investment income was as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Interest income	$182.74	$61.14
Dividend income	4.32	4.52
Other income	4.46	0.97

Total investment income	$191.52	$66.63

Investment income for the three months ended March 31, 2025 was driven by GSCR’s deployment of capital into income producing investments.

Expenses

GSCR’s expenses were as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Interest and other debt expenses	$38.60	$7.80
Management fees	18.20	6.45
Incentive fees based on income	16.46	6.27
Incentive fees based on capital gains	—	1.63
Professional fees	0.63	0.46
Offering costs	0.27	0.70
Directors’ fees	0.17	0.17
Other general and administrative expenses	2.57	1.10

Total expenses	$76.90	$24.58
Fee waivers	(22.60)	(2.43)
Expense support	(4.18)	(6.90)
Reimbursable expenses previously borne by Adviser	—	—

Net Expenses	$50.12	$15.25

In the table above:

•

Interest and other debt expenses increased from $7.80 million for the three months ended March 31, 2024 to $38.60 million for the three months ended March 31, 2025. The increase was primarily driven by an increase in the weighted average aggregate borrowings outstanding from $348.68 million for the three months ended March 31, 2024 to $2,262.87 million for the three months ended March 31, 2025.

•

Management fees increased from $6.45 million for the three months ended March 31, 2024 to $18.20 million for the three months ended March 31, 2025. The increase was primarily driven by an increase in net assets. GSAM waived $0.00 million for the three months ended March 31, 2024 and $10.60 million for the three months ended March 31, 2025.

•	Incentive fees based on income increased from $6.27 million for the three months ended March 31, 2024 to $16.46 million for the three months ended March 31, 2025. The increase was primarily driven by the performance of GSCR’s investment portfolio. GSAM waived $2.43 million for the three months ended March 31, 2024 and $12.00 million for the three months ended March 31, 2025.

•

GSAM elected to pay $4.18 million of certain of GSCR’s expenses on GSCR’s behalf for the three months ended March 31, 2025. For the three months ended March 31, 2024, GSAM agreed to advance $6.90 million.

Net Realized Gains (Losses) and Net Change in Unrealized Appreciation (Depreciation) on Investments

The realized gains and losses on fully exited and partially exited portfolio companies consisted of the following:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	(in millions)
LSF12 Crown US Commercial Bidco LLC	$(0.21)	$—
Other, net	(0.51)	(0.02)
Ardonagh Midco 3 PLC	(2.95)	—
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	—	(4.00)

Net realized gain (loss)	$(3.67)	$(4.02)

For the three months ended March 31, 2024, net realized losses were primarily driven by the restructuring of the first lien debt investment in LCG Vardiman Black, LLC (dba Specialty Dental Brands), which resulted in a realized loss of $4.00 million.

Any changes in fair value are recorded as a change in unrealized appreciation (depreciation) on investments. Net change in unrealized appreciation (depreciation) on investments consisted of the following:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Unrealized appreciation	$15.62	$17.70
Unrealized depreciation	(37.91)	(2.99)

Net change in unrealized appreciation (depreciation) on investments	$(22.29)	$14.71

The change in unrealized appreciation (depreciation) on investments consisted of the following:

For the Three Months Ended
March 31, 2025
($ in millions)
Portfolio Company:
Ardonagh Midco 3 PLC	$3.19
Eresearch Technology, Inc. (dba Clario)	2.66
Solar Holdings Bidco Limited (dba SLR Consulting)	1.37
Formulations Parent Corporation (dba Chase Corp)	1.22
Northstar Acquisition HoldCo, LLC (dba n2y)	1.04
Packaging Coordinators Midco, Inc. (dba PCI Pharma)	(1.25)
Ascend Performance Materials Operations, LLC	(1.28)
Renaissance Holding Corp.	(1.70)
Harrington Industrial Plastics, LLC	(1.84)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	(2.04)
Other, net(1)	(23.66)

Total	$(22.29)

(1)	For the three months ended March 31, 2025, Other, net includes gross unrealized appreciation of $6.14 million and gross unrealized depreciation of $(29.80) million.

Net change in unrealized appreciation (depreciation) in GSCR’s investments for the three months ended March 31, 2025 was primarily driven by market volatility.

For the Three Months Ended
March 31, 2024
($ in millions)
Portfolio Company:
Other, net(1)	$6.66
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	5.51
Hyland Software, Inc.	1.46
Rubrik, Inc.	0.94
Computer Services, Inc.	0.91
NAVEX TopCo, Inc.	0.85
Ardonagh Midco 3 PLC	(0.13)
Physician Partners LLC	(0.17)
Recochem, Inc	(0.34)
Harrington Industrial Plastics, LLC	(0.43)
Trader Corporation	(0.55)

Total	$14.71

(1)	For the three months ended March 31, 2024, Other, net includes gross unrealized appreciation of $8.04 million and gross unrealized depreciation of $(1.38) million.

Net change in unrealized appreciation (depreciation) in GSCR’s investments for the three months ended March 31, 2024 was primarily driven by tightening of credit spreads and the reversal of unrealized depreciation in connection with the aforementioned restructuring of LCG Vardiman Black, LLC (dba Specialty Dental Brands).

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

GSCR’s primary use of funds is for GSCR’s investments in portfolio companies, cash distributions to GSCR’s stockholders or for other general corporate purposes, including paying for operating expenses or debt service to the extent GSCR borrow or issue senior securities.

GSCR expects to generate cash primarily from the net proceeds of any future offerings of securities, future borrowings and cash flows from operations. To the extent GSCR determines that additional capital would allow GSCR to take advantage of additional investment opportunities, if the market for debt financing presents attractively priced debt financing opportunities, or if GSCR’s Board otherwise determines that leveraging GSCR’s portfolio would be in GSCR’s best interest and the best interests of GSCR’s stockholders, GSCR may enter into credit facilities in addition to the GSCR Revolving Credit Facilities, or issue other senior securities. GSCR would expect any such credit facilities may be secured by certain of GSCR’s assets and may contain advance rates based upon pledged collateral. The pricing and other terms of any such facilities would depend upon market conditions when GSCR enters into any such facilities as well as the performance of GSCR’s business, among other factors. As a BDC, with certain limited exceptions, GSCR is only permitted to borrow amounts such that GSCR’s asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). See “-Key Components of Operations-Leverage.” As of March 31, 2025 and December 31, 2024, GSCR’s asset coverage ratio based on the aggregate amount outstanding of GSCR’s senior securities (which includes the GSCR Revolving Credit Facilities) was 371% and 290%. GSCR may also refinance or repay any of GSCR’s indebtedness at any time based on GSCR’s financial condition and market conditions.

GSCR may enter into investment commitments through signed commitment letters that may ultimately become investment transactions in the future. GSCR regularly evaluates and carefully considers GSCR’s unfunded commitments using its Adviser’s proprietary risk management framework for the purpose of planning GSCR’s capital resources and ongoing liquidity, including GSCR’s financial leverage.

The following table summarizes the securities issued and proceeds related to such issuances:

Share Issue Date	Shares Issued	Proceeds Received ($ in millions)
For the Three Months Ended March 31, 2025
Class I Common Stock
January 1, 2025	23,191,555	$584.89
February 1, 2025	15,021,187	378.83
March 1, 2025	12,743,027	320.49

Total	50,955,769	1,284.21

For the Three Months Ended March 31, 2024
January 1, 2024	13,232,488	$333.46
February 1, 2024	6,122,455	154.29
March 1, 2024	7,852,924	197.81

Total	27,207,867	685.56

Share Repurchase Program

Subject to the discretion of the GSCR Board, GSCR intends to maintain a share repurchase program in which GSCR intends to offer to repurchase in each quarter up to 5% of GSCR Shares outstanding (by number of shares) as of the close of the previous calendar quarter. The following table presents the share repurchases completed during the three months ended March 31, 2025:

Offer Date	Tender Offer Expiration Date	Percentage of Outstanding Units GSCR Offered to Repurchase(1)(2)	Purchase Price Per Share	Amount Repurchased(3) ($ in millions)	Number of Shares Repurchased
For the Three Months Ended March 31, 2025
February 24, 2025	March 21, 2025	5.0%	$25.11	$66.95	2,667,462
For the Three Months Ended March 31, 2024
February 16, 2024	March 15, 2024	5.0%	$25.32	$0.39	15,551

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction.

Distribution Reinvestment Plan

GSCR has adopted a DRIP, pursuant to which GSCR reinvests all distributions declared by the GSCR Board on behalf of GSCR’s stockholders who do not elect to receive their distributions in cash. As a result, if the GSCR Board authorizes, and GSCR declares, a cash distribution or other distribution, then GSCR’s stockholders who have not opted out of GSCR’s DRIP will have their cash distributions automatically reinvested in additional shares, rather than receiving the cash distribution or other distribution.

Contractual Obligations

GSCR has entered into the GSCR Investment Management Agreement with GSAM (in its capacity as the Adviser) to provide GSCR with investment advisory services and the GSCR Administration Agreement with the GSCR Administrator to provide GSCR with administrative services.

GSCR may establish credit facilities in addition to the GSCR Truist Revolving Credit Facility, GSCR BNPP Revolving Credit Facility and GSCR MS Revolving Credit Facility or enter into other financing arrangements to facilitate investments and the timely payment of GSCR’s expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over SOFR (or other applicable reference rate). GSCR cannot assure stockholders that GSCR will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require GSCR to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask GSCR to comply with positive or negative covenants that could have an effect on GSCR’s operations.

GSCR entered into multiple purchase agreements (collectively, as amended, the “GSCR Purchase Agreements”) with Macquarie Bank Limited (the “Financing Provider” or “Macquarie”).

The following table shows GSCR’s contractual obligations as of March 31, 2025:

	Payments Due by Period ($ in millions)
	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Truist Revolving Credit Facility(1)	$652.17	$—	$—	$652.17	$—
BNPP Revolving Credit Facility(2)	$900.00	$—	$900.00	$—	$—
MS Revolving Credit Facility(3)	$715.00	$—	$—	$715.00	$—

(1)

GSCR may borrow amounts in U.S. Dollars (“USD”) or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of March 31, 2025, GSCR had outstanding borrowings denominated in USD of $410.00 million, in Euros (“EUR”) of EUR 89.64 million, in Canadian Dollars (“CAD”) of CAD 59.50 million, in Great British Pounds (“GBP”) of GBP 60.50 million, and in Australian Dollars (“AUD”) of AUD 41.20 million.

(2)

GSCR may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of March 31, 2025, GSCR had outstanding borrowings denominated in USD of $900.00 million.

(3)

GSCR may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of March 31, 2025, GSCR had outstanding borrowings denominated in USD of $715.00 million.

Truist Revolving Credit Facility

On April 6, 2023, GSCR entered into a revolving credit facility (as amended, the “GSCR Truist Revolving Credit Facility”) with Truist Bank, as administrative agent, and the lenders and issuing banks party thereto.

The total commitments under the GSCR Truist Revolving Credit Facility are $1,630.00 million, of which $1,150.00 million is under a multicurrency sub-facility, $390.00 million is under a USD sub-facility and $90.00 million is under a term loan tranche. The GSCR Truist Revolving Credit Facility also has an accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the Truist Revolving Credit Facility up to $1,770.00 million. GSCR amended the GSCR Truist Revolving Credit Facility on numerous occasions between August 9, 2023 and May 23, 2024.

Any amounts borrowed under the GSCR Truist Revolving Credit Facility will mature, and all accrued and unpaid interest will be due and payable, on May 23, 2029.

Borrowings thereunder denominated in USD, including amounts drawn in respect of letters of credit, bear interest (at GSCR’s election) of either (i) term SOFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus an additional 0.10% credit adjustment spread, (ii) an alternate base rate, which is the highest of (x) Prime Rate in effect on such day, (y) Federal Funds Effective Rate for such day plus 1/2 of 1.00% and (z) term SOFR for an interest period of one (1) month plus 1.00%, plus a margin of either 1.00% or 0.75% (subject to certain gross borrowing base conditions). Borrowings thereunder denominated in non-USD bear interest of the applicable term benchmark rate or daily simple risk-free rate plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus, in the case of borrowings denominated in (i) Great British Pounds (GBP) only, an additional 0.0326% credit adjustment spread or 0.1193% credit adjustment spread, for 1-month tenor and 3-months tenor borrowings, and (ii) Canadian Dollars only, an additional 0.29547% credit adjustment spread or 0.32138% credit adjustment spread, for 1-month tenor and 3-months tenor borrowings. With respect to borrowings denominated in USD, GSCR may elect either term

SOFR, or an alternative base rate at the time of borrowing, and such borrowings may be converted from one benchmark to another at any time, subject to certain conditions.

BNPP Revolving Credit Facility

On September 28, 2023, GS Private Credit SPV Public I LLC (“SPV Public I”), a wholly-owned subsidiary of GSCR, entered into a revolving credit facility (the “GSCR BNPP Revolving Credit Facility”) with BNP Paribas (“BNPP”), as administrative agent, State Street Bank and Trust Company, as collateral agent, GSCR, as equityholder and investment advisor, and the lenders party thereto. GSCR amended the GSCR BNPP Revolving Credit Facility on numerous occasions between May 30, 2024 and January 31, 2025.

The total commitments under the GSCR BNPP Revolving Credit Facility are $1,100 million. Proceeds from borrowings under the GSCR BNPP Revolving Credit Facility may be used to fund portfolio investments by SPV Public I and to make advances under delayed drawdown collateral assets where SPV Public I is a lender. Any amounts outstanding under the GSCR BNPP Revolving Credit Facility must be repaid by January 31, 2028.

Prior to April 30, 2024, advances under the GSCR BNPP Revolving Credit Facility bore interest at a per annum rate equal to 1-month or 3-month Term SOFR plus an applicable margin of 1.80% per annum. From April 30, 2024 until October 30, 2024, advances under the GSCR BNPP Revolving Credit Facility bore interest at a per annum rate equal to 1-month or 3-month Term SOFR plus an applicable margin of 1.735% per annum. From October 31, 2024 until January 31, 2025, advances under the BNPP Revolving Credit Facility bore interest at a per annum rate equal to 1-month or 3-month Term SOFR plus an applicable margin of 1.630% per annum. From and after January 31, 2025, advances under the GSCR BNPP Revolving Credit Facility bear interest at a per annum rate equal to 1-month or 3-month Term SOFR plus an applicable margin of 1.615% per annum. After the expiration of the reinvestment period on January 31, 2027, the applicable margin on all outstanding advances will increase by 1.00% per annum.

MS Revolving Credit Facility

On August 9, 2024, GSCR Mott Street SPV LLC, a wholly-owned subsidiary of GSCR (“GSCR Mott Street”), entered into a revolving credit facility (the “GSCR MS Revolving Credit Facility”) with Morgan Stanley Senior Funding, Inc. (“MS”), as administrative agent, State Street Bank and Trust Company, as collateral agent, account bank and collateral custodian, GSCR, as transferor and servicer, and the lenders party thereto, in an initial principal amount of $1,000.00 million (the “Tranche A Advances”). GSCR amended the MS Revolving Credit Facility on October 24, 2024 (the “MS Facility First Amendment”).

The MS Facility First Amendment, among other things, created a second tranche of commitments in the amount of $1,000.00 million (the “Tranche B Advances”). The total commitments under the GSCR MS Revolving Credit Facility are $2,000.00 million. Proceeds from borrowings under the GSCR MS Revolving Credit Facility may be used to, among other things, fund portfolio investments by GSCR Mott Street and to make advances under delayed drawdown collateral assets where GSCR Mott Street is a lender. Any amounts outstanding under the GSCR MS Revolving Credit Facility must be repaid by August 9, 2029.

Advances under the GSCR MS Revolving Credit Facility initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which in the case of USD is 3-month Term SOFR) plus an applicable margin of (x) for the Tranche A Advances, 2.35% per annum and (y) for the Tranche B Advances, 2.15% per annum. After the expiration of a three-year reinvestment period, the applicable margin on outstanding advances will be (x) for the Tranche A Advances, 2.85% per annum and (y) for the Tranche B Advances, 2.65% per annum.

Short-Term Borrowings

From time to time, GSCR may engage in sale/buy-back agreements, which are a type of secured borrowing, with Macquarie. The amount, interest rate and terms of these agreements will be individually negotiated on a transaction-by-transaction basis. Each transaction (each, a “Short-Term Borrowing”) is intended to finance one of GSCR’s underlying investments. Under each Short-Term Borrowing, GSCR remains the lender of record of the relevant underlying investment for the duration of such transaction but GSCR sells to Macquarie a participation interest in such underlying investment and concurrently enter into an agreement to repurchase from Macquarie the same participation interest at an agreed-upon price (which price includes the interest on such borrowing) at a future date. The future repurchase date will not be later than not to exceed 90 days from the date the participation interest it was sold to Macquarie (unless such 90-day date is mutually extended by GSCR and Macquarie).

Off-Balance Sheet Arrangements

GSCR may become a party to investment commitments and to financial instruments with off-balance sheet risk in the normal course of GSCR’s business to fund investments and to meet the financial needs of GSCR’s portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of March 31, 2025, GSCR believes that GSCR had adequate financial resources to satisfy GSCR’s unfunded commitments. GSCR’s unfunded commitments to provide funds to portfolio companies were as follows:

	As of March 31, 2025	As of December 31, 2024
	(in millions)
Unfunded Commitments
First Lien/Senior Secured Debt	$1,891.60	$1,163.03
First Lien/Last-Out Unitranche	72.38	76.46

Total	$1,963.98	$1,239.49

HEDGING

Subject to applicable provisions of the Investment Company Act and applicable Commodity Futures Trading Commission (“CFTC”) regulations, GSCR may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of GSCR’s loans are denominated in a currency other than USD, GSCR may enter into currency hedging contracts to reduce GSCR’s exposure to fluctuations in currency exchange rates. GSCR may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by GSCR. GSAM has claimed relief from CFTC registration and regulation as a commodity pool operator pursuant to CFTC Rule 4.5 with respect to GSCR’s operations, with the result that GSCR will be limited in GSCR’s ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, CFTC Rule 4.5 imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of GSCR’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of GSCR’s portfolio. Moreover, GSCR anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of CFTC Rule 4.5.

Rule 18f-4 under the Investment Company Act includes limitations on the ability of a BDC (or a RIC) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions). Under the rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements and requirements related to board reporting. These requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Under Rule 18f-4, when GSCR trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, GSCR needs to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating GSCR’s asset coverage ratio. GSCR currently operates as a “limited derivatives user” and these requirements may limit GSCR’s ability to use derivatives and/or enter into certain other financial contracts.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

GSCR’s discussion and analysis of GSCR’s financial condition and results of operations are based upon GSCR’s consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially.

GSCR consider the most significant accounting policies to be those related to GSCR’s Investments, Revenue Recognition, Non-Accrual Investments, Distributions, and Income Taxes. GSCR considers the most significant critical estimate to be the fair value measurement of investments.

Fair Value Measurement of Investments

Consistent with GAAP and the Investment Company Act, GSCR conduct a valuation of GSCR’s investments, pursuant to which GSCR’s NAV is determined. GSCR’s investments are valued on a quarterly basis, or more frequently if required under the Investment Company Act. The determination of fair value involves subjective judgments and estimates. The majority of investments are not quoted or traded in an active market, and as such, their fair values are determined using valuation techniques, primarily discounted cash flows, market multiples, and recent comparable transactions. The most significant inputs in applying the discounted cash flow approach and the market multiples approach are the selected discount rates and multiples, respectively. The selection of these inputs is based on a combination of factors that are specific to the underlying portfolio companies such as financial performance and certain factors that are observable in the market, such as current interest rates and comparable public company trading multiples. Accordingly, the notes to GSCR’s consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations on the consolidated financial statements.

RECENT DEVELOPMENTS

April and May Subscriptions

On April 1, 2025, GSCR received $481.45 million of proceeds, relating to the issuance of 19,173,626 Shares.

On May 1, 2025, GSCR received $240.50 million of proceeds, relating to the issuance of Shares.

Multi-Class Share Exemptive Relief

On April 15, 2025, the SEC granted to GSCR and GSAM exemptive relief permitting GSCR to issue and sell multiple classes of shares with varying sales loads and asset-based distribution and/or service fees.

Co-Investment Activity

GSCR filed an application for a new exemptive order from the SEC that would supersede GSCR’s prior exemptive relief and permit GSCR to co-invest with the Accounts, under a co-investment process that contains fewer conditions than the prior exemptive relief. The Relief requires the majority of GSCR’s independent directors to make the conclusions outlined previously in connection with co-investment transactions in a more limited set of circumstances than the prior exemptive relief, while requiring the GSCR Board to maintain oversight of GSCR’s participation in the co-investment program. On April 25, 2025, the SEC issued a notice to GSCR relating to the Relief, pursuant to which the Relief was granted at the expiration of the notice period on May 21, 2025.

Issuance of 2028 Notes and 2030 Notes

On May 6, 2025, GSCR issued $400.0 million aggregate principal amount of 5.875% Notes due 2028 (the “2028 Notes”) and $600.0 million aggregate principal amount of 6.250% Notes due 2030 (the “2030 Notes” and together with the 2028 Notes, the “Notes”). The 2028 Notes bear interest at the rate of 5.875% per annum, payable semi-annually in arrears on May 6 and November 6 of each year, commencing on November 6, 2025, and will mature on May 6, 2028. The 2030 Notes bear interest at the rate of 6.250% per annum, payable semi-annually in arrears on May 6 and November 6 of each year, commencing on November 6, 2025, and will mature on May 6, 2030. At GSCR’s option, the Notes may be redeemed in whole or in part, at any time or from time to time, prior to their maturity at the applicable redemption price, plus any accrued and unpaid interest thereon to, but excluding, the redemption date.

Distributions

On May 7, 2025, GSCR’s Board declared monthly distributions from GSCR’s taxable earnings, including net investment income. The following table summarizes the distributions declared and the dates that they are expected to be paid on or about:

Record Date	Payable Date
May 30, 2025	June 27, 2025
June 30, 2025	July 29, 2025
July 31, 2025	August 27, 2025

Amended and Restated Bylaws

On May 7, 2025, GSCR’s Board approved the Amended and Restated Bylaws (the “GSCR Amended and Restated Bylaws”), to be effective as of May 7, 2025. The GSCR Amended and Restated Bylaws revise Section 2.05 to change the quorum requirement for the transaction of business at all meetings of stockholders from a majority to one-third of the issued and outstanding shares of GSCR’s capital stock entitled to vote thereat, present in person or represented by proxy. Additionally, with respect to any matter to be considered at a meeting of stockholders, the holders of one-third of all issued and outstanding stock of any class or classes or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. All of the other provisions of GSCR’s bylaws shall remain in full force and effect.

MANAGEMENT OF GSCR

GSCR’s business and affairs are managed under the direction of the GSCR Board. The GSCR Board consists of seven directors, six of whom are GSCR Independent Directors. “GSCR Independent Directors” are directors who (1) are not deemed to be “interested persons,” of GSCR (as defined in the Investment Company Act), (2) meet the definition of “independent directors” under the corporate governance standards of the NYSE and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act. The GSCR Board elects GSCR’s officers, who serve at the discretion of the GSCR Board. The responsibilities of the GSCR Board include oversight of valuation of GSCR’s assets, corporate governance activities, oversight of GSCR’s financing arrangements and oversight of GSCR’s investment activities.

The GSCR Board’s role in GSCR’s management is one of oversight. Oversight of GSCR’s investment activities extends to oversight of the risk management processes employed by GSCR’s investment adviser, GSAM, as part of its day-to-day management of GSCR’s investment activities. The GSCR Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of GSAM as necessary and periodically requesting the production of risk management reports or presentations. The goal of the GSCR Board’s risk oversight function is to ensure that the risks associated with GSCR’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. The GSCR Board’s oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of GSCR’s investments. The GSCR Board also oversees the valuation of GSCR’s assets.

The GSCR Board has established an Audit Committee (the “GSCR Audit Committee”), Governance and Nominating Committee (the “GSCR Governance and Nominating Committee”), Compliance Committee (the “Compliance Committee”) and Contract Review Committee (the “GSCR Contract Review Committee”). The scope of each committee’s responsibilities is discussed in greater detail below.

Timothy J. Leach, an Independent Director, serves as Chairperson (“Chair”) of the GSCR Board. The GSCR Board believes that it is in the best interests of stockholders for Mr. Leach to lead the GSCR Board because of his familiarity with GSCR’s portfolio companies, his broad corporate background and experience with financial and investment matters and his significant senior management experience, as described below. Mr. Leach will generally act as a liaison between management, officers and attorneys between meetings of the GSCR Board and presides over all executive sessions of the GSCR Independent Directors without management. The GSCR Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The GSCR Board also believes that its size creates an efficient corporate governance structure that provides the opportunity for direct communication and interaction between management and the GSCR Board.

GSCR Board and Executive Officers

Holders of GSCR’s common stock will vote together as a class for the election of directors. Under GSCR’s certificate of incorporation, GSCR’s Board is divided into three classes with staggered three-year terms. However, the initial members of the three classes have initial terms of one, two and three years, respectively. At each annual meeting of GSCR’s stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification.

In addition, GSCR’s Board has adopted policies which provide that (a) no director shall hold office for more than 15 years and (b) a director shall retire as of December 31st of the calendar year in which he or she reaches his or her 74th birthday, unless a waiver of such requirement has been adopted by a majority of the other directors. These policies may be changed by the directors without a stockholder vote.

GSCR Board and Executive Officers

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships
Interested Director*
Katherine (“Kaysie”) P. Uniacke (64)	Director since May 2022

Ms. Uniacke is Chair of the Board-GSAM (2013-Present) and Advisory Director-Goldman Sachs (2013-Present). She was formerly Director-Goldman Sachs Dublin and Luxembourg family of funds (2013-2023).

Director-GSCR, GS BDC, SCH, GS PMMC II, MMLC II, PSLF, West Bay.

GSAM International; GS BDC; SCH; GS PMMC II; MMLC II; PSLF; West Bay
Independent Directors
Timothy J. Leach (69)	Chair of the GSCR Board since January 2023 and Director since May 2022

Mr. Leach is retired. He is Chairman, MN8 Energy Inc. (2021-Present); Chairman, Habitat for Humanity of Sonoma County (2019-Present); Director, Habitat for Humanity of Sonoma County (2017-2019); and Chairman, GS Renewable Power LLC (2021-Present). He was formerly Chief Investment Officer, US Bank Wealth Management (2008-2016) and Treasurer and Director, National Committee to Preserve Social Security & Medicare (2014-2019).

Chair—GSCR and GS BDC.

Independent Director-MMLC II.

Habitat for Humanity of Sonoma County; GS Renewable Power LLC; GS BDC; MMLC II

Jaime Ardila (69)	Director since May 2022

Mr. Ardila is retired. He is Director, Accenture plc (2013-Present), Chairperson, Nexa Resources (2019-Present), and Director, Grupo Energía Bogotá (GEB) (2024-Present). Formerly, he was Director of Ecopetrol (2016-2019); and held senior management positions with General Motors Company (an automobile manufacturer) (1984-1996 and 1998-2016), most recently as Executive Vice President, and President of General Motors’ South America region (2010-2016).

Independent Director—GSCR and GS BDC.

Chair of the Board of Directors—SCH, GS PMMC II and PSLF.

Accenture plc (a management consulting services company); Nexa Resources (a mining company); Grupo Energía Bogotá (an electric utility company); GS BDC; SCH; GS PMMC II; PSLF

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships
Carlos E. Evans (73)	Director since May 2022

Mr. Evans is retired. He is Chairman, Highwoods Properties, Inc. (2018-Present); Director, National Coatings and Supplies Inc. (2015-Present); Director, Warren Oil Company, LLC (2016-Present); Director, American Welding & Gas Inc. (2015-Present); and Director, Johnson Management (2015-Present). He was formerly Director, Sykes Enterprises, Inc. (2016-2021).

Independent Director-GSCR, GS BDC, MMLC II, and West Bay.

Highwoods Properties, Inc. (a real estate investment trust); National Coatings and Supplies Inc.; Warren Oil Company, LLC; American Welding & Gas Inc.; Johnson Management; MMLC II; GS BDC; West Bay

Ross J. Kari (66)	Director since May 2022

Mr. Kari is retired. Formerly, he was Director, Summit Bank (2014-2022); Executive Vice President and Chief Financial Officer, Federal Home Loan Mortgage Corporation (Freddie Mac) (2009-2013); and was a Member of the Board of Directors of KKR Financial Holdings, LLC (2007-2014).

Independent Director-GSCR, GS BDC, SCH, GS PMMC II and PSLF.

GS BDC; SCH; GS PMMC II; PSLF

Richard A. Mark (71)	Director since May 2022

Mr. Mark is retired. He is Director, Viatris Inc. (2020-Present); and Director, Home Centered Care Institute (2021-Present). He was formerly Director, Almost Home Kids (2016-2021) and Director, Mylan N.V. (2019-2020).

Independent Director-GSCR, GS BDC and MMLC II.

Viatris Inc.; Home Centered Care Institute; GS BDC; MMLC II

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships
Susan B. McGee (66)	Director since May 2022

Ms. McGee is retired. She is Director, ETTL Engineers and Consultants, Inc. (2018-Present); and Director, HIVE Digital Technologies Ltd (2021-Present). She was formerly Director, Nobul Corporation (2019-2022) and held senior management positions with U.S. Global Investors, Inc. (an investment management firm), including Chief Compliance Officer (2016-2018), President (1998-2018) and General Counsel (1997-2018). She was also formerly Vice President of the U.S. Global Investors Funds (2016-2018).

Independent Director-GSCR, GS BDC, SCH, GS PMMC II and PSLF.

ETTL Engineers and Consultants, Inc.; HIVE Digital Technologies Ltd; GS BDC; SCH; GS PMMC II; PSLF

*

Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by GS Group Inc., a Delaware corporation. The term “Goldman Sachs” refers to GS Group Inc., together with GS & Co., GSAM and its other subsidiaries and affiliates. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

(1)	Each director may be contacted by writing the director, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.

Executive Officers

Information regarding GSCR’s executive officers who are not directors is as follows:

Name	Age	Position(s)
Alex Chi(1)	52	Co-Chief Executive Officer and Co-President
David Miller(2)	55	Co-Chief Executive Officer and Co-President
Stephanie Rader	43	Executive Vice President and Head of Business Development
Tucker Greene(3)	50	Chief Operating Officer
Stanley Matuszewski	39	Chief Financial Officer and Treasurer
John Lanza	55	Principal Accounting Officer
Julien Yoo	54	Chief Compliance Officer
Caroline Kraus	48	Chief Legal Officer and Secretary
Justin Betzen	45	Vice President
Greg Watts	49	Vice President
Jennifer Yang	41	Vice President
Matthew Carter	38	Vice President

(1)

On July 15, 2025, Alex Chi notified GSCR of his intention to resign from his position as Co-Chief Executive Officer and Co-President of GSCR. Mr. Chi will cease serving as the Co-Chief Executive Officer and Co-President of GSCR, effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine. On July 18, 2025, the GSCR Board appointed Vivek Bantwal, age 48, as Co-Chief Executive Officer of GSCR, effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine.

(2)	Effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine, David Miller will cease serving as Co-President of GSCR.

(3)

On July 18, 2025, the GSCR Board appointed Tucker Greene as President of GSCR, effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine. Mr. Greene will also continue serving in his role as Chief Operating Officer of GSCR.

The address for each director and executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the GSCR Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Independent Directors:

Jaime Ardila. Mr. Ardila is retired. Mr. Ardila has served on the GSCR Board since May 2022, including as Chair of the GSCR Board until January 2023. He also serves as a member of the Board of Directors of GS BDC and serves as Chair of the Board of Directors of SCH, GS PMMC II and PSLF. Mr. Ardila is a member of the Board of Directors of Accenture plc, a management consulting services company, where he serves as Chair of the Finance Committee, a member of the Audit Committee, and a member of the Governance and Nominations Committee. He also serves as the Chairperson of the Board of Directors of Nexa Resources S.A., a mining company, and a member of the Board of Directors of Grupo Energía Bogotá, an electric utility company. Previously, he was a member of the Board of Directors of Ola Electric Mobility, an electric vehicle manufacturer, from 2019—2023, and was also a member of the Board of Directors of Ecopetrol, an integrated oil company, where he served as Chair of the Audit Committee and a member of the Business Committee and the Corporate Governance and Sustainability Committee, from 2016 to 2019. Mr. Ardila also worked for 29 years at General Motors Company, an automobile manufacturer, where he held several senior management positions, most recently as Executive Vice President of GSCR and President of General Motors’ South America region. Mr. Ardila joined General Motors in 1984. From 1996 to 1998, Mr. Ardila served as the managing director, Colombian Operations, of N M Rothschild & Sons Ltd, before rejoining General Motors in 1998. Based on the foregoing, Mr. Ardila is experienced with financial and investment matters, which GSCR believes makes him well qualified to serve on the GSCR Board.

Carlos E. Evans. Mr. Evans is retired. Mr. Evans has served on the GSCR Board since May 2022. He also serves on the Board of Directors of GS BDC, MMLC II and West Bay, including as Chairperson of the Board of West Bay. Mr. Evans is currently Chairperson of the Board of Directors of Highwoods Properties, Inc., a real estate investment trust, where he serves as Chairperson of the Compensation/Governance Committee and as a member of the Executive Committee. He previously served as chairman of the Compensation/Governance Committee of Highwoods Properties, Inc. Prior to his retirement in 2014, Mr. Evans worked for Wells Fargo Bank, most recently serving as executive vice president and group head of the eastern division of Wells Fargo commercial banking. From 2006 until Wachovia Corporation’s merger with Wells Fargo in 2009, Mr. Evans served as wholesale banking executive and an executive vice president for the Wachovia general banking group. Previously, he held senior management positions with First Union National Bank and with Bank of America and its predecessors, including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans is Chairman Emeritus of the Board of Spoleto Festival USA and was previously Chairperson of the Board of the Medical University of South Carolina Foundation. Mr. Evans serves on the boards of four private companies, National Coatings and Supplies Inc., Warren Oil Company, LLC,

American Welding & Gas Inc. and Johnson Management. He also previously served on the Board of Directors of Sykes Enterprises, Incorporated, an international provider of outsourced customer contact management services. Based on the foregoing, Mr. Evans is experienced with financial and investment matters, which GSCR believes makes him well qualified to serve on the GSCR Board.

Ross J. Kari. Mr. Kari is retired. Mr. Kari has served on the GSCR Board since May 2022. He also serves on the Board of Directors of GS BDC, SCH, GS PMMC II, and PSLF. Previously, Mr. Kari was Executive Vice President and Chief Financial Officer of Federal Home Loan Mortgage Corporation (Freddie Mac), where he worked for four years. Previously, he held senior management positions at SAFECO Corporation, a personal insurance company, Federal Home Loan Bank of San Francisco, and Wells Fargo & Company, where he began his career and worked for 19 years. Mr. Kari also served as a Director and a member of the Audit Committee and ALCO Chairperson of Summit Bank. Based on the foregoing, Mr. Kari is experienced with financial and investment matters, which GSCR believes makes him well qualified to serve on the GSCR Board.

Timothy J. Leach. Mr. Leach is retired. Mr. Leach has served on the GSCR Board since May 2022 and has served as Chair of the GSCR Board since January 2023. He also serves as a member and Chair of the Board of Directors of GS BDC and MMLC II. Mr. Leach has served as Chairperson of the Board of Directors of MN8 Energy Inc. (f/k/a Goldman Sachs Renewable Power LLC), a renewable energy producer, since 2021. From 2008 until his retirement in July 2016, Mr. Leach served as chief investment officer of US Bank Wealth Management. Prior to joining US Bank, Mr. Leach held senior management positions with U.S. Trust Company and various investment advisers and asset managers, including Wells Fargo Private Investment Advisors, Wells Fargo Alternative Asset Management, ABN Amro Global Asset Management, ABN Amro Asset Management (USA) and Qualivest Capital Management. Based on the foregoing, Mr. Leach is experienced with financial and investment matters, which GSCR believes makes him well qualified to serve on the GSCR Board.

Richard A. Mark. Mr. Mark is retired. Mr. Mark has served on the GSCR Board since May 2022. Mr. Mark has been designated as the GSCR Board’s “audit committee financial expert” given his extensive accounting and finance experience. He also serves on the Board of Directors and as the chair of the audit committee of GS BDC and MMLC II. Prior to his retirement in 2015, Mr. Mark was a partner at Deloitte & Touche LLP, most recently leading the corporate development function of the advisory business of Deloitte. Mr. Mark began his career at Arthur Andersen & Co. and held various positions with Arthur Andersen, including audit partner, before joining Deloitte in 2002. Since November 2020, Mr. Mark has served on the Board of Directors of Viatris Inc. (“Viatris”), a global pharmaceuticals company. Prior to the closing of the transaction that combined Mylan N.V. and Pfizer Inc.’s off-patent branded and generic established medicines business, which resulted in the formation of Viatris, Mr. Mark served on the Board of Directors of Mylan N.V. from June 2019 until November 2020. Mr. Mark also served from July 2015 until August 2016 as Chairperson of the Board of Directors and as a member of the audit committee of Katy Industries, Inc., a manufacturer, importer and distributor of commercial cleaning and consumer storage products. Since December 2021, Mr. Mark has served on the Board of Directors of the Home Centered Care Institute, a nonprofit organization focused on scaling home-based primary care. From May 2016 to December 2021, Mr. Mark served as a Director of Almost Home Kids, an affiliate of Lurie Children’s Hospital of Chicago, which provides care to children with complicated health needs. Mr. Mark is a certified public accountant. Based on the foregoing, Mr. Mark is experienced with accounting, financial and investment matters, which GSCR believes makes him well qualified to serve on the GSCR Board.

Susan B. McGee. Ms. McGee is retired. Ms. McGee has served on the GSCR Board since May 2022. She also serves on the Board of Directors of GS BDC, SCH, GS PMMC II, and PSLF. Ms. McGee also serves on the Board of Directors for ETTL Engineers and Consultants Inc., and HIVE Digital Technologies Ltd. Ms. McGee formerly served as a Director for Nobul Corporation, a digital real estate company, from 2019 to 2022. Ms. McGee worked for 26 years at U.S. Global Investors, Inc., an investment management firm, until June 2018, during which time she held several senior management positions, including President, General Counsel and Chief Compliance Officer. She has also been involved in the governance of the U.S. Global Investors Funds, serving as

Vice President until June 2018. In addition, Ms. McGee formerly served on the Board of Governors of the Investment Company Institute and as Chairperson of the Investment Company Institute Small Funds Committee until June 2018. She is also a member of the Board of Directors of the San Antonio Sports Foundation, a not-for-profit organization. Based on the foregoing, Ms. McGee is experienced with financial and investment matters, which GSCR believes makes her well qualified to serve on the GSCR Board.

Interested Director:

Kaysie Uniacke. Ms. Uniacke is the sole interested director on the GSCR Board and has served in such capacity since May 2022. Ms. Uniacke is the Chairperson of the board of Goldman Sachs Asset Management International; serves on the boards of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay, and is an advisory director to GS Group Inc. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke worked at Goldman Sachs from 1983 to 2012, where she was named managing director in 1997 and partner in 2002. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters, which GSCR believes makes her well qualified to serve on the GSCR Board.

Executive Officers who are not Directors:

Alex Chi. Mr. Chi is the Co-Chief Executive Officer and Co-President of GSCR and has served in such capacity since May 2022. Mr. Chi is also the Co-Chief Executive Officer and Co-President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. Mr. Chi is co-head of Goldman Sachs Asset Management Private Credit in the Americas. Before assuming his current role, Mr. Chi spent 25 years in Goldman Sachs’ Investment Banking Division. Mr. Chi worked in the Financial and Strategic Investors Group from 2006 to 2019, managing Goldman Sachs’ relationships with private equity and related portfolio company clients. Prior to that, Mr. Chi worked in Leveraged Finance, where he spent six years structuring and executing leveraged loan and high yield debt financings for corporate and private equity clients across industries. He also spent three years in Asia focused on mergers and acquisitions and corporate finance transactions. Mr. Chi was named managing director in 2006 and partner in 2012.

On July 15, 2025, Mr. Chi notified GSCR of his intention to resign from his position as co-chief executive Officer and co-president of GSCR, effect on or about August 7, 2025, or such earlier date as the GSCR Board may determine. On July 18, 2025, the GSCR Board appointed Vivek Bantwal as co-chief executive Officer of GSCR, effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine. Mr. Bantwal was also appointed as co-chief executive officer of GSBD, SCH, GS PMMC II, PSLF, MMLC II and West Bay.

Mr. Bantwal is global co-head of Private Credit within GSAM. He joined Goldman Sachs in 1999, was named managing director in 2007, and partner in 2012. Mr. Bantwal serves as a member of the Private Credit Investment Committee, Asset Management Investment Grade Private Credit and Asset Finance Investment Committee, and the Firmwide Conduct Committee. He previously held the role of Global Head of the Financing Group within Investment Banking and co-chaired the Firmwide Capital Committee. Before that, he was Chief Operating Officer of the Global Markets Division. Earlier in his career, Mr. Bantwal co-headed the Americas Credit Finance Group, where he managed the firm’s Leveraged Finance and Structured Finance businesses. Mr. Bantwal also contributes to several organizations, including serving on the Undergraduate Executive Board of the Wharton School at the University of Pennsylvania, the Leadership Council of the Mindich Child Health and Development Institute at Mount Sinai, and the board of the American India Foundation. Mr. Bantwal earned a BS in Economics from the Wharton School of the University of Pennsylvania.

David Miller. Mr. Miller is the Co-Chief Executive Officer and Co-President of GSCR and has served in such capacity since May 2022. Mr. Miller is also the Co-Chief Executive Officer and Co-President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. Mr. Miller is co-head of Goldman Sachs Asset Management Private Credit in the Americas. He has spent his nearly 30-year career as an investor in middle market companies and has originated billions of dollars in commitments across all industries to companies in various stages of the lifecycle. In 2004, he co-founded Goldman Sachs’ middle market origination effort investing primarily firm capital and has led that business since 2013. Prior to joining Goldman Sachs in 2004, Mr. Miller was senior vice president of originations for GE Capital, where he was responsible for structuring and originating loans in the media and telecommunications sectors. Previously, Mr. Miller was a director at SunTrust Bank, responsible for originating and managing a portfolio of middle market loans. Mr. Miller was named managing director in 2012 and partner in 2014. Effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine, Mr. Miller will cease serving as co-president of GSCR. On or about August 7, 2025, Mr. Miller will also cease serving as co-president of GSBD, SCH, PMMC II, PSLF, MMLC II and West Bay. Mr. Miller will continue to serve as co-chief executive officer of GSCR, GSBD, SCH, GS PMMC II, PSLF, MMLC II and West Bay.

Stephanie Rader. Ms. Rader is the Executive Vice President and head of business development of GSCR and has served in such capacity since May 2022. Ms. Rader is global co-head of Alternatives Capital Formation within GSAM, with responsibility for capital raising, product strategy, research and investor relations across private equity, private credit, real estate, infrastructure, sustainability and hedge funds/liquid alternatives. Prior to her current role, she served as global head of Private Credit Client Solutions for GSAM. Before that, Ms. Rader was head of Distressed and Bank Loan Sales within Global Markets. Ms. Rader joined Goldman Sachs in 2004 and was named managing director in 2015 and partner in 2018.

Tucker Greene. Mr. Greene is the Chief Operating Officer of GSCR and has served in such capacity since June 2023. Mr. Greene is also the Chief Operating Officer of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. Mr. Greene previously served as a Vice President of GSCR from August 2022 to June 2023, and also previously served as a Vice President of GS BDC, SCH, GS PMMC II, MMLC II, and PSLF. In addition, he is a managing director in Goldman Sachs Asset Management Private Credit. He is a senior portfolio manager focused on fund management. Prior to his current role, Mr. Greene was a senior originator and underwriter in Goldman Sachs Asset Management Private Credit. Mr. Greene joined Goldman Sachs in 2004 in the Specialty Lending Group, primarily investing firm capital in directly originated middle market loans. Prior to joining Goldman Sachs, Mr. Greene worked at GE Capital, focusing on underwriting loans in the media and telecommunications sector. Mr. Greene was named managing director in 2021. On July 18, 2025, the GSCR Board appointed Mr. Greene as President of GSCR, effective on or about August 7, 2025, or such earlier date as the GSCR Board may determine. Mr. Greene was also appointed as President of GSBD, SCH, GS PMMC II, PSLF, MMLC II and West Bay, effective on or about August 7, 2025, and will continue serving in his role as Chief Operating Officer of GSCR and each of GSBD, SCH, GS PMMC II, PSLF, MMLC II and West Bay.

Stanley Matuszewski. Mr. Matuszewski is the Chief Financial Officer and Treasurer of GSCR and has served in such capacity since November 2023. Mr. Matuszewski is also the Chief Financial Officer and Treasurer of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. He is a Vice President within the Private Credit Group of GSAM. Prior to this role, he managed the Business Development Companies Asset Management Product Controllers team within the Controllers Division, which is responsible for valuation oversight. Prior to joining Goldman Sachs & Co. LLC in 2013, he worked at Morgan Stanley in the Valuation Review Group.

John Lanza. Mr. Lanza is the Principal Accounting Officer of GSCR and has served in such capacity since November 2023. Mr. Lanza is also the Principal Accounting Officer of GS BDC, SCH, GS PMMC II, MMLC II,

and PSLF. Mr. Lanza has held several positions with GSAM. Mr. Lanza currently manages the Business Development Companies and Direct Hedge Funds Asset Management Fund Controllers teams, which are responsible for accounting and financial reporting oversight. He previously served as the head of Operational Risk and Governance in the Consumer and Wealth Management Division. Prior to that, Mr. Lanza was the global head of Regulatory Reform and Control Oversight and before that he managed the Goldman Sachs Asset Management Alternative Investments Global Fund Services Group.

Caroline Kraus. Ms. Kraus is the Chief Legal Officer and Secretary of GSCR and has served in such capacity since August 2022. Ms. Kraus is also a Managing Director and Senior Counsel at GSAM and the Chief Legal Officer and Secretary of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay, as well as various other Goldman Sachs funds. Ms. Kraus joined Goldman Sachs in 2006. Prior to joining Goldman Sachs, she was an associate at Weil, Gotshal & Manges, LLP.

Julien Yoo. Ms. Yoo is the Chief Compliance Officer of GSCR and has served in such capacity since May 2022. Ms. Yoo is also the Managing Director of GSAM Compliance, Head of the U.S. Regulatory Compliance team with GSAM Compliance, and Chief Compliance Officer of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. Ms. Yoo joined Goldman Sachs in 2013. Prior to joining Goldman Sachs, Ms. Yoo was a Vice President in the legal department of Morgan Stanley Investment Management. Prior to joining Morgan Stanley, she was an associate at Shearman & Sterling, LLP and at Swidler Berlin Shereff Friedman, LLP.

Justin Betzen. Mr. Betzen is a Vice President of GSCR and has served in such capacity since August 2022. Mr. Betzen is also a Vice President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. He is also a managing director and senior underwriter in Goldman Sachs Asset Management Private Credit in the Americas. Mr. Betzen initially joined Goldman Sachs in 2006 as an associate and rejoined the firm as a vice president in 2013. He was named managing director in 2019. Prior to rejoining the firm, Mr. Betzen worked at Newstone Capital Partners and was focused on second lien, mezzanine and minority equity investing. Prior to initially joining Goldman Sachs, he worked at JPMorgan Chase in the Technology Corporate Banking Group and was focused on software, services and payments companies.

Greg Watts. Mr. Watts is a Vice President of GSCR and has served in such capacity since August 2022. Mr. Watts is also a Vice President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. He also serves as head of underwriting and portfolio management for Goldman Sachs Asset Management Private Credit in the Americas. He has spent greater than 20 years as a credit investor in middle market companies and has overseen billions of dollars of investments from origination to exit as well as a significant amount of experience in workouts and restructurings. Mr. Watts is a member of the Private Credit Investment Committee, which focuses on middle market lending primarily via the Goldman Sachs balance sheet. Mr. Watts joined Goldman Sachs in 2007 and was named managing director in 2015 and partner in 2022. Prior to joining Goldman Sachs, Mr. Watts spent five years with GE Capital’s Technology, Media and Telecom Finance Group as a senior vice president and risk team leader in underwriting and portfolio management. Before working at GE Capital, Mr. Watts was an associate at Investcorp International after beginning his career as an investment banking analyst in Salomon Smith Barney’s Mergers and Acquisitions Group.

Jennifer Yang. Ms. Yang is a Vice President of GSCR and has served in such capacity since August 2022. Ms. Yang is also a Vice President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay. She is also a managing director in Credit Alternatives within GSAM, with oversight of Healthcare. She is responsible for leading and managing the healthcare investment strategy and portfolio. Ms. Yang joined Goldman Sachs in 2018 as a Vice President and was named managing director in 2021. Prior to joining Goldman Sachs, Ms. Yang was an executive director at Varagon Capital Partners, where she was responsible for structuring, executing and managing credit investments in the healthcare sector. Previously, she was a vice president at Fifth Street Asset Management, focused on healthcare deal execution.

Matthew Carter. Mr. Carter is a Vice President of GSCR and has served in such capacity since February 2025. Mr. Carter is also a Vice President of GS BDC, SCH, GS PMMC II, MMLC II, PSLF, and West Bay.

Mr. Carter is a managing director and senior underwriter in Private Credit within Asset & Wealth Management at Goldman Sachs. He leads workout and restructuring activities for the U.S. direct lending business. Mr. Carter joined Goldman Sachs in 2014 as an associate in the Specialty Lending Group within the Special Situations Group and was named managing director in 2023. Prior to joining Goldman Sachs, Mr. Carter worked in the Investment Banking Division at Barclays Capital for five years and started his career in the Private Fund Investments Group at Lehman Brothers.

Committees of the GSCR Board

GSCR Audit Committee

The members of the GSCR Audit Committee are Mr. Ardila, Mr. Evans, Mr. Kari, Mr. Leach, Mr. Mark and Ms. McGee, each of whom is an GSCR Independent Director. Mr. Ardila simultaneously serves on the audit committees of more than three public companies, and the GSCR Board has determined that his simultaneous service on the audit committees of other public companies does not impair his ability to effectively serve on the GSCR Audit Committee. Mr. Mark serves as Chairman of the GSCR Audit Committee. The GSCR Board and the GSCR Audit Committee have determined that Mr. Mark is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act.

The GSCR Audit Committee is responsible for overseeing matters relating to the appointment and activities of GSCR’s auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by GSCR’s independent public accountants. The GSCR Audit Committee is also responsible for aiding the GSCR Board in its oversight of GSAM’s fair value determinations and processes of GSCR’s portfolio investments.

The Audit Committee held four formal meetings in 2024.

GSCR Governance and Nominating Committee

The members of the GSCR Governance and Nominating Committee are Mr. Ardila, Mr. Evans, Mr. Kari, Mr. Leach, Mr. Mark and Ms. McGee, each of whom is an GSCR Independent Director. Mr. Leach serves as the Chair of the GSCR Governance and Nominating Committee. The GSCR Governance and Nominating Committee is responsible for identifying, researching and nominating GSCR Independent Directors for election, selecting nominees to fill vacancies on the GSCR Board or a committee of the GSCR Board, determining, or recommending to the GSCR Board for determination, the compensation of the GSCR Independent Directors, developing and recommending to the GSCR Board a set of corporate governance principles and overseeing the evaluation of the GSCR Board and GSCR’s management.

The GSCR Governance and Nominating Committee held three formal meetings in 2024.

GSCR Compliance Committee

The members of the GSCR Compliance Committee are Mr. Ardila, Mr. Evans, Mr. Kari, Mr. Leach, Mr. Mark, and Ms. McGee, each of whom is an GSCR Independent Director. Mr. Leach serves as Chair of the GSCR Compliance Committee. The GSCR Compliance Committee is responsible for overseeing GSCR’s compliance processes, and insofar as they relate to services provided to GSCR, the compliance processes of GSAM, underwriters (if any), State Street Bank and Trust Company, the GSCR Administrator, and GS & Co. GSCR’s transfer agent, distribution paying agent and registrar, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the GSCR Audit Committee. In addition, the GSCR Compliance Committee provides assistance to the full GSCR Board with respect to compliance matters.

The GSCR Compliance Committee held four formal meetings in 2024.

Contract Review Committee

The members of the GSCR Contract Review Committee are Mr. Ardila, Mr. Evans, Mr. Kari, Mr. Leach, Mr. Mark, and Ms. McGee, each of whom is an GSCR Independent Director. Mr. Leach serves as Chair of the GSCR Contract Review Committee. The GSCR Contract Review Committee is responsible for overseeing the processes of the GSCR Board for reviewing and monitoring performance under GSCR’s investment management, placement agency, transfer agency and certain other agreements with GSAM and its affiliates. The GSCR Contract Review Committee also provides appropriate assistance to the GSCR Board in connection with the GSCR Board’s approval, oversight and review of GSCR’s other service providers, including GSCR’s custodian/accounting agent, Transfer Agent, printing firms, and professional firms (other than GSCR’s independent auditor, which is the responsibility of the GSCR Audit Committee).

The GSCR Contract Review Committee held one formal meeting in 2024.

Code of Ethics

GSCR has adopted a Code of Ethics in compliance with Section 17j-1 under the Investment Company Act, and GSCR has also approved its Adviser’s Code of Ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These Codes of Ethics establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by GSCR. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements. The Codes of Ethics are available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov.

Code of Business Conduct and Ethics

GSCR has adopted a Code of Business Conduct and Ethics which applies to, among others, GSCR’s Co-Chief Executive Officers and Chief Financial Officer. GSCR intends to disclose any material amendment to or waivers of required provisions of the Code of Business Conduct and Ethics on a current report on Form 8-K.

Insider Trading Policy

GSCR has adopted an insider trading policy governing the purchase, sale and other dispositions of GSCR’s securities that applies to its directors, officers and other covered persons. GSCR believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations applicable to GSCR. While there is no insider trading policy with respect to GSCR itself, GSCR follows repurchase procedures and complies with all applicable securities laws when transacting in its own securities. GSCR’s insider trading policy is available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov.

Director Charter

GSCR has adopted a Director Charter, which applies to, among other things, the authority and duties of GSCR’s directors, composition of GSCR’s Board and the election and role of the Chair of GSCR’s.

Compensation of Executive Officers

None of GSCR’s executive officers are currently compensated by GSCR. GSCR does not currently have any employees. GSCR’s day-to-day operations are managed by the Adviser.

Compensation of Directors

For the fiscal year ended December 31, 2024, each GSCR Independent Director was compensated with a $100,000 annual fee (or $50,000 upon GSCR’s NAV being less than $1,500,000,000) for his or her services as

Director. In addition, the Chair earns an additional annual fee of $25,000 (or $12,500 upon GSCR’s NAV being less than $1,500,000,000), and the director designated as the “audit committee financial expert,” as defined in Item 407 of Regulation S-K, earns an additional annual fee of $15,000 (or $7,500 upon GSCR’s NAV being less than $1,500,000,000) for his or her additional services in such capacity. The GSCR Independent Directors are also reimbursed for travel and other reasonable expenses incurred in connection with attending meetings. No compensation will be paid to directors who are “interested persons,” as that term is defined in the Investment Company Act.

In addition, GSCR purchase liability insurance on behalf of GSCR’s Directors. GSCR may also pay the incidental costs of a Director to attend training or other types of conferences relating to the BDC industry.

	Total Compensation From GSCR	Total Compensation From the Goldman Sachs Fund Complex
Interested Director
Kaysie Uniacke(3)	—	—
Independent Directors
Jaime Ardila	$100,000	$445,000
Carlos E. Evans	$100,000	$376,667
Ross Kari	$100,000	$409,000
Timothy J. Leach(4)	$125,000	$436,000
Richard A. Mark(5)	$115,000	$395,000
Susan B. McGee	$100,000	$385,000

(1)

GSCR did not award any portion of the fees earned by its directors in stock or options during the year ended December 31, 2024. GSCR does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from GSCR.

(2)

Reflects compensation earned during the year ended December 31, 2024. For purposes of this table, the Goldman Sachs Fund Complex includes GSCR, GS BDC, SCH, GS PMMC II, MMLC II, PSLF and West Bay, as applicable.

(3)	Kaysie Uniacke is an interested director and, as such, does not receive compensation from GSCR or the Goldman Sachs Fund Complex for her service as director or trustee.
(4)	Includes compensation as Chair of the GSCR Board.
(5)	Includes compensation as “audit committee financial expert.”

GSCR MANAGEMENT AGREEMENTS

GSCR Investment Management Agreement

GSCR entered into the GSCR Investment Management Agreement, effective as of March 20, 2023, with GSAM.

Management Services

Pursuant to the terms of the GSCR Investment Management Agreement, GSAM, subject to the overall supervision of the GSCR Board, manages GSCR’s day-to-day investment related operations and provides investment management services to GSCR. GSCR pays GSAM a fee for its services under the GSCR Investment Management Agreement consisting of two components: a management fee and an incentive fee.

Subject to applicable law and published SEC guidance, nothing contained in the GSCR Investment Management Agreement in any way precludes, restricts or limits the activities of GSAM or any of its respective subsidiaries or affiliated parties.

Management Fee

Pursuant to the GSCR Investment Management Agreement, GSCR pays to GSAM a management fee as follows:

The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of GSCR’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of its GSCR Investment Management Agreement, net assets means GSCR’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. GSAM waived the management fee for the first two fiscal quarters of GSCR’s operations. The waiver of the management fee ended on September 30, 2023. GSAM waives a portion of its management fee payable by GSCR in an amount equal to the management fee it earns as an investment adviser for any affiliated money market funds in which GSCR invests.

For the three months ended March 31, 2025 and 2024, management fees amounted to $18,202 and $6,445 and GSAM voluntarily agreed to waive $10,595 and $0. As of March 31, 2025, $6,440 remained payable. For the year ended December 31, 2024, management fees amounted to $40.31 million and GSAM voluntarily agreed to waive $10.86 million. As of December 31, 2024, $5.07 million remained payable. For the year ended December 31, 2023, Management Fees amounted to $8.06 million and GSAM contractually waived $3.72 million.

Incentive Fee

Pursuant to the GSCR Investment Management Agreement, GSCR pay to GSAM an incentive fee as follows:

Incentive Fee Based on Income

The portion based on GSCR’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of GSCR’s net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that GSCR receive from portfolio companies) accrued during the calendar quarter, minus GSCR’s operating expenses accrued for the quarter (including the management fee and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any distribution and/or stockholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as OID (as defined below), debt instruments with PIK interest and zero coupon securities), accrued income that GSCR has not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of GSCR’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

GSCR will pay GSAM an incentive fee quarterly in arrears with respect to GSCR’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•

No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which GSCR’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of GSCR’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). GSCR refer to this portion of GSCR’s Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide GSAM with approximately 12.5% of GSCR’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•

12.5% of the dollar amount of GSCR’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to GSAM.

The following is a graphical representation of the calculation of the incentive fee based on income.

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets per quarter)

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to GSCR’s debt investments. Accordingly, an increase in interest rates would make it easier for GSCR to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to GSAM with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that GSCR may pay an incentive fee in a calendar quarter in which GSCR incur an overall loss taking into account capital account losses. For example, if GSCR receives Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, GSCR will pay the applicable incentive fee even if GSCR has incurred a loss in that calendar quarter due to realized and unrealized capital losses.

GSAM waived the incentive fee based on income for the first two fiscal quarters of GSCR’s operations. The waiver of the incentive fee based on income ended on September 30, 2023.

For the three months ended March 31, 2025 and 2024, incentive fees based on income amounted to $16,459 and $6,270 and GSAM voluntarily waived $12,000 and $2,425. As of March 31, 2025, $4,459 remained payable. For the year ended December 31, 2024, incentive fees based on income amounted to $41.00 million and GSAM voluntarily waived $13.93 million. As of December 31, 2024, $7.04 million remained payable. For the year ended December 31, 2023, incentive fees based on income amounted to $7.34 million and GSAM contractually waived $3.09 million.

Incentive Fee Based on Capital Gains

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•

12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. GSCR will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to GSAM if GSCR were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the GSCR Investment Management Agreement be in excess of the amount permitted by the Advisers Act (as defined below), including Section 205 thereof.

The fees that are payable under the GSCR Investment Management Agreement for any partial period will be appropriately prorated.

For the three months ended March 31, 2025 and 2024, GSCR accrued incentive fees based on capital gains under GAAP of $0 and $1,632, which were not realized. For the year ended December 31, 2024, GSCR accrued incentive fees based on capital gains under GAAP of ($0.49) million, which was not realized. For the year ended December 31, 2023, GSCR accrued an incentive fees based on capital gains under GAAP of $0.49 million, which was not realized.

For the year ended December 31, 2024, GSCR paid GSAM a total of $53.18 million in fees, which consisted of $28.89 million in management fees, $24.29 million in incentive fees based on income and $0 in incentive fees based on capital gains. For the year ended December 31, 2023, GSCR paid GSAM a total of $1.26 million in fees, which consisted of $1.26 million in management fees, $0 in incentive fees based on income and $0 in incentive fees based on capital gains.

Example of Calculation of the Incentive Fee Based on Income Assumptions

Assumptions

•	Scenario 1

•	Net asset value at the start of quarter = $100.0 million

•	Quarter Pre-Incentive Fee Net Investment Income Returns = $0.75 million

•	Quarter hurdle amount = $1.25 million (calculated based on an annualized 5.00% hurdle rate)

•	Quarter catch-up amount = $1.43 million (calculated based on an annualized 5.72% rate)

•	Scenario 2

•	Net asset value at the start of quarter = $100.0 million

•	Quarter Pre-Incentive Fee Net Investment Income Returns = $1.40 million

•	Quarter hurdle amount = $1.25 million (calculated based on an annualized 5.00% hurdle rate)

•	Quarter catch-up amount = $1.43 million (calculated based on an annualized 5.72% rate)

•	Scenario 3

•	Net asset value at the start of quarter = $100.0 million

•	Quarter Pre-Incentive Fee Net Investment Income Returns = $2.25 million

•	Quarter hurdle amount = $1.25 million (calculated based on an annualized 5.00% hurdle rate)

•	Quarter catch-up amount = $1.43 million (calculated based on an annualized 5.72% rate)

Determination of Incentive Fee Based on Income

In Scenario 1, the Pre-Incentive Fee Net Investment Income Returns of $0.75 million does not exceed the hurdle amount of $1.25 million and the catch-up amount of $1.43 million. As a result, there is no incentive fee based on income payable to GSAM for Scenario 1.

In Scenario 2, the Pre-Incentive Fee Net Investment Income Returns of $1.40 million does exceed the hurdle amount of $1.25 million but does not exceed the catch-up amount of $1.43 million. As a result, an incentive fee based on income of $0.15 million (100% of $1.40 million minus $1.25 million) is payable to GSAM for Scenario 2.

In Scenario 3, the Pre-Incentive Fee Net Investment Income Returns of $2.25 million does exceed the hurdle amount of $1.25 million and the catch-up amount of $1.43 million. As a result, an incentive fee based on income of $0.2825 million (100% of $1.43 million minus $1.25 million) + (12.5% of $2.25 million minus $1.43 million) is payable to GSAM for Scenario 2.

Examples of Calculation of Incentive Fee Based on Capital Gains

Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $30 million, fair value of Investment B determined to be $25 million and fair value of Investment C determined to be $27 million

•	Year 3: fair value of Investment B determined to be $29 million and Investment C sold for $30 million

•	Year 4: fair value of Investment B determined to be $40 million

Determination of Incentive Fee Based on Capital Gains

The incentive fee based on capital gains, if any, would be:

•	Year 1: None

•	Year 2: $0.625 million

The portion of the incentive fee based on capital gains equals (A) 12.5% of the difference, if positive, of the sum of GSCR’s aggregate realized capital gains, if any, computed net of GSCR’s aggregate realized capital losses, if any, and GSCR’s aggregate unrealized capital depreciation, if any, in each case from April 6, 2023 until the end of the applicable annual period minus (B) the cumulative amount of incentive fees based on capital gains previously paid to GSAM from April 6, 2023.

Therefore, using the assumptions above, the incentive fee based on capital gains equals (A) 12.5% x ($10.0 million-$5.0 million) minus (B) $0. Therefore, the incentive fee based on capital gains equals $0.625 million.

•	Year 3: $1.125 million, which is calculated as follows:

The incentive fee based on capital gains equals (A) 12.5% x ($15.0 million-$1.0 million) minus (B) $0.625 million.

Therefore, the incentive fee based on capital gains equals $1.125 million.

•	Year 4: $125,000, which is calculated as follows:

The incentive fee based on capital gains equals (x) (A) 12.5% x ($15.0 million-$0 million) minus (B) $1.75 million.

Therefore, the incentive fee based on capital gains equals $125,000.

Duration and Termination

The GSCR Investment Management Agreement will remain in full force and effect for an initial period of two years from its effective date, and thereafter will continue for successive annual periods, but only so long as such continuance is specifically approved at least annually by (a) the vote of a majority of the GSCR Independent Directors and (b) a vote of a majority of the GSCR Board or of a majority of GSCR’s outstanding voting securities, as defined in the Investment Company Act. The GSCR Investment Management Agreement may be terminated in its entirety at any time on 60 days’ written notice by GSCR, by the GSCR Board, or by vote of a majority of GSCR’s outstanding voting GSCR Shares without the payment of any penalty. In addition, the GSCR Investment Management Agreement may be terminated in its entirety at any time on 120 days’ written notice by GSAM without the payment of penalty. The GSCR Investment Management Agreement will automatically terminate in the event of its assignment.

Limited Liability of GSCR’s Adviser

The GSCR Investment Management Agreement provides that GSAM will not be liable for any error of judgment or mistake of law or for any loss suffered by GSCR in connection with the matters to which the GSCR Investment Management Agreement relates, except a loss resulting from GSAM’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by GSAM of its obligations and duties under the GSCR Investment Management Agreement. Any person, even though also employed by GSAM, who may be or become an employee of and paid by GSCR will be deemed, when acting within the scope of such employment, to be acting in such employment solely for GSCR and not as GSAM’s employee or agent. These protections may lead GSAM to act in a riskier manner when acting on GSCR’s behalf than it would when acting for its own account.

Organization of GSCR’s Adviser

GSAM is registered as an investment adviser under the Advisers Act. The principal executive offices of GSAM are located at 200 West Street, New York, New York 10282.

Expenses

GSAM pays all costs incurred by it in connection with the performance of its duties under the GSCR Investment Management Agreement. GSAM pays the compensation and expenses of all its personnel and makes available, without expense to GSCR, the services of such of its partners, officers and employees as may duly be elected as GSCR’s officers or directors, subject to their individual consent to serve and to any limitations imposed by law. GSAM is not required to pay any of GSCR’s expenses other than those specifically allocated to it, including as set forth below. In particular, but without limiting the generality of the foregoing, GSAM is not required to pay: (i) organization and offering expenses associated with GSCR’s securities, (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between GSCR’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of GSCR’s Transfer Agent, fees to attend retail seminars sponsored by participating intermediaries, if any, and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors, but excluding the stockholder servicing fee); (ii) fees and expenses, including travel expenses, incurred by GSAM or payable to third parties related to GSCR’s investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments; (iii) interest payable on debt, if any, incurred to finance GSCR’s investments; (iv) fees and expenses incurred by GSCR in connection with membership in investment company organizations; (v) brokers’ commissions;(vi) fees and expenses associated with calculating GSCR’s NAV (including the costs and expenses of any independent valuation firm); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of GSCR’s Administrator, Transfer Agent or sub-transfer agent; (x) the cost of preparing share certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of GSCR Shares; (xi) the expenses of and fees for registering or qualifying GSCR Shares for sale and of maintaining GSCR’s federal and/or state registration or exemptions, and registering GSCR as a broker or a dealer, as applicable; (xii) the fees and expenses of GSCR’s directors who are not affiliated with GSAM; (xiii) the cost of preparing and distributing reports, proxy statements and notices to GSCR’s stockholders, the SEC and other regulatory authorities; (xiv) costs of holding stockholder meetings; (xv) the fees or disbursements of custodians of GSCR’s assets, including expenses incurred in the performance of any obligations enumerated by GSCR’s certificate of incorporation or bylaws insofar as they govern agreements with any such custodian; (xvi) insurance premiums; or (xvii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with GSCR’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of GSCR’s rights against any person and indemnification or contribution expenses payable by GSCR to any person and other extraordinary expenses not incurred in the ordinary course of GSCR’s business.

GSAM is not required to pay expenses of activities which are primarily intended to result in sales of GSCR’s Shares, including, all costs and expenses associated with the preparation and distribution of any private placement memorandum, subscription agreements, registration statements, prospectuses or stockholder application forms, including any amendments, restatements and/or supplements thereto.

GSAM may impose a voluntary cap on the amount of expenses that will be borne by GSCR on a monthly or annual basis. Any such expense cap may be increased, decreased, waived or eliminated at any time at GSAM’s sole discretion.

To the extent that expenses to be borne by GSCR pursuant to the GSCR Investment Management Agreement are paid by GSAM, GSCR will reimburse GSAM for such expenses, provided, however, that GSAM may elect, from time to time and in its sole discretion, to bear certain of GSCR’s expenses set forth above, including organizational and other expenses.

With respect to the expenses of the offering of the GSCR Shares, GSAM agreed to advance all of GSCR’s organization, offering and other operating expenses on GSCR’s behalf through the date on which GSCR broke escrow and commenced operations, which occurred on April 6, 2023. Pursuant to the Expense Support and Conditional Reimbursement Agreement, GSAM may elect to pay certain of GSCR’s expenses on GSCR’s behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or stockholder servicing fees of GSCR. GSCR may reimburse GSAM for such advanced expenses only if certain conditions are met. See “–Expense Support and Conditional Reimbursement Agreement.” Any reimbursements will not exceed actual expenses incurred by GSAM and its affiliates.

From time to time, GSAM (in its capacity as the Adviser) or its affiliates may pay third-party providers of goods or services. GSCR will reimburse GSAM (in its capacity as the Adviser) or such affiliates thereof for any such amounts paid on GSCR’s behalf. From time to time, GSAM (in its capacity as the Adviser) may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by GSCR’s stockholders.

Expense Support and Conditional Reimbursement Agreement

GSCR has entered into the Expense Support and Conditional Reimbursement Agreement, dated as of March 20, 2023 with GSAM pursuant to which GSAM may elect to pay certain of GSCR’s expenses on GSCR’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any of GSCR’s interest expense or distribution and/or stockholder servicing fees. Any Expense Payment must be paid by GSAM to GSCR in any combination of cash or other immediately available funds and/or offset against amounts due from GSCR to GSAM or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the GSCR’s stockholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), GSCR will pay such Excess Operating Funds, or a portion thereof, to GSAM until such time as all Expense Payments made to GSCR by GSAM within three years prior to the last business day of such calendar month have been reimbursed. Any payments GSCR is required to be made will be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) GSCR’s net investment company income and (ii) dividends and other distributions paid to GSCR on account of investments in portfolio companies (to the extent such amounts listed in clause (ii) are not included under clause (i) above).

GSCR’s obligation to make a Reimbursement Payment will automatically become GSCR’s liability on the last business day of the applicable calendar month, except to the extent GSAM has waived its right to receive such payment for the applicable month.

Custodian, Transfer and Dividend Disbursing Agent and Registrar

GSCR’s assets, including any assets of GSCR’s wholly owned subsidiaries, are held by State Street Bank and Trust Company pursuant to an Amended and Restated Custody Agreement, dated as of January 26, 2023, in accordance with the requirements of the Investment Company Act. State Street also acts as GSCR’s Administrator and provides GSCR with various accounting and administrative services. See “–GSCR Administration Agreement.” The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

GS & Co. serves as GSCR’s transfer agent, distribution paying agent and registrar pursuant to a transfer agency agreement, dated as of March 20, 2023 (the “GSCR Transfer Agency Agreement”). The principal business address of GS & Co. is 200 West Street, New York, NY 10282. Pursuant to the GSCR Transfer Agency Agreement, GSCR’s Transfer Agent will: (i) record the issuance, transfer and repurchase of shares of GSCR’s Common Stock and preferred stock; (ii) provide purchase and repurchase confirmations, as well as certain other statements; (iii) provide dividend crediting and certain disbursing agent services; (iv) maintain stockholder accounts; and (v) render certain other miscellaneous services. Under the terms of the GSCR Transfer Agency Agreement, GSCR will indemnify and hold harmless GSCR’s Transfer Agent, its affiliates and any agent under certain circumstances and to the extent permitted by the Investment Company Act. GSCR compensate GSCR’s

Transfer Agent at an annual rate of 0.05% of GSCR’s average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of GSCR’s first quarter, GSCR’s NAV as of such quarter-end) for serving as GSCR’s transfer agent. As GSCR’s transfer agent and dividend disbursing agent, GS & Co. expects to engage a third party to assist in certain related functions. The GSCR Transfer Agency Agreement provides that GSCR generally bear all expenses incurred by GSCR’s Transfer Agent or GSCR in connection with the performance of GSCR’s Transfer Agent’s duties pursuant to the GSCR Transfer Agency Agreement (including any costs associated with engaging such third parties). The amount of such expenses that will be borne by GSCR is capped at the quarterly fee payable under the GSCR Transfer Agency Agreement and will reduce the fee otherwise owed for such quarter on a dollar-for-dollar basis.

GSCR Administration Agreement

GSCR has entered into GSCR’s Amended and Restated Administration Agreement with the GSCR Administrator. Pursuant to the GSCR Administration Agreement, GSCR’s Administrator will be responsible for providing various accounting and administrative services to GSCR. The GSCR Administration Agreement provides that the GSCR Administrator is not liable to GSCR for any damages or other losses arising out of the performance of its services thereunder, except under certain circumstances, and contains provisions for the indemnification of the GSCR Administrator by GSCR against liabilities to other parties arising in connection with the performance of its services to GSCR. GSCR pay the GSCR Administrator fees for its services as GSCR determine are commercially reasonable in GSCR’s sole discretion. GSCR also reimburse the GSCR Administrator for all reasonable expenses. To the extent that GSCR’s Administrator outsources any of its functions, the Administrator pays any compensation associated with such functions. GSCR is not obligated to retain GSCR’s Administrator. The GSCR Administration Agreement may be terminated by either party without penalty upon 30 days’ written notice to the other party. The terms of any administration agreement that GSCR may enter with any subsequent administrator may differ materially from the terms of the GSCR Administration Agreement with GSCR’s Administrator in effect prior to such retention, including providing for a fee structure that results in GSCR, directly or indirectly, bearing higher fees for similar services and other terms that are potentially less advantageous to GSCR. GSCR’s stockholders will not be entitled to receive prior notice of the engagement of an alternate administrator or of the terms of any agreement that is entered into with such administrator.

License Agreement

GSCR has entered into a license agreement with an affiliate of Goldman Sachs, pursuant to which GSCR has been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, GSCR does not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not GSAM or if GSCR’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, GSCR has no legal right to the “Goldman Sachs” name.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF GSCR

GSCR Investment Management Agreement

See “GSCR Management Agreements—GSCR Investment Management Agreement” for a description of the advisory and related services provided by GSAM pursuant to the GSCR Investment Management Agreement.

License Agreement

GSCR has entered into a license agreement with GS & Co., pursuant to which GSCR has been granted a personal, non-exclusive, worldwide, royalty-free right and license to use the “Goldman Sachs” name. Under this agreement, GSCR does not have the right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not GSCR’s investment adviser or if GSCR’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, GSCR has no legal right to the “Goldman Sachs” name.

Co-Investment Opportunities

In certain circumstances, GSCR can make negotiated co-investments pursuant to an exemptive order from the SEC permitting GSCR to do so. On May 21, 2025, the SEC granted the Relief to GSAM, the GS BDCs, and certain other affiliated applicants. If GSAM forms other funds in the future, GSCR may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that the GSCR Board maintain oversight of GSCR’s participation in the co-investment program and that a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the GSCR Independent Directors must reach certain conclusions in connection with certain co-investment transactions, including that: (i) the terms of the proposed transaction are reasonable and fair to GSCR and GSCR stockholders and do not involve overreaching of GSCR or GSCR stockholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of GSCR stockholders and is consistent with GSCR’s investment objectives and strategies. If the Adviser forms other funds in the future, GSCR may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in GSCR’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

Transfer Agent Agreement

GSCR has entered into the GSCR Transfer Agency Agreement with GS & Co. pursuant to which GS & Co. serves as GSCR’s Transfer Agent. GSCR pays GSCR’s Transfer Agent at an annual rate of 0.05% of GSCR’s average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of GSCR’s first quarter, its NAV as of such quarter-end) for serving as GSCR’s transfer agent.

For the year ended December 31, 2024, GSCR incurred expenses for services provided by GSCR’s Transfer Agent under the GSR Transfer Agency Agreement of approximately $1.57 million. As of December 31, 2024, approximately $553,000 remained payable.

Placement Agent Agreement

GSCR has entered into an agreement with GS & Co. (the “GSCR Placement Agent”) pursuant to which GS & Co. assists GSCR in conducting the continuous private offering of GSCR’s shares (the “GSCR Offering”). GS & Co. has entered into or will enter into sub-placement agreements (together with the agreements with GS & Co., the “GSCR Placement Agent Agreements”) with various sub-placement agents to assist in conducting the GSCR Offering.

Stockholder servicing and/or distribution fees will be payable to the GSCR Placement Agent. The GSCR Placement Agent may also be compensated by GSAM, in its discretion, for certain services including promotional and marketing support, shareholder servicing, operational and recordkeeping, sub-accounting, networking or administrative services. These payments are made out of GSAM’s own resources and/or assets, including from the revenues or profits derived from the advisory fees GSAM receives from GSCR.

Related Party Transaction Review Policy

The GSCR Audit Committee will conduct quarterly reviews of any potential related party transactions brought to its attention, and, during these reviews, it will consider any conflicts of interest brought to its attention pursuant to GSCR’s Code of Ethics. Each of GSCR’s directors and executive officers is instructed and periodically reminded to inform GSAM Compliance of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF GSCR

The following table sets forth, as of June 2, 2025, certain ownership information with respect to shares of GSCR’s common stock for each of GSCR’s current directors (including the nominees), executive officers and directors and executive officers as a group, and each person known to GSCR to beneficially own 5% or more of the outstanding shares of GSCR’s common stock. With respect to persons known to GSCR to beneficially own 5% or more of the outstanding shares of GSCR’s common stock, such knowledge is based on beneficial ownership filings made by the holders with the SEC and other information known to GSCR. The percentage ownership is based on 274,884,463.57 shares of common stock outstanding as of June 2, 2025.

Name and Address	Type of Ownership	Shares Owned	Percentage
Beneficial owners of 5% or more
Nomura Asset Management Co Ltd(1)	Beneficial	16,590,764.35	6.04%
Interested Director
Katherine (“Kaysie”) P. Uniacke	Beneficial	—	—
Independent Directors
Jaime Ardila	Beneficial	10,500.62	*
Carlos E. Evans	Beneficial	2,421.06	*
Ross J. Kari	Beneficial	6,400.00	*
Timothy J. Leach	Beneficial	4,745.37	*
Richard A. Mark	Beneficial	3,976.14	*
Susan B. McGee	Beneficial	—	—
Executive Officers
Alex Chi	Beneficial	4,842.12	*
David Miller	Beneficial	12,252.29	*
Stephanie Rader	—	—	—
Tucker Greene	Beneficial	6,721.62	*
Stanley Matuszewski	—	—	—
John Lanza	—	—	—
Julien Yoo	—	—	—
Caroline Kraus	—	—	—
Justin Betzen	Beneficial	7,925.59	*
Greg Watts	Beneficial	7,351.38	*
Jennifer Yang	—	—	—
Matthew Carter	—	—	—
All executive officers and directors as a group (19 persons)(2)		67,136.19	*

*	Less than 1%.
(1)

Based on the records of GSCR’s Transfer Agent as of May 28, 2025. The address of Nomura Asset Management Co Ltd, a Japanese limited company, is Toyosu Bayside Cross Tower, 2-2-1, Toyosu, Koto-ku, Tokyo, 135-0061, Japan.

(2)	The address for each of GSCR’s directors and executive officers is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.
(3)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets out the dollar range of GSCR’s equity securities beneficially owned by each of GSCR’s directors as of June 2, 2025. Beneficial ownership is determined in accordance with Rule 16a-1(a)(2)

under the Exchange Act. GSCR is not part of a “family of investment companies,” as that term is defined in the Investment Company Act.

Name of Director	Dollar Range of Equity Securities in GSCR
Interested Director
Katherine (“Kaysie”) P. Uniacke	—
Independent Directors
Jaime Ardila	over $100,000
Carlos E. Evans	$50,001 – $100,000
Ross J. Kari	over $100,000
Timothy J. Leach	over $100,000
Richard A. Mark	$50,001 – $100,000
Susan B. McGee	—

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	Dollar ranges were determined using the number of shares beneficially owned as of the Record Date multiplied by the NAV per share of GSCR as of April 30, 2025, which was $25.03.

BUSINESS OF MMLC II

MMLC II is a specialty finance company focused on lending to middle-market companies. MMLC II is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, MMLC II has elected to be treated, and expects to qualify annually, for tax treatment as a RIC under Subchapter M of the Code, commencing with its taxable year ending December 31, 2021. From MMLC II’s commencement of operations on October 29, 2021 through March 31, 2025, MMLC II has originated $1.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits and repayments. MMLC II seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

“Unitranche” loans are first lien loans that may extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, MMLC II may find another lender to provide the “first out” portion of a unitranche loan while MMLC II retains the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last out” portion that MMLC II would continue to hold. In exchange for the greater risk of loss, the “last out” portion generally earns a higher interest rate than the “first-out” portion of the loan. MMLC II uses the term “mezzanine” to refer to debt that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. MMLC II may make multiple investments in the same portfolio company.

MMLC II may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as MMLC II) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have the opportunity to negotiate with the borrower prior to such default.

MMLC II invests primarily in U.S. middle-market companies, which it believes are underserved by traditional providers of capital such as banks and the public debt markets. In describing MMLC II’s business, MMLC II generally uses the term “middle-market companies” to refer to companies with between $5 million and $200 million of annual EBITDA excluding certain one-time and non-recurring items that are outside the operations of these companies. However, MMLC II may from time to time invest in larger or smaller companies. MMLC II generates revenues primarily through receipt of interest income from the investments it holds. In addition, MMLC II may generate income from various loan origination and other fees, dividends on direct equity investments and capital gains on the sales of investments. Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to MMLC II, unless, to the extent required by applicable law or exemptive relief therefrom, MMLC II only receives its allocable portion of such fees when invested in the same portfolio company as other Accounts. The companies in which MMLC II invests use MMLC II’s capital for a variety of purposes, including to support organic growth, fund acquisitions, make capital investments or refinance indebtedness.

MMLC II expects to directly or indirectly invest at least 70% of its total assets in middle-market companies domiciled in the United States. However, MMLC II may from time to time invest opportunistically in large U.S. companies, non-U.S. companies, stressed or distressed debt, structured products, private equity or other opportunities, subject to limits imposed by the Investment Company Act.

While MMLC II’s investment program is expected to focus primarily on debt investments, MMLC II’s investments may include equity features, such as a direct investment in the equity or convertible securities of a portfolio company or warrants or options to buy a minority interest in a portfolio company. Any warrants MMLC II may receive with debt securities will generally require only a nominal cost to exercise, so as a portfolio company appreciates in value, MMLC II may achieve additional investment return from these equity investments. MMLC II may structure the warrants to provide provisions protecting its rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In many cases, MMLC II may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

Available Information

MMLC II files with or submits to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by MMLC II with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

Investment Strategy

MMLC II’s origination strategy focuses on leading the negotiation and structuring of the loans or securities in which MMLC II invests and holding the investments in MMLC II’s portfolio to maturity. In many cases MMLC II is the sole investor in the loan or security in its portfolio. Where there are multiple investors, MMLC II generally seeks to control or obtain significant influence over the rights of investors in the loan or security. MMLC II generally seeks to make investments that have maturities of three to ten years and investment size ranges from $10 million to $75 million or above.

Investment Portfolio

As of March 31, 2025, MMLC II’s portfolio (excluding its investment in a money market fund, if any, managed by an affiliate of GS Group Inc.) consisted of the following:

	Amortized Cost	Fair Value
	($ in millions)
First Lien/Senior Secured Debt	$833.72	$833.72
First Lien/Last-Out Unitranche	50.91	50.78
Preferred Stock	3.83	3.75
Common Stock	2.62	2.61
Warrants	0.22	0.05

Total investments	$891.30	$890.91

As of March 31, 2025, MMLC II’s portfolio consisted of investments in 86 portfolio companies across 24 different industries. The largest industries in MMLC II’s portfolio, based on fair value as of March 31, 2025, were Software, Financial Services, Diversified Consumer Services and Trading Companies & Distributors, which represented 22.0%, 14.2%, 7.9% and 7.7%, respectively, of MMLC II’s portfolio at fair value.

The geographic composition of MMLC II’s portfolio at fair value as of March 31, 2025 was 92.0% invested in portfolio companies organized in the United States, 4.9% in portfolio companies organized in Canada and 3.1% in portfolio companies organized in the United Kingdom.

As of March 31, 2025 and December 31, 2024, the weighted average yield by asset type of MMLC II’s total portfolio (excluding investments in money market funds, if any), at amortized cost and fair value, was as follows:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Weighted Average Yield(1)
First Lien/Senior Secured Debt(2)	10.4%	10.5%	10.6%	10.6%
First Lien/Last-Out Unitranche(2)(3)	11.3%	11.4%	11.5%	11.6%
Preferred Stock(4)	—	—	—	—
Common Stock(4)	—	—	—	—

Total Portfolio	10.4%	10.5%	10.6%	10.5%

(1)	The weighted average yield of MMLC II’s portfolio does not represent the total return to MMLC II stockholders.
(2)

Computed based on (a) the annual actual interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments as of the reporting date, divided by (b) the total investments (including investments on non-accrual and non-income producing investments) at amortized cost or fair value.

(3)	The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments.
(4)

Computed based on (a) the stated coupon rate, if any, for each income-producing investment, divided by (b) the total investments (including investments on non-accrual and non-income producing investments) at amortized cost or fair value.

The following table presents certain selected information regarding MMLC II’s investment portfolio (excluding investments in money market funds, if any):

As of
	March 31, 2025	December 31, 2024
Number of portfolio companies	86	85
Percentage of performing debt bearing a floating rate(1)	100.0%	100.0%
Percentage of performing debt bearing a fixed rate(1)(2)	—%	—%
Weighted average leverage (net debt/EBITDA)(3)	5.8x	5.8x
Weighted average interest coverage(3)	1.8x	1.8x
Median EBITDA(3)	$93.04 million	$92.35 million

(1)	Measured on a fair value basis. Excludes investments, if any, placed on non-accrual.
(2)	Includes income producing preferred stock investments, if applicable.
(3)

For a particular portfolio company, MMLC II calculates the level of contractual indebtedness net of cash (“net debt”) owed by the portfolio company and compare that amount to measures of cash flow available to service the net debt. To calculate net debt, MMLC II includes debt that is both senior and pari passu to the tranche of debt owned by MMLC II but excludes debt that is legally and contractually subordinated in ranking to the debt owned by MMLC II. MMLC II believes this calculation method assists in describing the risk of MMLC II’s portfolio investments, as it takes into consideration contractual rights of repayment of the tranche of debt owned by MMLC II relative to other senior and junior creditors of a portfolio company. MMLC II typically calculates cash flow available for debt service at a portfolio company by taking EBITDA for the trailing twelve-month period. Weighted average net debt to EBITDA is weighted based on the fair value of MMLC II’s debt investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

For a particular portfolio company, MMLC II also calculates the level of contractual interest expense owed by the portfolio company, and compares that amount to EBITDA (“interest coverage ratio”). MMLC II believes this calculation method assists in describing the risk of MMLC II’s portfolio investments, as it takes into consideration contractual interest obligations of the portfolio company. Weighted average interest coverage is weighted based on the fair value of MMLC II’s performing debt investments, excluding investments where interest coverage may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Median EBITDA is based on MMLC II’s debt investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the reported end date. Statistics of the portfolio companies have not been independently verified by MMLC II and may reflect a normalized or adjusted amount.

As of March 31, 2025 and December 31, 2024, investments where net debt to EBITDA may not be the appropriate measure of credit risk represented 20.8% and 20.4%, respectively, of total debt investments at fair value.

Corporate Structure and Private Offering

MMLC II was formed as a Delaware limited liability company on February 21, 2020 with the name Goldman Sachs Middle Market Lending LLC II and was converted to a Delaware corporation on November 23, 2021, at which time its name was changed to Goldman Sachs Middle Market Lending Corp. II. MMLC II has elected to be regulated as a BDC under the Investment Company Act. In addition, MMLC II has elected to be treated as a RIC, and MMLC II expects to qualify annually for tax treatment as a RIC, commencing with its taxable year ended December 31, 2021.

On the MMLC II Initial Closing Date, MMLC II began accepting subscription agreements (“Subscription Agreements”) from investors acquiring shares of MMLC II Common Stock in its continuous private offering in reliance on exemptions from the registration requirements of the Securities Act. The final date on which MMLC II accepted Subscription Agreements (the “MMLC II Final Closing Date”) was March 24, 2023. Pursuant to a Subscription Agreement, each investor made a capital commitment (a “Commitment”) to purchase shares of MMLC II Common Stock for an aggregate purchase price equal to its Commitment. Each investor is required to purchase shares of MMLC II Common Stock (up to the amount of their undrawn Commitment) each time MMLC II delivers a drawdown notice to its investors, which will be delivered in respect of such Commitment at least five business days (as defined in Rule 14d-1 of the Exchange Act), measured from the date MMLC II sends such notice by mail or electronically, as applicable, rather than the date such notice is received, prior to the required funding date (the “Drawdown Date”). New shares of MMLC II Common Stock will be issued on each Drawdown Date.

An affiliate of GSAM made a capital commitment to MMLC II of $100 on October 29, 2021 (commencement of operations) and served as MMLC II’s initial member (the “MMLC II Initial Member”). MMLC II cancelled the MMLC II Initial Member’s interest in it on November 23, 2021, the first date on which investors (other than the MMLC II Initial Member) made their initial capital contribution to purchase shares of MMLC II Common Stock (the “MMLC II Initial Drawdown Date”). Subject to certain limited exceptions under the Investment Company Act, on each Drawdown Date, stockholders will be required to purchase shares of MMLC II Common Stock issued at a price equal to MMLC II’s then-current NAV per share as of the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits MMLC II from issuing shares of MMLC II Common Stock at a price below the then-current NAV of the MMLC II Common Stock as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

MMLC II stockholders are entitled to receive dividends or other distributions declared by the MMLC II Board and are entitled to one vote for each share of MMLC II Common Stock held on all matters submitted to a vote of MMLC II stockholders.

As of the date indicated, MMLC II had aggregate Commitments and undrawn Commitments from investors as follows:

	March 31, 2025
	Capital Commitments ($ in millions)	Unfunded Capital Commitments ($ in millions)	% of Capital Commitments Funded
Common Stock	$545,501	$95,608	82%

The following table summarizes the total shares issued and proceeds received related to capital drawdowns:

Share Issue Date	Shares Issued		Proceeds Received ($ in millions)
For the Year Ended December 31, 2024
April 25, 2024	2,844,624	(1)	$54.41
May 20, 2024	4,330,519	(2)	81.57
July 29, 2024	2,862,495	(3)	54.90

Total capital drawdowns	10,037,638		$190.88

(1)	Inclusive of 2,475 shares that were cancelled due to defaulted investors.
(2)	Inclusive of 3,682 shares that were cancelled due to defaulted investors.
(3)	Inclusive of 1,603 shares that were cancelled due to defaulted investors.

MMLC II did not issue a capital drawdown during the three months ended March 31, 2025.

Investment Period

The MMLC II Investment Period commenced on the MMLC II Initial Closing Date and will continue until March 24, 2026, which is the third anniversary of the MMLC II Final Closing Date, provided that it may be extended by the MMLC II Board, in its discretion, for one additional twelve-month period, and, with the approval of a majority-in-interest of the stockholders, for up to one additional year thereafter. In addition, the MMLC II Board may terminate the MMLC II Investment Period at any time in its discretion.

Drawdowns may be issued at any time prior to the expiration of the MMLC II Investment Period for any permitted purpose.

Following the end of the Investment Period, MMLC II will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or MMLC II’s anticipated expenses, liabilities, including the payment or repayment of Financings (as defined below) or other obligations, contingent or otherwise (including the management fee (as defined below)), whether incurred before or after the end of the MMLC II Investment Period, (ii) to fulfill investment commitments made or approved by the Private Credit Investment Committee (as defined below) prior to the expiration of the MMLC II Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing portfolio companies, which may include new financings of such portfolio companies (including transactions to hedge interest rate or currency risks related to an additional investment).

“Financings” are indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit.

Term

If MMLC II has not consummated an Exit Event by March 24, 2029, which is the sixth anniversary of the MMLC II Final Closing Date (the “MMLC II Wind-down Determination Date”), the MMLC II Board (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider MMLC II’s potential wind down and/or liquidation and dissolution.

Repurchase Offers

The MMLC II Board expects to consider, in its discretion, offers to repurchase shares of MMLC II Common Stock in an amount of up to 5% of MMLC II’s outstanding shares of common stock (with the exact amount to be set by the MMLC II Board) at the end of each quarter following the expiration of the MMLC II Investment Period and with such offers ending prior to the time of an Exit Event. If MMLC II were to engage in a share repurchase offer, MMLC II stockholders would be able to tender their shares at a price per share that reflects MMLC II’s NAV per share as of a recent date. Such offers to repurchase shares of MMLC II Common Stock will be subject to, and conducted in accordance with, the applicable requirements of the Exchange Act and the Investment Company Act. To the extent any such repurchase may lead to adverse tax, the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other regulatory consequences for MMLC II or MMLC II stockholders, the MMLC II Board may determine not to proceed with any such share repurchases.

MMLC II’s Adviser

GSAM serves as MMLC II’s Adviser and has been registered as an investment adviser with the SEC since 1990. Subject to the supervision of the MMLC II Board, a majority of which is made up of independent directors (including an independent Chair), GSAM manages MMLC II’s day-to-day operations and provides MMLC II with investment advisory and management services and certain administrative services. GSAM is a subsidiary of GS Group Inc., a BHC and a FHC, regulated by the Federal Reserve. GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. GS Group Inc. is the general partner and owner of GSAM.

The GSAM Private Credit Team

The GSAM Private Credit Team is dedicated to the direct origination investment strategy of MMLC II and other Accounts that share a similar investment strategy with MMLC II. The GSAM Private Credit Team is comprised of approximately 200 investment professionals across 11 cities and four continents as of December 31, 2024. Within the MMLC II Private Credit Team, approximately 80 private credit investment professionals across five offices in the Americas led by MMLC II’s Co-Chief Executive Officers, oversee and lead MMLC II’s day-to-day portfolio management. The GSAM Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, and negotiating, structuring, monitoring, and servicing MMLC II’s investments. In addition, GSAM and Goldman Sachs have risk management, legal, accounting, tax, information technology and compliance personnel, among other personnel, who provide services to MMLC II. MMLC II benefits from the expertise provided by these personnel in its operations.

The GSAM Private Credit Team utilizes a bottom-up, fundamental research approach to lending. The managing directors of this team had an average industry experience of over 19 years coupled with an average tenure at Goldman Sachs of over 12 years as of December 31, 2024.

Private Credit Investment Committee

All investment decisions are made by the Private Credit Investment Committee. As of March 31, 2025, the Private Credit Investment Committee consisted of the following members: Rich Friedman, James Reynolds, Vivek Bantwal, Patrick Armstrong, Amitayush Bahri, Steven Budig, Kevin Sterling, Beat Cabiallavetta, Stephanie Rader, Alex Chi, David Miller, Greg Watts, Nicole Agnew and Moritz Jobke, along with members from Goldman Sachs’ Compliance, Legal, Tax and Controllers groups. The Private Credit Investment Committee is responsible for approving all of MMLC II’s investments. The Private Credit Investment Committee also monitors investments in MMLC II’s portfolio and approves all asset dispositions. MMLC II expects to benefit from the extensive and varied relevant experience of the investment professionals serving on the Private Credit Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The size, membership, authority and voting rights of members of the Private Credit Investment Committee are subject to change from time to time without prior notice.

The purpose of the Private Credit Investment Committee is to evaluate and approve, as deemed appropriate, all investments by GSAM. The Private Credit Investment Committee’s process is intended to bring the diverse experience and perspectives of the Private Credit Investment Committee’s members to the analysis and consideration of every investment. The Private Credit Investment Committee also serves to provide investment consistency and adherence GSAM’s investment philosophies and policies. The Private Credit Investment Committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

Allocation of Investment Opportunities

MMLC II’s investment objectives and investment strategies are similar to those of other Accounts, and an investment opportunity appropriate for MMLC II may also be appropriate for such other Accounts (which may include proprietary accounts of Goldman Sachs). This creates potential conflicts in allocating investment opportunities among MMLC II and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited, where the liquidity of such investment opportunities is limited or where co-investments by MMLC II and such other Accounts are not permitted under applicable law.

To address these and other potential conflicts, GSAM has developed allocation policies and procedures that provide that personnel of GSAM making portfolio decisions for Accounts will make purchase and sale decisions and allocate investment opportunities among Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases, the allocations may reflect numerous other factors. There will be cases where certain Accounts receive an allocation of an investment opportunity when MMLC II does not, and vice versa.

In some cases, due to information barriers that may be in place, other Accounts may compete with MMLC II for specific investment opportunities without being aware that they are competing against each other. Goldman Sachs has a conflicts system in place, in addition to these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Account.

GSAM personnel involved in decision-making for Accounts may make allocation-related decisions in accordance with GSAM’s allocation policies and procedures for MMLC II and for other Accounts by reference to one or more factors, including but not limited to: the strategy, objectives, guidelines and restrictions (including legal and regulatory restrictions) of potentially in-scope Accounts, as well as those Accounts’ current portfolios and investment horizons; strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the potentially in-scope Accounts; cash and liquidity considerations; and the availability of other appropriate investment opportunities. GSAM may also consider reputational matters and other factors. The application of these considerations may cause differences in the portfolios and performance of different Accounts that have similar strategies. In addition, in some cases GSAM may make investment recommendations to Accounts where the Accounts make the investment independently of GSAM, which may result in a reduction in the availability of the investment opportunity for other Accounts (including MMLC II), irrespective of GSAM’s policies regarding allocation of investments.

GSAM, including the GSAM Private Credit Team, may develop and implement new trading strategies or seek to participate in new investment opportunities and strategies. These opportunities and strategies may not be employed in all Accounts even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, GSAM may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

MMLC II may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event does MMLC II have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, certain of MMLC II’s investors, or such other persons or entities as determined by Goldman Sachs in its sole discretion. MMLC II will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to MMLC II by employees or other personnel of Goldman Sachs, or by third parties. If MMLC II invests in any such opportunities, Goldman Sachs, may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to receive compensation from MMLC II or from the borrowers in connection with such investments. Any compensation MMLC II pays in connection with such referrals will be an operating expense and will accordingly be borne by MMLC II (and will not serve to offset any management fee (as defined below) or incentive fee (as defined below) payable to GSAM).

In connection with certain of MMLC II’s investments, GSAM may determine that the appropriate amount to allocate to MMLC II and other Accounts may be less than the full amount of the investment opportunity, due to considerations related to, among other things, diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations. In such situations, “excess amounts” that can be allocated may be offered to other persons or entities. Subject to applicable law, such opportunities may be structured as an investment alongside MMLC II or as a purchase of a portion of the investment from MMLC II (through a syndication, participation or otherwise).

In all cases, subject to applicable law, GSAM has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors GSAM may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to MMLC II in connection with the potential transaction or otherwise, whether GSAM believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular investment, whether GSAM is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more of MMLC II’s investors, one or more investors in other funds managed by the GSAM Private Credit Team, clients or potential clients of Goldman Sachs, or funds or Accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as

GSAM determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by MMLC II. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to MMLC II’s investment in the same opportunity.

Transactions with affiliates. MMLC II is prohibited under the Investment Company Act from participating in certain transactions with its affiliates without the prior approval of the MMLC II Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of MMLC II’s outstanding voting securities will be an affiliate of MMLC II for purposes of the Investment Company Act, and MMLC II is generally prohibited from buying or selling any assets from or to, or entering into certain “joint” transactions (which could include investments in the same portfolio company) with such affiliates, absent the prior approval of the MMLC II Independent Directors. GSAM and its affiliates, including persons that control, or are under common control with, MMLC II or GSAM, are also considered to be MMLC II’s affiliates under the Investment Company Act, and MMLC II is generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC.

Co-Investments Alongside Goldman Sachs and Other Accounts, and the Relief. Subject to applicable law, MMLC II may invest alongside Goldman Sachs and other Accounts. The staff of the SEC has issued no-action relief permitting MMLC II to purchase a single class of privately placed securities alongside Goldman Sachs and other Accounts, provided that GSAM negotiates no term other than price and certain other conditions are met. In certain circumstances, MMLC II and such other Accounts (which may include proprietary accounts of Goldman Sachs) can make negotiated co-investments pursuant to an exemptive order from the SEC permitting MMLC II to do so. On May 21, 2025, the SEC granted the Relief to GSAM, the GS BDCs, and certain other affiliated applicants. If GSAM forms other funds in the future, MMLC II may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that the MMLC II Board maintain oversight of MMLC II’s participation in the co-investment program and that a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the MMLC II Independent Directors must reach certain conclusions in connection with certain co-investment transactions, including that: (i) the terms of the proposed transaction are reasonable and fair to MMLC II and MMLC II stockholders and do not involve overreaching of MMLC II or MMLC II stockholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of MMLC II stockholders and is consistent with MMLC II’s investment objectives and strategies.

As a result of the Relief, there could be significant overlap in MMLC II’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

If GSAM identifies an investment and MMLC II is unable to rely on the Relief for that particular opportunity, GSAM will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, GSAM will adhere to its investment allocation policy in order to determine the Account to which to allocate investment opportunities. Accordingly, it is possible that MMLC II may not be given the opportunity to participate in investments made by other Accounts.

MMLC II may invest alongside other Accounts advised by GSAM and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, MMLC II may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting MMLC II and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that GSAM, acting on MMLC II’s behalf and on behalf of its other clients, negotiates no term other than price. MMLC II may also invest alongside GSAM’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of GSAM.

Expenses are generally allocated to Accounts (including to MMLC II) based on whose behalf the expenses are incurred. Where MMLC II and one or more other Accounts participate in a particular investment or collectively incur other expenses, GSAM generally allocates investment-related and other expenses in a manner GSAM determines to be fair and equitable, which may be pro rata or on a different basis.

MMLC II and other Accounts may contract for and incur expenses in connection with certain services provided by third parties, including valuation agents, rating agencies, attorneys, accountants and other professional service providers, while other Accounts that did not contract for such services may not incur such expenses even though they directly or indirectly receive benefit from such services. For example, the work of valuation firms retained by MMLC II at the request of the MMLC II Board benefit certain Accounts that invest in the same assets as MMLC II, but because such other Accounts did not request such services, they are not allocated any costs associated therewith. While it is generally expected that the Accounts requesting third-party services will bear the full expense associated therewith, GSAM may in its sole discretion determine to bear the portion of such expenses that would be allocable to the non-requesting Accounts had such Accounts requested the services.

Market Opportunity

The GSAM Private Credit Team believes there is an attractive investment opportunity to invest in U.S. middle-market companies. Specifically:

•

The middle-market represents a large target market opportunity. According to the National Center for the Middle Market, the U.S. middle market is composed of nearly 200,000 companies that represent approximately 33% of the private sector gross domestic product.[1] The GSAM Private Credit Team believes that there is an attractive investment environment for BDCs to provide loans to U.S. middle market companies.

•

There is a large amount of un-invested private equity capital for middle-market companies. There is a large amount of un-invested private equity capital for North America buyout funds. The GSAM Private Credit Team believes this creates additional capacity for MMLC II as the GSAM Private Credit Team expects private equity firms will seek to leverage their investments by combining equity capital with debt capital.

•

Changes in business strategy by banks have further reduced the supply of capital to middle-market companies. The trend of consolidation of regional banks into money center banks has reduced the focus of these businesses on middle-market lending. Money center banks traditionally focus on lending and providing other services to large corporate clients to whom they can deploy larger amounts of capital more efficiently. The GSAM Private Credit Team believes that this has resulted in fewer bank lenders to U.S. middle-market companies and reduced the availability of debt capital to the companies that MMLC II expects to target.

•

The capital markets have been unable to fill the void in middle-market finance left by banks. While underwritten bond and syndicated loan markets have been robust in recent years, middle-market companies are rarely able to access these markets as participants are generally highly focused on the liquidity characteristics of the bond or loan being issued. For example, mutual funds and ETFs are significant buyers of underwritten bonds and broadly syndicated loans. However, mutual funds and ETFs generally require the ability to liquidate their investments quickly in order to fund investor redemptions. Accordingly, the existence of an active secondary market for their investments is an important consideration in the initial investment decision. Because there is typically no active secondary market for the debt of U.S. middle-market companies, mutual funds and ETFs generally do not provide capital to U.S. middle-market companies. The GSAM Private Credit Team believes that this is likely to be a persistent problem for the capital markets and creates an advantage for investors like MMLC II who have a more stable capital base and can therefore invest in illiquid assets.

•

It is difficult for new lending platforms to enter the middle market and fill the capital void because it is very fragmented. While the middle market is a very large component of the U.S. economy, it is a highly fragmented space with thousands of companies operating in many different geographies and industries. Typically, companies that need capital find lenders and investors based on pre-existing relationships, referrals and word of mouth. Developing the many relationships and wide-spread recognition required to become source of capital to the middle market is a time consuming, highly resource-intensive endeavor. As a result, the GSAM Private Credit Team believes that it is difficult for new lending platforms to successfully enter the middle market, thereby providing insulation from rapid shifts in the supply of capital to the middle market that might otherwise disrupt pricing of capital.

[1]

As of year-end December 2024 according to the National Center for the Middle Market, which defined middle market as companies with annual revenue of $10 million—$1 billion. See http://www.middlemarketcenter.org.

Competitive Advantages

GS Group Inc. is a leading global financial institution that provides a broad range of financial services to a substantial and diversified client base, including companies and high-net-worth individuals, among others. The firm is headquartered in New York, and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs, with approximately $3.1 trillion in firmwide assets under supervision as of December 31, 2024, provides investment management services to a diverse set of clients worldwide, including private institutions, public entities and individuals.

Within GSAM, the GSAM Private Credit Team is the primary center for private credit investing. Since 1996, GSAM Private Credit and its predecessors have invested over $209 billion, leveraging GSAM Private Credit’s deep expertise and long-standing relationships with financial sponsors, companies, investors, entrepreneurs and financial intermediaries globally. GSAM Private Credit invests across senior credit, mezzanine, hybrid capital and asset finance strategies and has significant experience investing in debt instruments across industries, geographic regions, economic cycles and financing structures.

MMLC II’s investment strategy is consistent with that of the broader GSAM Private Credit platform, with a focus on capital preservation and capital appreciation and includes:

•

Leveraging GSAM Private Credit’s position within GSAM: The GSAM Private Credit Team, which is responsible for sourcing, diligencing, negotiating, structuring, monitoring and harvesting investment opportunities for MMLC II, is able to draw on the broader Goldman Sachs platform, network and relationships across the investment lifecycle to identify potentially attractive opportunities. Goldman Sachs is a leading global financial services firm and one of the world’s most experienced alternatives investors, and MMLC II expects to benefit not only from the Goldman Sachs network and relationships to identify potentially attractive opportunities, but also from a broad range of other resources offered by Goldman Sachs, including market insights, structuring capabilities and industry experts whose insights can enhance due diligence, structuring and investment monitoring processes.

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Direct origination with borrowers: The GSAM Private Credit Team believes that evaluating investment opportunities through direct discussions with borrowers leads to a better understanding of the underlying drivers of performance and business risks. The GSAM Private Credit Team’s direct origination platform has been developed over its more-than-28-year history of private credit investing and includes approximately 200 investment professionals across 11 cities and four continents as of December 31, 2021. The GSAM Private Credit Team’s local relationships with companies, private equity sponsors and advisors combined with deep industry expertise provides MMLC II with access to a wide range of opportunities and allows MMLC II to gain early and direct access to due diligence materials and management teams. Goldman Sachs will seek to lead the structuring and negotiation of the loans or securities in which it invests with a collaborative, solutions-oriented approach.

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Prudent investment selection with intensive due diligence and credit analysis: MMLC II believes that GSAM Private Credit’s substantial flow of potential investment opportunities, in combination with diligence practices developed over its more-than-28-year history of private credit investing, will enable

MMLC II to invest in and selectively develop a diversified portfolio of high-quality companies. GSAM Private Credit’s seasoned team and underwriting approach reflects deep sector expertise and seeks to identify attractive trends and pursue investments accordingly, through its approach to fundamental credit analysis driven by intensive investment research.

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Provision of large-sized commitments: MMLC II believes that GSAM Private Credit’s capability to hold large-sized, directly originated investments drives MMLC II’s ability to source, negotiate and commit capital in attractive opportunities. MMLC II intends to invest substantially alongside institutional and retail-focused private credit Accounts, which may include proprietary accounts of Goldman Sachs, which MMLC II believes will provide it with access to a wide range of opportunities, and allow it to commit to larger investment across the GSAM platform.

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Structuring expertise with a focus on risk mitigation: GSAM Private Credit has significant structuring capabilities with a seasoned team of investment professionals, including the Private Credit Investment, who have over 23 years of experience on average. MMLC II seeks to mitigate risk by investing primarily in senior secured debt, which is secured by a collateral package that often results in a higher rate of recovery in the event of default as compared to unsecured and subordinated investments. Senior secured debt has favorable characteristics that typically include a senior ranking in the capital structure of the borrower with priority of repayment, security of collateral and protective contractual rights that may include affirmative and negative covenants that restrict the borrower’s ability to incur additional indebtedness, make restricted payments or execute other transactions or implement changes that may be negative to lenders. In addition, the GSAM Private Credit Team has experience investing across the capital structure, which will enable MMLC II to consider different investment structures and expand MMLC II’s opportunity funnel.

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Rigorous portfolio management: GSAM Private Credit’s active approach to portfolio management centers on team continuity through the lifecycle of an investment, from sourcing and underwriting through investment monitoring and maturity. Investment professionals actively monitor portfolio companies’ operations and financial condition, and senior secured loan agreements typically provide for regular reporting which includes borrower performance, compliance and notification of adverse events. MMLC II believes the Goldman Sachs platform adds additional value to its portfolio companies through its extensive network, research capabilities and connectivity across the global capital markets.

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Focus on companies with attractive business fundamentals: Capital preservation is central to MMLC II’s investment strategy. Generally, MMLC II will seek to target companies with the following characteristics: (i) strong and defensible market positions, (ii) stable or growing revenues and free cash flow, (iii) attractive business models, (iv) experienced and well-regarded management teams, (v) reputable private equity or private family sponsors, as applicable, (vi) a meaningful amount of equity cushion or junior capital (i.e., any equity or debt in the capital structure that is subordinated to MMLC II’s investment), and (vii) viable exit strategies. MMLC II intends to make investments in companies located primarily in the United States.

Operating and Regulatory Structure

MMLC II has elected to be treated as a BDC under the Investment Company Act. As a BDC, MMLC II is generally prohibited from acquiring assets other than qualifying assets unless, after giving effect to any acquisition, at least 70% of its total assets are qualifying assets. Qualifying assets generally include securities of eligible portfolio companies, cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the Investment Company Act, “eligible portfolio companies” include (i) private U.S. operating companies, (ii) public U.S. operating companies whose securities are not listed on a national securities exchange (e.g., the NYSE) or registered under the Exchange Act, and (iii) public U.S. operating companies having a market capitalization of less than $250 million. Public U.S. operating companies whose securities are quoted on the over-the-counter bulletin board and through over-the-counter markets are not listed on a national securities exchange and therefore are eligible portfolio companies. In addition, MMLC II currently is an “emerging growth company,” as defined in the JOBS Act (as defined below). See “—Qualifying Assets.”

MMLC II has elected to be treated as a RIC, and MMLC II expects to qualify annually for tax treatment as a RIC, commencing with its taxable year ended December 31, 2021. As a RIC, MMLC II generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it timely distributes to MMLC II stockholders as dividends if MMLC II meets certain source of income, distribution, and asset diversification requirements. MMLC IIs intend to timely distribute to its stockholders substantially all of its annual taxable income for each year, except that MMLC II may retain certain net capital gains for reinvestment and MMLC II may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. In addition, the distributions MMLC IIs pays to its stockholders in a year may exceed its net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Investments

MMLC II seeks to create a portfolio that includes primarily direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. MMLC II expects to make investments through both primary originations and open-market secondary purchases. MMLC II currently does not limit its focus to any specific industry. If MMLC II is successful in achieving its investment objective, MMLC II believes that it will be able to provide its stockholders with consistent dividend distributions and attractive risk adjusted total returns.

As of December 31, 2024, MMLC II’s portfolio (which term does not include its investments in money market funds, if any) on a fair value basis, was comprised of approximately 99% secured debt investments (92% in first lien debt (including 7% in first lien/last-out unitranche loans)), 1% in preferred stock, 0% in common stock and 0% in warrants. MMLC II expects that its portfolio will continue to include secured debt, including first lien, unitranche, including last-out portions of such loans, and second lien debt, unsecured debt (including mezzanine debt) and, to a lesser extent, equities. In addition to investments in U.S. middle-market companies, MMLC II may invest a portion of its capital in opportunistic investments, such as in large U.S. companies, foreign companies, stressed or distressed debt, structured products or private equity. Such investments are intended to enhance its risk adjusted returns to stockholders, and the proportion of these types of investments will change over time given MMLC II’s views on, among other things, the economic and credit environment in which it is operating, although these types of investments generally will constitute less than 30% of MMLC II’s total assets.

On May 21, 2025, the SEC granted to GSAM, the GS BDCs and certain other affiliated applicants the Relief, which permits MMLC II to co-invest alongside certain other Accounts, which may include proprietary accounts of Goldman Sachs, in a manner consistent with MMLC II’s investment objectives and strategies, the conditions of the Relief and other pertinent factors. If GSAM forms other funds in the future, MMLC II may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in MMLC II’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

Investment Criteria

MMLC II is committed to a value-oriented philosophy implemented by GSAM, which manages MMLC II’s portfolio and seeks to minimize the risk of capital loss without foregoing the potential for capital appreciation. MMLC II has identified several criteria, discussed below, that GSAM believes are important in identifying and investing in prospective portfolio companies.

These criteria outlined below provide general guidelines for MMLC II’s investment decisions. However, not all of these criteria will be met by each prospective portfolio company in which MMLC II chooses to invest.

Generally, MMLC II seeks to use its experience and access to market information to identify investment candidates and to structure investments quickly and effectively.

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Value orientation and positive cash flow. MMLC II’s investment philosophy places a premium on fundamental analysis and has a distinct value orientation. MMLC II focuses on companies in which it can invest at relatively low multiples of operating cash flow and that are profitable at the time of investment on an operating cash flow basis. Typically, MMLC II does not expect to invest in start-up companies or companies having speculative business plans.

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Experienced management and established financial sponsor relationships. MMLC II generally requires that its portfolio companies have an experienced management team and have proper incentives in place for management to succeed and to act in concert with MMLC II’s interests as investors. In addition, MMLC II focuses its investments in companies backed by strong financial sponsors that have a history of creating value and with whom members of GSAM have an established relationship.

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Strong and defensible competitive market position. MMLC II seeks to invest in target companies that have developed leading market positions within their respective markets and are well-positioned to capitalize on growth opportunities. MMLC II also seeks companies that demonstrate significant competitive advantages versus their competitors, which should help to protect their market position and profitability while enabling MMLC II to protect its principal and avoid capital losses.

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Viable exit strategy. MMLC II seeks to invest in companies that GSAM believes will provide a steady stream of cash flow to repay MMLC II’s loans and reinvest in their respective businesses. MMLC II expects that such internally generated cash flow, leading to the payment of interest on, and the repayment of the principal of, MMLC II’s investments in portfolio companies to be a key means by which MMLC II exits from its investments over time. In addition, MMLC II also seeks to invest in companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay MMLC II’s investments through an initial public offering of common stock or other capital markets transactions.

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Due diligence. GSAM takes a bottom-up, fundamental research approach to MMLC II’s potential investments. It believes it is critical to conduct extensive due diligence on investment targets and in evaluating new investments. GSAM conducts a rigorous due diligence process that is applied to prospective portfolio companies and draws from its experience, industry expertise and network of contacts. In conducting due diligence, GSAM uses information provided by companies, financial sponsors and publicly available information as well as information from relationships with former and current management teams, consultants, competitors and investment bankers.

MMLC II’s due diligence process typically includes, but is not limited to:

•	review of historical and prospective financial information;

•	review of the capital structure;

•	analysis of the business and industry in which the company operates;

•	on-site visits;

•	interviews with management, employees, customers and vendors of the potential portfolio company;

•	review of loan documents;

•	background checks; and

•	research relating to the portfolio company’s management, industry, markets, products and services and competitors.

GSAM may integrate ESG risk considerations within its process for originating loans to U.S. middle market companies, investing directly in middle market credit obligations and related instruments. As part of its due diligence process, GSAM may consider, alongside other relevant factors, ESG risks, events or conditions that have or could have a material negative impact on the operating and performance metrics of these borrowers in the portfolio. Depending on the circumstances, examples of ESG risks can include physical environmental risks, climate change transition risks, supply chain disruptions, improper labor practices, lack of board diversity and corruption. GSAM may utilize proprietary research to assess ESG risks that are relevant to MMLC II’s investment. In addition, GSAM may invest in a security or sector without integrating ESG considerations into its process for originating loans.

Upon the completion of due diligence and a decision to proceed with an investment in a company, the team leading the investment presents the investment opportunity to the Private Credit Investment Committee. This committee determines whether to pursue the potential investment. All new investments are required to be reviewed by the Private Credit Investment Committee. The members of the Private Credit Investment Committee are employees of GSAM and they do not receive separate compensation from MMLC II or GSAM for serving on the Private Credit Investment Committee.

Additional due diligence with respect to any investment may be conducted on MMLC II’s behalf (and at MMLC II’s expense) by attorneys prior to the closing of the investment, as well as other outside advisers, as appropriate.

Investment Structure

Once MMLC II determines that a prospective portfolio company is suitable for investment, MMLC II works with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. MMLC II negotiates among these parties and uses creative and flexible approaches to structure its investment relative to the other capital in the portfolio company’s capital structure.

MMLC II expects its secured debt to have terms of approximately three to ten years. MMLC II generally obtains security interests in the assets of its portfolio companies that will serve as collateral in support of the repayment of this debt. This collateral may take the form of first or second priority liens on the assets of a portfolio company.

MMLC II uses the term “mezzanine” to refer to debt that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. Mezzanine debt typically has interest-only payments in the early years, payable in cash or in-kind, with amortization of principal deferred to the later years of the mezzanine debt. In some cases, MMLC II may enter into mezzanine debt that, by its terms, converts into equity (or is issued along with warrants for equity) or additional debt securities or defers payments of interest for the first few years after MMLC II’s investment. Typically, MMLC II’s mezzanine debt investments have maturities of three to ten years.

MMLC II also invests in unitranche loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position. In a number of instances, MMLC II may find another lender to provide the “first-out” portion of such loan and retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and other amounts due thereunder over the “last-out” portion that MMLC II would continue to hold.

In the case of MMLC II’s secured debt and unsecured debt, including mezzanine debt investments, MMLC II seeks to tailor the terms of the investments to the facts and circumstances of the transactions and the prospective portfolio companies, negotiating a structure that protects its rights and manages its risk while creating incentives for the portfolio companies to achieve their business plan and improve their profitability. For example, in addition to seeking a senior position in the capital structure of MMLC II’s portfolio companies, MMLC II may seek to limit the downside potential of its investments by:

•	requiring a total return on its investments (including both interest and potential equity appreciation) that compensates it for credit risk;

•	incorporating “put” rights and call protection into the investment structure; and

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negotiating covenants in connection with its investments that afford its portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of MMLC II’s capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

MMLC II may not be able to negotiate to get any or all of these protections with respect to its investments. MMLC II’s investments may include equity features, such as direct investments in the equity or convertible securities of portfolio companies or warrants or options to buy a minority interest in a portfolio company. Any warrants MMLC II may receive with its debt securities generally require only a nominal cost to exercise, so as a portfolio company appreciates in value, MMLC II may achieve additional investment return from these equity investments. MMLC II may structure the warrants to provide provisions protecting its rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the company, upon the occurrence of specified events. In many cases, MMLC II may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

MMLC II expects to hold most of its investments to maturity or repayment, but may sell certain investments earlier if a liquidity event takes place, such as the sale or refinancing of a portfolio company. MMLC II also may turn over its investments to better position the portfolio as market conditions change.

Ongoing Relationships with Portfolio Companies

Monitoring

GSAM monitors its portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company. GSAM has several methods of evaluating and monitoring the performance and fair value of MMLC II’s investments, which may include the following:

•	assessment of success in adhering to the portfolio company’s business plan and compliance with covenants;

•	periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor to discuss financial position, requirements and accomplishments;

•	comparisons to MMLC II’s other portfolio companies in the industry, if any;

•	attendance at and participation in board meetings or presentations by portfolio companies; and

•	review of monthly and quarterly financial statements and financial projections of portfolio companies.

As part of the monitoring process, GSAM also employs an investment rating system to categorize MMLC II’s investments. In addition to various risk management and monitoring tools, GSAM grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to MMLC II’s initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account in certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The grading system is as follows:

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Grade 1 investments involve the least amount of risk to MMLC II’s initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit;

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Grade 2 investments involve a level of risk to MMLC II’s initial cost basis that is similar to the risk to MMLC II’s initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to MMLC II’s ability to ultimately recoup the cost of its investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 2;

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Grade 3 investments indicate that the risk to MMLC II’s ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due; and

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Grade 4 investments indicate that the risk to MMLC II’s ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 4, in most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that MMLC II will not recoup its initial cost basis and may realize a substantial loss of its initial cost basis upon exit.

GSAM grades the investments in MMLC II’s portfolio at least quarterly, and it is possible that the grade of a portfolio investment may be reduced or increased over time. For investments graded 3 or 4, GSAM enhances its level of scrutiny over the monitoring of such portfolio company.

Managerial Assistance

As a BDC, MMLC II must offer, and must provide upon request, significant managerial assistance to certain of its eligible portfolio companies within the meaning of Section 55 of the Investment Company Act. This assistance could involve, among other things, monitoring the operations of MMLC II’s portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. GSAM or an affiliate thereof may provide such managerial assistance on MMLC II’s behalf to portfolio companies that request such assistance. MMLC II may receive fees for these services. See “—Managerial Assistance to Portfolio Companies.”

Competition

MMLC II’s primary competitors provide financing to middle-market companies and include other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of MMLC II’s existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than MMLC II does. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to MMLC II.

In addition, some of MMLC II’s competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than MMLC II. Furthermore, many of MMLC II’s competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on it as a BDC and that the Code imposes on it as a RIC.

While MMLC II expects to use the industry information of GSAM’s investment professionals to which MMLC II has access to assess investment risks and determine appropriate pricing for its investments in portfolio companies, MMLC II does not seek to compete primarily based on the interest rates it offers and GSAM believes that some of MMLC II’s competitors may make loans with interest rates that are comparable to or lower than the rates it offers. Rather, MMLC II competes with its competitors based on MMLC II’s reputation in the market, MMLC II’s existing investment platform, the seasoned investment professionals of GSAM, MMLC II’s experience and focus on middle-market companies, MMLC II’s disciplined investment philosophy, MMLC II’s extensive industry focus and relationships and its flexible transaction structuring.

Staffing

MMLC II does not currently have any employees. MMLC II’s day-to-day operations are managed by GSAM pursuant to its investment management agreement with GSAM (the “MMLC II Investment Management Agreement”), which was entered into as of November 1, 2021. GSAM has hired and expects to continue to hire professionals with skills applicable to MMLC II’s business plan, including experience in middle-market investing, leveraged finance and capital markets.

Properties

MMLC II does not own any real estate or other properties materially important to its operations. MMLC II’s principal executive offices are located at 200 West Street, New York, New York 10282. MMLC II believes that its office facilities are suitable and adequate for its business as it is contemplated to be conducted.

Legal Proceedings

MMLC II and GSAM are not currently subject to any material legal proceedings, although MMLC II may, from time to time, be involved in litigation arising out of operations in the normal course of business or otherwise.

MMLC II’s Administrator

Pursuant to MMLC II’s administration agreement (the “MMLC II Administration Agreement”), State Street Bank and Trust Company (the “MMLC II Administrator”) is responsible for providing various accounting and administrative services to MMLC II. The MMLC II Administrator is entitled to fees as described in “—MMLC II Administration Agreement.” To the extent that the MMLC II Administrator outsources any of its functions, the MMLC II Administrator will pay any compensation associated with such functions. See “—MMLC II Administration Agreement.”

Regulation

MMLC II has elected to be treated as a BDC under the Investment Company Act. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers) principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that MMLC II may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by a majority of MMLC II’s outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the vote: (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (ii) of more than 50% of the outstanding voting securities of such company, whichever is less.

Any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to MMLC II Common Stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of MMLC II’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain other matters under the Investment Company Act require a separate class vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would be entitled to vote separately as a class from the holders of common stock on a proposal involving a plan of reorganization adversely affecting such securities.

MMLC II may invest up to 100% of its assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, MMLC II may, for the purpose of public resale, be deemed a “principal underwriter” as that term is defined under the Securities Act. MMLC II may purchase or otherwise receive warrants which offer an opportunity (not a requirement) to purchase common stock of a portfolio company in connection with an acquisition financing or other investments. Similarly, MMLC II may acquire rights that obligate an issuer of acquired securities or their affiliates to repurchase the securities at certain times, under certain circumstances. MMLC II does not intend to acquire securities issued by any investment company whereby its investment would exceed the limits imposed by the Investment Company Act. Under these limits, MMLC II generally cannot (1) acquire more than 3% of the total outstanding voting stock of any registered investment company, (2) invest more than 5% of the value of MMLC II’s total assets in the securities of one registered investment company, or (3) invest more than 10% of the value of its total assets in the securities of registered investment companies in general. These limitations do not apply where MMLC II acquires interests in a money market fund as long as MMLC II does not pay a sales charge or service fee in connection with the purchase. With respect to the portion of MMLC II’s portfolio invested in securities issued by investment companies, it should be noted that such investments might subject MMLC II stockholders to additional expenses. None of MMLC II’s policies described above are fundamental and each such policy may be changed without stockholder approval, subject to any limitations imposed by the Investment Company Act.

Private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the Investment Company Act are also subject to certain of the limits under the Investment Company Act noted above. Specifically, such private funds may not acquire directly or through a controlled entity more than 3% of MMLC II’s total outstanding voting stock (measured at the time of the acquisition). Investment companies registered under the Investment Company Act are also subject to the restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in MMLC II’s securities. As a result, certain investors would be required to hold a smaller position in MMLC II’s shares than if they were not subject to such restrictions.

MMLC II is generally not able to issue and sell MMLC II Common Stock at a price below the then-current NAV per share. MMLC II may, however, sell MMLC II Common Stock at a price below the then-current NAV per share if the MMLC II Board determines that such sale is in MMLC II’s best interests and the best interests of MMLC II stockholders, and MMLC II stockholders approve such sale.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to herein as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets (not including certain assets specified in the Investment Company Act) represent at least 70% of such BDC’s total assets. The principal categories of qualifying assets relevant to MMLC II’s proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months an affiliated person of an eligible portfolio company, or from any other person, subject to such rules and regulations as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

c.	satisfies any of the following:

i.

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding common equity of less than $250 million;

ii.	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iii.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that MMLC II controls.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and MMLC II already owns at least 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) under “—Qualifying Assets,” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must also either control the issuer of the securities or offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance (as long as the BDC does not make available significant managerial assistance solely in this fashion). Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. A BDC may charge a fee for providing such managerial assistance.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, MMLC II’s investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which MMLC II refers to, collectively, as temporary investments, so that 70% of MMLC II’s assets are qualifying assets. MMLC II may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as MMLC II, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of MMLC II’s assets that may be invested in such repurchase agreements. However, if more than 25% of MMLC II’s total assets constitute repurchase agreements from a single counterparty, MMLC II would generally not meet the asset diversification requirements necessary to qualify as a RIC. Thus, MMLC II does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. GSAM will monitor the creditworthiness of the counterparties with which MMLC II enters into repurchase agreement transactions.

Indebtedness and Senior Securities

As a BDC, MMLC II is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of equity securities senior to its common stock if its asset coverage ratio, as defined under the Investment Company Act, is at least equal to 150% immediately after each such issuance. On November 1, 2021, the MMLC II Initial Member approved the adoption of the 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act and such election became effective the following day. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, MMLC II must make provisions to prohibit any distribution to stockholders or the repurchase of the shares unless MMLC II meets the applicable asset coverage ratios at the time of the distribution or repurchase. MMLC II may also borrow amounts up to 5% of the value of its total assets for temporary purposes without regard to asset coverage. A loan is presumed to be made for temporary or emergency purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed to not be for temporary purposes.

Code of Ethics

MMLC II has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act and MMLC II has also approved GSAM’s Code of Ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These Codes of Ethics establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by MMLC II. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements. The Codes of Ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov.

Proxy Voting Policies and Procedures

MMLC II has delegated the voting of portfolio securities to GSAM. For client accounts for which GSAM has voting discretion, GSAM has adopted the Proxy Voting Policy for the voting of proxies. Under the Proxy Voting Policy, GSAM’s guiding principles in performing proxy voting are to make decisions that favor proposals that tend to maximize a company’s stockholder value and are not influenced by conflicts of interest. To implement these guiding principles for investments in publicly traded equities, GSAM has developed customized proxy voting Guidelines that it generally applies when voting on behalf of client accounts. These Guidelines address a wide variety of individual topics, including, among other matters, stockholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various stockholder proposals.

The Proxy Voting Policy, including the Guidelines, is reviewed periodically to assure that it continues to be consistent with GSAM’s guiding principles. The Guidelines embody the positions and factors GSAM generally considers important in casting proxy votes.

GSAM has retained a Proxy Service, currently Institutional Shareholder Services, to assist in the implementation and administration of certain proxy voting-related functions including operational, recordkeeping, and reporting services. The Proxy Service also prepares a written analysis and Recommendation of each proxy vote that reflects the Proxy Service’s application of the Guidelines to particular proxy issues. While it is GSAM’s policy generally to follow the Guidelines and Recommendations from the Proxy Service, GSAM’s portfolio management teams (the “Portfolio Management Teams”) may, on certain proxy votes, seek approval to diverge from the Guidelines or a Recommendation by following an “override” process. Such decisions are subject to a review and approval process, including a determination that the decision is not influenced by any conflict of interest. A Portfolio Management Team that receives approval through the override process to cast a proxy vote that diverges from the Guidelines and/or a Recommendation may vote differently than other Portfolio Management Teams that did not seek to override the vote. In forming their views on particular matters, the Portfolio Management Teams are also permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations. GSAM may hire other service providers to replace or supplement the Proxy Service with respect to any of the services GSAM currently receives from the Proxy Service.

From time to time, GSAM may face regulatory, compliance, legal or logistical limits with respect to voting securities that it may purchase or hold for client accounts which can affect GSAM’s ability to vote such proxies, as well as the desirability of voting such proxies. Among other limits, federal, state and foreign regulatory restrictions or company specific ownership limits, as well as legal matters related to consolidated groups, may restrict the total percentage of an issuer’s voting securities that GSAM can hold for clients and the nature of GSAM’s voting in such securities. GSAM’s ability to vote proxies may also be affected by, among other things: (i) late receipt of meeting notices; (ii) requirements to vote proxies in person; (iii) restrictions on a foreigner’s ability to exercise votes; (iv) potential difficulties in translating the proxy; (v) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions; and (vi) requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the stockholder meeting.

GSAM conducts periodic due diligence meetings with the Proxy Service which include a review of the Proxy Service’s general organizational structure, new developments with respect to research and technology, work flow improvements and internal due diligence with respect to conflicts of interest.

GSAM has adopted policies and procedures designed to prevent conflicts of interest from influencing the proxy voting decisions that GSAM makes on behalf of a client account and to help assure that such decisions are made in accordance with GSAM’s fiduciary obligations to its clients. These policies and procedures include GSAM’s use of the Guidelines and Recommendations from the Proxy Service, the override approval process previously discussed, and the establishment of information barriers between GSAM and other Goldman Sachs’ businesses. Notwithstanding such proxy voting policies and procedures, actual proxy voting decision of GSAM may have the effect of benefitting the interest of other clients or businesses of other divisions or units of Goldman Sachs and/or its affiliates, provided that GSAM believes such voting decisions to be in accordance with its fiduciary obligations.

Voting decisions with respect to fixed income securities and the securities of privately held issuers generally will be made by GSAM based on its assessment of the particular transactions or other matters at issue.

Information regarding how MMLC II votes proxies relating to portfolio securities is available upon request by writing to MMLC II, Attention: Alternatives Capital Formation, Investor Relations, 200 West Street, New York, New York 10282.

Privacy Principles

The following information is provided to help investors understand what personal information MMLC II collects, how MMLC II protects that information and why, in certain cases, MMLC II may share information with select other parties.

MMLC II may collect nonpublic personal information regarding its existing investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between MMLC II and individual investors. MMLC II may share information that it collects regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by MMLC II or MMLC II’s affiliates that may be of interest to the investor. In addition, MMLC II may disclose information that MMLC II collects regarding investors to third parties who are not affiliated with MMLC II (i) as authorized by the investors in investor subscription agreements or MMLC II’s organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with MMLC II or MMLC II’s affiliates.

Any party not affiliated with MMLC II that receives nonpublic personal information relating to investors from MMLC II is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for officers, employees and agents of MMLC II’s and MMLC II’s affiliates, access to such information is restricted to those who need such access to provide services to MMLC II and investors. MMLC II maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Other

As a BDC, the SEC will periodically examine MMLC II for compliance with the Investment Company Act.

MMLC II is required to provide and maintain a bond issued by a reputable fidelity insurance company in order to protect against larceny and embezzlement, covering each of MMLC II’s officers and employees, who may singly, or jointly with others, have access to MMLC II’s securities or funds. Furthermore, as a BDC, MMLC II is prohibited from protecting any director, officer, investment adviser or underwriter against any liability to MMLC II or MMLC II stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

MMLC II and GSAM are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Compliance with the Sarbanes-Oxley Act

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect MMLC II. For example,

•	MMLC II’s principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in MMLC II’s periodic reports;

•	MMLC II’s periodic reports must disclose the conclusions of MMLC II’s principal executive and principal financial officers about the effectiveness of MMLC II’s disclosure controls and procedures;

•	MMLC II’s management must prepare an annual report regarding its assessment of MMLC II’s internal control over financial reporting; and

•

MMLC II’s periodic reports must disclose whether there were any changes in MMLC II’s internal controls over financing reporting that have materially affected, or are reasonably likely to materially affect, MMLC II’s internal controls over financial reporting.

The Sarbanes-Oxley Act requires MMLC II to review its policies and procedures to determine whether MMLC II complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. MMLC II will continue to monitor its compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that MMLC II is in compliance therewith.

Compliance with the JOBS Act

MMLC II is, and expects to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

•	the last day of the fiscal year in which MMLC II’s total annual gross revenues are $1.235 billion or more;

•	the date on which MMLC II has issued more than $1 billion in non-convertible debt in the previous three years;

•

the last day of a fiscal year in which MMLC II (1) has an aggregate worldwide market value of common stock held by non-affiliates of $700 million or more (measured at the end of each fiscal year) as of the last business day of MMLC II’s most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act); or

•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of MMLC II’s common equity securities under an effective Securities Act registration statement.

Under the JOBS Act, MMLC II is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that MMLC II’s independent registered public accounting firm provide an attestation report on the effectiveness of MMLC II’s internal control over financial reporting. This may increase the risk that material weaknesses or other deficiencies in MMLC II’s internal control over financial reporting go undetected.

In addition, Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, MMLC II is choosing to “opt out” of such extended transition period, and as a result, MMLC II will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. MMLC II’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Compliance with the Bank Holding Company Act

As a BHC and FHC, the activities of GS Group Inc. and its affiliates are subject to certain restrictions imposed by the BHCA, and related regulations. BHCs and FHCs are subject to supervision and regulation by the Federal Reserve. Because GS Group Inc. may be deemed to “control” MMLC II within the meaning of the BHCA, restrictions under the BHCA could apply to MMLC II as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict MMLC II’s investments, transactions and operations and may restrict the transactions and relationships between GSAM, GS Group Inc. and their affiliates, on the one hand, and MMLC II on the other hand. For example, the BHCA regulations applicable to GS Group Inc. and MMLC II may, among other things, restrict MMLC II’s ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of MMLC II’s investments and restrict MMLC II’s and GSAM’s ability to participate in the management and operations of the companies in which MMLC II invests. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by GS Group Inc. and its affiliates (including GSAM) for client and proprietary accounts may need to be aggregated with positions held by MMLC II. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary accounts or for the accounts of other clients, which may require MMLC II to limit and/or liquidate certain investments. Additionally, Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting MMLC II and/or GSAM in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, MMLC II or other funds and accounts managed by GSAM and its affiliates. In addition, Goldman Sachs may cease in the future to qualify as an FHC, which may subject MMLC II to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and MMLC II, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on MMLC II.

Transfer Agent

MMLC II has entered into a transfer agency agreement with GS & Co. (the “MMLC II Transfer Agency Agreement”), pursuant to which GS & Co., as transfer agent will: (i) record the issuance, transfer and repurchase of shares of MMLC II Common Stock and preferred stock; (ii) provide purchase and repurchase confirmations, as well as certain other statements; (iii) provide dividend crediting and certain disbursing agent services; (iv) maintain stockholder accounts; and (v) render certain other miscellaneous services. Under the terms of the MMLC II Transfer Agency Agreement, MMLC II will indemnify and hold harmless the transfer agent, its affiliates and any agent under certain circumstances and to the extent permitted by the Investment Company Act. MMLC II compensates GS & Co. at an annual rate of 0.15% of its average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of MMLC II’s first quarter, MMLC II’s NAV as of such quarter-end) for serving as MMLC II’s transfer agent. As MMLC II’s transfer agent and dividend disbursing agent, GS & Co. expects to engage a third party to assist in certain related functions. The MMLC II Transfer Agency Agreement provides that MMLC II generally bears all expenses incurred by GS & Co. or MMLC II in connection with the performance of GS & Co.’s duties pursuant to the MMLC II Transfer Agency Agreement (including any costs associated with engaging such third parties). The amount of such expenses that will be borne by MMLC II is capped at the quarterly fee payable under the MMLC II Transfer Agency Agreement and will reduce the fee otherwise owed for such quarter on a dollar-for-dollar basis.

License Agreement

MMLC II is a party to a license agreement with an affiliate of Goldman Sachs pursuant to which MMLC II has been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, MMLC II does not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not MMLC II’s investment adviser or if MMLC II’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, MMLC II has no legal right to the “Goldman Sachs” name.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF MMLC II

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the audited consolidated financial statements and related notes thereto and other financial information appearing elsewhere in this proxy statement. Many of the amounts and percentages presented in this section have been rounded for convenience of presentation and all amounts are presented in thousands (unless otherwise indicated), except share and per share amounts.

MMLC II cannot assure you that the Merger will be consummated as scheduled, or at all. See “Risk Factors—Risks Related to the Merger” for a description of the risks associated with a failure to consummate the Merger.

OVERVIEW

MMLC II is a specialty finance company focused on lending to middle-market companies. MMLC II is a closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act. In addition, MMLC II has elected to be treated as a RIC, and MMLC II expects to qualify annually for tax treatment as a RIC under the Code, commencing with its taxable year ended December 31, 2021. From MMLC II’s commencement of investment operations on October 29, 2021 through March 31, 2025, MMLC II originated approximately $1.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits and repayments. MMLC II seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche debt, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

“Unitranche” loans are first lien loans that extend deeper in a borrower’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in such loan. In a number of instances, MMLC II may find another lender to provide the “first-out” portion of a unitranche loan while MMLC II retains the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to the payment of principal, interest and any other amounts due thereunder as compared to the “last-out” portion that MMLC II would continue to hold. In exchange for taking greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion of the loan. MMLC II uses the term “mezzanine” to refer to debt that ranks senior in right of payment only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. MMLC II may make multiple investments in the same portfolio company.

MMLC II may also originate “covenant-lite” loans, which are loans with fewer financial maintenance covenants than other obligations, or no financial maintenance covenants. Such covenant-lite loans may not include terms that allow the lender to monitor the performance of the borrower or to declare a default if certain criteria are breached. These flexible covenants (or the absence of covenants) could permit borrowers to experience a significant downturn in their results of operations without triggering any default that would permit holders of their debt (such as us) to accelerate indebtedness or negotiate terms and pricing. In the event of default, covenant-lite loans may recover less value than traditional loans as the lender may not have an opportunity to negotiate with the borrower prior to such default.

MMLC II expects to invest, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes), directly or indirectly in private middle-market credit obligations and related instruments. MMLC II defines “credit obligations and related instruments” for this purpose as any fixed-income instrument, including loans to, and bonds and preferred stock of, portfolio companies and other instruments that provide exposure to such fixed-income instruments. “Middle market” is used to refer to companies with between $5 million and $200 million of annual EBITDA excluding certain one-time and non-recurring items that are outside the operations of these companies. While, as a result of fluctuations in the NAV of one asset relative to other assets, private middle-market credit obligations and related instruments may represent less than 80% of MMLC II’s net assets (plus any borrowings for investment purposes) at any time, MMLC II may not invest, under normal circumstances, more than 20% of its net assets (plus any borrowings for investment purposes) in securities and other instruments that are not private middle-market credit obligations and related instruments. To the extent MMLC II determines to invest indirectly in private middle-market credit obligations and related instruments, MMLC II may invest through certain synthetic instruments, including derivatives that have similar economic characteristics to private middle-market credit obligations. For purposes of determining compliance with MMLC II’s 80% policy, each applicable derivative instrument will be valued based upon its market value. MMLC II will notify its stockholders at least 60 days prior to any change to the 80% investment policy described above.

MMLC II expects to directly or indirectly invest at least 70% of its total assets in middle-market companies domiciled in the United States. However, MMLC II may from time to time invest opportunistically in large U.S. companies, non-U.S. companies, stressed or distressed debt, structured products, private equity or other opportunities, subject to limits imposed by the Investment Company Act.

While MMLC II’s investment program is expected to focus primarily on debt investments, MMLC II’s investments may include equity features, such as a direct investment in the equity or convertible securities of a portfolio company or warrants or options to buy a minority interest in a portfolio company. Any warrants MMLC II may receive with debt securities will generally require only a nominal cost to exercise, so as a portfolio company appreciates in value, MMLC II may achieve additional investment return from these equity investments. MMLC II may structure the warrants to provide provisions protecting its rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In many cases, MMLC II may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

KEY COMPONENTS OF OPERATIONS

Investments

MMLC II’s level of investment activity can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to companies, the level of merger and acquisition activity for such companies, the general economic environment, the amount of capital MMLC II has available to it and the competitive environment for the type of investments MMLC II makes.

As a BDC, MMLC II may not acquire any assets other than “qualifying assets” specified in the Investment Company Act, unless, at the time the acquisition is made, at least 70% of MMLC II’s total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Pursuant to rules adopted by the SEC, “eligible portfolio companies” include certain companies that do not have any securities listed on a national securities exchange and public companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million.

Revenues

MMLC II generates revenues in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that MMLC II may acquire in portfolio companies. Some of MMLC II’s investments may provide for deferred interest payments or PIK income. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

MMLC II generates revenues primarily through receipt of interest income from the investments it holds. In addition, MMLC II may generate revenue in the form of commitment, origination, structuring, syndication, exit fees or diligence fees, fees for providing managerial assistance and consulting fees. Portfolio company fees (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) will be paid to MMLC II, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, MMLC II receives its allocable portion of such fees when invested in the same portfolio company as other Accounts, which other Accounts could receive their allocable portion of such fee. MMLC II does not expect to receive material fee income as it is not MMLC II’s principal investment strategy. MMLC II records contractual prepayment premiums on loans and debt securities as interest income.

Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Expenses

MMLC II’s primary operating expenses include the payment of the management fee and the incentive fee to GSAM, legal and professional fees, interest and other debt expenses and other operating and overhead related expenses. The management fee and incentive fee compensate GSAM for its work in identifying, evaluating, negotiating, closing and monitoring MMLC II’s investments. MMLC II bears all other expenses of its operations and transactions in accordance with the MMLC II Investment Management Agreement and MMLC II Administration Agreement, including:

•	MMLC II’s operational, offering and organizational expenses;

•

fees and expenses, including travel expenses, incurred by GSAM or payable to third parties related to MMLC II’s investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

•	interest payable on debt, if any, incurred to finance MMLC II’s investments;

•	fees and expenses incurred by MMLC II in connection with membership in investment company organizations;

•	brokers’ commissions;

•	fees and expenses associated with calculating MMLC II’s NAV (including the costs and expenses of any independent third-party valuation firms (“Independent Valuation Advisors”));

•	legal, auditing or accounting expenses;

•	taxes or governmental fees;

•	the fees and expenses of the MMLC II Administrator, transfer agent and/or sub-transfer agent;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares;

•	the expenses of, and fees for, registering or qualifying common stock for sale, maintaining MMLC II’s registration and qualifying and registering MMLC II as a broker or a dealer;

•	the fees and expenses of MMLC II’s directors who are not affiliated with GSAM;

•

the fees or disbursements of custodians of MMLC II’s assets, including expenses incurred in the performance of any obligations enumerated by MMLC II’s certificate of incorporation or bylaws insofar as they govern agreements with any such custodian;

•	the cost of preparing and distributing reports, proxy statements and notices to MMLC II stockholders, the SEC and other regulatory authorities;

•	insurance premiums;

•	costs of holding stockholder meetings;

•	listing fees, if any; and

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with MMLC II’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of MMLC II’s rights against any person and indemnification or contribution expenses payable by MMLC II to any person and other extraordinary expenses not incurred in the ordinary course of MMLC II‘s business.

In addition, MMLC II shall bear the fees and expenses related to the preparation and maintaining of any necessary registrations with regulators in order to market the common stock of MMLC II in certain jurisdictions and fees and expenses associated with preparation and maintenance of any key information document or similar document required by law or regulation.

GSAM will not be required to pay expenses of activities, which are primarily intended to result in sales of common stock, including all costs and expenses associated with the preparation and distribution of Subscription Agreements from investors in MMLC II’s private offering, pursuant to which investors made a Commitment to purchase shares of MMLC II Common Stock for an aggregate purchase price equal to the Commitment.

MMLC II expects its general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Leverage

MMLC II expects from time to time to borrow funds for a variety of purposes, subject to the limitations of the Investment Company Act, including to bridge fundings for investments in advance of drawdowns, as part of MMLC II’s investment strategy, to meet other short-term liquidity needs, including to pay the management fee, and to facilitate MMLC II’s hedging activities. Sources of leverage include the issuance of senior securities (including preferred stock) and other credit facilities (secured by investments and/or pledges of undrawn Commitments).

The MMLC II Truist Revolving Credit Facility allows MMLC II to borrow money and lever its investment portfolio, subject to the limitations of the Investment Company Act, with the objective of increasing its yield. This is known as “leverage” and could increase or decrease returns to MMLC II stockholders. The use of leverage involves significant risks. MMLC II is permitted to borrow amounts such that its asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met).

Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement. The amount of leverage that MMLC II employs will depend on the assessment by GSAM and the MMLC II Board of market conditions and other factors at the time of any proposed borrowing.

PORTFOLIO AND INVESTMENT ACTIVITY

MMLC II’s portfolio (excluding investments in money market funds, if any) consisted of the following:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	($ in millions)
First Lien/Senior Secured Debt	$833.72	$833.72	$800.47	$800.58
First Lien/Last-Out Unitranche	50.91	50.78	49.71	49.60
Preferred Stock	3.83	3.75	3.83	3.67
Common Stock	2.62	2.61	2.62	2.88
Warrants	0.22	0.05	0.22	0.05

Total investments	$891.30	$890.91	$856.85	$856.78

The weighted average yield of MMLC II’s portfolio by asset type (excluding investments in money market funds, if any), at amortized cost and fair value, was as follows:

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Weighted Average Yield(1)
First Lien/Senior Secured Debt(2)	10.4%	10.5%	10.6%	10.6%
First Lien/Last-Out Unitranche(2)(3)	11.3%	11.4%	11.5%	11.6%
Preferred Stock(4)	—	—	—	—
Common Stock(4)	—	—	—	—
Warrants(4)	—	—	—	—

Total Portfolio	10.4%	10.5%	10.6%	10.5%

(1)	The weighted average yield of MMLC II’s portfolio does not represent the total return to MMLC II stockholders.
(2)

Computed based on (a) the annual actual interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments as of the reporting date, divided by (b) the total investments (including investments on non-accrual and non-income producing investments) at amortized cost or fair value.

(3)	The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments.
(4)

Computed based on (a) the stated coupon rate, if any, for each income-producing investment, divided by (b) the total investments (including investments on non-accrual and non-income producing investments) at amortized cost or fair value.

As of March 31, 2025, the total portfolio weighted average yield measured at amortized cost and fair value was 10.4% and 10.5%, as compared to 10.6% and 10.5%, as of December 31, 2024.

The following table presents certain selected information regarding MMLC II’s investment portfolio (excluding investments in money market funds, if any):

As of
	March 31, 2025	December 31, 2024
Number of portfolio companies	86	85
Percentage of performing debt bearing a floating rate(1)	100.0%	100.0%
Percentage of performing debt bearing a fixed rate(1)(2)	—%	—%
Weighted average leverage (net debt/EBITDA)(3)	5.8x	5.8x
Weighted average interest coverage(3)	1.8x	1.8x
Median EBITDA(3)	$93.04 million	$92.35 million

(1)	Measured on a fair value basis. Excludes investments, if any, placed on non-accrual.
(2)	Includes income producing preferred stock investments, if applicable.
(3)

For a particular portfolio company, MMLC II calculates the level of contractual indebtedness net of cash (“net debt”) owed by the portfolio company and compares that amount to measures of cash flow available to service the net debt. To calculate net debt, MMLC II includes debt that is both senior and pari passu to the tranche of debt owned by MMLC II but exclude debt that is legally and contractually subordinated in ranking to the debt owned by MMLC II. MMLC II believes this calculation method assists in describing the risk of its portfolio investments, as it takes into consideration contractual rights of repayment of the tranche of debt owned by MMLC II relative to other senior and junior creditors of a portfolio company. MMLC II typically calculates cash flow available for debt service at a portfolio company by taking EBITDA for the trailing twelve-month period. Weighted average net debt to EBITDA is weighted based on the fair value of MMLC II’s debt investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

For a particular portfolio company, MMLC II also calculates the level of contractual interest expense owed by the portfolio company and compares that amount to EBITDA (“interest coverage ratio”). MMLC II believes this calculation method assists in describing the risk of MMLC II’s portfolio investments, as it takes into consideration contractual interest obligations of the portfolio company. Weighted average interest coverage is weighted based on the fair value of MMLC II’s performing debt investments, excluding investments where interest coverage may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Median EBITDA is based on MMLC II’s debt investments, excluding investments where net debt to EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue.

Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the reported end date. Statistics of the portfolio companies have not been independently verified by MMLC II and may reflect a normalized or adjusted amount.

As of March 31, 2025 and December 31, 2024, investments where net debt to EBITDA may not be the appropriate measure of credit risk represented 20.8% and 20.4% of total debt investments at fair value.

GSAM monitors the financial trends of each portfolio company on an ongoing basis to determine each is meeting its respective business plan and to assess the appropriate course of action for each portfolio company. GSAM has several methods of evaluating and monitoring the performance and fair value of MMLC II’s investments, which may include: (i) assessment of success in adhering to the portfolio company’s business plan and compliance with covenants; (ii) periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments; (iii) comparisons to MMLC II’s other portfolio companies in the industry, if any; (iv) attendance at and participation in board meetings or presentations by portfolio companies; and (v) review of monthly and quarterly financial statements and financial projections of portfolio companies.

As part of the monitoring process, GSAM also employs an investment rating system to categorize MMLC II‘s investments. In addition to various risk management and monitoring tools, GSAM grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to MMLC II’s initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The grading system for MMLC II’s investments is as follows:

•

Grade 1 investments involve the least amount of risk to MMLC II’s initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit;

•

Grade 2 investments involve a level of risk to MMLC II’s initial cost basis that is similar to the risk to MMLC II’s initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to MMLC II’s ability to ultimately recoup the cost of its investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 2;

•

Grade 3 investments indicate that the risk to MMLC II’s ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due; and

•

Grade 4 investments indicate that the risk to MMLC II’s ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 4, in most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that MMLC II will not recoup its initial cost basis and may realize a substantial loss of its initial cost basis upon exit.

GSAM grades the investments in MMLC II’s portfolio at least quarterly and it is possible that the grade of a portfolio investment may be reduced or increased over time. For investments graded 3 or 4, GSAM enhances its level of scrutiny over the monitoring of such portfolio company. The following table shows the composition of MMLC II’s portfolio (excluding investments in money market funds, if any) on the 1 to 4 grading scale:

	March 31, 2025		December 31, 2024
Investment Performance Rating	Fair Value	Percentage of Total	Fair Value	Percentage of Total
	(in millions)		(in millions)
Grade 1	$10.35	1.2%	$—	—%
Grade 2	874.05	98.1	856.78	100.0
Grade 3	6.51	0.7	—	—
Grade 4	—	—	—	—

Total Investments	$890.91	100.0%	$856.78	100.0%

The increase in investments with a Grade 1 investment performance rating was driven by an investment with an aggregate fair value of $10.35 million being upgraded to Grade 1 from a Grade 2 investment performance rating due to potential exits. The increase in investments with a Grade 3 investment performance rating was driven by an investment with an aggregate fair value of $6.51 million being downgraded to Grade 3 from a Grade 2 investment performance rating due to financial underperformance.

The following table shows the amortized cost of MMLC II’s performing and non-accrual investments (excluding investments in money market funds, if any):

	As of
	March 31, 2025		December 31, 2024
	Amortized Cost	Percentage of Total	Amortized Cost	Percentage of Total
	(in millions)		(in millions)
Performing	$891.30	100.0%	$856.85	100.0%
Non-accrual	—	—	—	—

Total Investments	$891.30	100.0%	$856.85	100.0%

Investments are placed on non-accrual status when it is probable that principal, interest or dividends will not be collected according to the contractual terms. Accrued interest or dividends generally are reversed when an investment is placed on non-accrual status. Interest or dividend payments received on non-accrual investments may be recognized as income or applied to principal depending upon management’s judgment. MMLC II may make exceptions to this treatment if the loan has sufficient collateral value and is in the process of collection. Non-accrual investments are restored to accrual status when past due principal and interest or dividends are paid and, in management’s judgment, principal and interest or dividend payments are likely to remain current.

The following table shows MMLC II’s investment activity by investment type(1):

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
	($ in millions)
Amount of investments committed at cost:
First Lien/Senior Secured Debt	$48.43	$131.36

First Lien/Last-Out Unitranche	—	9.90

Total	$48.43	$141.26

Proceeds from investments sold or repaid:
First Lien/Senior Secured Debt	$9.76	$10.49

Total	$9.76	$10.49

Net increase in portfolio	$38.67	$130.77

Number of new portfolio companies with new investment commitments	2	8

Total new investment commitment amount in new portfolio companies	$30.06	$100.85

Average new investment commitment amount in new portfolio companies	$15.03	$12.61

Number of existing portfolio companies with new investment commitments	5	8

Total new investment commitment amount in existing portfolio companies	$18.37	$40.41

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
	($ in millions)
Weighted average remaining term for new investment commitments (in years)(2)	5.8	5.9

Percentage of new debt investment commitments at floating interest rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed interest rates(3)	—%	—%

Weighted average yield on new debt and income producing investment commitments(4)	9.5%	11.5%

Weighted average yield on new investment commitments(5)	9.5%	11.5%
Weighted average yield on debt and income producing investments sold or repaid(6)	10.1%	11.1%
Weighted average yield on investments sold or repaid(7)	10.1%	11.1%

(1)

New investment commitments are shown net of capitalized fees, expenses and original issue discount (“OID”) that occurred at the initial close. Figures for new investment commitments may also include positions originated during the period but not held at the reporting date. Figures for investments sold or repaid, excludes unfunded commitments that may have expired or otherwise been terminated without receipt of cash proceeds or other consideration.

(2)	Calculated as of the end of the relevant period and the maturity date of the individual investments.
(3)	May include preferred stock investments.
(4)

Computed based on (a) the annual actual interest rate on new debt and income producing investment commitments, divided by (b) the total new debt and income producing investment commitments. The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes investments that are on non-accrual status. The annual actual interest rate used is as of the respective quarter end date when the investment activity occurred.

(5)

Computed based on (a) the annual actual interest rate on new investment commitments, divided by (b) the total new investment commitments (including investments on non-accrual status and non-income producing investments). The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments. The annual actual interest rate used is as of the respective quarter end date when the investment activity occurred.

(6)

Computed based on (a) the annual actual interest rate on debt and income producing investments sold or paid down, divided by (b) the total debt and income producing investments sold or paid down. The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes prepayment premiums earned on exited investments and investments that are on non-accrual status.

(7)

Computed based on (a) the annual actual interest rate on investments sold or paid down, divided by (b) the total investments sold or paid down (including investments on non-accrual status and non-income producing investments). The calculation includes incremental yield earned on the “last-out” portion of the unitranche loan investments and excludes prepayment premiums earned on exited investments.

RESULTS OF OPERATIONS

MMLC II’s operating results were as follows:

Our operating results were as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Total investment income	$23.66	$15.69
Total expenses	(12.26)	(9.14)

Net investment income (loss)	11.40	6.55
Net realized gain (loss) on investments	—	(1.43)
Net unrealized appreciation (depreciation) on investments	(0.32)	4.61
Net realized and unrealized gain (losses) on foreign currency translations	(0.76)	0.55

Net realized and unrealized gains (losses)	(1.08)	3.73

Net increase (decrease) in net assets from operations	$10.32	$10.28

Net increase (decrease) in net assets from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation in the investment portfolio.

Investment Income

MMLC II’s investment income was as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Interest income	$21.86	$14.54
Payment-in-kind income	1.37	0.84
Other income	0.36	0.25
Dividend income	0.07	0.06

Total investment income	$23.66	$15.69

Investment income for the three months ended March 31, 2025 was driven by MMLC II’s deployment of capital into income producing investments.

Expenses

MMLC II’s expenses were as follows:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	($ in millions)
Interest and other debt expenses	$7.65	$5.21
Management fees	1.66	0.94
Incentive fees based on income	1.89	1.91

Incentive fees based on capital gains	—	0.26

Professional fees	0.19	0.29
Directors’ fees	0.17	0.17
Other general and administrative expenses	0.70	0.36

Total expenses	$12.26	$9.14

In the table above:

•

Interest and other debt expenses increased from $5.21 million for the three months ended March 31, 2024 to $7.65 million for the three months ended March 31, 2025. This was primarily due to an increase in the average aggregate daily borrowings from $249.76 million for the three months ended March 31, 2024 to $444.12 million for the three months ended March 31, 2025.

•

Management fees increased from $0.94 million for the three months ended March 31, 2024 to $1.66 million for the three months ended March 31, 2025, primarily driven by an increase in the size of MMLC II’s portfolio.

•

Incentive fees based on income decreased from $1.91 million for the three months ended March 31, 2024 to $1.89 million for the three months ended March 31, 2025, primarily driven by the performance of the investment portfolio.

Net Realized Gains (Losses) and Net Change in Unrealized Appreciation (Depreciation) on Investments

The net realized gains and losses on fully exited and partially exited portfolio companies consisted of the following:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	(in millions)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	$—	$(1.43)

Net realized gain (loss)	$—	$(1.43)

Any changes in fair value are recorded in change in unrealized appreciation (depreciation) on investments. Net change in unrealized appreciation (depreciation) on investments consisted of the following:

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
	($ in millions)
Unrealized appreciation	$1.89	$5.31
Unrealized depreciation	(2.21)	(0.70)

Net change in unrealized appreciation (depreciation) on investments	$(0.32)	$4.61

The change in unrealized appreciation (depreciation) on investments consisted of the following:

For the Three Months Ended
March 31, 2025
($ in millions)
Portfolio Company:
Clearcourse Partnership Acquireco Finance Limited	$0.80
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	0.27
Formulations Parent Corporation (dba Chase Corp)	0.23
Northstar Acquisition HoldCo, LLC (dba n2y)	0.18
BSI3 Menu Buyer, Inc (dba Kydia)	0.12
MerchantWise Solutions, LLC (dba HungerRush)	(0.14)
Harrington Industrial Plastics, LLC	(0.19)
Valet Waste Holdings, Inc. (dba Valet Living)	(0.19)
RPC ABC Investment Holdings LLC (dba ABC Plumbing)	(0.24)
Other, net(1)	(0.45)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	(0.71)

Total	$(0.32)

(1)	For the three months ended March 31, 2025 Other, net includes gross unrealized appreciation of $0.28 million and gross unrealized depreciation of $(0.73) million.

For the Three Months Ended March 31, 2024
($ in millions)
Portfolio Company:
Other, net(1)	$2.31
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	1.96
Computer Services, Inc.	0.26
Coding Solutions Acquisition, Inc.	0.24
Fullsteam Operations LLC	0.22
Coretrust Purchasing Group LLC	0.20
Harrington Industrial Plastics, LLC	(0.04)
Recochem, Inc	(0.05)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	(0.09)
Trader Corporation	(0.15)
Clearcourse Partnership Acquireco Finance Limited	(0.25)

Total	$4.61

(1)	For the three months ended March 31, 2024 Other, net includes gross unrealized appreciation of $2.44 million and gross unrealized depreciation of $(0.13) million.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

The primary use of existing funds and any funds raised in the future is expected to be for MMLC II’s investments in portfolio companies, cash distributions to, or stock repurchases from, MMLC II stockholders or for other general corporate purposes, including paying for operating expenses or debt service to the extent MMLC II borrows or issues senior securities.

MMLC II expects to generate cash primarily from the net proceeds of any future offerings of securities, drawdowns of capital commitments, future borrowings and cash flows from operations. To the extent MMLC II determines that additional capital would allow MMLC II to take advantage of additional investment opportunities, if the market for debt financing presents attractively priced debt financing opportunities, or if the MMLC II Board otherwise determines that leveraging MMLC II’s portfolio would be in MMLC II’s best interest and the best interests of MMLC II stockholders, MMLC II may enter into credit facilities in addition to the MMLC II Revolving Credit Facilities, or issue other senior securities. MMLC II would expect any such credit facilities may be secured by certain of MMLC II’s assets and may contain advance rates based upon pledged collateral. The pricing and other terms of any such facilities would depend upon market conditions when MMLC II enters into any such facilities as well as the performance of MMLC II’s business, among other factors. As a BDC, with certain limited exceptions, MMLC II is only permitted to borrow amounts such that MMLC II’s asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). See “—Key Components of Operations—Leverage.” As of March 31, 2025 and December 31, 2024, MMLC II’s asset coverage ratio based on the aggregate amount outstanding of its senior securities (which includes the MMLC II Revolving Credit Facilities) was 201% and 205%. MMLC II may also refinance or repay any of its indebtedness at any time based on its financial condition and market conditions.

MMLC II may enter into investment commitments through signed commitment letters that may ultimately become investment transactions in the future. MMLC II regularly evaluates and carefully considers its unfunded commitments using GSAM’s proprietary risk management framework for the purpose of planning its capital resources and ongoing liquidity, including its financial leverage.

An affiliate of GSAM made a capital commitment to MMLC II of $100 on October 29, 2021 (commencement of operations) and served as the MMLC II Initial Member. MMLC II cancelled the MMLC II Initial Member’s interest in it on November 23, 2021, the first date on which investors (other than the MMLC II Initial Member) made their initial capital contribution to purchase shares of MMLC II Common Stock. On October 4, 2021, MMLC II began accepting Subscription Agreements from investors acquiring common shares in its private offering, pursuant to which investors made a Commitment to purchase shares of MMLC II Common Stock for an aggregate purchase price equal to the Commitment. Under the terms of the Subscription Agreements, each investor is required to make a capital contribution up to the undrawn amount of their capital commitment to purchase shares each time MMLC II delivers a drawdown notice at least five business days (measured from the date MMLC II sends such notice by mail or electronically, as applicable, rather than the date such notice is received) prior to the required funding date. MMLC II held a limited number of closings subsequent to the Initial Closing Date. The final date on which MMLC II accepted Subscription Agreements was March 24, 2023.

As of the dates indicated, MMLC II had aggregate capital commitments and undrawn capital commitments from investors as follows:

	March 31, 2025			December 31, 2024
	Capital Commitments ($ in millions)	Unfunded Capital Commitments ($ in millions)	% of Capital Commitments Funded	Capital Commitments ($ in millions)	Unfunded Capital Commitments ($ in millions)	% of Capital Commitments Funded
Common Stock	$545.50	$95.61	82%	$545.50	$95.61	82%

MMLC II did not issue a capital drawdown for the three months ended March 31, 2025 and 2024.

Contractual Obligations

MMLC II has entered into certain contracts under which it has future commitments. Payments under the Investment Management Agreement, pursuant to which GSAM has agreed to serve as MMLC II’s Adviser, are equal to (1) a percentage of value of MMLC II’s average gross assets and (2) a two-part incentive fee. Under the MMLC II Administration Agreement, pursuant to which the MMLC II Administrator has agreed to furnish MMLC II with the administrative services necessary to conduct its day-to-day operations, MMLC II pays the MMLC II Administrator such fees as may be agreed between MMLC II and the MMLC II Administrator that MMLC II determines are commercially reasonable in its sole discretion. Either party or the stockholders, by a vote of a majority of MMLC II’s outstanding voting securities, may terminate the Investment Management Agreement without penalty on at least 60 days’ written notice to the other party. Either party may terminate the Administration Agreement without penalty upon at least 30 days’ written notice to the other party. The following table shows MMLC II’s contractual obligations as of March 31, 2025:

	Payments Due by Period ($ in millions)
	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years
BoA Revolving Credit Facility	$—	$—	$—	$—	$—
Truist Revolving Credit Facility(1)	$455.74	$—	$—	$455.74	$—

(1)

MMLC II may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of March 31, 2025, MMLC II had outstanding borrowings denominated in USD of $419.00 million, in GBP of GBP 14.92 million, in CAD of CAD 6.75 million, in EUR of EUR 3.44 million and in AUD of AUD 14.50 million.

MMLC II BoA Revolving Credit Facility

MMLC II entered into a revolving credit agreement (as amended, restated, supplemented or otherwise modified from time to time, the “MMLC II BoA Revolving Credit Facility” and together with the MMLC II Truist Revolving Credit Facility, the “MMLC II Revolving Credit Facilities”) on November 26, 2021 with Bank of America, N.A., as administrative agent, lead arranger, letter of credit issuer and a lender, as amended and supplemented from time to time.

Subject to availability under the “Borrowing Base” (as defined by the MMLC II BoA Revolving Credit Facility), the MMLC II BoA Revolving Credit Facility permitted MMLC II to borrow up to $30 million as of March 31, 2025. The Borrowing Base was calculated based on the unfunded capital commitments of the investors meeting various eligibility requirements (subject to investor concentration limits) multiplied by specified advance rates. The MMLC II BoA Revolving Credit Facility matured on May 22, 2025, on which date MMLC II did not have any outstanding borrowings under the facility and the facility was terminated pursuant to its terms.

Under the MMLC II BoA Revolving Credit Facility, MMLC II had the ability to elect Daily Simple SOFR, Term SOFR, the applicable alternative currency rate, or the alternate base rate at the time of drawdown, and loans could be converted from one rate to another at any time, subject to certain conditions. The interest rate on obligations under the MMLC II BoA Revolving Credit Facility was (A) the prevailing Daily Simple SOFR, Term SOFR for the applicable interest period or the applicable alternative currency rate, in each case, plus any applicable credit spread adjustment (which was zero for Daily Simple SOFR and 1-month Term SOFR), plus 2.85% per annum, or (B) an alternate base rate (the greatest of (i) the Prime Rate plus 1.85% per annum, (ii) the Federal Funds Rate plus 0.50% plus 1.85% per annum, and (iii) Term SOFR with a one-month tenor plus 1.00%). MMLC II paid (x) a 0.35% annualized fee if the facility utilization was equal to or greater than 50% of the maximum commitment and (y) a 0.45% annualized fee if the facility utilization was less than 50% of the maximum commitment, in each case, on a quarterly basis on committed but undrawn amounts under the MMLC II BoA Revolving Credit Facility.

MMLC II Truist Revolving Credit Facility

MMLC II entered into the MMLC II Truist Revolving Credit Facility on February 28, 2023 with, among others, Truist Bank, as administrative agent, lead arranger, letter of credit issuer and lender, which has been amended and supplemented from time to time.

The MMLC II Truist Revolving Credit Facility is a multicurrency facility, and as of March 31, 2025, total outstanding revolving commitments under the MMLC II Truist Revolving Credit Facility were $555 million and term loans under the Truist Revolving Credit Facility were $25 million for an aggregate amount of $580 million. The MMLC II Truist Revolving Credit Facility also has an accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the MMLC II Truist Revolving Credit Facility to $750 million. Commitments under the MMLC II Truist Revolving Credit Facility may be repaid and reborrowed until the end of the revolving availability period, which ends on May 30, 2028. Any amounts borrowed under the MMLC II Truist Revolving Credit Facility will mature, and all accrued and unpaid interest will be due and payable, on May 30, 2029.

Borrowings denominated in USD, including amounts drawn in respect of letters of credit, bear interest (at MMLC II’s election) of either (i) Term SOFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus an additional 0.10% credit adjustment spread, or (ii) an alternate base rate, which is the highest of (x) Prime Rate in effect on such day, (y) Federal Funds Effective Rate for such day plus 1/2 of 1.00% and (z) Term SOFR for an interest period of one (1) month plus 1.00%, plus a margin of either 1.00% or 0.75% (subject to certain gross borrowing base conditions). Borrowings denominated in non-USD bear interest of the applicable term benchmark rate or daily simple RFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus, in the case of borrowings denominated in GBP only, an additional 0.0326% credit adjustment spread or 0.1193% credit adjustment spread, for 1-month tenor and 3-months tenor borrowings, respectively. With respect to borrowings denominated in USD, MMLC II may elect either Term SOFR, or an alternative base rate at the time of borrowing, and such borrowings may be converted from one benchmark to another at any time, subject to certain conditions.

Off-Balance Sheet Arrangements

MMLC II may become a party to investment commitments and to financial instruments with off-balance sheet risk in the normal course of MMLC II’s business to fund investments and to meet the financial needs of its portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of March 31, 2025, MMLC II believed that it had adequate financial resources to satisfy its unfunded commitments. MMLC II’s unfunded commitments to provide funds to portfolio companies were as follows:

	As of	As of
	March 31, 2025	December 31, 2024
	(in millions)
Unfunded Commitments
First Lien/Senior Secured Debt	$196.37	$190.72
First Lien/Last-Out Unitranche	8.98	10.15

Total	$205.35	$200.87

HEDGING

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, MMLC II may enter into hedging transactions in a manner consistent with the SEC guidance. To the extent that any of MMLC II’s loans are denominated in a currency other than U.S. dollars, MMLC II may enter into currency hedging contracts to reduce its exposure to fluctuations in currency exchange rates. MMLC II may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by MMLC II. GSAM has claimed relief from CFTC registration and regulation as a commodity pool operator pursuant to CFTC Rule 4.5 with respect to MMLC II’s operations, with the result that MMLC II will be limited in its ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, CFTC Rule 4.5 imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of MMLC II’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of MMLC II’s portfolio. Moreover, MMLC II anticipates entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of CFTC Rule 4.5.

Rule 18f-4 under the Investment Company Act includes limitations on the ability of a BDC (or a RIC) to use derivatives and other transactions that create future payment or delivery obligations (including reverse repurchase agreements and similar financing transactions). Under the rule, BDCs that make significant use of derivatives are subject to a value-at-risk leverage limit, a derivatives risk management program, testing requirements and requirements related to board reporting. These new requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Under the rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Under Rule 18f-4, when MMLC II trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, MMLC II needs to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating its asset coverage ratio. MMLC II currently operates as a “limited derivatives user” and these requirements may limit MMLC II’s ability to use derivatives and/or enter into certain other financial contracts.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

MMLC II’s discussion and analysis of its financial condition and results of operations are based upon MMLC II’s consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. In addition to the discussion below, MMLC II’s critical accounting policies are further described in the notes to the consolidated financial statements.

MMLC II considers the most significant accounting policies to be those related to its Investments, Revenue Recognition, Non-Accrual Investments, Distributions, and Income Taxes. MMLC II considers the most significant critical estimate to be the fair value measurement of investments.

Fair Value Measurement of Investments

Consistent with GAAP and the Investment Company Act, MMLC II conducts a valuation of its investments, pursuant to which its NAV is determined. MMLC II’s investments are valued on a quarterly basis, or more frequently if required under the Investment Company Act. The determination of fair value involves subjective judgments and estimates. The majority of investments are not quoted or traded in an active market and as such their fair values are determined using valuation techniques, primarily discounted cash flows, market multiples, and recent comparable transactions. The most significant inputs in applying the discounted cash flow approach and the market multiples approach are the selected discount rates and multiples, respectively. The selection of these inputs is based on a combination of factors that are specific to the underlying portfolio companies such as financial performance and certain factors that are observable in the market such as current interest rates and comparable public company trading multiples. Accordingly, the notes to MMLC II’s consolidated financial statements express the uncertainty with respect to the possible effect of these valuations and any change in these valuations on the consolidated financial statements.

RECENT DEVELOPMENTS

MMLC II filed an application for a new exemptive order from the SEC that would supersede MMLC II’s prior exemptive relief and permit MMLC II to co-invest with the Accounts, under a more streamlined co-investment process that contains fewer conditions than the prior exemptive relief. The Relief requires the majority of MMLC II’s Independent Directors to make the conclusions outlined previously (see Note 3 “Significant Agreements and Related Party Transactions—Co-Investment Activity” in MMLC II’s consolidated financial statements included in this proxy statement) in connection with co-investment transactions in a more limited set of circumstances than the prior exemptive relief, while requiring the MMLC II Board to maintain oversight of MMLC II’s participation in the co-investment program. On April 25, 2025, the SEC issued a notice to MMLC II relating to the Relief, pursuant to which the Relief was granted at the expiration of the notice period on May 21, 2025.

On May 7, 2025, the MMLC II Board declared a distribution equal to an amount up to MMLC II’s taxable earnings per share, including net investment income (if positive) for the period beginning April 1, 2025 through June 30, 2025, which will be payable on or around July 29, 2025 to MMLC II shareholders of record as of July 2, 2025.

MANAGEMENT OF MMLC II

MMLC II’s business and affairs are managed under the direction of the MMLC II Board. The MMLC II Board consists of six members, five of whom are MMLC II Independent Directors. “MMLC II Independent Directors” are directors who (1) are not deemed to be “interested persons,” of MMLC II (as defined in the Investment Company Act), (2) meet the definition of “independent directors” under the corporate governance standards of the NYSE and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act.

The MMLC II Board elects MMLC II’s officers, who serve at the discretion of the MMLC II Board. The responsibilities of the MMLC II Board include oversight of the quarterly valuation of MMLC II’s assets, corporate governance activities, oversight of MMLC II’s financing arrangements and oversight of MMLC II’s investment activities.

The MMLC II Board’s role in MMLC II’s management is one of oversight. Oversight of MMLC II’s investment activities extends to oversight of the risk management processes employed by GSAM as part of its day-to-day management of MMLC II’s investment activities. The MMLC II Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of GSAM as necessary and periodically requesting the production of risk management reports or presentations. The goal of the MMLC II Board’s risk oversight function is to ensure that the risks associated with MMLC II’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. The MMLC II Board’s oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of MMLC II’s investments. The MMLC II Board oversees the quarterly valuation of MMLC II’s assets.

The MMLC II Board has established a Governance and Nominating Committee (the “MMLC II Governance and Nominating Committee”), Compliance Committee (the “MMLC II Compliance Committee”), Contract Review Committee (the “MMLC II Contract Review Committee”) and Audit Committee (the “MMLC II Audit Committee”). The scope of each committee’s responsibilities is discussed in greater detail below.

The MMLC II Board does not currently intend to establish a compensation committee because MMLC II’s executive officers do not receive any direct compensation from MMLC II. It is the responsibility of the MMLC II Independent Directors to review their own compensation and recommend to all of the directors the appropriate level of compensation.

Timothy Leach, an Independent Director, serves as Chair of the MMLC II Board. The MMLC II Board believes that it is in the best interests of MMLC II stockholders for Mr. Leach to lead the MMLC II Board because of his familiarity with MMLC II’s portfolio companies, his broad corporate background and experience with financial and investment matters, as described below. Mr. Leach generally acts as a liaison between MMLC II’s management, officers and attorneys between meetings of the MMLC II Board and presides over all executive sessions of the MMLC II Independent Directors without management. The MMLC II Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The MMLC II Board also believes that its size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the MMLC II Board.

The MMLC II Board had four formal meetings in 2024. Each director that was a member of the MMLC II Board during the fiscal year ended December 31, 2024 attended at least 75% of the aggregate number of meetings of the MMLC II Board and of the respective committees on which he or she served. To promote effectiveness of the MMLC II Board, directors are strongly encouraged to attend regularly scheduled MMLC II Board meetings in person.

MMLC II Board of Directors and Executive Officers

Directors

Name and Age(1)	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships
Independent Directors

Timothy J. Leach (69)	Chairman of the Board of Directors and Director since August 2020	Mr. Leach is retired. He is Chairman, MN8 Energy Inc. (2020–Present). Chairman of the Board of Directors—MMLC II; GS BDC, a publicly traded business development company; and GSCR.	GS BDC; GSCR; MN8 Energy, Inc.

Karole Dill Barkley (64)	Director since November 2021

Ms. Dill Barkley is retired. She is Director, CariGenetics Holdings, Limited (2023–Present). She was previously Director, Smithsonian Institution–Archives of American Art (2017–2021) and Vice President, Wholesale Credit Risk Insurance Department of J.P. Morgan (2017–2021).

Director— MMLC II and West Bay, a privately offered business development company.

West Bay; CariGenetics Holdings, Limited

Carlos E. Evans (73)	Director since August 2020

Mr. Evans is retired. He is Chairman, Highwoods Properties, Inc. (2018–Present); Director, National Coatings and Supplies Inc. (2015–Present); Director, Warren Oil Company, LLC (2016–Present); Director, American Welding & Gas Inc. (2015–Present); and Director, Johnson Management (2015–Present). He was formerly Director, Sykes Enterprises, Inc. (2016–2021).

Director— MMLC II; GS BDC; and GSCR; Chairman of the Board of Directors—West Bay.

GS BDC; GSCR; West Bay; Highwoods Properties, Inc.; National Coatings and Supplies Inc.; Warren Oil Company, LLC; American Welding & Gas Inc.; Johnson Management

Tracy Grooms (66)	Director since November 2021

Ms. Grooms is retired. She is Director, EverBank (2023–Present) and Director, Charleston Symphony Orchestra (2020–Present). She was previously Director, Rabobank, N.A. (2018–2019) and Member, Board of Advisors, McColl School of Business–Queens University of Charlotte (2019–2023).

Director— MMLC II and West Bay.

West Bay; EverBank; Charleston Symphony Orchestra

Name and Age(1)	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships

Richard A. Mark (72)	Director since August 2020	Mr. Mark is retired. He is Director, Viatris Inc. (2020–Present); and Director, Home Centered Care Institute (2021–Present). He was formerly Director, Almost Home Kids (2016–2021) and Director, Mylan N.V. (2019–2020). Director—MMLC II; GS BDC; and GSCR.	GS BDC; GSCR; Viatris Inc.; Home Centered Care Institute

Interested Directors*

Katherine (“Kaysie”) P. Uniacke (64)	Director since August 2020

Ms. Uniacke is Chair of the Board—GSAM International (2013–Present) and Advisory Director—Goldman Sachs (2013–Present). She was formerly Director—Goldman Sachs Dublin and Luxembourg family of funds (2013–2023).

Director—MMLC II; GS BDC; GSCR; and West Bay; Chairman of the Board of Directors—SCH, a privately offered business development company; GS PMMC II, a privately offered business development company; and PSLF, a privately offered business development company.

GSAM International; GS BDC; SCH; GS PMMC II; PSLF; GSCR; West Bay

*

Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by GS Group Inc.. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the adviser, administrator and/or distributor.

(1)	Each nominee and director may be contacted by writing to the nominee or director, c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.

Executive Officers

Set forth below is certain information about MMLC II’s executive officers who are not directors:

Name	Age	Position	Officer Since
Alex Chi(1)	52	Co-Chief Executive Officer and Co-President	2022
David Miller(2)	55	Co-Chief Executive Officer and Co-President	2022
Stanley Matuszewski	39	Chief Financial Officer and Treasurer	2023
John Lanza	55	Principal Accounting Officer	2023
Julien Yoo	54	Chief Compliance Officer	2020
Caroline Kraus	48	Chief Legal Officer and Secretary	2020
Tucker Greene(3)	50	Chief Operating Officer	2022
Matthew Carter	38	Vice President	2025
Justin Betzen	45	Vice President	2022
Greg Watts	49	Vice President	2022
Jennifer Yang	41	Vice President	2022

(1)	On July 15, 2025, Alex Chi notified MMLC II of his intention to resign from his position as Co-Chief Executive Officer and Co-President of MMLC II. Mr. Chi will cease serving as the Co-Chief Executive

Officer and Co-President of MMLC II, effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine. On July 18, 2025, the MMLC II Board appointed Vivek Bantwal, age 48, as Co-Chief Executive Officer of MMLC II, effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine.
(2)	Effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine, David Miller will cease serving as Co-President of MMLC II.
(3)

On July 18, 2025, the MMLC II Board appointed Tucker Greene as President of MMLC II, effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine. Mr. Greene will also continue serving in his role as Chief Operating Officer of MMLC II.

The address for each executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Independent Directors

Karole Dill Barkley. Ms. Dill Barkley has served on the MMLC II Board since November 2021. She also serves on the Board of Directors of West Bay. Ms. Dill Barkley is retired. Prior to her retirement in March 2021, Ms. Dill Barkley served as a Vice President in the Wholesale Credit Risk Insurance Department of J.P. Morgan. Prior to joining J.P. Morgan, Ms. Dill Barkley served in executive roles at Sweet Harlem Ventures and Sweet Harlem Pop. Ms. Dill Barkley also served in a variety of senior positions in the financial services sector at Standard and Poor’s Rating Services, Bank of Bermuda (New York) Limited, Union Bank of Switzerland, and Algemene Bank Nederland N.V. She previously served on the Board of Directors for the Smithsonian Institution, Archives of American Art, the Abyssinian Fund, the Bermuda Artworks Foundation and the Harvard Club of New York City. Ms. Dill Barkley currently serves on the Board of Directors for CariGenetics Holdings Ltd. MMLC II believes Ms. Dill Barkley’s numerous management positions and broad experiences in the financial services sector provide her with skills and valuable insight in handling complex financial transactions and issues.

Carlos E. Evans. Mr. Evans is retired. Mr. Evans has served on the MMLC II Board since August 2020. He also serves on the Board of Directors of GS BDC, GSCR and West Bay. Mr. Evans is currently chairperson of the Board of Directors of Highwoods Properties, Inc., a real estate investment trust, where he serves as chairperson of the Compensation/Governance Committee and as a member of the Executive Committee. He previously served as chairman of the Compensation/Governance Committee of Highwoods Properties, Inc. Prior to his retirement in 2014, Mr. Evans worked for Wells Fargo Bank, most recently serving as executive vice president and group head of the eastern division of Wells Fargo commercial banking. From 2006 until Wachovia Corporation’s merger with Wells Fargo in 2009, Mr. Evans served as wholesale banking executive and an executive vice president for the Wachovia general banking group. Previously, he held senior management positions with First Union National Bank and with Bank of America and its predecessors, including NationsBank, North Carolina National Bank and Bankers Trust of South Carolina, which he joined in 1973. Mr. Evans is chairman emeritus of the board of Spoleto Festival USA and was previously chairman of the board of the Medical University of South Carolina Foundation. Mr. Evans serves on the boards of four private companies, National Coatings and Supplies Inc., Warren Oil Company, LLC, American Welding & Gas Inc. and Johnson Management. He also previously served on the Board of Directors of Sykes Enterprises, Incorporated, an international provider of outsourced customer contact management services. Based on the foregoing, Mr. Evans is experienced with financial and investment matters, which MMLC II believes makes him well qualified to serve on the MMLC II Board.

Tracy Grooms. Ms. Grooms has served on the MMLC II Board since November 2021. She also serves on the Board of Directors of West Bay. Ms. Grooms is retired. Prior to her retirement in 2013, Ms. Grooms worked for Bank of America, most recently serving as chief compliance officer for the Bank of America Consumer Group. Prior to serving as chief compliance officer, Ms. Grooms held a variety of senior leadership roles during her 30-year career. From 1993 to 2000, Ms. Grooms served as divisional chief financial officer for numerous businesses and acquisitions, including the acquisition of legacy BankAmerica. From 2001 to 2004, Ms. Grooms served as chief operating officer for the Small Business division and, from 2005 to 2010 she led the Student Lending and Checking/Payments business. From 2013 to 2016, Ms. Grooms was the Undergraduate Director of the McColl School of Business where she led the formation of a banking concentration within the university’s undergraduate finance degree program. From 2018 to 2019, Ms. Grooms served on the Board of Directors Rabobank, N.A. (“Rabobank”), the U.S. national bank subsidiary of Rabobank, Netherlands and as chair of Rabobank’s compliance committee and a member of its audit committee until its sale. She currently serves as an EverBank Independent Director, risk and nominating/governance committee member and chairs the audit committee. Ms. Grooms serves on the Charleston Symphony Board of Directors and the Executive Committee. Ms. Grooms is directorship certified through NACD (NACD.DC) and has sustained her certification requirements. Based on the foregoing, Ms. Grooms is experienced with financial investment matters, which MMLC II believes makes her well qualified to serve on the Board of Directors.

Timothy J. Leach. Mr. Leach is retired. Mr. Leach has served as Chair of the MMLC II Board since August 2020. He also serves as a member and Chairperson of the Board of Directors of GS BDC and GSCR. Mr. Leach has served as Chairperson of the Board of Directors of MN8 Energy Inc. (f/k/a Goldman Sachs Renewable Power LLC), a renewable energy producer, since 2021. From 2008 until his retirement in July 2016, Mr. Leach served as chief investment officer of US Bank Wealth Management. Prior to joining US Bank, Mr. Leach held senior management positions with U.S. Trust Company and various investment advisers and asset managers, including Wells Fargo Private Investment Advisors, Wells Fargo Alternative Asset Management, ABN Amro Global Asset Management, ABN Amro Asset Management (USA) and Qualivest Capital Management. Based on the foregoing, Mr. Leach is experienced with financial and investment matters, which MMLC II believes makes him well qualified to serve on the MMLC II Board.

Richard A. Mark. Mr. Mark is retired. Mr. Mark has served on the MMLC II Board since August 2020. Mr. Mark has been designated as the MMLC II Board’s “audit committee financial expert” given his extensive accounting and finance experience. Mr. Mark serves as the chair of the audit committee. He also serves on the Board of Directors and as the chair of the audit committee of GS BDC and GSCR. Prior to his retirement in 2015, Mr. Mark was a partner at Deloitte & Touche LLP, most recently leading the corporate development function of the advisory business of Deloitte. Mr. Mark began his career at Arthur Andersen & Co. and held various positions with Arthur Andersen, including audit partner, before joining Deloitte in 2002. Since November 2020, Mr. Mark has served on the Board of Directors of Viatris Inc. (“Viatris”), a global pharmaceuticals company. Prior to the closing of the transaction that combined Mylan N.V. and Pfizer Inc.’s off-patent branded and generic established medicines business which resulted in the formation of Viatris, Mr. Mark served on the Board of Directors of Mylan N.V. from June 2019 until November 2020. Mr. Mark also served from July 2015 until August 2016 as chairman of the board of directors and as a member of the audit committee of Katy Industries, Inc., a manufacturer, importer and distributor of commercial cleaning and consumer storage products. Since December 2021, Mr. Mark has served on the Board of Directors of the Home Centered Care Institute, a nonprofit organization focused on scaling home-based primary care. From May 2016 to December 2021, Mr. Mark served as a Director of Almost Home Kids, an affiliate of Lurie Children’s Hospital of Chicago, which provides care to children with complicated health needs. Mr. Mark is a certified public accountant. Based on the foregoing, Mr. Mark is experienced with accounting, financial and investment matters, which MMLC II believes makes him well qualified to serve on the MMLC II Board.

Interested Directors

Kaysie Uniacke. Ms. Uniacke is the sole interested director on the MMLC II Board and has served in such capacity since August 2020. Ms. Uniacke is the chairperson of the board of Goldman Sachs Asset Management International; serves on the boards of GS BDC, SCH, GS PMMC II, PSLF, GSCR and West Bay, and is an

advisory director to GS Group Inc. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the Goldman Sachs mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke worked at Goldman Sachs from 1983 to 2012 where she was named managing director in 1997 and partner in 2002. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters, which MMLC II believes makes her well qualified to serve on the MMLC II Board.

Executive Officers

Alex Chi. Mr. Chi is the co-chief executive officer and co-president of MMLC II and has served in such capacity since March 2022. Mr. Chi is also the co-chief executive officer and co-president of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. Mr. Chi is co-head of GSAM Private Credit in the Americas. Before assuming his current role, Mr. Chi spent 25 years in Goldman Sachs’ Investment Banking Division. Mr. Chi worked in the Financial and Strategic Investors Group from 2006 to 2019, managing Goldman Sachs’ relationships with private equity and related portfolio company clients. Prior to that, Mr. Chi worked in Leveraged Finance, where he spent six years structuring and executing leveraged loan and high yield debt financings for corporate and private equity clients across industries. He also spent three years in Asia focused on mergers and acquisitions and corporate finance transactions. Mr. Chi was named managing director in 2006 and partner in 2012.

On July 15, 2025, Mr. Chi notified MMLC II of his intention to resign from his position as co-chief executive officer and co-president of MMLC II, effect on or about August 7, 2025, or such earlier date as the MMLC II Board may determine. On July 18, 2025, the MMLC II Board appointed Vivek Bantwal as co-chief executive officer of MMLC II, effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine. Mr. Bantwal was also appointed as co-chief executive officer of GSBD, SCH, GS PMMC II, PSLF, GSCR and West Bay.

Mr. Bantwal is global co-head of Private Credit within GSAM. He joined Goldman Sachs in 1999, was named managing director in 2007, and partner in 2012. Mr. Bantwal serves as a member of the Private Credit Investment Committee, Asset Management Investment Grade Private Credit and Asset Finance Investment Committee, and the Firmwide Conduct Committee. He previously held the role of Global Head of the Financing Group within Investment Banking and co-chaired the Firmwide Capital Committee. Before that, he was Chief Operating Officer of the Global Markets Division. Earlier in his career, Mr. Bantwal co-headed the Americas Credit Finance Group, where he managed the firm’s Leveraged Finance and Structured Finance businesses. Mr. Bantwal also contributes to several organizations, including serving on the Undergraduate Executive Board of the Wharton School at the University of Pennsylvania, the Leadership Council of the Mindich Child Health and Development Institute at Mount Sinai, and the board of the American India Foundation. Mr. Bantwal earned a BS in Economics from the Wharton School of the University of Pennsylvania.

David Miller. Mr. Miller is the co-chief executive officer and co-president of MMLC II and has served in such capacity since March 2022. Mr. Miller is also the co-chief executive officer and co-president of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. Mr. Miller is co-head of GSAM Private Credit in the Americas. He has spent his nearly 30-year career as an investor in middle market companies and has originated billions of dollars in commitments across all industries to companies in various stages of the lifecycle. In 2004, he co-founded Goldman Sachs’ middle market origination effort investing primarily firm capital and has led that business since 2013. Prior to joining Goldman Sachs in 2004, Mr. Miller was senior vice president of originations for GE Capital, where he was responsible for structuring and originating loans in the media and telecommunications sectors. Previously, Mr. Miller was a director at SunTrust Bank, responsible for originating and managing a portfolio of middle market loans. Mr. Miller was named managing director in 2012 and partner in 2014. Effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine, Mr. Miller will cease serving as co-president of MMLC II. On or about August 7, 2025, Mr. Miller will also cease serving as copresident of GSBD, SCH, GS PMMC II, PSLF, GSCR and West Bay. Mr. Miller will continue to serve as co-chief executive officer of MMLC II, GSBD, SCH, GS PMMC II, PSLF, GSCR and West Bay.

Tucker Greene. Mr. Greene is the Chief Operating Officer of MMLC II and has served in such capacity since May 2023. Mr. Greene is also the Chief Operating Officer of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. Mr. Greene previously served as a Vice President of MMLC II from August 2022 to May 2023, and also previously served as a vice president of GS BDC, SCH, GS PMMC II, PSLF, and GSCR. In addition, he is a managing director in GSAM Private Credit. He is a senior portfolio manager focused on fund management. Prior to his current role, Mr. Greene was a senior originator and underwriter in GSAM Private Credit. Mr. Greene joined Goldman Sachs in 2004 in the Specialty Lending Group, primarily investing firm capital in directly originated middle market loans. Prior to joining Goldman Sachs, Mr. Greene worked at GE Capital, focusing on underwriting loans in the media and telecommunications sector. Mr. Greene was named managing director in 2021. On July 18, 2025, the MMLC II Board appointed Mr. Greene as President of MMLC II, effective on or about August 7, 2025, or such earlier date as the MMLC II Board may determine. Mr. Greene was also appointed as President of GSBD, SCH, GS PMMC II, PSLF, GSCR and West Bay, effective on or about August 7, 2025, and will continue serving in his role as Chief Operating Officer of MMLC II and each of GSBD, SCH, GS PMMC II, PSLF, GSCR and West Bay.

Stanley Matuszewski. Mr. Matuszewski is the Chief Financial Officer and Treasurer of MMLC II and has served in such capacity since November 2023. Mr. Matuszewski is also the Chief Financial Officer and Treasurer of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. He is a Vice President within the Private Credit Group of GSAM. Prior to his role, he managed the Business Development Companies Asset Management Product Controllers team within the Controllers Division, which is responsible for valuation oversight. Prior to joining Goldman Sachs & Co. LLC in 2013, he worked at Morgan Stanley in the Valuation Review Group.

John Lanza. Mr. Lanza is the Principal Accounting Officer of MMLC II and has served in such capacity since November 2023. Mr. Lanza is also the Principal Accounting Officer of GS BDC, SCH, GS PMMC II, PSLF, and GSCR. Mr. Lanza has held several positions with GSAM. Mr. Lanza currently manages the Business Development Companies and Direct Hedge Funds Asset Management Fund Controllers teams, which are responsible for accounting and financial reporting oversight. He previously served as the head of Operational Risk and Governance in the Consumer and Wealth Management Division. Prior to that, Mr. Lanza was the global head of Regulatory Reform and Control Oversight and before that he managed the GSAM Alternative Investments Global Fund Services Group.

Julien Yoo. Ms. Yoo is the Chief Compliance Officer of MMLC II and has served in such capacity since August 2020. Ms. Yoo is also the Managing Director of GSAM Compliance, Head of the U.S. Regulatory Compliance team with GSAM Compliance, and Chief Compliance Officer of GS BDC, SCH, GS PMMC II, PSLF, GSCR and West Bay. Ms. Yoo joined Goldman Sachs in 2013. Prior to joining Goldman Sachs, Ms. Yoo was a Vice President in the legal department of Morgan Stanley Investment Management. Prior to joining Morgan Stanley, she was an associate at Shearman & Sterling, LLP and at Swidler Berlin Shereff Friedman, LLP.

Caroline Kraus. Ms. Kraus is the Chief Legal Officer and Secretary of MMLC II and has served in such capacity since August 2020. Ms. Kraus is also a Managing Director and Senior Counsel at GSAM and the chief legal officer and secretary of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay, as well as various other Goldman Sachs funds. Ms. Kraus joined Goldman Sachs in 2006. Prior to joining Goldman Sachs, she was an associate at Weil, Gotshal & Manges, LLP.

Justin Betzen. Mr. Betzen is a Vice President of MMLC II and has served in such capacity since August 2022. Mr. Betzen is also a Vice President of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. He is also a managing director and senior underwriter in GSAM Private Credit Americas. Mr. Betzen initially joined Goldman Sachs in 2006 as an associate and rejoined the firm as a vice president in 2013. He was named managing director in 2019. Prior to rejoining the firm, Mr. Betzen worked at Newstone Capital Partners and was focused on second lien, mezzanine and minority equity investing. Prior to initially joining Goldman Sachs, he worked at JPMorgan Chase in the Technology Corporate Banking Group and was focused on software, services and payments companies.

Matthew Carter. Mr. Carter is a Vice President of MMLC II and has served in such capacity since February 2025. Mr. Carter is also a Vice President of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. Mr. Carter is a managing director and senior underwriter in Private Credit within Asset & Wealth Management at Goldman Sachs. He leads workout and restructuring activities for the U.S. direct lending business. Mr. Carter joined Goldman Sachs in 2014 as an associate in the Specialty Lending Group within the Special Situations Group and was named managing director in 2023. Prior to joining Goldman Sachs, Mr. Carter worked in the Investment Banking Division at Barclays Capital for five years and started his career in the Private Fund Investments Group at Lehman Brothers.

Greg Watts. Mr. Watts is a Vice President of MMLC II and has served in such capacity since August 2022. Mr. Watts is also a Vice President of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. He also serves as head of underwriting and portfolio management for GSAM Private Credit in the Americas. He has spent greater than 20 years as a credit investor in middle market companies and has overseen billions of dollars of investments from origination to exit as well as a significant amount of experience in workouts and restructurings. Mr. Watts is a member of the BDC Investment Committee and the Private Credit Investment Subcommittee, which focuses on middle market lending primarily via the Goldman Sachs balance sheet. Mr. Watts joined Goldman Sachs in 2007 and was named managing director in 2015 and partner in 2022. Prior to joining Goldman Sachs, Mr. Watts spent five years with GE Capital’s Technology, Media and Telecom Finance Group as a senior vice president and risk team leader in underwriting and portfolio management. Before working at GE Capital, Mr. Watts was an associate at Investcorp International after beginning his career as an investment banking analyst in Salomon Smith Barney’s Mergers and Acquisitions Group.

Jennifer Yang. Ms. Yang is a Vice President of MMLC II and has served in such capacity since August 2022. Ms. Yang is also a Vice President of GS BDC, SCH, GS PMMC II, PSLF, GSCR, and West Bay. She is also a managing director in Credit Alternatives within GSAM, with oversight of Healthcare. She is responsible for leading and managing the healthcare investment strategy and portfolio. Ms. Yang joined Goldman Sachs in 2018 as a vice president and was named managing director in 2021. Prior to joining Goldman Sachs, Ms. Yang was an executive director at Varagon Capital Partners, where she was responsible for structuring, executing and managing credit investments in the healthcare sector. Previously, she was a vice president at Fifth Street Asset Management, focused on healthcare deal execution.

Committees of the MMLC II Board

MMLC II Audit Committee

The members of the MMLC II Audit Committee are Karole Dill Barkley, Carlos E. Evans, Tracy Grooms, Timothy J. Leach, and Richard A. Mark, each of whom is a MMLC II Independent Director and meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and none of whom is an “interested person” of MMLC II as defined in Section 2(a)(19) of the Investment Company Act. Richard A. Mark serves as Chairman of the MMLC II Audit Committee. The MMLC II Board and the MMLC II Audit Committee have determined that Richard A. Mark is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act. The MMLC II Audit Committee is responsible for overseeing matters relating to the appointment and activities of MMLC II’s auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by the independent public accountants. The MMLC II Audit Committee is also responsible for aiding the MMLC II Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available.

The MMLC II Audit Committee held four formal meetings in 2024.

MMLC II Governance and Nominating Committee

The MMLC II Governance and Nominating Committee members are Kaysie Uniacke, Karole Dill Barkley, Carlos E. Evans, Tracy Grooms, Richard A. Mark and Timothy J. Leach. Timothy J. Leach serves as the Chairman of the MMLC II Governance and Nominating Committee. The MMLC II Governance and Nominating Committee is responsible for identifying, researching and nominating Independent Directors for election by MMLC II stockholders, when necessary, selecting nominees to fill vacancies on the MMLC II Board or a committee of the MMLC II Board, developing and recommending to the MMLC II Board a set of corporate governance principles and overseeing the evaluation of the MMLC II Board and MMLC II’s management.

All candidates nominated for a MMLC II Independent Director position must meet applicable independence requirements and have the capacity to address financial and legal issues and exercise reasonable business judgment. The MMLC II Governance and Nominating Committee considers a variety of criteria in evaluating candidates (including candidates nominated by a stockholder), including (1) experience in business, financial or investment matters or in other fields of endeavor; (2) financial literacy and/or whether he or she is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K; (3) reputation; (4) ability to attend scheduled MMLC II Board and committee meetings; (5) general availability to attend to MMLC II Board business on short notice; (6) actual or potential business, family or other conflicts bearing on either the candidate’s independence or the business of MMLC II; (7) length of potential service; (8) commitment to the representation of the interests of MMLC II and the MMLC II stockholders; (9) commitment to maintaining and improving his or her skills and education; (10) experience in corporate governance and best business practices; and (11) the diversity that he or she would bring to the MMLC II Board’s composition. The MMLC II Governance and Nominating Committee will consider nominees recommended by MMLC II stockholders that are properly submitted in accordance with the MMLC II’s bylaws.

The MMLC II Governance and Nominating Committee held three formal meetings in 2024.

MMLC II Compliance Committee

The MMLC II Compliance Committee members are Kaysie Uniacke, Karole Dill Barkley, Carlos E. Evans, Tracy Grooms, Richard A. Mark and Timothy J. Leach. Timothy J. Leach serves as Chairman of the MMLC II Compliance Committee. The MMLC II Compliance Committee is responsible for overseeing MMLC II’s compliance processes, and, insofar as they relate to services provided to us, the compliance processes of GSAM, principal underwriters (if any), administrator and transfer agent, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the MMLC II Audit Committee. In addition, the MMLC II Compliance Committee provides assistance to the full Board with respect to compliance matters.

The MMLC II Compliance Committee held four formal meetings in 2024.

MMLC II Contract Review Committee

The MMLC II Contract Review Committee members are Kaysie Uniacke, Karole Dill Barkley, Carlos E. Evans, Tracy Grooms, Richard A. Mark and Timothy J. Leach. Timothy J. Leach serves as Chairman of the MMLC II Contract Review Committee. The MMLC II Contract Review Committee is responsible for overseeing the processes of the MMLC II Board for reviewing and monitoring performance under MMLC II’s investment management, placement agent (if any), underwriting (if any), transfer agency and certain other agreements with GSAM and its affiliates. The MMLC II Contract Review Committee provides appropriate assistance to the MMLC II Board in connection with the MMLC II Board’s approval, oversight and review of MMLC II’s other service providers, including MMLC II’s custodian/accounting agent, sub-transfer agents, placement agent, professional (legal and accounting) firms and printing firms.

The MMLC II Contract Review Committee held one formal meeting in 2024.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, a company’s directors and executive officers and any persons holding more than 10% of the company’s common stock are required to report their beneficial ownership and any changes therein to the SEC and the company. Specific due dates for those reports have been established, and a company is required to report in this proxy statement any failure to file such reports by those due dates. Based on MMLC II’s review of filings with the SEC and written representations furnished to MMLC II during 2024, the directors, executive officers and 10% beneficial owners filed all such reports within the specified time period.

Code of Ethics

MMLC II has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act and MMLC II has also approved GSAM’s code of ethics that it adopted in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These codes of ethics include insider trading policies and procedures that establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by us, and are reasonably designed to promote compliance with insider trading laws, rules and regulations. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements. MMLC II’s Code of Ethics is available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov.

Insider Trading Policy

MMLC II has adopted an insider trading policy governing the purchase, sale and other dispositions of MMLC II’s securities that applies to its directors, officers and other covered persons. MMLC II believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations applicable to MMLC II. While there is no insider trading policy with respect to MMLC II itself, MMLC II complies with all applicable securities laws when transacting in its own securities. MMLC II’s insider trading policy is available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. Copies may also be obtained by electronic request to publicinfo@sec.gov. MMLC II does not expect any subsequent closings and MMLC II Common Stock is subject to certain transfer restrictions, as outlined in MMLC II’s certificate of incorporation.

Code of Business Conduct and Ethics

MMLC II has adopted a Code of Business Conduct and Ethics which applies to, among others, MMLC II’s co-Chief Executive Officers and Chief Financial Officer. MMLC II intends to disclose any material amendment to or waivers of required provisions of the Code of Business Conduct and Ethics on a current report on Form 8-K.

Corporate Governance Guidelines and Director Charter

MMLC II has adopted Corporate Governance Guidelines and a Director Charter which applies to, among other things, the authority and duties of MMLC II’s directors, the composition of the MMLC II Board and the election and role of the Chair of the MMLC II Board.

Compensation of Executive Officers

None of MMLC II’s executive officers are currently compensated by MMLC II. MMLC II does not currently have any employees. MMLC II’s day-to-day operations are managed by GSAM.

Compensation of Directors

From January 1, 2023 to December 31, 2024, each MMLC II Independent Director was compensated with a unitary annual fee of $125,000, for his or her services as one of MMLC II’s directors and as a member of the MMLC II Audit Committee and MMLC II Governance and Nominating Committee. The Chair receives an additional $25,000 for his services in such capacity. The director designated as “audit committee financial expert” receives an additional $15,000 for his services in such capacity. The MMLC II Independent Directors of the MMLC II Board and each committee are also reimbursed for travel and other expenses incurred in connection with attending meetings. In addition, MMLC II purchases liability insurance on behalf of its directors. MMLC II may also pay the incidental costs of a director to attend training or other types of conferences relating to the BDC industry.

It is the responsibility of the MMLC II Independent Directors to review their own compensation and recommend to all of the directors the appropriate level of compensation. This level of compensation may be adjusted from time to time. In conducting their review, the MMLC II Independent Directors use such information as they deem relevant, including compensation paid to directors of other BDCs of similar size and the time and effort required of the directors in fulfilling their responsibilities to MMLC II.

The following table shows information regarding the compensation earned by the MMLC II Independent Directors for the fiscal year ended December 31, 2024. No compensation is paid by MMLC II to any Interested Director or executive officer of MMLC II.

	Total Compensation From MMLC II for the Year Ended December 31, 2024(1)	Total Compensation from the Goldman Sachs Fund Complex for the Year Ended December 31, 2024(2)
Interested Director
Kaysie Uniacke(3)	—	—

Independent Directors
Karole Dill Barkley	$125,000	$145,000
Carlos E. Evans	$125,000	$376,667
Tracy Grooms	$125,000	$147,667
Timothy J. Leach(4)	$150,000	$436,000
Richard A. Mark(5)	$140,000	$395,000

(1)

MMLC II did not award any portion of the fees earned by its directors in stock or options during the year ended December 31, 2024. MMLC II does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from MMLC II.

(2)	For the MMLC II Independent Directors, the Goldman Sachs Fund Complex includes MMLC II, GS BDC, SCH, GS PMMC II, PSLF, GSCR and West Bay.
(3)	Kaysie Uniacke is an Interested Director and, as such, does not receive compensation from MMLC II or the Goldman Sachs Fund Complex for her service as director or trustee.
(4)	Includes compensation as Chair of the MMLC II Board.
(5)	Includes compensation as audit committee financial expert.

No compensation will be paid to directors who are “interested persons,” as that term is defined in the Investment Company Act.

MMLC II MANAGEMENT AGREEMENTS

MMLC II Investment Management Agreement

The MMLC II Investment Management Agreement was entered into as of November 1, 2021, pursuant to which GSAM manages MMLC II’s investment program and related activities.

The MMLC II Investment Management Agreement will remain in full force and effect for two years initially and will continue for periods of one year thereafter but only so long as such continuance is specifically approved at least annually by (a) the vote of a majority of the MMLC II Independent Directors and (b) a vote of a majority of the MMLC II Board or of a majority of MMLC II’s outstanding voting securities, as defined in the Investment Company Act. The MMLC II Investment Management Agreement may, on 60 days’ written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the MMLC II Board, or by vote of a majority of MMLC II’s outstanding voting securities, on the one hand, or by GSAM, on the other hand. The MMLC II Investment Management Agreement also will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

Management Services

Pursuant to the terms of the MMLC II Investment Management Agreement, GSAM, subject to the overall supervision of the MMLC II Board, manages MMLC II’s day-to-day operations and provides investment advisory and management services to MMLC II. GSAM may also manage other investment funds and accounts that have investment programs that are similar to MMLC II’s.

Subject to compliance with applicable law and published SEC guidance, nothing contained in the MMLC II Investment Management Agreement in any way precludes, restricts or limits the activities of GSAM or any of its respective subsidiaries or affiliated parties. GSAM will keep the MMLC II Board well informed as to the identity and title of each member of the Private Credit Investment Committee and provide the MMLC II Board such other information with respect to such persons and the functioning of the Private Credit Investment Committee as the MMLC II Board may, from time to time, request.

Management Fee

Pursuant to the MMLC II Investment Management Agreement, MMLC II pays GSAM a management fee (as follows:

The management fee is payable quarterly in arrears. The management fee is equal to 0.1875% (i.e., an annual rate of 0.75%) of MMLC II’s average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of the then-current calendar quarter and the prior calendar quarter. For the avoidance of doubt, the management fee for MMLC II’s first quarter (i.e., the period beginning on the MMLC II Initial Drawdown Date and ending on the last day of the quarter in which the MMLC II Initial Drawdown Date occurred) will be equal to 0.1875% (i.e., an annual rate of 0.75%) of MMLC II’s average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of such quarter and zero. The management fee for any partial quarter will be appropriately prorated. GSAM waives a portion of its management fee payable by MMLC II in an amount equal to the management fees it earns as an investment adviser for any affiliated money market funds in which MMLC II invests.

Management fees are generally expected to be paid using available funds, in which case these payments will not reduce undrawn Commitments. However, MMLC II may draw down undrawn Commitments for management fees, and any such amounts contributed would reduce undrawn Commitments.

For the three months ended March 31, 2025, management fees amounted to $1.66 million. As of March 31, 2025, $1.66 million remained payable. For the year ended December 31, 2024, management fees amounted to $5.23 million. For the year ended December 31, 2023, Management fees amounted to $2.42 million.

Incentive Fee

Pursuant to the MMLC II Investment Management Agreement, MMLC II pays GSAM an incentive fee as follows:

The incentive fee consists of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee will be based on MMLC II’s income and a portion will be based on MMLC II’s capital gains, each as described below.

Quarterly Incentive Fee Based on Income. GSAM is entitled to receive the incentive fee based on income from MMLC II if the MMLC II Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” (as defined below) of 1.75%. For this purpose, the hurdle is computed by reference to MMLC II’s NAV and does not take into account changes in the market price of MMLC II Common Stock (if any). The incentive fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to MMLC II’s aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the MMLC II Initial Drawdown Date). MMLC II refers to such period as the “MMLC II Trailing Twelve Quarters.” However, following the occurrence (if any) of a listing, the MMLC II Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the listing, rather than the number of quarters that have occurred since the MMLC II Initial Drawdown Date).

MMLC II will pay GSAM a quarterly incentive fee based on the amount by which (A) MMLC II Ordinary Income in respect of the relevant MMLC II Trailing Twelve Quarters exceeds (B) the hurdle amount for such MMLC II Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such MMLC II Trailing Twelve Quarters is referred to as the “MMLC II Excess Income Amount.”

The “hurdle amount” for the incentive fee based on income is determined on a quarterly basis and is equal to 1.75% multiplied by MMLC II’s NAV at the beginning of each applicable calendar quarter comprising the relevant MMLC II Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which includes all issuances by MMLC II of shares of MMLC II Common Stock) and distributions that occurred during the relevant MMLC II Trailing Twelve Quarters. The incentive fee for any partial period will be appropriately prorated. The incentive fee based on income for each quarter is determined as follows:

•	No incentive fee based on income is payable to GSAM for any calendar quarter for which there is no MMLC II Excess Income Amount;

•

100% of the MMLC II Ordinary Income, if any, that exceeds the hurdle amount, but is less than or equal to an amount, which MMLC II refers to as the “MMLC II Catch-up Amount,” determined as the sum of 2.0588% (or 2.1875% in the event of a listing) multiplied by MMLC II’s NAV at the beginning of each applicable calendar quarter included in the relevant MMLC II Trailing Twelve Quarters is included in the calculation of the incentive fee based on income; and

•

15% (which will be increased to 20% in the event of a listing) of the MMLC II Ordinary Income that exceeds the MMLC II Catch-up Amount is included in the calculation of the incentive fee based on income.

The amount of the incentive fee based on income that will be paid to GSAM for a particular quarter will equal the excess of the incentive fee so calculated minus the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant MMLC II Trailing Twelve Quarters but will not exceed the MMLC II Incentive Fee Cap (as defined below).

The incentive fee based on income that is paid to GSAM for a particular quarter is subject to the MMLC II incentive fee Cap. The MMLC II incentive iee Cap for any quarter is an amount equal to (a) 15% (which will be increased to 20% in the event of a listing) of the MMLC II Cumulative Net Return (as defined below) during the relevant MMLC II Trailing Twelve Quarters minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant MMLC II Trailing Twelve Quarters.

“MMLC II Ordinary Income” means interest income, dividend income and any other income (including any accrued income that MMLC II has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that MMLC II receives from portfolio companies) accrued during the calendar quarter minus its operating expenses accrued during the calendar quarter (including the management fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the incentive fee).

“MMLC II Cumulative Net Return” means (x) the MMLC II Ordinary Income in respect of the relevant MMLC II Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant MMLC II Trailing Twelve Quarters.

If, in any quarter, the MMLC II Incentive Fee Cap is zero or a negative value, MMLC II will pay no incentive fee based on income to GSAM for such quarter. If, in any quarter, the MMLC II Incentive Fee Cap is a positive value but is less than the incentive fee based on income that is payable to GSAM for such quarter (before giving effect to the MMLC II Incentive Fee Cap) calculated as described above, MMLC II will pay an incentive fee based on income to GSAM equal to the MMLC II Incentive Fee Cap for such quarter. If, in any quarter, the MMLC II Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on income that is payable to GSAM for such quarter (before giving effect to the MMLC II Incentive Fee Cap) calculated as described above, MMLC II will pay a MMLC II Incentive Fee based on income to GSAM equal to the incentive fee calculated as described above for such quarter without regard to the MMLC II Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

The following is a graphical representation of the calculation of the incentive fee based on income prior to a listing, if any:

Incentive Fee based on Income

Percentage of MMLC II Ordinary Income comprising the incentive fee based on income (expressed as an annualized rate(1) of return on the value of net assets as of the beginning of each of the quarters included in the MMLC II Trailing Twelve Quarters)

(1)	The incentive fee is determined on a quarterly basis but has been annualized for purposes of the above diagram. The diagram also does not reflect the MMLC II Incentive Fee Cap.

The following is a graphical representation of the calculation of the incentive fee based on income following a listing:

Incentive Fee based on Income

Percentage of MMLC II Ordinary Income comprising the incentive fee based on income

(expressed as an annualized rate(1) of return on the value of net assets as of the beginning of each of the quarters included in the MMLC II Trailing Twelve Quarters)

(1)	The incentive fee is determined on a quarterly basis but has been annualized for purposes of the above diagram. The diagram also does not reflect the MMLC II Incentive Fee Cap.

Annual Incentive Fee Based on Capital Gains. The incentive fee based on capital gains is determined and paid annually in arrears at the end of each calendar year or, in the event of a listing, the date on which such event occurs. At the end of each calendar year (or the occurrence of a listing), MMLC II will pay GSAM an incentive fee equal to (A) 15% (which will be increased to 20% in the event of a listing) of the difference, if positive, of the sum of MMLC II’s aggregate realized capital gains, if any, computed net of MMLC II’s aggregate realized capital losses, if any, and MMLC II’s aggregate unrealized capital depreciation, in each case from the MMLC II Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable, minus (B) the cumulative amount of incentive fees based on capital gains previously paid to GSAM from the MMLC II Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable. For the avoidance of doubt, unrealized capital appreciation is excluded from the calculation in clause (A), above.

MMLC II will accrue, but not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. Under GAAP, MMLC II is required to accrue an incentive fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the incentive fee based on capital gains, MMLC II considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the MMLC II Investment Management Agreement. This accrual is calculated using the aggregate cumulative net realized capital gains and losses and aggregate cumulative net unrealized capital appreciation and depreciation. If such amount is positive at the end of a period, then MMLC II records a capital gains incentive fee equal to 15% (which will be increased to 20% in the event of a listing) of such amount, minus the aggregate amount of actual incentive fees based on capital gains paid in all prior periods (or, following the occurrence (if any) of a listing, in all prior periods beginning with the date on which such event occurs). If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the three months ended March 31, 2025, incentive fees based on income amounted to $1.89 million. As of March 31, 2025, $1.89 million remained payable. For the years ended December 31, 2024 and 2023, incentive fees based on income amounted to $8.11 million and $3.15 million. For the years ended December 31, 2024 and 2023, MMLC II accrued incentive fees based on capital gains under GAAP of $0 and $0.

Example of Calculation of the Incentive Fee based on Income Assumptions

Assumptions(1)

•	Quarter 1

•	Net Asset Value at the start of Quarter 1 = $100.0 million

•	Quarter 1 MMLC II Ordinary Income = $6.0 million

•	Quarter 1 Net Capital Gain = $1.0 million

•	Quarter 1 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 1 MMLC II Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 2

•	Net Asset Value at the start of Quarter 2 = $100.0 million

•	Quarter 2 MMLC II Ordinary Income = $1.5 million

•	Quarter 2 Net Capital Gain = $1.0 million

•	Quarter 2 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 2 MMLC II Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 3

•	Net Asset Value at the start of Quarter 3 = $100.0 million

•	Quarter 3 MMLC II Ordinary Income = $2.0 million

•	Quarter 3 Net Capital Loss = ($6.0) million

•	Quarter 3 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 3 MMLC II Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

•	Quarter 4

•	Net Asset Value at the start of Quarter 4 = $100.0 million

•	Quarter 4 MMLC II Ordinary Income = $3.5 million

•	Quarter 4 Net Capital Gain = $3.0 million

•	Quarter 4 Hurdle Amount = $1.75 million (calculated based on an annualized 7.00% hurdle rate)

•	Quarter 4 MMLC II Catch-up Amount = $2.06 million (calculated based on an annualized 8.24% rate)

(1)

For illustrative purposes, Net Asset Value is assumed to be $100.0 million as of the beginning of all four quarters and does not give effect to gains or losses in the preceding quarters. The example is also based on the calculation prior to any listing.

Determination of Incentive Fee Based on Income

In Quarter 1, the MMLC II Ordinary Income of $6.0 million exceeds the Hurdle Amount of $1.75 million and the MMLC II Catch-up Amount of $2.06 million. There are no Net Capital Losses. As a result, an incentive fee based on income of approximately $901,000 ((100% of $310,000) + (15% of $3.94 million)) is payable to GSAM for Quarter 1.

In Quarter 2, the Quarter 2 MMLC II Ordinary Income of $1.5 million does not exceed the Quarter 2 Hurdle Amount of $1.75 million, but the aggregate MMLC II Ordinary Income for the MMLC II Trailing Twelve Quarters of $7.5 million exceeds the aggregate Hurdle Amount for the MMLC II Trailing Twelve Quarters of $3.5 million and the aggregate MMLC II Catch-up Amount for the MMLC II Trailing Twelve Quarters of $4.12 million. There are no Net Capital Losses. As a result, an incentive fee based on income of approximately $229,000 ($1.13 million ((100% of $620,000) + (15% of $3.38 million)) minus $901,000 paid in Quarter 1) is payable to GSAM for Quarter 2.

In Quarter 3, the aggregate MMLC II Ordinary Income of the MMLC II Trailing Twelve Quarters of $9.5 million exceeds the aggregate Hurdle Amount for the MMLC II Trailing Twelve Quarters of $5.25 million and the aggregate MMLC II Catch-up Amount for the MMLC II Trailing Twelve Quarters of $6.18 million. However, there is an aggregate Net Capital Loss of ($4.0) million for the MMLC II Trailing Twelve Quarters. As a result, the MMLC II Incentive Fee Cap would apply. The MMLC II Incentive Fee Cap equals $(305,000), calculated as follows:

(15% x ($9.5 million minus $4.0 million)) minus $1.13 million paid in Quarters 1 and 2. Because the MMLC II Incentive Fee Cap is a negative value, there is no incentive fee based on income payable to GSAM for Quarter 3.

In Quarter 4, the aggregate MMLC II Ordinary Income of the MMLC II Trailing Twelve Quarters of $13.0 million exceeds the aggregate Hurdle Amount for the MMLC II Trailing Twelve Quarters of $7.0 million and the aggregate MMLC II Catch-up Amount for the MMLC II Trailing Twelve Quarters of $8.24 million. The calculation of the incentive fee based on income would be approximately $820,000 ($1.95 million (100% of $1.24 million) + (15% of $4.76 million) minus $1.13 million paid in Quarters 1 and 2). However, there is an aggregate Net Capital Loss of ($1.0) million for the MMLC II Trailing Twelve Quarters. As a result, the MMLC II Incentive Fee Cap would apply. The MMLC II Incentive Fee Cap equals approximately $670,000 calculated as follows:

(15% x ($13.0 million minus $1.0 million)) minus $1.13 million. Because the MMLC II Incentive Fee Cap is positive but less than the incentive fee based on income of approximately $820,000 calculated prior to applying the MMLC II Incentive Fee Cap, an incentive fee based on income of approximately $670,000 is payable to GSAM for Quarter 4. Applying the MMLC II Incentive Fee Cap, an incentive fee based MMLC II’s income of $900,000 is payable to GSAM for Quarter 4.

Examples of Calculation of Incentive Fee Based on Capital Gains

Assumptions(1)

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $30 million, fair value of Investment B determined to be $25 million and fair value of Investment C determined to be $27 million

•	Year 3: fair value of Investment B determined to be $29 million and Investment C sold for $30 million

•	Year 4: fair value of Investment B determined to be $40 million

Determination of Incentive Fee Based on Capital Gains

The incentive fee based on capital gains, if any, would be:

•	Year 1: None

•	Year 2: $750,000

The portion of the incentive fee based on capital gains equals (A) 15% of the difference, if positive, of the sum of our aggregate realized capital gains, if any, computed net of our aggregate realized capital losses, if any, and our aggregate unrealized capital depreciation, if any, in each case from the MMLC II Initial Drawdown Date until the end of the applicable calendar year or listing, as applicable, minus (B) the cumulative amount of incentive fees based on capital gains previously paid to GSAM from the MMLC II Initial Drawdown Date.

Therefore, using the assumptions above, the incentive fee based on capital gains equals (A) 15% x ($10.0 million—$5.0 million) minus (B) $0.

Therefore, the incentive fee based on capital gains equals $750,000.

•	Year 3: $1.35 million, which is calculated as follows:

The incentive fee based on capital gains equals (A) 15% x ($15.0 million—$1.0 million) minus (B) $750,000.

Therefore, the incentive fee based on capital gains equals $1.35 million.

•	Year 4: $150,000, which is calculated as follows:

The incentive fee based on capital gains equals (A) 15% x ($15.0 million—$0 million) minus (B) $2.1 million.

Therefore, the incentive fee based on capital gains equals $150,000.

(1)	The example is based on the calculation prior to any listing.

Board Approval of the MMLC II Investment Management Agreement

The MMLC II Board determined at a meeting held on August 8, 2024 to approve the continuation of the MMLC II Investment Management Agreement and ratified such determination at an in-person meeting held on November 7, 2024. In its consideration of the approval of the MMLC II Investment Management Agreement, the MMLC II Board focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by GSAM;

•	the contractual terms of the MMLC II Investment Management Agreement, including the structure of the management fee and the incentive fee;

•	comparative data with respect to the advisory fees and other expenses paid by other externally managed BDCs with similar investment objectives and strategies;

•	information about the services performed and the personnel performing such services under the MMLC II Investment Management Agreement;

•	comparative data with respect to our investment performance and the performance of other BDCs with comparable investment objectives and strategies;

•	any existing and potential benefits to GSAM or its affiliates from its relationship with us;

•	other potential benefits to us as a result of our relationship with GSAM; and

•	such other matters as the MMLC II Board determined were relevant to their consideration of the MMLC II Investment Management Agreement.

In connection with their consideration of the approval of the MMLC II Investment Management Agreement, the MMLC II Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling their decision. After deliberation and consideration of all of the information provided, including the factors described above, the MMLC II Board concluded, in the exercise of their business judgment, that the contractual terms of the MMLC II Investment Management Agreement, including the structure of the management fee and the incentive fee, were reasonable in light of the services to be provided to us by GSAM.

For the year ended December 31, 2024, MMLC II paid GSAM a total of $13.4 million in fees, which consisted of $4.4 million in management fees and $9.0 million in incentive fees. For the year ended December 31, 2023, MMLC II paid GSAM a total of $2.0 million in fees, which consisted of $2.0 million in management Fees and $0 in incentive Fees.

Duration and Termination

The MMLC II Investment Management Agreement will remain in full force and effect for an initial two year period from November 1, 2021, the effective date of the MMLC II Investment Management Agreement, and will continue for periods of one year thereafter but only so long as such continuance is specifically approved at least annually by (a) the vote of a majority of the MMLC II Independent Directors and (b) by a vote of a majority of the MMLC II Board or of a majority of MMLC II’s outstanding voting securities, as defined in the Investment Company Act. The MMLC II Investment Management Agreement may, on 60 days’ written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the MMLC II Board, or by vote of a majority of MMLC II’s outstanding voting securities, on the one hand, or by GSAM, on the other hand. The MMLC II Investment Management Agreement also will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

Limited Liability of GSAM

The MMLC II Investment Management Agreement provides that GSAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by MMLC II in connection with the matters to which the MMLC II Investment Management Agreement relates, except a loss resulting from GSAM’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by GSAM of its obligations and duties under the MMLC II Investment Management Agreement. Any person, even though also employed by GSAM, who may be or become an employee of and paid by MMLC II will be deemed, when acting within the scope of such employment, to be acting in such employment solely for us and not as GSAM’s employee or agent. These protections may lead GSAM to act in a riskier manner when acting on MMLC II’s behalf than it would when acting for its own account.

GSAM has not assumed any responsibility to MMLC II other than to render the services described in the MMLC II Investment Management Agreement, and it will not be responsible for any action of the MMLC II Board in declining to follow GSAM’s advice or recommendations.

Organization of GSAM

GSAM is registered as an investment adviser under the Advisers Act. The principal executive offices of GSAM are located at 200 West Street, New York, New York 10282.

Organizational and Operating Expenses

MMLC II’s primary operating expenses include the payment of the management fee and the incentive fee to GSAM, legal and professional fees, interest, fees and other expenses of Financings and other operating and overhead related expenses. The management fee and incentive fee compensate GSAM for its work in identifying, evaluating, negotiating, closing and monitoring MMLC II’s investments. MMLC II bears all other costs and expenses relating to its operations and transactions, including: (i) MMLC II’s operational, offering and organizational expenses; (ii) fees and expenses, including travel expenses, incurred by GSAM or payable to third parties related to MMLC II’s investments, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on investments and prospective investments; (iii) interest, fees and other expenses payable on Financings, if any, incurred by MMLC II; (iv) fees and expenses incurred by us in connection with membership in investment company organizations; (v) brokers’ commissions; (vi) fees and expenses associated with calculating MMLC II’s NAV (including the costs and expenses of any Independent Valuation Advisor); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of the MMLC II Administrator, transfer agent and/or sub-transfer agent; (x) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the shares; (xi) the expenses of, and fees for, registering or qualifying common stock for sale, maintaining MMLC II’s registration and qualifying and registering MMLC II as a broker or a dealer; (xii) the fees and expenses of the MMLC II Independent Directors; (xiii) the fees or disbursements of custodians of MMLC II’s assets, including expenses incurred in the performance of any obligations enumerated by our organizational documents insofar as they govern agreements with any such custodian; (xiv) the cost of preparing and distributing reports, proxy statements and notices to holders of MMLC II’s equity interests, the SEC and other regulatory authorities; (xv) insurance premiums; (xvi) costs of holding stockholder meetings; (xvii) listing fees, if any; and (xviii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with MMLC II’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of MMLC II’s rights against any person and indemnification or contribution expenses payable by MMLC II to any person and other extraordinary expenses not incurred in the ordinary course of MMLC II’s business. In addition, MMLC II shall bear the fees and expenses related to the preparation and maintaining of any necessary registrations with regulators in order to market the MMLC II Common Stock in certain jurisdictions and fees and expenses associated with preparation and maintenance of any key information document or similar document required by law or regulation. GSAM is not required to pay expenses of activities which are primarily intended to result in sales of common stock, including all costs and expenses associated with the preparation and distribution of the Offering Memorandum, dated August 2020, and MMLC II’s Subscription Agreements.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

MMLC II Administration Agreement

Pursuant to the MMLC II Administration Agreement, the MMLC II Administrator is responsible for providing various accounting and administrative services to MMLC II. The MMLC II Administration Agreement provides that the MMLC II Administrator is not liable to MMLC II for any damages or other losses arising out of the performance of its services thereunder except under certain circumstances, and contains provisions for the indemnification of the MMLC II Administrator by MMLC II against liabilities to other parties arising in connection with the performance of its services to MMLC II. MMLC II pays the MMLC II Administrator fees for its services as MMLC II determines are commercially reasonable in its sole discretion. MMLC II also reimburses the MMLC II Administrator for all reasonable expenses. To the extent that the MMLC II Administrator outsources any of its functions, the MMLC II Administrator will pay any compensation associated with such functions.

MMLC II is not obligated to retain the MMLC II Administrator. The MMLC II Administration Agreement may be terminated by either party without penalty upon 30 days’ written notice to the other party.

The terms of the MMLC II Administration Agreement that MMLC II may enter with any subsequent administrator may differ materially from the terms of the MMLC II Administration Agreement with State Street Bank and Trust Company in effect prior to such retention, including, without limitation, providing for a fee structure that results in us, directly or indirectly, bearing higher fees for similar services and other terms that are potentially less advantageous to MMLC II. MMLC II stockholders will not be entitled to receive prior notice of the engagement of an alternate administrator or of the terms of any agreement that is entered into with such administrator.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF MMLC II

Certain Relationships and Related Party Transactions

MMLC II Investment Management Agreement

See “MMLC II Management Agreements—MMLC II Investment Management Agreement” for a description of the advisory and related services provided by GSAM pursuant to the MMLC II Investment Management Agreement.

License Agreement

MMLC II is party to a license agreement with an affiliate of Goldman Sachs pursuant to which MMLC II has been granted a non-exclusive, royalty-free license to use the “Goldman Sachs” name. Under this agreement, MMLC II does not have a right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not MMLC II’s Adviser or if our continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, MMLC II has no legal right to the “Goldman Sachs” name.

Co-Investment Opportunities

In certain circumstances, MMLC II can make negotiated co-investments pursuant to an exemptive order from the SEC permitting MMLC II to do so. On May 21, 2025, the SEC granted the Relief to GSAM, the GS BDCs, and certain other affiliated applicants. If GSAM forms other funds in the future, MMLC II may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. Any such co-investments are subject to certain conditions, including that the MMLC II Board maintain oversight of MMLC II’s participation in the co-investment program and that a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the MMLC II Independent Directors must reach certain conclusions in connection with certain co-investment transactions, including that: (i) the terms of the proposed transaction are reasonable and fair to MMLC II and MMLC II stockholders and do not involve overreaching of MMLC II or MMLC II stockholders on the part of any person concerned; and (ii) the transaction is consistent with the interests of MMLC II stockholders and is consistent with MMLC II’s investment objectives and strategies. If the Adviser forms other funds in the future, MMLC II may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in MMLC II’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs.

Transfer Agent Agreement

MMLC II has entered into the MMLC II Transfer Agency Agreement with GS & Co. pursuant to which GS & Co. serves as MMLC II’s transfer agent, registrar and disbursing agent. MMLC II pays GS & Co. fees at an annual rate of 0.15% of the average of the NAV of MMLC II at the end of the then-current quarter and the prior calendar quarter (and, in the case of MMLC II’s first quarter, MMLC II’s NAV as of such quarter-end).

For the three months ended March 31, 2025, MMLC II incurred expenses for services provided by GS & Co. of $171,000. As of March 31, 2025, $171,000 remained payable. For the years ended December 31, 2024, 2023 and 2022, MMLC II incurred expenses for services provided by GS & Co. of $559,000, $296,000 and $126,000.

Placement Agent Agreement

MMLC II has entered into an agreement with each of GS & Co. and Goldman Sachs International pursuant to which GS & Co. and Goldman Sachs International (each, a “MMLC II Placement Agent” and, together with various sub-placement agents, the “MMLC II Placement Agents”) will assist MMLC II in conducting private placement offerings. GS & Co. and Goldman Sachs International have entered into or will enter into sub-placement agreements with various sub-placement agents to assist in conducting the private placement offering. The MMLC II Placement Agents are not expected to be compensated by MMLC II for their services, but may charge investors a placement fee with respect to their investments in MMLC II. The MMLC II Placement Agents may also be compensated by GSAM, in its discretion, for certain services including promotional and marketing support, stockholder servicing, operational and recordkeeping, sub-accounting, networking or administrative services. These payments are made out of GSAM’s own resources and/or assets, including from the revenues or profits derived from the advisory GSAM receives from MMLC II.

Related Party Transaction Review Policy

The MMLC II Audit Committee will conduct quarterly review any potential related party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the MMLC II’s Code of Ethics. Each of MMLC II’s directors and executive officers will complete a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

Proxy Voting by GSAM

GSAM has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including MMLC II, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by GSAM with respect to securities held by MMLC II may benefit the interests of Goldman Sachs and Accounts other than MMLC II.

Director Independence

For information regarding the independence of MMLC II’s directors, see “Management of MMLC II—MMLC II Board of Directors and Executive Officers.”

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF MMLC II

As of July 24, 2025, there were 23,959,371 shares of MMLC II Common Stock outstanding. The following table sets forth, as of July 24, 2025, certain ownership information with respect to shares of MMLC II Common Stock for each of MMLC II’s current directors, executive officers and directors and executive officers as a group, and each person known to MMLC II to beneficially own 5% or more of the outstanding shares of MMLC II Common Stock. Unless otherwise indicated, MMLC II believes that each beneficial owner set forth in the table has sole voting and investment power over such common stock. The percentage ownership is based on 23,959,371 shares of MMLC II Common Stock outstanding as of July 24, 2025.

Name and Address(1)	Type of Ownership	Shares Owned(2)	Percentage
Interested Director
Katherine (“Kaysie”) Uniacke	Beneficial	2,183	*
Independent Directors
Karole Dill Barkley	Beneficial	11,017	*
Carlos E. Evans	Beneficial	10,915	*
Tracy Grooms	Beneficial	11,017	*
Timothy J. Leach	Beneficial	10,915	*
Richard A. Mark	Beneficial	10,915	*
Executive Officers
Alex Chi	—	—	—
David Miller	—	—	—
Tucker Greene	—	—
Stanley Matuszewski	—	—
John Lanza	—	—	—
Caroline Kraus	—	—	—
Julien Yoo	—	—	—
Matthew Carter	—	—	—
Justin Betzen	—	—	—
Greg Watts	—	—	—
Jennifer Yang	—	—	—
All officers and directors as a group (17 persons)		56,962	*

*	Less than 1% of the total of MMLC II Common Stock outstanding as of July 24, 2025.
(1)	The address for each of MMLC II’s directors and executive officers is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282.
(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

Dollar Range of Equity Securities Beneficially Owned by Directors

The following table sets out the dollar range of MMLC II’s equity securities beneficially owned by each of MMLC II’s directors as of July 24, 2025. Beneficial ownership is determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

Name of Director	Dollar Range of Equity Securities in the MMLC II(1)(2)
Interested Director
Katherine (“Kaysie”) Uniacke	$10,001–$50,000

Independent Directors
Karole Dill Barkley	over $100,000
Carlos E. Evans	over $100,000
Tracy Grooms	over $100,000
Timothy J. Leach	over $100,000
Richard A. Mark	over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)

The dollar range of equity securities of MMLC II beneficially owned by directors of MMLC II, is calculated by multiplying the NAV per share of MMLC II as of March 31, 2025, which was $19.15, times the number of shares beneficially owned.

OTHER MATTERS

The MMLC II Board knows of no other matter that is likely to come before the Special Meeting or that may properly come before the Special Meeting, apart from the consideration of an adjournment or postponement.

If there does not appear to be enough votes for a quorum or to approve the Merger Proposal at the Special Meeting, the chairman of the Special Meeting or the holders of a majority of the votes entitled to be cast by MMLC II stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting. Caroline Kraus and Curtis Tate are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

STOCKHOLDERS SHARING AN ADDRESS

If (i) you are a member of a household in which multiple MMLC II stockholders share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may send to your household only one copy of this proxy statement, unless your broker or bank previously received contrary instructions from a MMLC II stockholder in your household. If you are part of a household that has received only one copy of this proxy statement, MMLC II will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact MMLC II by calling (toll-free) (312) 655-4702 or by mail to Goldman Sachs Shareholder Services’ office at MMLC II, 71 S Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: AI Shareholder Services. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

WHERE YOU CAN FIND MORE INFORMATION

Each of GSCR and MMLC II file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information GSCR and MMLC II file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. You may also obtain such information by contacting GSCR or MMLC II in writing at 71 S Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: AI Shareholder Services.

INDEX TO MMLC II CONSOLIDATED FINANCIAL STATEMENTS

Audited Annual Financial Statements

Interim Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Goldman Sachs Middle Market Lending Corp. II

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of assets and liabilities, including the consolidated schedules of investments, of Goldman Sachs Middle Market Lending Corp. II and its subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2024, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations, changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 2024 and 2023 by correspondence with the agent banks, portfolio company investees and transfer agent. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 4, 2025

We have served as the auditor of one or more investment companies in the Goldman Sachs Business Development Companies group since 2012.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $831,560 and $460,382)	$832,591	$459,660
Non-controlled affiliated investments (cost of $25,292 and $5,019)	24,185	5,310

Total investments, at fair value (cost of $856,852 and $465,401)	$856,776	$464,970
Investments in affiliated money market fund (cost of $9,506 and $905)	9,506	905
Cash	15,673	8,543
Interest and dividends receivable	5,981	3,774
Deferred financing costs	5,239	2,874
Other assets	132	20

Total assets	$893,307	$481,086

Liabilities
Debt	$425,906	$214,459
Interest and other debt expenses payable	2,224	1,273
Management fees payable	1,606	771
Incentive fees based on income payable	2,223	3,152
Distribution payable	11,740	4,873
Accrued expenses and other liabilities	1,015	790

Total liabilities	$444,714	$225,318

Commitments and contingencies (Note 7)
Net assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized and no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 23,959,371 and 13,921,733 shares issued and outstanding as of December 31, 2024 and December 31, 2023)	24	14
Paid-in capital in excess of par	447,964	257,092
Distributable earnings (loss)	605	(1,338)

Total net assets	$448,593	$255,768

Total liabilities and net assets	$893,307	$481,086

Net asset value per share	$18.72	$18.37

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2024	2023	2022
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$77,889	$36,859	$9,361
Payment-in-kind income	4,371	2,817	564
Other income	1,341	547	253
From non-controlled affiliated investments:
Interest income	1,613	461	167
Payment-in-kind income	437	—	—
Dividend income	399	162	47
Other income	102	13	7

Total investment income	$86,152	$40,859	$10,399

Expenses:
Interest and other debt expenses	$27,404	$12,166	$2,412
Management fees	5,234	2,423	824
Incentive fees based on income	8,111	3,152	—
Incentive fees based on capital gains	—	—	(31)
Professional fees	1,067	1,110	957
Directors’ fees	683	675	495
Directors’ and officers’ liability insurance	113	70	570
Offering costs	—	—	856
Organization costs	—	—	12
Other general and administrative expenses	1,727	1,230	884

Total expenses	$44,339	$20,826	$6,979

Management fee waiver	—	—	(193)

Net expenses	$44,339	$20,826	$6,786

Net investment income (loss)	$41,813	$20,033	$3,613

Net realized and unrealized gains (losses):
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$(2,193)	$1,348	$—
Foreign currency transactions	903	(1,798)	(39)
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	1,753	514	(1,461)
Non-controlled affiliated investments	(1,398)	233	58
Foreign currency translations	1,743	(824)	(243)

Net realized and unrealized gains (losses)	$808	$(527)	$(1,685)

(Provision) benefit for taxes on unrealized appreciation/depreciation on investments	—	—	(5)

Net increase (decrease) in net assets from operations	$42,621	$19,506	$1,923

Weighted average shares outstanding	19,766,824	10,743,693	4,489,749
Basic and diluted net investment income (loss) per share	$2.12	$1.86	$0.80
Basic and diluted earnings (loss) per share	$2.16	$1.82	$0.43

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Changes in Net Assets

(in thousands, except per share amounts)

	For the Years Ended December 31,
	2024	2023	2022
Net assets at beginning of period	$255,768	$171,656	$26,928
Increase (decrease) in net assets from operations:
Net investment income (loss)	$41,813	$20,033	$3,613
Net realized gain (loss)	(1,290)	(450)	(39)
Net change in unrealized appreciation (depreciation)	2,098	(77)	(1,646)
(Provision) benefit for unrealized appreciation/depreciation on investments	—	—	(5)

Net increase (decrease) in net assets from operations	$42,621	$19,506	$1,923

Distributions to stockholders from:
Distributable earnings	$(40,674)	$(18,944)	$(4,374)

Total distributions to stockholders	$(40,674)	$(18,944)	$(4,374)

Capital transactions:
Issuance of common shares	$190,878	$83,550	$147,179

Net increase in net assets from capital transactions	$190,878	$83,550	$147,179

Total increase (decrease) in net assets	$192,825	$84,112	$144,728

Net assets at end of period	$448,593	$255,768	$171,656

Distributions per share	$1.97	$1.74	$0.52

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Cash Flows

(in thousands, except shares and per share amounts)

	For the Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net increase (decrease) in net assets from operations:	$42,621	$19,506	$1,923
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used for) operating activities:
Purchases of investments	(500,729)	(242,868)	(228,240)
Payment-in-kind interest capitalized	(4,805)	(2,786)	(459)
Investments in affiliated money market fund, net	(8,601)	(905)	23,067
Proceeds from sales of investments and principal repayments	116,142	34,186	7,602
Net realized (gain) loss on investments	2,193	(1,348)	—
Net change in unrealized (appreciation) depreciation on investments	(355)	(747)	1,403
Net change in unrealized (appreciation) depreciation on foreign currency translation	95	(13)	(2)
Amortization of premium and accretion of discount, net	(4,252)	(1,747)	(356)
Amortization of deferred financing costs	1,423	1,129	398
Amortization of deferred offering costs	—	—	856
Change in operating assets and liabilities:
(Increase) decrease in interest and dividends receivable	(2,207)	(1,442)	(2,277)
(Increase) decrease in other assets	(112)	(20)	460
Increase (decrease) in interest and other debt expenses payable	951	893	343
Increase (decrease) in management fees payable	835	378	393
Increase (decrease) in incentive fees based on income payable	(929)	3,152	(31)
Increase (decrease) in accrued expenses and other liabilities	225	170	107

Net cash provided by (used for) operating activities	$(357,505)	$(192,462)	$(194,813)

Cash flows from financing activities:
Proceeds from issuance of common stock	$190,878	$83,550	$147,179
Offering costs paid	—	(66)	(430)
Distributions paid	(33,807)	(17,645)	(800)
Financing costs paid	(3,788)	(3,538)	(440)
Borrowings on debt	413,649	370,768	164,413
Repayments of debt	(202,202)	(235,752)	(125,000)

Net cash provided by (used for) financing activities	$364,730	$197,317	$184,922

Net increase (decrease) in cash	$7,225	$4,855	$(9,891)
Effect of foreign exchange rate changes on cash and cash equivalents	(95)	13	2
Cash, beginning of period	8,543	3,675	13,564

Cash, end of period	$15,673	$8,543	$3,675

Supplemental and non-cash activities
Interest expense paid	$24,273	$9,273	$1,500
Accrued but unpaid distributions	$11,740	$4,873	$3,574
Exchange of investments	$15,993	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Debt Investments - 189.6%
Canada - 9.8%
1st Lien/Senior Secured Debt - 9.8%
Recochem, Inc	Chemicals	9.66%	C + 5.75%	11/01/30	CAD 7,911	$5,606	$5,503	(5)(6)(7)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	4,947	4,854	4,947	(5)(6)(7)
Recochem, Inc	Chemicals	9.54%	C + 5.75%	11/01/30	CAD 1,941	25	36	(5)(6)(7)(8)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	1,749	1,718	1,749	(5)(6)(7)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	CAD 1,294	178	186	(5)(6)(7)(8)
Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.86%	S + 6.00%	02/01/27	22,479	22,388	22,367	(5)(6)(7)
Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.86%	S + 6.00%	02/01/27	2,156	535	524	(5)(6)(7)(8)
Prophix Software Inc. (dba Pound Bidco)	Financial Services		S + 6.00%	02/01/27	1,217	—	(6)	(5)(6)(7)(8)
iWave Information Systems, Inc.	Software	11.12%	S + 6.75%	11/23/28	8,735	8,577	8,560	(5)(6)(7)
iWave Information Systems, Inc.	Software		S + 6.75%	11/23/28	4,380	(18)	(88)	(5)(6)(7)(8)

Total 1st Lien/Senior Secured Debt						43,863	43,778

Total Canada						$43,863	$43,778
United Kingdom - 5.8%
1st Lien/Senior Secured Debt - 5.8%
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.70%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 13,471	$16,124	$16,359	(5)(6)(7)
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.70%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 10,944	9,712	9,544	(5)(6)(7)(8)

Total 1st Lien/Senior Secured Debt						25,836	25,903

Total United Kingdom						$25,836	$25,903
United States - 174.0%
1st Lien/Senior Secured Debt - 162.9%
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.49%	S + 5.00%	01/09/30	$7,618	$7,442	$7,542	(5)(7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.49%	S + 5.00%	01/09/30	5,821	5,723	5,762	(5)(7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense		S + 5.00%	01/09/28	1,981	(31)	(20)	(5)(7)(8)
VisionSafe Holdings, Inc.	Aerospace & Defense	10.52%	S + 6.00%	04/19/30	2,950	2,896	2,891	(5)(7)
VisionSafe Holdings, Inc.	Aerospace & Defense		S + 6.00%	04/19/30	443	(8)	(9)	(5)(7)(8)
Formulations Parent Corporation (dba Chase Corp)	Chemicals	10.27%	S + 5.75%	11/15/30	10,382	10,198	10,174	(5)(7)
Formulations Parent Corporation (dba Chase Corp)	Chemicals		S + 5.75%	11/15/29	1,743	(28)	(35)	(5)(7)(8)
ASM Buyer, Inc.	Commercial Services & Supplies	10.02%	S + 5.50% (Incl 2.75% PIK)	08/22/31	12,840	12,503	12,711	(5)(7)
ASM Buyer, Inc.	Commercial Services & Supplies	9.41%	S + 5.00%	08/22/30	1,500	123	135	(5)(7)(8)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 5.50% (Incl 2.75% PIK)	08/22/31	750	(7)	(7)	(5)(7)(8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.84%	S + 5.25%	02/07/31	6,317	6,202	6,253	(5)(7)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.59%	S + 5.25%	02/07/31	2,809	265	264	(5)(7)(8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies		S + 5.25%	02/07/31	843	(15)	(8)	(5)(7)(8)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	4,751	4,653	4,727	(5)(7)
Superior Environmental Solutions	Commercial Services & Supplies	11.00%	S + 6.50%	08/01/29	1,443	1,409	1,436	(5)(7)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	722	274	285	(5)(7)(8)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	716	701	713	(5)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	$239	$233	$238	(5)(7)
USA DeBusk, LLC	Commercial Services & Supplies	9.61%	S + 5.25%	04/30/31	5,930	5,847	5,900	(5)(7)
USA DeBusk, LLC	Commercial Services & Supplies	9.89%	S + 5.25%	04/30/31	2,187	229	235	(5)(7)(8)
USA DeBusk, LLC	Commercial Services & Supplies	9.59%	S + 5.25%	04/30/30	820	235	242	(5)(7)(8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.11%	S + 5.75%	05/01/29	20,860	20,732	20,704	(5)(7)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.11%	S + 5.75%	05/01/29	2,201	1,124	1,121	(5)(7)(8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies		S + 5.75%	05/01/29	1,834	(11)	(14)	(5)(7)(8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	9.10%	S + 4.75%	10/24/30	14,151	3,217	3,231	(5)(6)(8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	9.12%	B + 4.75%	10/24/30	AUD 13,999	9,205	8,578	(5)(6)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering		B + 4.75%	10/24/30	1,415	(14)	(14)	(5)(6)(8)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail	10.33%	S + 6.00%	10/04/30	8,888	8,694	8,799	(5)(7)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail		S + 6.00%	10/05/29	1,045	(21)	(10)	(5)(7)(8)
DFS Holding Company, Inc.	Distributors	10.50%	S + 6.25%	01/31/29	4,091	3,999	4,040	(5)(7)
DFS Holding Company, Inc.	Distributors	10.50%	S + 6.25%	01/31/29	864	287	289	(5)(7)(8)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.33%	S + 6.00%	04/26/29	6,748	6,628	6,613	(5)(7)(9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.54%	S + 6.00%	04/26/29	3,140	812	804	(5)(7)(8)(9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.48%	S + 6.00%	04/26/29	628	309	308	(5)(7)(8)(9)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.33%	S + 5.00%	06/06/31	5,951	5,925	5,922	(5)(7)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.33%	S + 5.00%	06/06/31	1,965	215	226	(5)(7)(8)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.36%	S + 5.00%	06/06/31	724	54	57	(5)(7)(8)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	9.46%	S + 5.00%	11/01/28	6,630	6,368	6,596	(5)(7)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services		S + 5.00%	11/01/28	638	(24)	(3)	(5)(7)(8)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services		S + 6.00%	07/06/27	15,341	(122)	(115)	(5)(7)(8)(9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.47%	S + 6.00%	07/06/27	3,413	3,374	3,387	(5)(7)(9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.47%	S + 6.00%	07/06/27	2,394	2,363	2,376	(5)(7)(9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.48%	S + 6.00%	07/06/27	600	534	536	(5)(7)(8)(9)
Spotless Brands, LLC	Diversified Consumer Services	10.09%	S + 5.75%	07/25/28	10,484	10,236	10,484	(5)(7)
Spotless Brands, LLC	Diversified Consumer Services	10.03%	S + 5.75%	07/25/28	1,625	1,590	1,625	(5)(7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.61%	S + 5.00%	05/01/31	10,589	10,490	10,483	(5)(7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.46%	S + 5.00%	05/01/31	2,767	875	856	(5)(7)(8)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services		S + 5.00%	05/01/30	1,615	(14)	(16)	(5)(7)(8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.96%	S + 7.50%	08/14/28	7,245	7,047	7,209	(5)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.92%	S + 7.50%	08/14/28	AUD 1,257	$808	$831	(5)(7)(8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services		S + 7.50%	08/14/28	209	(5)	(1)	(5)(7)(8)
Whitewater Holding Company LLC	Diversified Consumer Services	10.48%	S + 6.00%	12/21/27	6,116	6,036	6,086	(5)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	1,984	1,961	1,964	(5)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	666	658	660	(5)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	662	654	655	(5)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	657	645	651	(5)(7)
Whitewater Holding Company LLC	Diversified Consumer Services		S + 5.75%	12/21/27	270	(3)	(3)	(5)(7)(8)
Checkmate Finance Merger Sub, LLC	Entertainment	10.92%	S + 6.50%	12/31/27	3,565	3,524	3,521	(5)(7)
Checkmate Finance Merger Sub, LLC	Entertainment		S + 6.50%	12/31/27	367	(4)	(5)	(5)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.83%	S + 5.50%	05/08/28	7,727	7,678	7,689	(5)(7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.50%	05/08/28	1,019	(6)	(5)	(5)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.89%	S + 5.50%	05/08/28	337	332	335	(5)(7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services	10.47%	S + 6.00%	01/25/28	6,228	6,165	5,979	(5)(7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services		S + 6.00%	01/25/28	249	(2)	(10)	(5)(7)(8)
Computer Services, Inc.	Financial Services	9.75%	S + 5.25%	11/15/29	15,587	14,954	15,587	(5)(7)
Computer Services, Inc.	Financial Services		S + 5.25%	11/15/29	5,406	(23)	—	(5)(7)(8)
Computer Services, Inc.	Financial Services	9.75%	S + 5.25%	11/15/29	3,700	3,667	3,700	(5)(7)
Coretrust Purchasing Group LLC	Financial Services	9.61%	S + 5.25%	10/01/29	18,137	17,679	18,047	(5)(7)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	4,760	(62)	(24)	(5)(7)(8)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	1,932	(40)	(10)	(5)(7)(8)
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	$ 9,798	9,502	9,798	(5)(7)
Fullsteam Operations LLC	Financial Services	11.65%	S + 7.00%	11/27/29	7,221	618	561	(5)(7)(8)
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	3,083	3,000	3,083	(5)(7)
Fullsteam Operations LLC	Financial Services	11.66%	S + 7.00%	11/27/29	1,805	496	484	(5)(7)(8)
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	1,370	1,334	1,370	(5)(7)
Fullsteam Operations LLC	Financial Services		S + 8.25%	11/27/29	548	(14)	—	(5)(7)(8)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.83%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	6,693	6,611	6,224	(5)(7)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.83%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	1,391	1,371	1,293	(5)(7)
Priority Technology Holdings, Inc. (dba Priority Payment)	Financial Services	9.11%	S + 4.75%	05/16/31	16,078	16,007	16,083	(5)(6)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services	9.61%	S + 5.25%	02/24/31	8,706	8,627	8,619	(5)(7)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services		S + 5.25%	02/24/31	1,250	(11)	(12)	(5)(7)(8)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.83%	S + 5.50%	02/28/31	11,167	11,014	11,055	(5)(7)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.83%	S + 5.50%	02/28/31	2,088	712	710	(5)(7)(8)
Zeus Company, Inc.	Health Care Equipment & Supplies		S + 5.50%	02/28/30	1,566	(20)	(16)	(5)(7)(8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.25%	S + 5.00%	08/07/31	3,050	3,020	3,004	(5)(7)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services		S + 5.00%	08/07/31	465	(7)	(7)	(5)(7)(8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.33%	S + 5.00%	08/07/31	290	250	250	(5)(7)(8)
Highfive Dental Holdco, LLC	Health Care Providers & Services	11.21%	S + 6.75%	06/13/28	4,103	4,011	4,041	(5)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Highfive Dental Holdco, LLC	Health Care Providers & Services		S + 6.75%	06/13/28	$463	$(10)	$(7)	(5)(7)(8)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.65%	S + 5.00% (Incl. 6.65% PIK)	03/18/27	7,488	7,379	7,058	(5) 7) (9)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.65%	S + 5.00% (Incl. 6.65% PIK)	03/18/27	888	788	836	(5)(7(8)(9)(10)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.83%	S + 5.50%	06/15/27	3,295	3,230	3,262	(5)(7)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.83%	S + 5.50%	06/15/27	1,668	1,635	1,651	(5)(7)
SpendMend, LLC	Health Care Providers & Services	9.48%	S + 5.00%	03/01/28	3,402	3,367	3,368	(5)(7)
SpendMend, LLC	Health Care Providers & Services	9.55%	S + 5.00%	03/01/28	1,504	923	921	(5)(7)(8)
SpendMend, LLC	Health Care Providers & Services		S + 5.00%	03/01/28	456	(4)	(5)	(5)(7)(8)
Businessolver.com, Inc.	Health Care Technology	9.93%	S + 5.50%	12/01/27	2,119	2,107	2,103	(5) (7)
Businessolver.com, Inc.	Health Care Technology	9.93%	S + 5.50%	12/01/27	317	75	73	(5) (7(8)
HealthEdge Software, Inc.	Health Care Technology	9.13%	S + 4.75%	07/16/31	8,905	8,821	8,816	(5)(7)
HealthEdge Software, Inc.	Health Care Technology	9.15%	S + 4.75%	07/16/31	3,929	3,891	3,890	(5)(7)
HealthEdge Software, Inc.	Health Care Technology		S + 4.75%	07/16/31	1,182	(11)	(12)	(5)(7)(8)
Intelligent Medical Objects, Inc.	Health Care Technology	9.36%	S + 5.00%	05/11/29	3,543	3,494	3,455	(5)(7)
Intelligent Medical Objects, Inc.	Health Care Technology	9.91%	S + 5.00%	05/11/29	472	465	460	(5) (7)
Intelligent Medical Objects, Inc.	Health Care Technology	9.57%	S + 5.00%	05/11/28	400	7	2	(5)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	7,810	7,705	7,790	(5)(7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	6,682	4,387	4,370	(5) (7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	770	765	768	(5)(7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	605	174	180	(5)(7)(8)
WebPT, Inc.	Health Care Technology	10.86%	S + 6.25%	01/18/28	3,255	3,227	3,109	(5)(7)
WebPT, Inc.	Health Care Technology	11.12%	S + 6.25%	01/18/28	278	145	134	(5)(7)(8)
WebPT, Inc.	Health Care Technology	11.22%	S + 6.25%	01/18/28	235	232	224	(5)(7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	10.39%	S + 5.25%	07/24/31	9,508	9,417	9,413	(5)(7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.58%	S + 5.25%	07/24/31	3,999	793	775	(5)(7)(8)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.58%	S + 5.25%	07/24/30	741	126	126	(5)(7)(8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.36%	S + 6.00%	10/02/29	5,430	5,338	5,375	(5)(7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.36%	S + 6.00%	10/02/29	1,918	1,889	1,899	(5)(7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,418	(11)	(14)	(5)(7)(8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,135	(18)	(11)	(5)(7)(8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	5,895	5,833	5,895	(5)(7)
Kaseya Inc.	IT Services	9.83%	S + 5.50%	06/25/29	351	85	88	(5)(7)(8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	329	66	68	(5)(7)(8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	22	22	22	(5)(7)
QBS Parent, Inc. (dba Quorum Software)	IT Services	9.27%	S + 4.75%	11/07/31	13,567	13,501	13,517	(5)
QBS Parent, Inc. (dba Quorum Software)	IT Services		S + 4.75%	11/07/31	1,433	(7)	(5)	(5)(8)
US Signal Company, LLC	IT Services	10.07%	S + 5.50%	09/04/29	8,005	7,929	7,925	(5)(7)
US Signal Company, LLC	IT Services		S + 5.50%	09/04/29	2,463	(23)	(25)	(5)(7)(8)
US Signal Company, LLC	IT Services		S + 5.50%	09/04/29	1,232	(12)	(12)	(5)(7)(8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.86%	S + 6.50%	07/18/28	5,609	5,490	5,553	(5)(7)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.88%	S + 6.50%	07/18/28	725	566	572	(5)(7)(8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.86%	S + 6.50%	07/18/28	364	357	360	(5)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Mandrake Bidco, Inc. (dba Miratech)	Machinery	9.34%	S + 4.75%	08/20/31	$4,310	$4,269	$4,267	(5)(7)
Mandrake Bidco, Inc. (dba Miratech)	Machinery		S + 4.75%	08/20/30	690	(7)	(7)	(5)(7)(8)
Precinmac, LP	Machinery	9.55%	S + 5.00%	12/02/31	7,209	7,138	7,137	(5)
Precinmac, LP	Machinery		S + 5.00%	12/02/31	1,860	(9)	(9)	(5)(8)
Precinmac, LP	Machinery		S + 5.00%	12/02/31	930	(9)	(9)	(5)(8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	9.59%	S + 5.00%	07/01/31	13,894	13,697	13,686	(5) 6)(7)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	8.33%	E + 5.00%	07/01/30	3,689	367	363	(5)(6)(7)(8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery		S + 5.00%	07/01/31	3,689	(26)	(55)	(5)(6)(7)(8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	8.33%	E + 5.00%	07/01/31	EUR 3,446	3,648	3,516	(5)(6)(7)
Recorded Books Inc. (dba RBMedia)	Media	10.26%	S + 5.75%	09/03/30	9,159	8,919	9,067	(5)(7)
Recorded Books Inc. (dba RBMedia)	Media	10.32%	S + 5.75%	09/03/30	1,075	1,054	1,064	(5)(7)
Recorded Books Inc. (dba RBMedia)	Media		S + 5.75%	08/31/28	749	(17)	(7)	(5)(7)(8)
Engage2Excel, Inc.	Professional Services	10.75%	S + 6.50%	07/01/29	5,836	5,755	5,749	(5)(7)
Engage2Excel, Inc.	Professional Services	10.75%	S + 6.50%	07/01/29	479	329	328	(5)(7)(8)
iCIMS, Inc.	Professional Services	10.38%	S + 5.75%	08/18/28	19,241	19,039	18,375	(5)(7)
iCIMS, Inc.	Professional Services	10.34%	S + 5.75%	08/18/28	1,703	322	264	(5)(7)(8)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.56%	S + 5.75%	11/30/27	1,985	1,962	1,975	(5)(7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.44%	S + 5.75%	11/30/27	1,953	1,931	1,943	(5)(7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services		P + 4.75%	11/30/27	349	(4)	(2)	(5)(7)(8)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.01%	S + 6.50%	07/01/27	9,482	9,333	9,387	(5)(7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.01%	S + 6.50%	07/01/27	8,994	8,994	8,904	(5)(7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development		S + 6.50%	07/01/27	938	—	(9)	(5)(7)(8)
AI Titan Parent, Inc. (dba Prometheus)	Software	9.11%	S + 4.75%	08/29/31	5,108	5,058	5,056	(5)(7)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	1,022	(5)	(10)	(5)(7)(8)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	638	(6)	(6)	(5)(7)(8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.08%	S + 5.75%	07/01/30	2,912	2,851	2,898	(5)(7)
Arrow Buyer, Inc. (dba Archer Technologies)	Software		S + 5.75%	07/01/30	487	(7)	(2)	(5)(7)(8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.08%	S + 5.75%	07/01/30	191	189	190	(5)(7)
Artifact Bidco, Inc. (dba Avetta)	Software	8.83%	S + 4.50%	07/28/31	17,611	17,443	17,435	(5)(7)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/28/31	4,310	(20)	(43)	(5)(7)(8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	2,094	(19)	(21)	(5)(7)(8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	985	(9)	(10)	(5)(7)(8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software	9.08%	S + 4.75%	07/14/31	15,000	14,857	14,850	(5)(6) (7)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	7,143	(33)	(71)	(5)(6)(7)(8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	2,857	(27)	(29)	(5)(6)(7)(8)
CloudBees, Inc.	Software	11.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	3,527	3,435	3,527	(5)(7)
CloudBees, Inc.	Software	11.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	$1,512	1,471	1,512	(5)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)		Cost	Fair Value	Footnotes
Crewline Buyer, Inc. (dba New Relic)	Software	11.11%	S + 6.75%	11/08/30		$11,141	$10,895	$10,863	(5)(7)
Crewline Buyer, Inc. (dba New Relic)	Software		S + 6.75%	11/08/30		1,161	(24)	(29)	(5)(7)(8)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	10.34%	S + 5.75% (Incl. 2.25% PIK)	01/17/31		6,756	6,696	6,688	(5)(7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	9.84%	S + 5.25% (Incl. 2.25% PIK)	01/17/31		1,001	990	991	(5)(7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software		S + 5.25% (Incl. 2.25% PIK)	01/17/31		945	(8)	(9)	(5)(7)(8)
Governmentjobs.com, Inc. (dba NeoGov)	Software	9.33%	S + 5.00%	12/01/28		19,572	19,431	19,376	(5)(7)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/02/27		2,628	(22)	(26)	(5)(7)(8)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/01/28		1,512	(1)	(15)	(5)(7)(8)
NAVEX TopCo, Inc.	Software	9.88%	S + 5.50%	11/08/30		9,121	8,960	9,098	(7)
NAVEX TopCo, Inc.	Software		S + 5.50%	11/09/28		810	(13)	(2)	(7)(8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.45%	N + 4.75%	05/03/29	NOK	20,095	1,860	1,756	(5)(6)(7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.08%	S + 4.75%	05/03/29		8,132	8,096	8,091	(5)(6)(7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.25%	S + 4.75%	05/03/29		1,900	1,786	1,785	(5)(6)(7)(8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software		S + 4.75%	05/03/29		1,800	(8)	(9)	(5)(6)(7)(8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.45%	SN + 4.75%	05/03/29	GBP	917	1,150	1,142	(5)(6)(7)
Onyx CenterSource, Inc.	Software	11.24%	S + 6.50%	12/15/28		5,347	5,247	5,347	(5)(7)
Onyx CenterSource, Inc.	Software	11.24%	S + 6.50%	12/15/28		405	128	135	(5)(7)(8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software	9.61%	S + 5.25% (Incl. 2.75% PIK)	09/01/31		15,173	15,028	15,021	(5)(7)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31		4,336	(21)	(43)	(5)(7)(8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31		1,734	(17)	(17)	(5)(7)(8)
Rubrik, Inc.	Software	11.67%	S + 7.00%	08/17/28		10,877	10,792	10,877	(5)(7)
Rubrik, Inc.	Software	11.67%	S + 7.00%	08/17/28		1,520	1,429	1,440	(5)(7)(8)
Runway Bidco, LLC (dba Redwood Software)	Software	9.33%	S + 5.00%	12/17/31		15,246	15,097	15,093	(5)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31		3,788	(18)	(19)	(5)(8)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31		1,894	(18)	(19)	(5)(8)
Singlewire Software, LLC	Software	9.58%	S + 5.25%	05/10/29		6,754	6,594	6,687	(5)(7)
Singlewire Software, LLC	Software		S + 5.25%	05/10/29		1,251	(28)	(12)	(5)(7)(8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.08%	S + 4.75%	06/02/31		14,228	14,095	14,086	(5)(7)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.16%	S + 4.75%	06/02/31		7,773	2,984	2,957	(5)(7)(8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail		S + 4.75%	05/31/30		1,815	(16)	(18)	(5)(7)(8)
Ortholite, LLC	Textiles, Apparel & Luxury Goods	10.58%	S + 6.25%	09/29/27		5,692	5,597	5,635	(5)(7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.11%	S + 5.75%	10/07/30		6,588	6,444	6,522	(5)(7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.11%	S + 5.75%	10/07/30		5,206	3,593	3,640	(5)(7)(8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.83%	S + 5.50% (Incl. 2.25% PIK)	12/31/29		21,261	20,973	19,985	(5)(7)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.59%	S + 5.50%	12/31/29		2,490	315	199	(5)(7)(8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.83%	S + 5.50%	12/31/29		1,496	156	77	(5)(7)(8)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors	9.33%	S + 5.00% (Incl. 1.75% PIK)	04/09/30	GBP 17,330	$17,302	$17,243	(5)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors		S + 5.00% (Incl. 1.75% PIK)	04/09/30	1,224	(1)	(6)	(5)(8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.58%	S + 5.25%	06/23/31	14,963	14,750	14,813	(5)(7)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.89%	S + 5.25%	06/23/31	8,333	753	733	(5)(7)(8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors		S + 5.25%	06/21/30	1,667	(23)	(17)	(5)(7)(8)

Total 1st Lien/Senior Secured Debt						730,772	730,897

1st Lien/Last-Out Unitranche (11) - 11.1%
EDB Parent, LLC (dba Enterprise DB)	Software	11.26%	S + 6.75%	07/07/28	$ 6,169	6,060	6,046	(5)(7)
EDB Parent, LLC (dba Enterprise DB)	Software	11.26%	S + 6.75%	07/07/28	2,401	1,815	1,767	(5)(7)(8)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.61%	S + 6.25%	12/07/28	6,255	6,204	6,193	(5)(7)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.61%	S + 6.25%	12/07/28	3,745	2,715	2,707	(5)(7)(8)
K2 Towers III, LLC	Wireless Telecommunication Services	10.89%	S + 6.55%	12/06/28	10,000	9,203	9,185	(5)(7)(8)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.96%	S + 6.61%	12/22/28	3,203	3,174	3,171	(5)(7)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.96%	S + 6.61%	12/22/28	2,005	347	344	(5)(7)(8)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.18%	S + 6.83%	02/01/29	6,285	6,231	6,222	(5)(7)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.19%	S + 6.83%	02/01/29	3,715	809	803	(5)(7)(8)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	12.19%	S + 7.00%	08/24/28	6,222	6,155	6,160	(5)(7)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	11.70%	S + 7.00%	08/24/28	3,778	1,450	1,451	(5)(7)(8)
Towerco IV Holdings, LLC	Wireless Telecommunication Services	8.21%	S + 3.75%	08/31/28	6,668	5,545	5,555	(5)(7)(8)

Total 1st Lien/Last-Out Unitranche						49,708	49,604

Total United States						$780,480	$780,501

Total Debt Investments						$850,179	$850,182

Investment(1)	Industry(2)	Initial Acquisition Date(13)	Shares(4)	Cost	Fair Value	Footnotes
Equity Securities - 1.4%
United States - 1.4%
Common Stock - 0.6%
VisionSafe Parent, LLC	Aerospace & Defense	04/19/24	220	$220	$273	(5)(7)(12)
RPC ABC Investment Holdings LLC (dba ABC Plumbing)	Diversified Consumer Services	04/26/24	1,733,153	1,733	1,733	(5)(7)(9)(12)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	07/06/22	400	400	649	(5)(7)(9)(12)
Whitewater Holding Company LLC	Diversified Consumer Services	12/21/21	2,700	270	225	(5)(7)(12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	7,091,071	—	—	(7)(9)(12)

Total Common Stock				2,623	2,880

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry(2)	Initial Acquisition Date(13)	Shares(4)	Cost	Fair Value	Footnotes

Preferred Stock - 0.8%
Whitewater Holding Company LLC	Diversified Consumer Services	10/02/24	221	$29	$31	(5)(7)(12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	3,440,568	1,094	—	(7)(9)(12)
CloudBees, Inc.	Software	11/24/21	134,557	1,505	1,975	(5)(7)(12)
Governmentjobs.com, Inc. (dba NeoGov)	Software	12/02/21	1,237	1,206	1,659	(5)(7)(12)

Total Preferred Stock				3,834	3,665

Warrants - 0.0%
CloudBees, Inc.	Software	11/24/21	38,977	$216	$49	(5)(7)(12)

Total Warrants				216	49

Total United States				$6,673	$6,594
Total Equity Securities				6,673	6,594

Total Investments - 191.0%				$856,852	$856,776

Investments in Affiliated Money Market Fund - 2.1%
United States - 2.1%
Goldman Sachs Financial Square Government Fund - Institutional Shares			9,505,692	$9,506	$9,506	(14)(15)

Total Investments in Affiliated Money Market Fund				$9,506	$9,506

Total United States				$9,506	$9,506
Total Investments and Investments in Affiliated Money Market Fund - 193.1%				$866,358	$866,282

(1)	Percentages are based on net assets.
(2)	For Industry subtotal and percentage, see Note 4 “Investments.”
(3)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either SOFR including SOFR adjustment, if any, (“S”), EURIBOR (“E”), SONIA (“SN”), NIBOR (“N”), CORRA (“C”), BBSW (“B”) or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. S loans are typically indexed to 12 month, 6 month, 3 month or 1 month S rates. As of December 31, 2024, 1 month S was 4.33%, 3 month S was 4.31%, 6 month S was 4.25%, 3 month SN was 4.70%, 3 month C was 3.15%, 3 month N was 4.68%, 3 month E was 2.71%, 1 month B was 4.32% and P was 7.50%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at December 31, 2024.

(4)

Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$” or “USD”) unless otherwise noted, Australian Dollar (“AUD”), Euros (“EUR”), Great British Pounds (“GBP”), Canadian Dollars (“CAD”), or Norwegian Kroner (“NOK”).

(5)

Represents co-investments made in accordance with the terms of the exemptive relief received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2024, the aggregate fair value of these securities is $142,584 or 16.0% of the Company’s total assets.

(7)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(8)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 7 “Commitments and Contingencies”.

(9)

As defined in the Investment Company Act, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

(10)	The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies”.

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

(11)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion.

(12)	Non-income producing security.
(13)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities”. As of December 31, 2024, the aggregate fair value of these securities is $6,594 or 1.5% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(14)	The investment is otherwise deemed to be an “affiliated person” of the Company. See Note 3 “Significant Agreements and Related Party Transactions”.
(15)	The annualized seven-day yield as of December 31, 2024 is 4.42%.

PIK - Payment-In-Kind

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Debt Investments - 180.1%
Canada - 11.2%
1st Lien/Senior Secured Debt - 11.2%
Trader Corporation	Automobiles	12.19%	C + 6.75%	12/21/29	16921	$12,258	$12,642	(5)(6)(7)
Trader Corporation	Automobiles		C + 6.75%	12/22/28	1279	(11)	(10)	(5)(6)(7)(8)
Recochem, Inc	Chemicals	11.14%	C + 5.75%	11/01/30	1,762	1,727	1,727	(5)(6)
Recochem, Inc	Chemicals	11.58%	C + 5.75%	11/01/30	7971	5,636	5,895	(5)(6)
Recochem, Inc	Chemicals		C + 5.75%	11/01/30	1941	(14)	(15)	(5)(6)(8)
Recochem, Inc	Chemicals		C + 5.75%	11/01/30	1294	(18)	(20)	(5)(6)(8)
iWave Information Systems, Inc.	Software	12.25%	S + 6.75%	11/23/28	8,824	8,634	8,603	(5)(6)(7)
iWave Information Systems, Inc.	Software		S + 6.75%	11/23/28	4,380	(22)	(109)	(5)(6)(7)(8)

Total 1st Lien/Senior Secured Debt						28,190	28,713

Total Canada						$28,190	$28,713
United Kingdom - 9.2%
1st Lien/Senior Secured Debt - 9.2%
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.69%	SN + 8.50% (Incl. 8.50% PIK)	07/25/28	12210	$14,463	$15,135	(5)(6) (7)
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.69%	SN + 8.50% (Incl. 8.50% PIK)	07/25/28	10491	6,092	6,393	(5)(6)(7)(8)
Bigchange Group Limited	Software	11.19%	SN + 6.00%	12/23/26	1400	1,854	1,749	(5)(6)(7)
Bigchange Group Limited	Software	11.19%	SN + 6.00%	12/23/26	213	270	266	(5)(6)(7)
Bigchange Group Limited	Software		SN + 6.00%	12/23/26	280	(5)	(7)	(5)(6)(7)(8)

Total 1st Lien/Senior Secured Debt						22,674	23,536

Total United Kingdom						$22,674	$23,536
United States - 159.7%
1st Lien/Senior Secured Debt - 146.6%
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	12.10%	S + 6.75%	01/09/30	$7,696	$7,492	$7,542	(6)(7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense		S + 6.75%	01/09/28	1,981	(41)	(40)	(6)(7)(8)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	12.10%	S + 6.75%	01/09/30	5,880	5,767	5,762	(6)(7)
Formulations Parent Corporation (dba Chase Corp)	Chemicals		S + 5.75%	11/15/29	1,743	(34)	(35)	(6)(8)
Formulations Parent Corporation (dba Chase Corp)	Chemicals	11.12%	S + 5.75%	11/15/30	10,461	10,254	10,251	(6)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 6.00%	01/29/28	8,378	—	—	(6)(8)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 6.00%	01/29/27	1,081	—	—	(6)(8)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 6.00%	01/29/28	541	—	—	(6)(8)
Superior Environmental Solutions	Commercial Services & Supplies	11.96%	S + 6.50%	08/01/29	4,799	4,685	4,703	(6)(7)
Superior Environmental Solutions	Commercial Services & Supplies		S + 6.50%	08/01/29	722	(8)	(14)	(6)(7)(8)
Superior Environmental Solutions	Commercial Services & Supplies	11.96%	S + 6.50%	08/01/29	481	133	135	(6)(7)(8)
UP Acquisition Corp. (dba Unified Power)	Commercial Services & Supplies	11.38%	S + 6.00%	10/31/29	4,419	4,322	4,320	(6)
UP Acquisition Corp. (dba Unified Power)	Commercial Services & Supplies		S + 6.00%	10/31/29	690	(15)	(16)	(6)(8)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023 (continued)

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail	11.35%	S + 6.00%	10/04/30	$8,955	$8,739	$8,731	(6)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail		S + 6.00%	10/05/29	1,045	(25)	(26)	(6)(8)
DFS Holding Company, Inc.	Distributors	12.46%	S + 7.00%	01/31/29	4,133	4,022	4,071	(6)(7)
DFS Holding Company, Inc.	Distributors	12.46%	S + 7.00%	01/31/29	867	287	290	(6)(7)(8)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	11.86%	S + 6.50%	11/01/28	6,697	6,526	6,630	(6)(7)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	11.96%	S + 6.50%	11/01/28	638	48	57	(6)(7)(8)
Groundworks, LLC	Diversified Consumer Services	11.90%	S + 6.50%	03/14/30	2,101	2,046	2,059	(6)(7)
Groundworks, LLC	Diversified Consumer Services		S + 6.50%	03/14/30	96	(5)	(2)	(6)(7)(8)
Groundworks, LLC	Diversified Consumer Services		S + 6.50%	03/14/29	109	(3)	(2)	(6)(7)(8)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	11.47%	S + 6.00%	07/06/27	3,448	3,396	3,396	(6)(7) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	11.47%	S + 6.00%	07/06/27	2,400	1,231	1,224	(6)(7)(8)(9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services		S + 6.00%	07/06/27	600	(8)	(9)	(6)(7)(8)(9)
Spotless Brands, LLC	Diversified Consumer Services	12.27%	S + 6.75%	07/25/28	10,618	10,347	10,458	(6)(7)
Spotless Brands, LLC	Diversified Consumer Services	12.25%	S + 6.75%	07/25/28	1,646	1,603	1,621	(6)(7)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	13.33%	S + 7.88% (Incl. 0.38% PIK)	08/14/28	7,321	7,079	7,175	(6)(7)
VASA Fitness Buyer, Inc.	Diversified Consumer Services		S + 7.88% (Incl. 0.38% PIK)	08/14/28	1,257	(20)	(25)	(6)(7)(8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services		S + 7.88% (Incl. 0.38% PIK)	08/14/28	209	(7)	(4)	(6)(7)(8)
Whitewater Holding Company LLC	Diversified Consumer Services	11.25%	S + 5.75%	12/21/27	2,004	1,975	1,964	(6)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	11.26%	S + 5.75%	12/21/27	270	57	55	(6)(7)(8)
Whitewater Holding Company LLC	Diversified Consumer Services	11.28%	S + 5.75%	12/21/27	673	663	660	(6)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	11.25%	S + 5.75%	12/21/27	669	659	655	(6)(7)
Whitewater Holding Company LLC	Diversified Consumer Services	11.52%	S + 6.00%	12/21/27	6,175	4,762	4,774	(6)(7)(8)
Checkmate Finance Merger Sub, LLC	Entertainment	11.95%	S + 6.50%	12/31/27	3,602	3,549	3,530	(6)(7)
Checkmate Finance Merger Sub, LLC	Entertainment		S + 6.50%	12/31/27	367	(5)	(7)	(6)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	10.85%	S + 5.50%	05/08/28	7,584	7,466	7,546	(6)(7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.50%	05/08/28	740	(11)	(4)	(6)(7)(8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.50%	05/08/28	2,070	(15)	(10)	(6)(7)(8)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services	11.47%	S + 6.00%	01/25/28	6,228	6,148	5,792	(6)(7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services		S + 6.00%	01/25/28	249	(3)	(17)	(6)(7)(8)
Computer Services, Inc.	Financial Services	12.13%	S + 6.75%	11/15/29	15,748	15,328	15,590	(6)(7)
Coretrust Purchasing Group LLC	Financial Services	12.11%	S + 6.75%	10/01/29	13,136	12,792	12,972	(6)(7)
Coretrust Purchasing Group LLC	Financial Services		S + 6.75%	10/01/29	1,932	(48)	(24)	(6)(7)(8)
Coretrust Purchasing Group LLC	Financial Services		S + 6.75%	10/01/29	1,932	(24)	(24)	(6)(7)(8)
Fullsteam Operations LLC	Financial Services		S + 8.25%	11/27/29	548	(16)	(16)	(6)(8)
Fullsteam Operations LLC	Financial Services	13.78%	S + 8.25%	11/27/29	9,798	9,462	9,504	(6)
Fullsteam Operations LLC	Financial Services	13.78%	S + 8.25%	11/27/29	3,083	871	887	(6)(8)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023 (continued)

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Fullsteam Operations LLC	Financial Services		S + 8.25%	11/27/29	$1,370	$(20)	$(21)	(6)(8)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.35%	S + 6.00%	06/01/28	6,757	6,650	6,351	(6)(7)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.36%	S + 6.00%	06/01/28	1,702	1,451	1,376	(6)(7)(8)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.40%	S + 6.00%	06/01/28	857	116	77	(6)(7)(8)
Coding Solutions Acquisition, Inc.	Health Care Providers & Services	11.11%	S + 5.75%	05/11/28	4,260	4,191	4,133	(6)(7)
Coding Solutions Acquisition, Inc.	Health Care Providers & Services	11.11%	S + 5.75%	05/11/28	1,293	1,271	1,255	(6)(7)
Coding Solutions Acquisition, Inc.	Health Care Providers & Services	11.11%	S + 5.75%	05/11/28	615	207	197	(6)(7)(8)
Coding Solutions Acquisition, Inc.	Health Care Providers & Services		S + 5.75%	05/11/28	10,491	(124)	(210)	(6)(7)(8)
Coding Solutions Acquisition, Inc.	Health Care Providers & Services	11.36%	S + 6.00%	05/11/28	2,908	2,839	2,850	(6)(7)
Highfive Dental Holdco, LLC	Health Care Providers & Services	12.45%	S + 6.75%	06/13/28	4,144	4,030	4,041	(6)(7)
Highfive Dental Holdco, LLC	Health Care Providers & Services		S + 6.75%	06/13/28	2,777	(74)	(69)	(6)(7)(8)
Highfive Dental Holdco, LLC	Health Care Providers & Services		S + 6.75%	06/13/28	463	(12)	(12)	(6)(7)(8)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services		S + 7.00%	03/18/27	9,874	9,500	7,603	(6)(7) (10)
Millstone Medical Outsourcing, LLC	Health Care Providers & Services		S + 5.75%	12/15/27	259	(3)	(5)	(6)(7)(8)
Millstone Medical Outsourcing, LLC	Health Care Providers & Services	11.35%	S + 5.75%	12/15/27	1,184	1,167	1,160	(6)(7)
Millstone Medical Outsourcing, LLC	Health Care Providers & Services	11.35%	S + 5.75%	12/15/27	5,128	4,992	5,025	(6)(7)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	11.93%	S + 6.50%	06/15/26	3,328	3,252	3,245	(6)(7)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	12.04%	S + 6.50%	06/15/26	1,681	938	933	(6)(7)(8)
SpendMend, LLC	Health Care Providers & Services	11.00%	S + 5.50%	03/01/28	3,437	3,392	3,351	(6)(7)
SpendMend, LLC	Health Care Providers & Services	11.02%	S + 5.50%	03/01/28	456	177	171	(6)(7)(8)
SpendMend, LLC	Health Care Providers & Services	11.00%	S + 5.50%	03/01/28	1,512	624	600	(6)(7)(8)
Businessolver.com, Inc.	Health Care Technology	10.96%	S + 5.50%	12/01/27	2,141	2,125	2,119	(6)(7)
Businessolver.com, Inc.	Health Care Technology	10.96%	S + 5.50%	12/01/27	318	48	46	(6)(7)(8)
HealthEdge Software, Inc.	Health Care Technology		S + 6.25%	04/09/26	400	(4)	(6)	(6)(7)(8)
HealthEdge Software, Inc.	Health Care Technology	11.71%	S + 6.25%	04/09/26	392	392	386	(6)(7)
HealthEdge Software, Inc.	Health Care Technology	11.71%	S + 6.25%	04/09/26	4,157	4,109	4,094	(6)(7)
HealthEdge Software, Inc.	Health Care Technology	11.71%	S + 6.25%	04/09/26	6,081	6,081	5,990	(6)(7)
Intelligent Medical Objects, Inc.	Health Care Technology	11.40%	S + 6.00%	05/11/29	3,580	3,521	3,472	(6)(7)
Intelligent Medical Objects, Inc.	Health Care Technology	11.39%	S + 6.00%	05/11/29	898	321	304	(6)(7)(8)
Intelligent Medical Objects, Inc.	Health Care Technology	11.41%	S + 6.00%	05/11/28	400	10	4	(6)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	12.93%	S + 7.50%	07/18/28	7,810	7,682	7,732	(6)(7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	13.10%	S + 7.50%	07/18/28	605	172	175	(6)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	12.92%	S + 7.50%	07/18/28	2,584	1,703	1,677	(6)(7)(8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	12.93%	S + 7.50%	07/18/28	770	764	762	(6)(7)
WebPT, Inc.	Health Care Technology	12.22%	S + 6.75%	01/18/28	3,255	3,219	3,190	(6)(7)
WebPT, Inc.	Health Care Technology	12.25%	S + 6.75%	01/18/28	278	232	229	(6)(7)(8)
WebPT, Inc.	Health Care Technology	12.22%	S + 6.75%	01/18/28	278	63	61	(6)(7)(8)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance		S + 6.25%	04/15/27	398	(6)	(6)	(6)(8)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023 (continued)

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance		S + 6.25%	04/15/27	$2,757	$(27)	$ (28)	(6)(8)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	11.75%	S + 6.25%	04/15/27	2,757	2,730	2,730	(6)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	11.79%	S + 6.25%	04/15/27	497	492	492	(6)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	11.64%	S + 6.25%	04/15/27	518	513	513	(6)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	11.79%	S + 6.25%	04/15/27	1,978	1,959	1,959	(6)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	11.79%	S + 6.25%	04/15/27	5,065	5,014	5,014	(6)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	11.38%	S + 6.00%	10/02/29	5,484	5,378	5,375	(6)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,418	(14)	(14)	(6)(8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,135	(22)	(23)	(6)(8)
Kaseya Inc.	IT Services	11.38%	S + 6.00% (Incl. 2.50% PIK)	06/25/29	5,850	5,777	5,791	(6)(7)
Kaseya Inc.	IT Services	11.38%	S + 6.00% (Incl. 2.50% PIK)	06/25/29	350	19	18	(6)(7)(8)
Kaseya Inc.	IT Services	10.86%	S + 6.00% (Incl. 2.50% PIK)	06/25/29	351	84	85	(6)(7)(8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products		S + 6.75%	07/18/28	728	(9)	(15)	(6)(7)(8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products		S + 6.75%	07/18/28	364	(8)	(7)	(6)(7)(8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	12.11%	S + 6.75%	07/18/28	5,666	5,530	5,552	(6)(7)
Recorded Books Inc. (dba RBMedia)	Media		S + 6.25%	08/31/28	749	(19)	(15)	(6)(7)(8)
Recorded Books Inc. (dba RBMedia)	Media	11.64%	S + 6.25%	09/03/30	9,251	9,005	9,066	(6)(7)
Amspec Parent, LLC	Professional Services	11.10%	S + 5.75%	12/05/30	7,046	6,871	6,870	(6)
Amspec Parent, LLC	Professional Services		S + 5.75%	12/05/30	1,016	(13)	(13)	(6)(8)
Amspec Parent, LLC	Professional Services		S + 5.75%	12/05/29	952	(23)	(24)	(6)(8)
iCIMS, Inc.	Professional Services	12.10%	S + 6.75%	08/18/28	1,703	261	229	(6)(7)(8)
iCIMS, Inc.	Professional Services	12.62%	S + 7.25% (Incl. 3.88% PIK)	08/18/28	18,606	18,357	18,002	(6)(7)
iCIMS, Inc.	Professional Services		S + 3.38%	08/18/28	3,804	—	(124)	(6)(7)(8)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	11.23%	S + 5.75%	11/30/27	1,973	1,945	1,934	(6)(7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	11.24%	S + 5.75%	11/30/27	2,006	1,976	1,966	(6)(7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services		S + 5.75%	11/30/27	349	(5)	(7)	(6)(7)(8)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.89%	S + 6.50%	07/01/27	938	804	795	(6)(7)(8)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.89%	S + 6.50%	07/01/27	9,062	9,062	8,971	(6)(7)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	11.85%	S + 6.50%	07/01/30	2,942	2,872	2,898	(6)(7)
Arrow Buyer, Inc. (dba Archer Technologies)	Software		S + 6.50%	07/01/30	679	(8)	(10)	(6)(7)(8)
CloudBees, Inc.	Software	12.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	1,474	1,414	1,460	(6)(7)

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023 (continued)

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Interest Rate(3)	Reference Rate and Spread(3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
CloudBees, Inc.	Software	12.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	$3,438	$3,304	$3,403	(6)(7)
Crewline Buyer, Inc. (dba New Relic)	Software	12.10%	S + 6.75%	11/08/30	11,141	10,867	10,863	(6)
Crewline Buyer, Inc. (dba New Relic)	Software		S + 6.75%	11/08/30	1,161	(28)	(29)	(6)(8)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.50%	12/01/28	1,512	(1)	(19)	(6)(7)(8)
Governmentjobs.com, Inc. (dba NeoGov)	Software	10.96%	S + 5.50%	12/01/28	206	204	203	(6)(7)
Governmentjobs.com, Inc. (dba NeoGov)	Software	10.96%	S + 5.50%	12/01/28	4,860	4,851	4,800	(6)(7)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.50%	12/02/27	550	(1)	(7)	(6)(7)(8)
NAVEX TopCo, Inc.	Software	11.11%	S + 5.75%	11/09/30	9,190	9,009	9,006	(6)
NAVEX TopCo, Inc.	Software		S + 5.75%	11/09/28	810	(16)	(16)	(6)(8)
Ncontracts, LLC	Software	11.80%	S + 6.50%	12/11/29	15,677	15,287	15,285	(6)
Ncontracts, LLC	Software		S + 6.50%	12/11/29	1,447	(36)	(36)	(6)(8)
Ncontracts, LLC	Software		S + 6.50%	12/11/29	1,447	(18)	(18)	(6)(8)
Onyx CenterSource, Inc.	Software	12.25%	S + 6.75%	12/15/28	405	126	126	(6)(8)
Onyx CenterSource, Inc.	Software	12.25%	S + 6.75%	12/15/28	5,401	5,281	5,280	(6)
Rubrik, Inc.	Software	12.52%	S + 7.00%	08/17/28	10,877	10,774	10,768	(6)(7)
Rubrik, Inc.	Software	12.52%	S + 7.00%	08/17/28	1,520	139	138	(6)(7)(8)
Singlewire Software, LLC	Software	11.35%	S + 6.00%	05/10/29	7,777	7,563	7,622	(6)(7)
Singlewire Software, LLC	Software		S + 6.00%	05/10/29	1,251	(34)	(25)	(6)(7)(8)
Ortholite, LLC	Textiles, Apparel & Luxury Goods	11.61%	S + 6.25%	09/29/27	5,751	5,697	5,694	(6)(7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	11.11%	S + 5.75%	10/07/30	2,263	1,537	1,527	(6)(8)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	11.11%	S + 5.75%	10/07/30	6,637	6,476	6,471	(6)

Total 1st Lien/Senior Secured Debt						377,313	374,835
1st Lien/Last-Out Unitranche (11) -13.1%
EDB Parent, LLC (dba Enterprise DB)	Software	12.10%	S + 6.75%	07/07/28	6,169	6,036	6,015	(6)(7)
EDB Parent, LLC (dba Enterprise DB)	Software	12.10%	S + 6.75%	07/07/28	2,401	1,088	1,028	(6)(7)(8)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	11.61%	S + 6.25%	12/07/28	6,255	6,193	6,193	(6)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services		S + 6.25%	12/07/28	3,745	(37)	(37)	(6)(8)
K2 Towers III, LLC	Wireless Telecommunication Services	11.91%	S + 6.55%	12/06/28	10,000	7,294	7,293	(6)(8)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	11.73%	S + 6.37%	12/22/28	3,203	3,171	3,171	(6)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services		S + 6.37%	12/22/28	2,005	(20)	(20)	(6)(8)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	12.46%	S + 7.00%	08/24/28	6,222	6,147	6,160	(6)(7)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services		S + 7.00%	08/24/28	3,778	(45)	(38)	(6)(7)(8)
Towerco IV Holdings, LLC	Wireless Telecommunication Services	9.71%	S + 4.25%	08/31/28	6,668	3,800	3,823	(6)(7)(8)

Total 1st Lien/Last-Out Unitranche						33,627	33,588

Total United States						$410,940	$408,423

Total Debt Investments						$461,804	$460,672

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2023 (continued)

(in thousands, except share and per share amounts)

Investment(1)	Industry(2)	Initial Acquisition Date(13)	Shares(4)	Cost	Fair Value	Footnotes
Equity Securities - 1.7%
United States - 1.7%
Common Stock - 0.4%
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	07/06/22	400	$400	$699	(6)(7)(9)(12)
Whitewater Holding Company LLC	Diversified Consumer Services	12/21/21	2,700	270	255	(6)(7)(12)

Total Common Stock				670	954
Preferred Stock - 1.3%
CloudBees, Inc.	Software	11/24/21	134,557	$1,505	$1,820	(6)(7)(12)
Governmentjobs.com, Inc. (dba NeoGov)	Software	12/02/21	1,237	1,206	1,496	(6)(7)(12)

Total Preferred Stock				2,711	3,316
Warrants - 0.0%
CloudBees, Inc.	Software	11/24/21	38,977	$216	$28	(6)(7)(12)

Total Warrants				216	28

Total United States				$3,597	$4,298

Total Equity Securities				3,597	4,298

Total Investments - 181.8%				$465,401	$464,970
Investments in Affiliated Money Market Fund - 0.4%
Goldman Sachs Financial Square Government Fund - Institutional Shares			904,635	$905	$905	(14)(15)

Total Investments in Affiliated Money Market Fund				905	905
Total Investments and Investments in Affiliated Money Market Fund - 182.2%				$466,306	$465,875

(1)	Percentages are based on net assets.
(2)	For Industry subtotal and percentage, see Note 4 “Investments.”
(3)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either LIBOR (“L”), SOFR, including SOFR adjustment, if any, (“S”), SONIA (“SN”), CDOR (“C”) or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. L and S loans are typically indexed to 6 month, 3 month or 1 month L or S rates. As of December 31, 2023, 1 month S was 5.35%, 3 month S was 5.33%, 6 month S was 5.16%, SN was 5.19%, 1 month C was 5.46% and 3 month C was 5.45%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at December 31, 2023.

(4)

Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$” or “USD”) unless otherwise noted, Great British pound (“GBP”) or Canadian dollar (“CAD”).

(5)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2023, the aggregate fair value of these securities is $52,249 or 10.9% of the Company’s total assets.

(6)

Represents co-investments made in accordance with the terms of the exemptive relief received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(7)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(8)Position

or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 7 “Commitments and Contingencies”.

(9)

As defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

(10)	The investment is on non-accrual status. See Note 2 “Significant Accounting Policies”.
(11)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion.

(12)	Non-income producing security.
(13)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities”. As of December 31, 2023, the aggregate fair value of these securities is $4,298 or 1.7% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(14)	The annualized seven-day yield as of December 31, 2023 is 5.25%.
(15)	The investment is otherwise deemed to be an “affiliated person” of the Company. See Note 3 “Significant Agreements and Related Party Transactions”.

PIK - Payment-In-Kind

The accompanying notes are an integral part of these consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Notes to the Consolidated Financial Statements

(in thousands, except share and per share amounts)

1. ORGANIZATION

Goldman Sachs Middle Market Lending LLC II (“MMLC LLC II”) was formed on February 21, 2020. Effective November 23, 2021, MMLC LLC II converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp. II (the “Company”, which term refers to either Goldman Sachs Middle Market Lending Corp. II or Goldman Sachs Middle Market Lending Corp. II together with its consolidated subsidiary, as the context may require), which, by operation of law, is deemed for purposes of Delaware law the same entity as MMLC LLC II. The Company commenced operations on October 29, 2021. On November 23, 2021, the Company’s initial investors (other than the Initial Member (as defined below)) funded the initial portion of their capital commitment to purchase shares of common stock, at which time the Initial Member’s initial capital contribution to MMLC LLC II was cancelled. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act. In addition, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2021.

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien debt, unitranche debt, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), is the investment adviser (the “Investment Adviser”) of the Company. The term “Goldman Sachs” refers to The Goldman Sachs Group, Inc. (“GS Group Inc.”), together with GS & Co., GSAM and its other subsidiaries.

On October 4, 2021 (the “Initial Closing Date”), the Company began accepting subscription agreements (“Subscription Agreements”) from investors in the Company’s private offering, pursuant to which investors made a capital commitment (a “Commitment”) to purchase shares of the Company’s common stock for an aggregate purchase price equal to its Commitment. Under the terms of the Subscription Agreements, each investor is required to make a capital contribution up to the undrawn amount of their capital commitment to purchase shares of the Company’s common stock each time the Company delivers a drawdown notice at least five business days (measured from the date we send such notice by mail or electronically, as applicable, rather than the date such notice is received) prior to the required funding date (the “Drawdown Date”). The Company held a limited number of closings subsequent to the Initial Closing Date. The final date on which the Company accepted Subscription Agreements (the “Final Closing Date”) was March 24, 2023. The offering and sale of common stock is exempt from registration pursuant to Regulation D and Regulation S promulgated under the U.S. Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering and for offers and sale of securities outside of the United States.

GS & Co. and Goldman Sachs International assisted the Company in conducting its private placement offering pursuant to agreements between the Company and each of GS & Co. and Goldman Sachs International.

The investment period commenced on the Initial Closing Date and will continue until March 24, 2026, which is the third anniversary of the Final Closing Date, provided that it may be extended by the board of directors of the Company (the “Board of Directors” or “Board”), in its discretion, for one additional twelve-month period, and, with the approval of a majority-in-interest of the stockholders, for up to one additional year thereafter (such period, including any extensions, the “Investment Period”). In addition, the Board of Directors may terminate the Investment Period at any time in its discretion.

Following the end of the Investment Period, the Company will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or our anticipated expenses, liabilities, including the payment or repayment of indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit, or other obligations, contingent or otherwise, including the Management Fee (as defined below), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the investment committee of Goldman Sachs Asset Management’s Private Credit Team prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing portfolio companies, which may include new financings of such portfolio companies (each, an “Additional Investment”) (including transactions to hedge interest rate or currency risks related to an Additional Investment).

The Company will continue to operate as a private reporting company, until the earlier of the following events, each referred to as an “Exit Event”: (i) any listing of the Company’s shares of common stock on a national securities exchange (a “listing”), including in connection with an initial public offering (“IPO”), (ii) merger with another entity, including an affiliated company, subject to any limitations under the Investment Company Act or (iii) the sale of all or substantially all of the assets of the Company. If the Company has not consummated an Exit Event by the sixth anniversary of the Final Closing Date, the Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider the Company’s potential wind down and/or liquidation and dissolution.

An affiliate of the Investment Adviser made a capital commitment to the Company of $0.10 on October 29, 2021 and served as the Company’s sole initial member the (“Initial Member”). The Company cancelled the Initial Member’s interest in the Company on November 23, 2021, the first date on which investors (other than the Initial Member) made their capital contribution to purchase shares of the Company’s common stock (the “Initial Drawdown Date”).

The Company has formed a wholly-owned subsidiary, which is structured as Delaware limited liability company, to hold certain equity or equity-like investments in portfolio companies.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s functional currency is U.S. dollars (“USD”) and these consolidated financial statements have been prepared in that currency. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company to make certain estimates and assumptions that may affect the amounts reported in the consolidated financial statements and accompanying notes. These consolidated financial statements reflect normal and recurring adjustments that in the opinion of the Company are necessary for the fair statement of the results for the periods presented. Actual results may differ from the estimates and assumptions included in the consolidated financial statements.

Certain prior period information has been conformed to the current period presentation and has no effect on the Company’s consolidated financial position or consolidated results of operations as previously reported.

As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

Basis of Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the financial position and results of operations of its wholly-owned subsidiary, MMLC II Blocker I, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company records its investment transactions on a trade date basis, which is the date when the Company assumes the risks for gains and losses related to that instrument. Realized gains and losses are based on the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums to par value on investments purchased are accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Loan origination fees, original issue discount (“OID”) and market discounts or premiums are capitalized and amortized into interest income using the effective interest method or straight-line method, as applicable. Exit fees that are receivable upon repayment of a loan or debt security are amortized into interest income over the life of the respective investment. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income, for which the Company has earned the following:

	For the Years Ended December 31,
	2024	2023	2022
Prepayment premiums	$561	$201	$—
Accelerated amortization of upfront loan origination fees and unamortized discounts	$2,112	$671	$—

Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to the Company, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, the Company only receives its allocable portion of such fees when invested in the same portfolio company as another Account (as defined below) managed by the Investment Adviser.

Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the principal amount or shares (if equity) of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon the investment being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest or dividend income, respectively.

Certain structuring fees, amendment fees, syndication fees and commitment fees are recorded as other income when earned. Administrative agent fees received by the Company are recorded as other income when the services are rendered over time.

Non-Accrual Investments

Investments are placed on non-accrual status when it is probable that principal, interest or dividends will not be collected according to contractual terms. Accrued interest or dividends generally are reversed when an investment is placed on non-accrual status. Interest or dividend payments received on non-accrual investments may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual investments are restored to accrual status when past due principal and interest or dividends are paid and, in management’s judgment, principal and interest or dividend payments are likely to remain current. The Company may make exceptions to this treatment if an investment has sufficient collateral value and is in the process of collection. As of December 31, 2024, the Company did not have any investments on non-accrual status. As of December 31, 2023, the Company had an investment held in one portfolio company on non-accrual status, which represented 2.0% and 1.6% of the total investments (excluding investments in money market funds, if any) at amortized cost and at fair value, respectively.

Investments

The Company carries its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), issued by the FASB, which defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is generally based on quoted market prices provided by independent price sources. In the absence of quoted market prices, investments are measured at fair value as determined by the Investment Adviser, as the valuation designee (“Valuation Designee”) designated by the Board of Directors, pursuant to Rule 2a-5 under the Investment Company Act.

Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See Note 5 “Fair Value Measurement.”

The Company generally invests in illiquid securities, including debt and equity investments, of companies. The Board of Directors has designated to the Investment Adviser day-to-day responsibilities for implementing and maintaining internal controls and procedures related to the valuation of the Company’s portfolio investments. Under valuation procedures approved by the Board of Directors and adopted by the Valuation Designee, market quotations are generally used to assess the value of the investments for which market quotations are readily available (as defined in Rule 2a-5). The Investment Adviser obtains these market quotations from independent pricing sources. If market quotations are not readily available, the Investment Adviser prices securities at the bid prices obtained from at least two brokers or dealers, if available; otherwise, the Investment Adviser obtains prices from a principal market maker or a primary market dealer. To assess the continuing appropriateness of pricing sources and methodologies, the Investment Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing sources or brokers, and any differences are reviewed in accordance with the valuation procedures. If the Valuation Designee believes any such market quotation does not reflect the fair value of an investment, it may independently value such investment in accordance with valuation procedures for investments for which market quotations are not readily available.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures approved by the Board of Directors and adopted by the Valuation Designee, contemplate a multi-step valuation process conducted by the Investment Adviser each quarter and more frequently as needed. As the Valuation Designee, the Investment Adviser is primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board of Directors, as described below:

(1)

The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Investment Adviser responsible for the valuation of the portfolio investment;

(2)

The Valuation Designee also engages independent valuation firms (the “Independent Valuation Advisors”) to provide independent valuations of the investments for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the Valuation Designee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by the Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the controllers group of Goldman Sachs. The Independent Valuation Advisors’ valuation ranges are compared to the Investment Adviser’s valuations to ensure the Investment Adviser’s valuations are reasonable. VOG presents the valuations to the Asset Management Private Investment Valuation and Side Pocket Working Group of the Asset Management Valuation Committee (the “Asset Management Private Investment Valuation and Side Pocket Working Group”), which is comprised of a number of representatives from different functions and areas of expertise related to GSAM’s business and controls who are independent of the investment decision making process;

(4)

The Asset Management Private Investment Valuation and Side Pocket Working Group reviews and preliminarily approves the fair valuations and makes fair valuation recommendations to the Asset Management Valuation Committee;

(5)

The Asset Management Valuation Committee reviews the valuation information provided by the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors. The Asset Management Valuation Committee then assesses such valuation recommendations; and

(6)

Through the Asset Management Valuation Committee, the Valuation Designee discusses the valuations, provides written reports to the Board of Directors on at least a quarterly basis, and, within the meaning of the Investment Company Act, determines the fair value of the investments in good faith, based on the inputs of the Asset Management Valuation Committee, the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors.

Money Market Funds

Investments in money market funds are valued at net asset value (“NAV”) per share and are considered cash equivalents for the purposes of the management fee paid to the Investment Adviser. See Note 3 “Significant Agreements and Related Party Transactions.”

Cash

Cash consists of deposits held at State Street Bank and Trust Company (in such capacity, the “Custodian”). As of December 31, 2024 and December 31, 2023, the Company held an aggregate cash balance of $15,673 and $8,543. Foreign currency of $2,814 and $1,828 (acquisition cost of $2,893 and $1,811) is included in cash as of December 31, 2024 and December 31, 2023.

Foreign Currency Translation

Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.

The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within the net realized and unrealized gains or losses on investments. Fluctuations arising from the translation of non-investment assets and liabilities, if any, are included with the net change in unrealized gains (losses) on foreign currency translations in the Consolidated Statements of Operations.

Foreign securities and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices to be more volatile than those of comparable U.S. companies or U.S. government securities.

Income Taxes

The Company recognizes tax positions in its consolidated financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement. The Company reports any interest expense related to income tax matters in income tax expense and any income tax penalties under expenses in the Consolidated Statements of Operations.

The Company’s tax positions have been reviewed based on applicable statutes of limitation for tax assessments, which may vary by jurisdiction, and based on such review, the Company has concluded that no additional provision for income tax is required in the consolidated financial statements. The Company is subject to potential examination by certain taxing authorities in various jurisdictions. The Company’s tax positions are subject to ongoing interpretation of laws and regulations by taxing authorities.

The Company has elected to be treated as a RIC commencing with its taxable year ended December 31, 2021. So long as the Company maintains its qualification for tax treatment as a RIC, it will generally not be required to pay corporate-level U.S. federal income tax on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. As a result, any U.S. federal income tax liability related to income earned and distributed by the Company represents obligations of the Company’s stockholders and will not be reflected in the consolidated financial statements of the Company.

To maintain its tax treatment as a RIC, the Company must meet specified source-of-income and asset diversification requirements and timely distribute to its stockholders for each taxable year at least 90% of its investment company taxable income (generally, its net ordinary income plus the excess of its realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction). In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year, and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income. If the Company chooses to do so, this generally would increase expenses and reduce the amount available to be distributed to stockholders. The Company will accrue excise tax on estimated undistributed taxable income as required.

The Company’s consolidated subsidiary is subject to U.S. federal and state corporate level income taxes. Income tax expense, if any, is included under the income category for which it applies in the Consolidated Statements of Operations.

Distributions

Distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from those amounts determined in accordance with GAAP. The Company may pay distributions in excess of its taxable net investment income. This excess would be a tax-free return of capital in the period and reduce a stockholder’s tax basis in its shares. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in capital in excess of par, accumulated undistributed net investment income or accumulated net realized gain (loss), as appropriate, in the period that the differences arise. Temporary and permanent differences are primarily attributable to differences in the tax treatment of certain loans and the tax characterization of income and non-deductible expenses. These differences are generally determined in conjunction with the preparation of the Company’s annual RIC tax return. Distributions to common stockholders are recorded on the ex-dividend date. The amount to be paid out as a distribution is determined by the Board of Directors each quarter and is generally based upon the earnings estimated by the Investment Adviser. The Company may pay distributions to its stockholders in a year in excess of its net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The Company intends to timely distribute to its stockholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of the Company’s taxable income earned in a year, the Company may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. The specific tax characteristics of the Company’s distributions will be reported to stockholders after the end of the calendar year. All distributions will be subject to available funds, and no assurance can be given that the Company will be able to declare such distributions in future periods.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of and amendments to the revolving credit facility with Bank of America, N.A (as amended, restated, supplemented or otherwise modified from time to time, the “BoA Revolving Credit Facility”) and the revolving credit facility between the Company and Truist Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Truist Revolving Credit Facility” and together with the BoA Revolving Credit Facility, the “Revolving Credit Facilities”). These costs are amortized using the straight-line method over the respective terms of the Revolving Credit Facilities. Deferred financing costs related to the Revolving Credit Facilities are presented separately as an asset on the Company’s Consolidated Statements of Assets and Liabilities.

Organization Costs

Organization costs include costs relating to the formation and organization of the Company. These costs were expensed as incurred. Upon the Initial Drawdown Date, stockholders bore such costs. Investors making capital commitments after the Initial Drawdown Date will bear a pro rata portion of such costs at the time of their first investment in the Company.

Offering Costs

Offering costs consist primarily of fees and expenses previously incurred in connection with the Company’s prior offering of shares, including legal, printing and other costs, as well as costs associated with the preparation and filing of the Company’s registration statement on Form 10. Offering costs were recognized as a deferred charge and were amortized on a straight-line basis over 12 months beginning on the date of commencement of operations.

Segment Reporting

As described under ASC 280 – Segment reporting, the Company operates through a single operating and reporting segment with the investment objectives to generate current income and, to a lesser extent, capital appreciation through direct origination of secured debt, unsecured debt and select equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officers, chief financial officer and chief operating officer. The CODM uses Net increase (decrease) in net assets from operations in the Company’s Consolidated Statements of Operations to assess the Company’s performance and allocate resources. The evaluation and assessment of this metric is used in implementing investment policy decisions, managing the Company’s portfolio, evaluation of the Company’s distribution policy and assessing the performance of the portfolio. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “Total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.

New Accounting Pronouncements

In November 2023, the FASB issued Accounting Standard Update (“ASU”) No. 2023-07, “Improvements to Reportable Segment Disclosures.” This ASU requires enhanced disclosures about significant segment expenses. In addition, the ASU requires specific disclosures related to the title and position of the individual (or the name of the group or committee) identified as the CODM; and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. The Company has adopted ASU 2023-07 effective December 31, 2024 and concluded that the application of this guidance did not have any material impact on its consolidated financial statements. For further information, see “Note 2 Significant Accounting Policies—Segment Reporting.”

In December 2023, the FASB issued ASU No. 2023-09, “Improvements to Income Tax Disclosures.” This ASU requires additional disaggregation of income taxes paid, specific rate reconciliation categories, and disaggregation within those categories if a defined quantitative threshold is met. The Company has elected early adoption of this standard and the adoption did not affect the Company’s consolidated financial statements.

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

Investment Management Agreement

The Company entered into an investment management agreement effective as of November 1, 2021 (the “Investment Management Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser manages the Company’s investment program and related activities. The Board approved the continuation of the Investment Management Agreement on August 8, 2024.

Management Fee

The Company pays the Investment Adviser a management fee (the “Management Fee”), accrued and payable quarterly in arrears. The Management Fee is equal to 0.1875% (i.e., an annual rate of 0.75%) of the average of the values of the Company’s gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters. For the avoidance of doubt, the Management Fee for the Company’s first quarter (i.e., the period beginning on the Initial Drawdown Date and ending on the last day of the quarter in which the Initial Drawdown Date occurred) will be equal to 0.1875% (i.e., an annual rate of 0.75%) of the Company’s average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of such quarter. The Management Fee for any partial quarter will be appropriately prorated. The Investment Adviser waives a portion of its management fee payable by the Company in an amount equal to the management fees it earns as an investment adviser for any affiliated money market funds in which the Company invests. Following the occurrence (if any) of a listing, the Management Fee will be equal to 0.25% (i.e., an annual rate of 1.00%) of the average of the values of the Company’s gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters (and, in the case of the Company’s first quarter-end following any listing, the Company’s gross assets as of such quarter-end).

For the years ended December 31, 2024, 2023 and 2022, Management Fees amounted to $5,234, $2,423 and $824 and the Investment Adviser waived $0, $0, and $193. As of December 31, 2024, $1,606 remained payable.

Incentive Fee

Pursuant to the Investment Management Agreement, the Company pays to the Investment Adviser an incentive fee (the “Incentive Fee”) as follows:

The Incentive Fee consists of two components that are determined independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on income and a portion is based on capital gains, each as described below.

i. Quarterly Incentive Fee Based on Income

For the portion of the Incentive Fee based on income, the Company’s Investment Adviser is entitled to receive the Incentive Fee based on Company income if the Company’s Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” (as defined below) of 1.75%. For this purpose, the hurdle is computed by reference to the Company’s NAV and does not take into account any changes in the market price of the Company’s common stock. The Incentive Fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to the Company’s aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters or if shorter, the number of quarters that have occurred since the Initial Drawdown Date (in either case, the “Trailing Twelve Quarters”). However, following the occurrence (if any) of a listing, the Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the listing, rather than the number of quarters that have occurred since the Initial Drawdown Date).

The “hurdle amount” for the Incentive Fee based on income is determined on a quarterly basis, and is equal to 1.75% multiplied by the Company’s NAV at the beginning of each applicable calendar quarter in the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by the Company of shares of its common stock) and distributions that occurred during the relevant Trailing Twelve Quarters. The Incentive Fee for any partial period will be appropriately prorated. For the portion of the Incentive Fee based on income, the Company pays the Investment Adviser a quarterly Incentive Fee based on the amount by which (A) Ordinary Income in respect of the relevant Trailing Twelve Quarters exceeds (B) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.”

The Incentive Fee based on income for each quarter is determined as follows:

•	No Incentive Fee based on income is payable to the Investment Adviser for any calendar quarter for which there is no Excess Income Amount;

•

100% of the Ordinary Income (as defined below), if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.0588% (or 2.1875% in the event of a listing) multiplied by the Company’s NAV at the beginning of each applicable calendar quarter included in the relevant Trailing Twelve Quarters is included in the calculation of the Incentive Fee based on income; and

•

15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Ordinary Income that exceeds the Catch-up Amount is included in the calculation of the Incentive Fee based on income.

The amount of the Incentive Fee based on income that will be paid to the Investment Adviser for a particular quarter will equal the excess of the Incentive Fee so calculated minus the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but will not exceed the Incentive Fee Cap (as described below, and subject to the limitations set forth in Section 205(b)(3) of the Advisers Act).

The Incentive Fee based on income that is paid to the Investment Adviser for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Ordinary Income” means interest income, dividend income and any other income (including any accrued income that we have not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter minus our operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee).

“Cumulative Net Return” means (x) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters.

If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Incentive Fee based on income to the Investment Adviser for such quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap. In certain limited circumstances, an Incentive Fee based on income will be payable to the Investment Adviser although the net income for such quarter did not exceed the hurdle rate or the Incentive Fee will be higher than it would have been if calculated based on the Company’s performance for the applicable quarter without taking into account the Trailing Twelve Quarters.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

For the years ended December 31, 2024, 2023 and 2022 Incentive Fees based on income amounted to $8,111, $3,152, and $0. As of December 31, 2024, $2,223 remained payable.

ii. Annual Incentive Fee Based on Capital Gains

The portion of Incentive Fee based on capital gains is determined and paid annually in arrears at the end of each calendar year or, in the event of a listing, the date on which such event occurs. At the end of each calendar year (or the occurrence of a listing), the Company will pay the Investment Adviser an Incentive Fee equal to (A) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the difference, if positive, of the sum of the Company’s aggregate realized capital gains, if any, computed net of the Company’s aggregate realized capital losses, if any, and the Company’s aggregate unrealized capital depreciation, in each case from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) until the end of such calendar year or listing, as applicable, minus (B) the cumulative amount of Incentive Fees based on capital gains previously paid to the Investment Adviser from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable. For the avoidance of doubt, unrealized capital appreciation is excluded from the calculation in clause (A), above.

The Company accrues, but does not pay, a portion of the Incentive Fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Company is required to accrue an Incentive Fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the Incentive Fee based on capital gains, the Company considers the cumulative aggregate unrealized capital appreciation in the calculation, since an Incentive Fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Company records a capital gains incentive fee equal to 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of such amount, minus the aggregate amount of actual Incentive Fees based on capital gains paid in all prior periods (or, following the occurrence (if any) of a listing, in all prior periods beginning with the date on which such event occurs). If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the years ended December 31, 2024, 2023 and 2022 the Company accrued Incentive Fees based on capital gains under GAAP of $0, $0, and $(31), which was not realized.

Administration and Custodian Fees

The Company has entered into an administration agreement with State Street Bank and Trust Company (the “Administrator”) under which the Administrator provides various accounting and administrative services to the Company. The Company pays the Administrator fees for its services as it determines to be commercially reasonable in its sole discretion. The Company also reimburses the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator pays any compensation associated with such functions. The Administrator also serves as the Company’s Custodian.

For the years ended December 31, 2024, 2023 and 2022, the Company incurred expenses for services provided by the Administrator and the Custodian of $647, $394 and $310. As of December 31, 2024, $185 remained payable.

Transfer Agent Fees

The Company has entered into a transfer agency agreement (the “Transfer Agency Agreement”), with GS & Co. pursuant to which GS & Co. serves as the Company’s transfer agent (“Transfer Agent”), registrar and disbursing agent. The Company pays the Transfer Agent fees at an annual rate of 0.15% of the average of the NAV of the Company at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, the Company’s NAV as of such quarter-end).

For the years ended December 31, 2024, 2023 and 2022, the Company incurred expenses for services provided by the Transfer Agent of $559, $296 and $126. As of December 31, 2024, $172 remained payable.

Affiliates

The table below presents the Company’s affiliated investments:

	Beginning Fair Value Balance	Gross Additions(1)	Gross Reductions(2)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Ending Fair Value Balance	Dividend, Interest and Other Income
For the Year Ended December 31, 2024
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund	$905	$483,485	$(474,884)	$—	$—	$9,506	$399
ABC Investment Holdco Inc. (dba ABC Plumbing)	—	9,729	(247)	—	(24)	9,458	574
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	—	9,264	(3)	—	(1,367)	7,894	822
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	5,310	1,721	(191)	—	(7)	6,833	756

Total Non-Controlled Affiliates	$6,215	$504,199	$(475,325)	$—	$(1,398)	$33,691	$2,551

For the Year Ended December 31, 2023
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund	$—	$174,325	$(173,420)	$—	$—	$905	$162
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	3,843	1,268	(34)	—	233	5,310	474

Total Non-Controlled Affiliates	$3,843	$175,593	$(173,454)	$—	$233	$6,215	$636

(1)

Gross additions may include increases in the cost basis of investments resulting from new portfolio investments, PIK, the accretion of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.

(2)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

Due to Affiliates

The Investment Adviser pays certain general and administrative expenses, including legal expenses, on behalf of the Company in the ordinary course of business. As of December 31, 2024 and December 31, 2023, there were $6 and $161, respectively, included within accrued expenses and other liabilities, and $0 and $0, respectively, included within interest and other debt expenses payable that were paid by the Investment Adviser and its affiliates on behalf of the Company.

Co-Investment Activity

In certain circumstances, the Company can make negotiated co-investments pursuant to an exemptive order from the SEC permitting it to do so. On November 16, 2022, the SEC granted to the Investment Adviser, the BDCs advised by the Investment Adviser and certain other affiliated applicants exemptive relief on which the Company expects to rely to co-invest alongside certain other client accounts managed by the Investment Adviser (collectively with the Company, the “Accounts”), which may include proprietary accounts of Goldman Sachs, in a manner consistent with the Company’s investment objectives and strategies, certain Board-established criteria, the conditions of such exemptive relief and other pertinent factors (as amended, the “Relief”). On June 25, 2024, the SEC granted an amendment to the Relief, which permits the Company to participate in follow-on investments in the Company’s existing portfolio companies with certain affiliates covered by the Relief if such affiliates, that are not BDCs or registered investment companies, did not have an investment in such existing portfolio company. If the Investment Adviser forms other funds in the future, the Company may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in the Company’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs. The Goldman Sachs Asset Management Private Credit Team is composed of investment professionals dedicated to the Company’s investment strategy and to other funds that share a similar investment strategy with the Company. The Goldman Sachs Asset Management Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring the Company’s investments and monitoring and servicing the Company’s investments. The team works together with investment professionals who are primarily focused on investment strategies in syndicated, liquid credit. Under the terms of the Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the then-current investment objectives and strategies of the Company.

4.	INVESTMENTS

The Company’s investments (excluding investments in money market funds, if any) consisted of the following:

	December 31, 2024		December 31, 2023
Investment Type	Cost	Fair Value	Cost	Fair Value
1st Lien/Senior Secured Debt	$800,471	$800,578	$428,177	$427,084
1st Lien/Last-Out Unitranche	49,708	49,604	33,627	33,588
Preferred Stock	3,834	3,665	2,711	3,316
Common Stock	2,623	2,880	670	954
Warrants	216	49	216	28

Total investments	$856,852	$856,776	$465,401	$464,970

The industry composition of the Company’s investments as a percentage of fair value and net assets was as follows:

	December 31, 2024		December 31, 2023
Industry	Fair Value	Net Assets	Fair Value	Net Assets
Software	20.9%	40.0%	19.9%	36.2%
Financial Services	14.2	27.1	12.9	23.4
Diversified Consumer Services	8.3	15.8	9.0	16.3
Trading Companies & Distributors	7.4	14.1	1.7	3.1
IT Services	7.1	13.5	7.0	12.8
Commercial Services & Supplies	6.4	12.2	2.0	3.6
Wireless Telecommunication Services	4.9	9.3	5.7	10.4
Health Care Technology	4.1	7.9	6.5	11.8
Machinery	3.4	6.4	—	—
Professional Services	3.3	6.4	6.2	11.3
Health Care Providers & Services	2.8	5.4	7.4	13.4
Chemicals	2.6	5.0	3.8	7.0
Specialty Retail	2.0	3.8	—	—
Aerospace & Defense	1.9	3.7	2.9	5.2
Construction & Engineering	1.4	2.6	—	—
Health Care Equipment & Supplies	1.4	2.6	—	—
Insurance	1.2	2.3	2.3	4.2
Media	1.2	2.3	1.9	3.5
Real Estate Mgmt. & Development	2.1	4.1	2.1	3.8
Consumer Staples Distribution & Retail	1.0	2.0	1.9	3.4
Leisure Products	0.8	1.4	1.2	2.2
Textiles, Apparel & Luxury Goods	0.7	1.3	1.2	2.2
Distributors	0.5	1.0	0.9	1.7
Entertainment	0.4	0.8	0.8	1.4
Automobiles	—	—	2.7	4.9

Total	100.0%	191.0%	100.0%	181.8%

The geographic composition of the Company’s investments at fair value was as follows:

Geographic	December 31, 2024	December 31, 2023
United States	91.9%	88.8%
Canada	5.1	6.2
United Kingdom	3.0	5.0

Total	100.0%	100.0%

5. FAIR VALUE MEASUREMENT

The fair value of a financial instrument is the amount that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

Basis of Fair Value Measurement

Level 1 – Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2 – Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 – Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Note 2 “Significant Accounting Policies” should be read in conjunction with the information outlined below.

The table below presents the valuation techniques and the nature of significant inputs generally used in determining the fair value of Level 2 and Level 3 Instruments.

Level 2 Instruments	Valuation Techniques and Significant Inputs
Equity and Fixed Income

The types of instruments that trade in markets that are not considered to be active but are valued based on quoted market prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency include commercial paper, most government agency obligations, most corporate debt securities, certain mortgage-backed securities, certain bank loans, less liquid publicly listed equities, certain state and municipal obligations, certain money market instruments and certain loan commitments.

Valuations of Level 2 Equity and Fixed Income instruments can be verified to quoted prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. Consideration is given to the nature of the quotations (e.g. indicative or firm) and the relationship of recent market activity to the prices provided from alternative pricing sources.

Derivative Contracts	Over-the-counter (“OTC”) derivatives (both centrally cleared and bilateral) are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, calibration to market-clearing transactions, broker or dealer quotations, or other alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument, as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments.

Level 2 Instruments	Valuation Techniques and Significant Inputs
Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, voluntary and involuntary prepayment rates, loss severity rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, model inputs can generally be verified and model selection does not involve significant management judgment. OTC derivatives are classified within Level 2 of the fair value hierarchy when significant inputs are corroborated by market evidence.

Level 3 Instruments	Valuation Techniques and Significant Inputs

Bank Loans, Corporate Debt, and Other Debt Obligations	Valuations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analyses, which incorporate comparisons both to credit default swaps that reference the same underlying credit risk and to other debt instruments for the same issuer for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis.

Equity

Recent third-party investments or pending transactions are considered to be the best evidence for any change in fair value. When these are not available, the following valuation methodologies are used, as appropriate and available: (i) Transactions in similar instruments; (ii) Discounted cash flow techniques; (iii) Third party appraisals; and (iv) Industry multiples and public comparables.

Evidence includes recent or pending reorganizations (for example, merger proposals, tender offers and debt restructurings) and significant changes in financial metrics, including: (i) Current financial performance as compared to projected performance; (ii) Capitalization rates and multiples; and (iii) Market yields implied by transactions of similar or related assets.

The table below presents the ranges of significant unobservable inputs used to value the Company’s Level 3 assets as of December 31, 2024 and December 31, 2023. These ranges represent the significant unobservable inputs that were used in the valuation of each type of instrument, but they do not represent a range of values for any one instrument. For example, the lowest discount rate in 1st Lien/Senior Secured Debt is appropriate for valuing that specific debt investment, but may not be appropriate for valuing any other debt investments in this asset class. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 assets.

Level 3 Instruments	Fair Value(1) (2)	Valuation Techniques (3)	Significant Unobservable Inputs	Range of Significant Unobservable Inputs(4)	Weighted Average(5)
As of December 31, 2024
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured Debt	$719,777	Discounted cash flows	Discount Rate	7.7% -14.1%	10.1%
1st Lien/Last-Out Unitranche	49,604	Discounted cash flows	Discount Rate	8.8% -12.2%	10.9%

Level 3 Instruments	Fair Value(1) (2)	Valuation Techniques (3)	Significant Unobservable Inputs	Range of Significant Unobservable Inputs(4)	Weighted Average(5)
Equity
Preferred Stock	$1,690	Comparable multiples	EV/EBITDA(6)	13.5x -20.8x	20.7x
	1,975	Comparable multiples	EV/Revenue	—	4.2x
Common Stock	2,880	Comparable multiples	EV/EBITDA(6)	9.5x - 13.5x	12.2x
Warrants	49	Comparable multiples	EV/Revenue	—	4.2x
As of December 31, 2023
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured Debt	$307,011	Discounted cash flows	Discount Rate	8.9% -11.8%	10.5%
	7,603	Comparable multiples	EV/EBITDA(6)	—	10.0x
1st Lien/Last-Out Unitranche	16,988	Discounted cash flows	Discount Rate	8.9% -11.7%	10.7%
Equity
Preferred Stock	$1,496	Comparable multiples	EV/EBITDA(6)	—	31.2x
	1,820	Comparable multiples	EV/Revenue	—	4.0x
Common Stock	954	Comparable multiples	EV/EBITDA(6)	9.3x -16.0x	11.1x
Warrants	28	Comparable multiples	EV/Revenue	—	4.0x

(1)

As of December 31, 2024, included within Level 3 assets of $827,181 is an amount of $51,206 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $769,381 or 93.8% of Level 3 bank loans, corporate debt, and other debt obligations.

(2)

As of December 31, 2023, included within Level 3 assets of $464,970 is an amount of $129,070 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $323,999 or 70.3% of Level 3 bank loans, corporate debt, and other debt obligations.

(3)

The fair value of any one instrument may be determined using multiple valuation techniques. For example, market comparable and discounted cash flows may be used together to determine fair value. Therefore, the Level 3 balance encompasses both of these techniques.

(4)	The range for an asset category consisting of a single investment, if any, is not meaningful and therefore has been excluded.
(5)

Weighted average for an asset category consisting of multiple investments is calculated by weighting the significant unobservable input by the relative fair value of the investment. Weighted average for an asset category consisting of a single investment represents the significant unobservable input used in the fair value of the investment.

(6)	Enterprise value of portfolio company as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”).

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2024 and December 31, 2023. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates or market yields is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases in market comparable transactions or market multiples would result in an increase, in the fair value.

The following is a summary of the Company’s assets categorized within the fair value hierarchy:

	December 31, 2024				December 31, 2023
Assets	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
1st Lien/Senior Secured Debt	$—	$29,595	$770,983	$800,578	$—	$—	$427,084	$427,084
1st Lien/Last-Out Unitranche	—	—	49,604	49,604	—	—	33,588	33,588
Preferred Stock	—	—	3,665	3,665	—	—	3,316	3,316
Common Stock	—	—	2,880	2,880	—	—	954	954
Warrants	—	—	49	49	—	—	28	28
Investments in Affiliated Money Market Fund	9,506	—	—	9,506	905	—	—	905

Total	$9,506	$29,595	$827,181	$866,282	$905	$—	$464,970	$465,875

The below table presents a summary of changes in fair value of Level 3 assets by investment type:

Assets	Beginning Balance	Purchases(1)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Sales and Settlements(1)	Net Amortization of Premium/ Discount	Transfers In (2)	Transfers Out (2)	Ending Balance	Net Change in Unrealized Appreciation (Depreciation) for assets still held
For the Year Ended December 31, 2024
1st Lien/Senior Secured Debt	$427,084	$472,793	$(2,193)	$1,106	$(131,941)	$4,134	$—	$—	$770,983	$(876)
1st Lien/Last-Out Unitranche	33,588	15,969	—	(64)	—	111	—	—	49,604	(64)
Preferred Stock	3,316	1,236	—	(774)	(113)	—	—	—	3,665	(774)
Common Stock	954	1,953	—	(27)	—	—	—	—	2,880	(27)
Warrants	28	—	—	21	—	—	—	—	49	21

Total assets	$464,970	$491,951	$(2,193)	$262	$(132,054)	$4,245	$—	$—	$827,181	$(1,720)

For the Year Ended December 31, 2023
1st Lien/Senior Secured Debt	$239,700	$218,415	$1,348	$95	$(34,186)	$1,712	$—	$—	$427,084	$177
1st Lien/Last-Out Unitranche	6,295	27,239	—	19	—	35	—	—	33,588	18
Preferred Stock	2,826	—	—	490	—	—	—	—	3,316	490
Common Stock	768	—	—	186	—	—	—	—	954	186
Warrants	71	—	—	(43)	—	—	—	—	28	(43)

Total assets	$249,660	$245,654	$1,348	$747	$(34,186)	$1,747	$—	$—	$464,970	$828

(1)	Purchases may include PIK, securities received in corporate actions and restructurings. Sales and Settlements may include securities delivered in corporate actions and restructuring of investments.
(2)	Transfers in (out) of Level 3, if any, are due to a decrease (increase) in the quantity and reliability of broker quotes obtained by the Investment Adviser.

Debt Not Carried at Fair Value

The fair value of the Company’s debt, which would have been categorized as Level 3 within the fair value hierarchy as of December 31, 2024 and December 31, 2023, approximates its carrying value because the Revolving Credit Facilities have variable interest based on selected short-term rates.

6. DEBT

On November 1, 2021, the Initial Member approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act to the Company and such election became effective the following day. As a result of this approval, the Company is currently allowed to borrow amounts such that its asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). As of December 31, 2024 and December 31, 2023, the Company’s asset coverage ratio based on the aggregate amount outstanding of senior securities was 205% and 219%.

The Company’s outstanding debt was as follows:

	December 31, 2024			December 31, 2023
	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value
BoA Revolving Credit Facility(1)	$30,000	$30,000	$—	$95,000	$95,000	$—
Truist Revolving Credit Facility(2)	580,000	152,281	425,906	305,000	91,805	214,459

Total debt	$610,000	$182,281	$425,906	$400,000	$186,805	$214,459

(1)

Provides, under certain circumstances, a total borrowing capacity of $300,000. The Company may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of December 31, 2024, the Company had outstanding borrowings of $0. As of December 31, 2023, the Company had outstanding borrowings of $0.

(2)

Provides, under certain circumstances, a total borrowing capacity of $750,000. As of December 31, 2024, the Company had outstanding borrowings denominated in USD of $390,000, in GBP of GBP 14,915, in CAD of CAD 6,750, in EUR of EUR 3,440 and in AUD of AUD 14,500. As of December 31, 2023, the Company had outstanding borrowings denominated in USD of $179,000, in GBP of GBP 13,165 and in CAD of CAD 24,750.

The combined weighted average interest rate of the aggregate borrowings outstanding for the year ended December 31, 2024 was 7.30% and the weighted average interest rate of the aggregate borrowings outstanding for the year ended December 31, 2023 was 7.46%. The combined weighted average debt of the aggregate borrowings outstanding for the year ended December 31, 2024 was $345,517 and the weighted average debt of the aggregate borrowings outstanding for the year ended December 31, 2023 was $134,147.

BoA Revolving Credit Facility

The Company entered into the BoA Revolving Credit Facility on November 26, 2021 with Bank of America, N.A., as administrative agent (the “Administrative Agent”), lead arranger, letter of credit issuer and lender, which has been amended and supplemented from time to time. Subject to availability under the “Borrowing Base” (as defined by the BoA Revolving Credit Facility), the maximum principal amount of the BoA Revolving Credit Facility was $30,000 as of December 31, 2024. The Borrowing Base is calculated based on the unfunded capital commitments of the investors meeting various eligibility requirements (subject to investor concentration limits) multiplied by specified advance rates. The stated maturity date of the BoA Revolving Credit Facility is May 22, 2025, subject to one option to extend the stated maturity date to November 21, 2025, upon the satisfaction of certain customary conditions (including payment of an extension fee equal to 0.30% of the aggregate principal amount of loans and commitments extended).

Proceeds from the BoA Revolving Credit Facility may be used for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

Under the BoA Revolving Credit Facility, the Company has the ability to elect Daily Simple SOFR, Term SOFR, the applicable alternative currency rate, or the alternate base rate at the time of drawdown, and loans may be converted from one rate to another at any time, subject to certain conditions. The interest rate on obligations under the BoA Revolving Credit Facility is (A) the prevailing Daily Simple SOFR, Term SOFR for the applicable interest period or the applicable alternative currency rate, in each case, plus any applicable credit spread adjustment (which is zero for Daily Simple SOFR and 1-month Term SOFR), plus 2.85% per annum, or (B) an alternate base rate (the greatest of (i) the Prime Rate plus 1.85% per annum, (ii) the Federal Funds Rate plus 0.50% plus 1.85% per annum, and (iii) Term SOFR with a one-month tenor plus 1.00%).

The Company pays (x) a 0.35% annualized fee if the facility utilization is equal to or greater than 50% of the maximum commitment and (y) a 0.45% annualized fee if the facility utilization is less than 50% of the maximum commitment, in each case, on a quarterly basis on committed but undrawn amounts under the BoA Revolving Credit Facility.

Amounts drawn under the BoA Revolving Credit Facility may be prepaid at any time without premium or penalty, subject to applicable breakage costs. Loans are subject to mandatory prepayment for amounts exceeding the Borrowing Base or the lenders’ aggregate commitment and to the extent required to comply with the Investment Company Act, as applied to BDCs. Transfers of interests in the Company by investors are subject to certain restrictions under the BoA Revolving Credit Facility. In addition, any transfer of shares from a stockholder whose undrawn commitments are included in the Borrowing Base to a stockholder that is not eligible to be included in the Borrowing Base (or that is eligible to be included in the Borrowing Base at a lower advance rate) may trigger mandatory prepayment obligations.

The BoA Revolving Credit Facility is secured by a perfected first priority security interest in the unfunded capital commitments of the Company’s investors (with certain exceptions) and the proceeds thereof, including an assignment of the right to make capital calls, receive and apply capital contributions, and enforce remedies and claims related thereto, and a pledge of the collateral account into which capital call proceeds are deposited. Additionally, under the BoA Revolving Credit Facility, in certain circumstances after an event of default, the Administrative Agent will be able to require investors to fund their capital commitments directly to the Administrative Agent for the purposes of repaying the loans, but lenders cannot seek recourse against a stockholder in excess of such stockholder’s obligation to contribute capital to the Company.

The BoA Revolving Credit Facility contains customary representations, warranties, and affirmative and negative covenants, including without limitation, representations and covenants regarding treatment as a RIC under the Code and as a BDC under the Investment Company Act and restrictions on the Company’s ability to make certain distributions, to incur additional indebtedness, to incur any liens on the collateral and to permit certain transfers of stockholders’ ownership interest in the shares. The BoA Revolving Credit Facility includes customary conditions precedent to the draw-down of loans and customary events of default. As of December 31, 2024, the Company was in compliance with these covenants.

Costs of $1,675 were incurred in connection with obtaining and amending the BoA Revolving Credit Facility, which have been recorded as deferred financing costs on the Consolidated Statements of Assets and Liabilities and are being amortized over the life of the BoA Revolving Credit Facility using the straight-line method. As of December 31, 2024 and December 31, 2023, outstanding deferred financing costs were $96 and $314.

The below table presents the summary information of the BoA Revolving Credit Facility:

	For the Years Ended December 31,
	2024	2023	2022
Borrowing interest expense	$870	$3,775	$1,787
Facility fees	348	299	227
Amortization of financing costs	541	619	398

Total	$1,759	$4,693	$2,412

Weighted average interest rate	8.42%	7.48%	5.30%
Average outstanding balance	$10,333	$50,446	$33,710

Truist Revolving Credit Facility

The Company entered into the Truist Revolving Credit Facility on February 28, 2023 with, among others, Truist Bank, as administrative agent, lead arranger, letter of credit issuer and lender, which has been amended and supplemented from time to time.

The Truist Revolving Credit Facility is a multicurrency facility, and as of December 31, 2024, total outstanding revolving commitments under the Truist Revolving Credit Facility were $555,000 and term loans under the Truist Revolving Credit Facility were $25,000 for an aggregate amount of $580,000. The Truist Revolving Credit Facility also has an accordion feature, subject to the satisfaction of various conditions, which could bring total outstanding revolving commitments and term loans under the Truist Revolving Credit Facility to $750,000. Commitments under the Truist Revolving Credit Facility may be repaid and reborrowed until the end of the revolving availability period, which ends on May 30, 2028. Any amounts borrowed under the Truist Revolving Credit Facility will mature, and all accrued and unpaid interest will be due and payable, on May 30, 2029. Borrowings denominated in USD, including amounts drawn in respect of letters of credit, bear interest (at the Company’s election) of either (i) term SOFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus an additional 0.10% credit adjustment spread, or (ii) an alternate base rate, which is the highest of (x) Prime Rate in effect on such day, (y) Federal Funds Effective Rate for such day plus 1/2 of 1.00% and (z) term SOFR for an interest period of one (1) month plus 1.00%, plus a margin of either 1.00% or 0.75% (subject to certain gross borrowing base conditions). Borrowings denominated in non-USD bear interest of the applicable term benchmark rate or daily simple RFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus, in the case of borrowings denominated in Pound Sterling (GBP) only, an additional 0.0326% credit adjustment spread or 0.1193% credit adjustment spread, for 1-month tenor and 3-months tenor borrowings, respectively. With respect to borrowings denominated in USD, the Company may elect either term SOFR, or an alternative base rate at the time of borrowing, and such borrowings may be converted from one benchmark to another at any time, subject to certain conditions.

The Company’s obligations to the lenders under the Truist Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s portfolio of investments and cash, with certain exceptions. The Truist Revolving Credit Facility contains certain covenants, including: (i) maintaining a minimum shareholders’ equity and (ii) maintaining an asset coverage ratio of at least 1.50 to 1. As of December 31, 2024, the Company was in compliance with these covenants.

The Truist Revolving Credit Facility may be guaranteed by certain of the Company’s subsidiaries, including those that are formed or acquired by the Company in the future. The Truist Revolving Credit Facility also includes representations and warranties, conditions precedent to funding of draws and events of default (including a change in control event of default trigger).

Costs of $6,535 were incurred in connection with obtaining the Truist Revolving Credit Facility, which have been recorded as deferred financing costs on the Consolidated Statements of Assets and Liabilities and are being amortized over the life of the Truist Revolving Credit Facility using the straight-line method. As of December 31, 2024 and December 31, 2023, outstanding deferred financing costs were $5,143 and $2,560.

The below table presents the summary information of the Truist Revolving Credit Facility:

	For the Years Ended December 31,
	2024	2023	2022
Borrowing interest expense	$24,358	$6,231	N/A
Facility fees	405	732	N/A
Amortization of financing costs	882	510	N/A

Total	$25,645	$7,473	N/A

Weighted average interest rate	7.27%	7.44%	N/A
Average outstanding balance	$335,184	$83,701	N/A

7. COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company had aggregate capital commitments and undrawn capital commitments from investors as follows:

	December 31, 2024			December 31, 2023
	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded
Common Stock	$545,501	$95,608	82%	$546,425	$287,410	47%

Portfolio Company Commitments

The Company may enter into investment commitments through executed credit agreements or commitment letters. In many circumstances for executed commitment letters, borrower acceptance and final terms are subject to transaction-related contingencies. As of December 31, 2024, the Company believed that it had adequate financial resources to satisfy its unfunded commitments. The Company had the following unfunded commitments by investment types:

	Unfunded Commitment Balances (1)
	December 31, 2024	December 31, 2023
1st Lien/Senior Secured Debt
ABC Investment Holdco Inc. (dba ABC Plumbing)	$2,581	$—
Admiral Buyer, Inc. (dba Fidelity Payment Services)	1,019	2,810
AI Titan Parent, Inc. (dba Prometheus)	1,660	—
AQ Sunshine, Inc. (dba Relation Insurance)	3,791	3,155
Arrow Buyer, Inc. (dba Archer Technologies)	486	679
Artifact Bidco, Inc. (dba Avetta)	7,389	—
ASM Buyer, Inc.	2,100	9,757
Aurora Acquireco, Inc. (dba AuditBoard)	10,000	—
Blast Bidco Inc. (dba Bazooka Candy Brands)	1,045	1,045
BSI3 Menu Buyer, Inc (dba Kydia)	249	249
Businessolver.com, Inc.	241	268
Charger Debt Merger Sub, LLC (dba Classic Collision)	6,553	—
Checkmate Finance Merger Sub, LLC	367	367
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	2,392	—
Circustrix Holdings, LLC (dba SkyZone)	146	1,092
Clearcourse Partnership Acquireco Finance Limited	3,746	6,612
Coding Solutions Acquisition, Inc. (dba CorroHealth)	501	10,891
Computer Services, Inc.	5,406	—

	Unfunded Commitment Balances (1)
	December 31, 2024	December 31, 2023
Coretrust Purchasing Group LLC	6,692	3,863
Crewline Buyer, Inc. (dba New Relic)	1,160	1,161
CST Buyer Company (dba Intoxalock)	638	574
DFS Holding Company, Inc.	564	564
Engage2Excel, Inc.	144	—
Formulations Parent Corporation (dba Chase Corp)	1,743	1,742
Frontgrade Technologies Holdings Inc.	1,981	1,981
Fullsteam Operations LLC	8,394	4,068
GovDelivery Holdings, LLC (dba Granicus, Inc.)	945	—
Governmentjobs.com, Inc. (dba NeoGov)	4,139	2,062
GPS Phoenix Buyer, Inc. (dba Guidepoint)	2,553	2,553
Harrington Industrial Plastics, LLC	1,514	679
HealthEdge Software, Inc.	1,182	400
Highfive Dental Holdco, LLC	463	3,240
iCIMS, Inc.	1,363	5,223
Intelligent Medical Objects, Inc.	388	951
iWave Information Systems, Inc.	4,380	4,380
Kaseya Inc.	523	591
Kene Acquisition, Inc. (dba Entrust)	3,359	—
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	112	—
Mandrake Bidco, Inc. (dba Miratech)	690	—
NAVEX TopCo, Inc.	810	810
NCWS Intermediate, Inc. (dba National Carwash Solutions)	3,470	—
NFM & J, L.P. (dba the Facilities Group)	349	349
Northstar Acquisition HoldCo, LLC (dba n2y)	1,906	—
Onyx CenterSource, Inc.	270	270
PDDS Holdco, Inc. (dba Planet DDS)	2,718	1,305
Precinmac, LP	2,791	—
Project Accelerate Parent, LLC (dba ABC Fitness)	1,250	—
Prophix Software Inc. (dba Pound Bidco)	2,838	—
PT Intermediate Holdings III, LLC (dba Parts Town)	1,224	—
QBS Parent, Inc. (dba Quorum Software)	1,433	—

(1)	Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.

	Unfunded Commitment Balances (1)
	December 31, 2024	December 31, 2023
Recochem, Inc	$2,029	$2,442
Recorded Books Inc. (dba RBMedia)	749	749
Rocky Debt Merger Sub, LLC (dba NContracts)	6,070	2,894
Rubrik, Inc.	80	1,367
Runway Bidco, LLC (dba Redwood Software)	5,682	—
Singlewire Software, LLC	1,251	1,251
Sonar Acquisitionco, Inc. (dba SimPRO)	12,264	—
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	15,401	1,740
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	6,959	—
SpendMend, LLC	1,024	1,148
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	3,498	—
Superior Environmental Solutions	433	1,059

	Unfunded Commitment Balances (1)
	December 31, 2024	December 31, 2023
United Flow Technologies Intermediate Holdco II, LLC	9,183	—
US Signal Company, LLC	3,695	—
USA DeBusk, LLC	2,515	—
Valet Waste Holdings, Inc. (dba Valet Living)	2,898	—
VASA Fitness Buyer, Inc.	628	1,466
VisionSafe Holdings, Inc.	443	—
WebPT, Inc.	131	255
Whitewater Holding Company LLC	270	1,533
Zarya Intermediate, LLC (dba iOFFICE)	938	134
Zeus Company, Inc.	2,923	—
Amspec Parent, LLC	—	1,968
Bigchange Group Limited	—	357
MerchantWise Solutions, LLC (dba HungerRush)	—	953
Millstone Medical Outsourcing, LLC	—	259
Trader Corporation	—	965
UP Acquisition Corp. (dba Unified Power)	—	689
Groundworks, LLC	—	205
Solaris (dba Urology Management Holdings, Inc.)	—	706

Total 1st Lien/Senior Secured Debt	$190,722	$95,831
1st Lien/Last-Out Unitranche
EDB Parent, LLC (dba Enterprise DB)	$586	$1,313
EIP Consolidated, LLC (dba Everest Infrastructure)	1,000	3,745
K2 Towers III, LLC	714	2,607
Skyway Towers Intermediate LLC	1,640	2,005
Tarpon Towers II LLC	2,875	—
Thor FinanceCo LLC (dba Harmoni Towers)	2,289	3,778
Towerco IV Holdings, LLC	1,047	2,778

Total 1st Lien/Last-Out Unitranche	$10,151	$16,226

Total	$200,873	$112,057

(1)	Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

8. NET ASSETS

Capital Drawdowns

The following table summarizes the total shares issued and proceeds related to capital drawdowns:

Share Issue Date	Shares Issued		Proceeds Received
For the Year Ended December 31, 2024
April 25, 2024	2,844,624	(1)	$54,408
May 20, 2024	4,330,519	(2)	81,576
July 29, 2024	2,862,495	(3)	54,894

Total capital drawdowns	10,037,638		$190,878

Share Issue Date	Shares Issued		Proceeds Received

For the Year Ended December 31, 2023
February 21, 2023	62,172		$1,145
June 20, 2023	54,300		1,003
August 21, 2023	2,212,911		40,615
October 18, 2023	2,186,854		40,787

Total capital drawdowns	4,516,237		$83,550

For the Year Ended December 31, 2022
March 16, 2022	1,823,817		$34,051
July 27, 2022	856,930		15,811
September 19, 2022	2,069,029		38,195
October 19, 2022	3,024,805		55,547
November 16, 2022	193,341	(4)	3,575

Total capital drawdowns	7,967,922		$147,179

(1)	Inclusive of 2,475 shares that were cancelled due to defaulted investors.
(2)	Inclusive of 3,682 shares that were cancelled due to defaulted investors.
(3)	Inclusive of 1,603 shares that were cancelled due to defaulted investors.
(4)	Inclusive of 476 shares that were cancelled due to defaulted investors.

Distributions

The following table reflects the distributions declared on the Company’s common stock:

Date Declared	Record Date	Payment Date	Amount Per Share
For the Year Ended December 31, 2024
February 27, 2024	April 2, 2024	April 29, 2024	$0.52	(1)
May 1, 2024	July 2, 2024	July 29, 2024	$0.44
August 8, 2024	October 2, 2024	October 29, 2024	$0.52
November 7, 2024	December 31, 2024	January 28, 2025	$0.49
For the Year Ended December 31, 2023
February 28, 2023	April 5, 2023	April 27, 2023	$0.50
May 3, 2023	July 6, 2023	July 28, 2023	$0.50
August 2, 2023	October 3, 2023	October 28, 2023	$0.39
November 1, 2023	December 29, 2023	January 29, 2024	$0.35
For the Year Ended December 31, 2022
May 2, 2022	July 5, 2022	July 28, 2022	$0.02
August 3, 2022	October 3, 2022	October 28, 2022	$0.12
November 2, 2022	December 30, 2022	January 27, 2023	$0.38

(1)	$0.05 is considered capital gain distribution.

9. EARNINGS (LOSS) PER SHARE

The following information sets forth the computation of basic and diluted earnings (loss) per share:

	For the Years Ended December 31,
	2024	2023	2022
Net increase (decrease) in net assets from operations	$42,621	$19,506	$1,923
Weighted average shares outstanding	19,766,824	10,743,693	4,489,749
Basic and diluted earnings (loss) per share	$2.16	$1.82	$0.43

Diluted earnings per share equal basic earnings per share because there were no common share equivalents outstanding during the period presented.

10. TAX INFORMATION

The below table presents the tax character of distributions:

	December 31, 2024	December 31, 2023	December 31, 2022
Distributions paid from:
Ordinary Income	$40,105	$18,943	$4,374
Net Long-Term Capital Gains	569	$1	—

Total Taxable Distributions	$40,674	$18,944	$4,374

As of the date indicated, the components of Accumulated Earnings (Losses) on a tax basis were as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Undistributed Ordinary Income—net	$1,665	$81	$14
Undistributed Long-Term Capital Gains	—	569	$1

Total Undistributed Earnings	$1,665	$650	$15
Capital Loss Carryforward
Perpetual Long-Term	$—	$—	$—
Perpetual Short-Term	—	—	—
Timing Differences (Organizational Costs/Late Year Ordinary Loss Deferral/Post-October Capital Loss Deferral)	(388)	(442)	(454)
Unrealized Earnings (Losses)—net	(672)	(1,546)	(1,469)

Total Accumulated Earnings (Losses)—net	$605	$(1,338)	$(1,908)

As of the date indicated, the Company’s aggregate unrealized appreciation and depreciation based on cost for U.S. federal income tax purposes were as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Tax cost	$867,581	$466,307	$250,838
Gross unrealized appreciation	5,982	4,128	746
Gross unrealized depreciation	(6,654)	(5,674)	(2,215)

Net unrealized investment appreciation (depreciation)	$(672)	$(1,546)	$(1,469)

The difference between GAAP-basis and tax basis unrealized gains (losses) is attributable primarily to wash sales and differences in the tax treatment of material modification of debt securities.

In order to present certain components of the Company’s capital accounts on a tax-basis, certain reclassifications have been recorded to the Company’s accounts. These reclassifications have no impact on the net asset value of the Company and result primarily from certain non-deductible expenses and differences in the tax treatment of underlying investments. For the years ended December 31, 2024, 2023 and 2022, the Company reclassified $4, ($8), and ($835) from total distributable earnings (loss) to paid-in capital in excess of par.

The following table reconciles net increase in net assets resulting from operations to taxable income:

	December 31, 2024	December 31, 2023	December 31, 2022
Net increase (decrease) in net assets resulting from operations	$42,621	$19,506	$1,923
Adjustments:
Net unrealized losses (gains)	(2,098)	77	1,651
Income not currently taxable	4	8	11
Income for tax but not for book	—	22	—
Expenses not currently deductible	(8)	—	837
Expenses for tax but not for book	(33)	(33)	(33)
Realized gain (loss) differences	1,202	—	—

Taxable income net of capital loss carryforward	$41,688	$19,580	$4,389
Capital loss carryforward	—	—	—
Nondeductible net investment loss	—	—	—

Taxable income(1)	$41,688	$19,580	$4,389

(1)	Taxable income is an estimate and is not fully determined until the Company’s tax return is filed.

ASC Topic 740 Accounting for Uncertainty in Income Taxes (“ASC 740”) provides guidance on the accounting for and disclosure of uncertainty in tax position. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Based on its analysis of its tax position for all open tax years (the current and prior years, as applicable), the Company has concluded that it does not have any uncertain tax positions that met the recognition or measurement criteria of ASC 740. Such open tax years remain subject to examination and adjustment by tax authorities.

11. FINANCIAL HIGHLIGHTS

The below table presents the schedule of financial highlights of the Company:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022	For the period from October 29, 2021 (commencement of operations) to December 31, 2021
Per Share Data:(1)
NAV, beginning of period	$18.37	$18.25	$18.73	$20.00
Net investment income (loss)	2.12	1.86	0.80	(2.35)
Net realized and unrealized gains (losses)(2)	0.20	—	(0.76)	1.08

Net increase (decrease) in net assets from operations(2)	$2.32	$1.86	$0.04	$(1.27)
Distributions recorded	(1.97)	(1.74)	(0.52)	—

Total increase (decrease) in net assets	$0.35	$0.12	$(0.48)	$(1.27)

NAV, end of period	$18.72	$18.37	$18.25	$18.73

Shares outstanding, end of period	23,959,371	13,921,733	9,405,496	1,437,574
Weighted average shares outstanding	19,766,824	10,743,693	4,489,749	667,932
Total return based on NAV(3)	12.63%	10.19%	0.21%	(6.35%)
Supplemental Data/Ratio(4):
Net assets, end of period	$448,593	$255,768	$171,656	$26,928
Ratio of net expenses to average net assets	11.77%	10.44%	8.20%	59.58%
Ratio of expenses (without incentive fees and interest and other debt expenses) to average net assets	2.34%	2.76%	5.32%	56.51%
Ratio of interest and other debt expenses to average net assets	7.28%	6.10%	2.92%	2.81%
Ratio of incentive fees to average net assets	2.15%	1.58%	(0.04%)	0.26%
Ratio of total expenses to average net assets	11.77%	10.44%	8.43%	60.17%
Ratio of net investment income to average net assets	11.10%	10.04%	4.37%	(54.18%)
Portfolio turnover	19%	10%	7%	0%

(1)

The per share data was derived by using the weighted average share outstanding during the applicable period, except for distributions recorded, which reflects the actual amount of distributions recorded per share for the applicable period.

(2)	The amount shown may not correspond for the period as it includes the effect of the timing of capital drawdowns and distributions.
(3)	Calculated as the change in NAV per share during the period plus dividends recorded per share, divided by the beginning NAV per share.
(4)	Ratios are annualized, except for, as applicable, unvested Incentive Fees and organization costs.

12. SUBSEQUENT EVENTS

Subsequent events after the date of the Consolidated Statements of Assets and Liabilities have been evaluated through the date the consolidated financial statements were issued. Other than the items discussed below, the Company has concluded that there is no impact requiring adjustment or disclosure in the consolidated financial statements.

On February 26, 2025, the Board of Directors declared a distribution equal to an amount up to the Company’s taxable earnings per share, including net investment income (if positive) for the period January 1, 2025 through March 31, 2025, payable on or about April 29, 2025 to shareholders of record as of April 2, 2025.

Goldman Sachs Middle Market Lending Corp II. – Tax Information (unaudited)

During the year ended December 31, 2024, the Company designated 83.63% of its distributions from net investment income as interest-related dividends pursuant to Section 871(k) of the Internal Revenue Code.

During the year ended December 31, 2024, the Company designated 95.90% of the dividends paid from net investment company taxable income as section 163(j) Interest Dividends.

Pursuant to Section 852 of the Internal Revenue Code, the Company designated $569,295, or if different, the maximum amount allowable, as capital gain dividends paid during the year ended December 31, 2024.

During the year ended December 31, 2024, the Company designated $81,213 as short-term capital gain dividends pursuant to Section 871(k) of the Internal Revenue Code.

OTHER INFORMATION (unaudited)

Effective from April 12, 2016 and solely for the purpose of marketing the Company in the United Kingdom (“UK”), the Investment Adviser identified itself as the alternative investment fund manager (“AIFM”) of the Company. As an AIFM, the Investment Adviser is responsible for complying with the provisions of the Alternative Investment Fund Managers Regulations, 2013, as amended by the Alternative Investment Managers (Amendment, etc.) (EU Exit) Regulations 2019 which implement the Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (the “Directive”) into UK law.

In accordance with these rules, the AIFM is required to make available an annual report for the financial year of the Company, containing certain disclosures as set out in Article 22 and 23 of the Directive. The disclosures set out below are included to satisfy these requirements as they have not been disclosed elsewhere in this annual report on Form 10-K.

I. Remuneration

The following disclosures are made in accordance with Article 107 of the EU Commission Delegated Regulation (EU) 231/2013 in respect of the AIFM, which is part of GS Group Inc. GS Group Inc.’s global remuneration philosophy, structure and process for setting remuneration generally applies to employees of the AIFM in the same manner as other employees globally. References to the “firm” and “we” throughout this disclosure include GS Group Inc. and the AIFM and any subsidiaries and affiliates.

a. Remuneration Program Philosophy

The remuneration philosophy and the objectives of the remuneration program for the AIFM are reflected in the Compensation Policy Statement as adopted by the Board of Directors of the AIFM, which includes the following:

1.	We pay for performance – this is an absolute requirement under our compensation program and inherent in our culture.

2.	We structure compensation, especially at senior levels, to align with GS Group’s shareholders’ long-term interests and the interests of the funds that the firm manages.

3.	We use compensation as an important tool to attract, retain and motivate talent.

4.	We align total compensation with corporate performance over the period.

The AIFM’s remuneration program is intended to be flexible enough to allow responses to changes in market conditions, but grounded in a framework that maintains effective remuneration practices.

b. Remuneration Governance

The Board of Directors of the AIFM is responsible for supervising the planning, implementation and revision of the compensation policy of the AIFM, subject to the oversight of the Compensation Committee of the Board of Directors of GS Group Inc. (the “GS Group Compensation Committee”), the ultimate parent of the AIFM.

The members of the GS Group Compensation Committee at the end of 2024 were Kimberley D. Harris (Chair), M. Michele Burns, Kevin R. Johnson, Ellen J. Kullman, Lakshmi N. Mittal, and Adebayo O. Ogunlesi (ex-officio). None of the members of the GS Group Compensation Committee was an employee of the firm. All members of the GS Group Compensation Committee were “independent” within the meaning of the New York Stock Exchange Rules and the firm’s Director Independence Policy.

The GS Group Compensation Committee has for several years recognised the importance of using an independent remuneration consultant that is appropriately qualified and that provides services solely to the GS Group Compensation Committee and not to the firm. The Compensation Committee continued to retain an independent remuneration consultant in 2024.

GS Group Inc’s global process for setting variable remuneration (including the requirement to consider risk and compliance issues) applies to employees of the AIFM in the same way as to employees of other entities and in other regions and is subject to oversight by the senior management of the firm in the region.

c. Link Between Pay and Performance

Annual remuneration for employees is generally comprised of fixed and variable remuneration. The AIFM’s remuneration practices provide for variable remuneration determinations to be made on a discretionary basis. Variable remuneration is based on multiple factors and is not set as a fixed percentage of revenue or by reference to any other formula. Firmwide performance is a key factor in determining variable remuneration.

d. Performance Measurement

Year-end variable remuneration is determined through a discretionary process that relies on certain qualitative and quantitative metrics (amongst other factors) against which we assess performance at year-end. We do not set specific goals, targets or other objectives for purposes of determining year-end variable remuneration nor do we set an initial remuneration pool that is adjusted for any such goals, targets or other objectives. Such metrics are not formulaic nor given any specific weight. In addition, employees are evaluated annually as part of the annual performance review process.

e. Risk Adjustment

Prudent risk management is a hallmark of both the firm and the AIFM’s culture and sensitivity to risk and risk management are key elements in assessing employee performance, including as part of the annual performance review process noted above. To that end, the Board of GS Group Inc. approved a sixth compensation principle “Promote a strong risk management and control environment” to underscore the importance of sound risk management.

We take risk into account in setting the amount and form of variable remuneration for employees. We provide guidelines to assist compensation managers when applying discretion during the remuneration process to promote consistent consideration of the different metrics/factors considered during the remuneration process. Further, to ensure the independence of control function employees, remuneration for those employees is not determined by individuals in revenue-producing positions but rather by the management of the relevant control function.

f. Structure of Remuneration

1.	Fixed Remuneration: Comprised of base salary and, where applicable, fixed allowances.

2.

Variable Remuneration: For employees with total and variable remuneration above a specific threshold, variable remuneration is generally paid in a combination of cash and equity-based remuneration. In general, the portion paid in the form of an equity-based award increases as variable remuneration increases.

g. Total Remuneration

Staff remuneration for the financial period ending December 31, 2024:

Total remuneration for the financial year ending 31 December 2024 paid by the AIFM to 138 staff in respect of the management of the assets of the Company	US $2,867,049, made up of: • US $1,013,552 fixed remuneration • US $1,853,497 variable remuneration
Which includes:
(a) Remuneration paid by the AIFM to senior management	US $1,506,085

(b) Remuneration paid by the AIFM to other staff members whose actions have a material impact on the risk profile of the Company	US $1,360,964

The remuneration figures above:

1.	relate to the proportion of time spent by those staff on the management of the assets of the Company;

2.	relate to the portion of the year for which the Company was subject to the Directive; and

3.	do not include figures for those staff whose activities may impact the Company but who provide services through other affiliates of the AIFM.

II. Swiss Disclosure

The Company’s offering memorandum or equivalent document, constitutional documents, the annual reports and, where produced by the Company, the semi-annual reports, may be obtained free of charge from the Swiss Representative. In respect of the shares or interests offered in Switzerland to Qualified Investors, the place of performance is at the registered office of the Swiss Representative. The place of jurisdiction is at the registered office of the Swiss Representative or at the registered office or place of residence of the investor.

The country of domicile of the Company is the United States. The Company’s shares may only be offered in Switzerland to qualified investors within the meaning of Art. 10 CISA. Funds other than the represented Company are either closed for new investments and/or may not be offered and/or advertised in Switzerland.

Swiss Representative: FIRST INDEPENDENT FUND SERVICES LTD, Feldeggstrasse 12, CH-8008 Zurich.

Swiss Paying Agent: GOLDMAN SACHS BANK AG, Claridenstrasse 25, CH-8002 Zurich.

III. Risk Management

The current risk profile of the Company and the risk management framework employed by the AIFM to manage those risks are outlined in the Partnership Agreement and private placement memorandum. The Investment Manager’s risk management function will seek to ensure that the risk profile disclosed to investors is consistent with applicable risk limits, monitor compliance with those risk limits, promptly notify the risk management component of the portfolio management team managing the portfolio of any inconsistency, or risk or inconsistency, between the risk profile and risk limits.

IV. Material Changes

Article 22 of the Directive requires disclosure of any material changes in the information listed in Article 23 of the Directive.

In respect of the period ended December 31, 2024, there have been no material changes to the information listed in Article 23 of the Directive.

V. Service Provider Not Previously Disclosed

Legal Counsel

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

USA

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $863,947 and $831,560)	$865,647	$832,591
Non-controlled affiliated investments (cost of $27,357 and $25,292)	25,265	24,185

Total investments, at fair value (cost of $891,304 and $856,852)	$890,912	$856,776
Investments in affiliated money market fund (cost of $4,006 and $9,506)	4,006	9,506
Cash	15,675	15,673
Interest and dividends receivable	5,534	5,981
Deferred financing costs	4,894	5,239
Other assets	173	132

Total assets	$921,194	$893,307

Liabilities
Debt	$455,737	$425,906
Interest and other debt expenses payable	2,191	2,224
Management fees payable	1,656	1,606
Incentive fees based on income payable	1,891	2,223
Distribution payable	—	11,740
Accrued expenses and other liabilities	805	1,015

Total liabilities	$462,280	$444,714

Commitments and contingencies (Note 7)
Net assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized and no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 23,959,371 and 23,959,371 shares issued and outstanding as of March 31, 2025 and December 31, 2024)	24	24
Paid-in capital in excess of par	447,964	447,964
Distributable earnings (loss)	10,926	605

Total net assets	$458,914	$448,593

Total liabilities and net assets	$921,194	$893,307

Net asset value per share	$19.15	$18.72

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$21,324	$14,390
Payment-in-kind income	1,231	843
Other income	333	241
From non-controlled affiliated investments:
Interest income	538	150
Payment-in-kind income	139	—
Dividend income	65	60
Other income	32	3

Total investment income	$23,662	$15,687

Expenses:
Interest and other debt expenses	$7,651	$5,214
Management fees	1,656	941
Incentive fees based on income	1,891	1,908
Incentive fees based on capital gains	—	258
Professional fees	191	288
Directors’ fees	167	167
Other general and administrative expenses	706	364

Total expenses	$12,262	$9,140

Net investment income (loss)	$11,400	$6,547

Net realized and unrealized gains (losses):
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$—	$(1,426)
Foreign currency transactions	(19)	1
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	669	4,454
Non-controlled affiliated investments	(985)	151
Foreign currency translations	(744)	548

Net realized and unrealized gains (losses)	$(1,079)	$3,728

Net increase (decrease) in net assets from operations	$10,321	$10,275

Weighted average shares outstanding	23,959,371	13,921,733
Basic and diluted net investment income (loss) per share	$0.48	$0.47
Basic and diluted earnings (loss) per share	$0.43	$0.74

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Changes in Net Assets

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Net assets at beginning of period	$448,593	$255,768
Increase (decrease) in net assets from operations:
Net investment income (loss)	$11,400	$6,547
Net realized gain (loss)	(19)	(1,425)
Net change in unrealized appreciation (depreciation)	(1,060)	5,153

Net increase (decrease) in net assets from operations	$10,321	$10,275

Total increase (decrease) in net assets	$10,321	$10,275

Net assets at end of period	$458,914	$266,043

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Statements of Cash Flows

(in thousands, except shares and per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net increase (decrease) in net assets from operations:	$10,321	$10,275
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used for) operating activities:
Purchases of investments	(44,316)	(60,696)
Payment-in-kind interest capitalized	(1,369)	(832)
Investments in affiliated money market fund, net	5,500	(6,049)
Proceeds from sales of investments and principal repayments	11,993	3,911
Net realized (gain) loss on investments	—	1,426
Net change in unrealized (appreciation) depreciation on investments	316	(4,605)
Net change in unrealized (appreciation) depreciation on foreign currency translation	(88)	24
Amortization of premium and accretion of discount, net	(759)	(621)
Amortization of deferred financing costs	355	358
Change in operating assets and liabilities:
(Increase) decrease in interest and dividends receivable	447	(804)
(Increase) decrease in other assets	(41)	(75)
Increase (decrease) in interest and other debt expenses payable	(33)	330
Increase (decrease) in management fees payable	50	170
Increase (decrease) in incentive fees based on income payable	(332)	(1,244)
Increase (decrease) in incentive fees based on capital gains payable	—	258
Increase (decrease) in accrued expenses and other liabilities	(210)	78

Net cash provided by (used for) operating activities	$(18,166)	$(58,096)

Cash flows from financing activities:
Distributions paid	(11,740)	(4,873)
Financing costs paid	(11)	(27)
Borrowings on debt	37,831	63,429
Repayments of debt	(8,000)	—

Net cash provided by (used for) financing activities	$18,080	$58,529

Net increase (decrease) in cash	$(86)	$433
Effect of foreign exchange rate changes on cash and cash equivalents	88	(24)
Cash, beginning of period	15,673	8,543

Cash, end of period	$15,675	$8,952

Supplemental and non-cash activities
Interest expense paid	$7,023	$4,220
Exchange of investments	$—	$15,880

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Debt Investments - 192.7%
Canada - 9.5%
1st Lien/Senior Secured Debt—9.5%
Recochem, Inc	Chemicals	9.00%	C + 5.75%	11/01/30	CAD 7,891	$5,595	$5,483	(5) (6) (7)
Recochem, Inc	Chemicals	10.04%	S + 5.75%	11/01/30	4,934	4,845	4,934	(5) (6) (7)
Recochem, Inc	Chemicals	8.92%	C + 5.75%	11/01/30	CAD 1,941	25	36	(5) (6) (7) (8)
Recochem, Inc	Chemicals	10.04%	S + 5.75%	11/01/30	1,744	1,715	1,744	(5) (6) (7)
Recochem, Inc	Chemicals	10.04%	S + 5.75%	11/01/30	CAD 1,294	30	43	(5) (6) (7) (8)

Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.82%	S + 6.00%	02/01/27	22,479	22,398	22,367	(5) (6) (7)
Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.82%	S + 6.00%	02/01/27	2,156	737	726	(5) (6) (7) (8)
Prophix Software Inc. (dba Pound Bidco)	Financial Services		S + 6.00%	02/01/27	1,217	—	(6)	(5) (6) (7) (8)
iWave Information Systems, Inc.	Software	11.08%	S + 6.75%	11/23/28	8,712	8,563	8,538	(5) (6) (7)
iWave Information Systems, Inc.	Software		S + 6.75%	11/23/28	4,380	(17)	(87)	(5) (6) (7) (8)

Total 1st Lien/Senior Secured Debt						43,891	43,778

Total Canada						$43,891	$43,778
United Kingdom - 6.0%
1st Lien/Senior Secured Debt - 6.0%
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.45%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 13,812	$16,563	$17,306	(5) (6) (7)
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.45%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 11,145	9,973	10,100	(5) (6) (7) (8)

Total 1st Lien/Senior Secured Debt						26,536	27,406

Total United Kingdom						$26,536	$27,406
United States - 177.2%
1st Lien/Senior Secured Debt - 166.1%
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.32%	S + 5.00%	01/09/30	$7,599	$7,430	$7,523	(5) (7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.32%	S + 5.00%	01/09/30	5,806	5,713	5,748	(5) (7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.30%	S + 5.00%	01/09/30	2,593	2,567	2,567	(5) (7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense		S + 5.00%	01/09/28	1,981	(28)	(20)	(5) (7) (8)
VisionSafe Holdings, Inc.	Aerospace & Defense	10.32%	S + 6.00%	04/19/30	2,941	2,890	2,883	(5) (7)
VisionSafe Holdings, Inc.	Aerospace & Defense		S + 6.00%	04/19/30	443	(7)	(9)	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Formulations Parent Corporation (dba Chase Corp)	Chemicals	10.07%	S + 5.75%	11/15/30	10,356	10,179	10,356	(5) (7)
Formulations Parent Corporation (dba Chase Corp)	Chemicals		S + 5.75%	11/15/29	1,743	(27)	—	(5) (7) (8)
ASM Buyer, Inc.	Commercial Services & Supplies	9.83%	S + 5.50% (Incl. 2.75% PIK)	08/22/31	12,898	12,571	12,769	(5) (7)
ASM Buyer, Inc.	Commercial Services & Supplies	9.32%	S + 5.00%	08/22/30	1,500	672	683	(5) (7) (8)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 5.50% (Incl. 2.75% PIK)	08/22/31	750	(7)	(7)	(5) (7) (8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.54%	S + 5.25%	02/07/31	6,301	6,190	6,238	(5) (7)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.54%	S + 5.25%	02/07/31	2,808	265	263	(5) (7) (8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies		S + 5.25%	02/07/31	843	(14)	(8)	(5) (7) (8)
Superior Environmental Solutions	Commercial Services & Supplies	10.92%	S + 6.50%	08/01/29	4,739	4,646	4,715	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	10.92%	S + 6.50%	08/01/29	1,440	1,407	1,432	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	10.92%	S + 6.50%	08/01/29	722	275	285	(5) (7) (8)
Superior Environmental Solutions	Commercial Services & Supplies	10.92%	S + 6.50%	08/01/29	714	700	711	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	10.92%	S + 6.50%	08/01/29	238	233	237	(5) (7)
USA DeBusk, LLC	Commercial Services & Supplies	9.54%	S + 5.25%	04/30/31	5,915	5,835	5,886	(5) (7)
USA DeBusk, LLC	Commercial Services & Supplies	9.54%	S + 5.25%	04/30/31	2,185	297	302	(5) (7) (8)
USA DeBusk, LLC	Commercial Services & Supplies	9.56%	S + 5.25%	04/30/30	820	536	543	(5) (7) (8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.07%	S + 5.75%	05/01/29	20,808	20,686	20,496	(5) (7)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.07%	S + 5.75%	05/01/29	2,201	1,046	1,025	(5) (7) (8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies		S + 5.75%	05/01/29	$1,834	$(10)	$(27)	(5) (7) (8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	9.05%	S + 4.75%	10/24/30	14,151	3,220	3,160	(5) (6) (7) (8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	8.90%	B + 4.75%	10/24/30	AUD 13,999	9,208	8,660	(5) (6) (7)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering		B + 4.75%	10/24/30	1,415	(13)	(14)	(5) (6) (7) (8)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail	10.30%	S + 6.00%	10/04/30	8,866	8,678	8,777	(5) (7)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail		S + 6.00%	10/05/29	1,045	(20)	(10)	(5) (7) (8)
DFS Holding Company, Inc.	Distributors	11.30%	S + 7.00%	01/31/29	4,081	3,993	3,958	(5) (7)
DFS Holding Company, Inc.	Distributors	11.30%	S + 7.00%	01/31/29	299	293	290	(5) (7)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.30%	S + 6.00%	04/26/29	6,731	6,616	6,596	(5) (7) (9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.31%	S + 6.00%	04/26/29	3,140	1,167	1,155	(5) (7) (8) (9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.31%	S + 6.00%	04/26/29	628	373	371	(5) (7) (8) (9)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.30%	S + 5.00%	06/06/31	6,172	6,145	6,141	(5) (7)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services		S + 5.00%	06/06/31	1,729	(20)	(9)	(5) (7) (8)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services		S + 5.00%	06/06/31	724	(6)	(4)	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F_59

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	9.42%	S + 5.00%	11/01/28	6,613	6,366	6,580	(5) (7)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services		S + 5.00%	11/01/28	638	(22)	(3)	(5) (7) (8)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.44%	S + 6.00%	07/06/27	15,341	1,843	1,857	(5) (7) (8) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.44%	S + 6.00%	07/06/27	3,404	3,369	3,378	(5) (7) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.44%	S + 6.00%	07/06/27	2,388	2,360	2,370	(5) (7) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.44%	S + 6.00%	07/06/27	600	42	44	(5) (7) (8) (9)
Spotless Brands, LLC	Diversified Consumer Services	10.03%	S + 5.75%	07/25/28	10,457	10,224	10,457	(5) (7)
Spotless Brands, LLC	Diversified Consumer Services	10.03%	S + 5.75%	07/25/28	1,621	1,588	1,621	(5) (7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.31%	S + 5.00%	05/01/31	10,562	10,467	10,457	(5) (7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.30%	S + 5.00%	05/01/31	2,764	1,092	1,075	(5) (7) (8)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services		S + 5.00%	05/01/30	1,615	(14)	(16)	(5) (7) (8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.92%	S + 7.50%	08/14/28	7,227	7,040	7,191	(5) (7)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.92%	S + 7.50%	08/14/28	1,257	810	831	(5) (7) (8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services		S + 7.50%	08/14/28	209	(5)	(1)	(5) (7) (8)
Whitewater Holding Company LLC	Diversified Consumer Services		S + 5.00%	12/21/29	6,217	(62)	(62)	(5) (7) (8)
Whitewater Holding Company LLC	Diversified Consumer Services	9.45%	S + 5.00%	12/21/29	5,121	5,032	5,070	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	9.45%	S + 5.00%	12/21/29	1,661	1,635	1,644	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	9.45%	S + 5.00%	12/21/29	558	549	552	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	9.45%	S + 5.00%	12/21/29	554	546	549	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	9.45%	S + 5.00%	12/21/29	550	538	545	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services		S + 5.75%	12/21/29	270	(4)	(3)	(5) (7) (8)
Checkmate Finance Merger Sub, LLC	Entertainment	10.90%	S + 6.50%	12/31/27	3,556	3,518	3,512	(5) (7)
Checkmate Finance Merger Sub, LLC	Entertainment		S + 6.50%	12/31/27	367	(3)	(5)	(5) (7) (8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.30%	S + 5.00%	12/06/29	7,708	7,642	7,669	(5) (7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.30%	S + 5.00%	12/06/29	1,042	1,032	1,037	(5) (7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.00%	12/06/29	1,019	(8)	(5)	(5) (7) (8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.30%	S + 5.00%	12/06/29	336	330	334	(5) (7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.00%	12/06/29	195	(1)	(1)	(5) (7) (8)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services	10.44%	S + 6.00%	01/25/28	6,228	6,169	6,103	(5) (7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services		S + 6.00%	01/25/28	249	(2)	(5)	(5) (7) (8)
Computer Services, Inc.	Financial Services	9.57%	S + 5.25%	11/15/29	15,546	14,941	15,546	(5) (7)
Computer Services, Inc.	Financial Services		S + 5.25%	11/15/29	5,406	(22)	—	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Computer Services, Inc.	Financial Services	9.57%	S + 5.25%	11/15/29	$3,691	$3,659	$3,691	(5) (7)
Coretrust Purchasing Group LLC	Financial Services	9.57%	S + 5.25%	10/01/29	18,092	17,654	18,001	(5) (7)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	4,760	(59)	(24)	(5) (7) (8)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	1,932	(38)	(10)	(5) (7) (8)
Fullsteam Operations LLC	Financial Services	12.71%	S + 8.25%	11/27/29	9,798	9,489	9,798	(5) (7)
Fullsteam Operations LLC	Financial Services	11.46%	S + 7.00%	11/27/29	7,221	3,772	3,753	(5) (7) (8)
Fullsteam Operations LLC	Financial Services	12.71%	S + 8.25%	11/27/29	3,083	2,996	3,083	(5) (7)
Fullsteam Operations LLC	Financial Services	11.46%	S + 7.00%	11/27/29	1,805	1,189	1,186	(5) (7) (8)
Fullsteam Operations LLC	Financial Services	12.71%	S + 8.25%	11/27/29	1,370	1,332	1,370	(5) (7)
Fullsteam Operations LLC	Financial Services		S + 8.25%	11/27/29	548	(14)	—	(5) (7) (8)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.80%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	6,357	6,285	5,785	(5) (7)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.80%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	1,335	1,317	1,215	(5) (7)
Priority Technology Holdings, Inc. (dba Priority Payment)	Financial Services	9.07%	S + 4.75%	05/16/31	15,907	15,839	15,888	(5) (6)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services	9.57%	S + 5.25%	02/24/31	8,684	8,608	8,598	(5) (7)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services		S + 5.25%	02/24/31	1,250	(11)	(12)	(5) (7) (8)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.80%	S + 5.50%	02/28/31	11,139	10,991	11,028	(5) (7)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.80%	S + 5.50%	02/28/31	2,088	712	710	(5) (7) (8)
Zeus Company, Inc.	Health Care Equipment & Supplies		S + 5.50%	02/28/30	1,566	(19)	(16)	(5) (7) (8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.32%	S + 5.00%	08/07/31	3,042	3,013	2,997	(5) (7)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services		S + 5.00%	08/07/31	465	(7)	(7)	(5) (7) (8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.43%	S + 5.00%	08/07/31	290	250	250	(5) (7) (8)
Highfive Dental Holdco, LLC	Health Care Providers & Services	11.17%	S + 6.75%	06/13/28	4,092	4,006	4,031	(5) (7)
Highfive Dental Holdco, LLC	Health Care Providers & Services		S + 6.75%	06/13/28	463	(9)	(7)	(5) (7) (8)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.42%	S + 5.00% (Incl. 6.42% PIK)	03/18/27	7,612	7,514	6,508	(5) (7) (9)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.42%	S + 5.00% (Incl. 6.42% PIK)	03/18/27	899	846	866	(5) (7) (8) (9) (10)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.80%	S + 5.50%	06/15/27	3,286	3,227	3,262	(5) (7)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.80%	S + 5.50%	06/15/27	1,664	1,634	1,651	(5) (7)
SpendMend, LLC	Health Care Providers & Services	9.45%	S + 5.00%	03/01/28	3,394	3,361	3,360	(5) (7)
SpendMend, LLC	Health Care Providers & Services	9.45%	S + 5.00%	03/01/28	934	924	925	(5) (7)
SpendMend, LLC	Health Care Providers & Services		S + 5.00%	03/01/28	456	(4)	(5)	(5) (7) (8)
Businessolver.com, Inc.	Health Care Technology	9.90%	S + 5.50%	12/01/27	2,113	2,103	2,098	(5) (7)
Businessolver.com, Inc.	Health Care Technology	9.90%	S + 5.50%	12/01/27	317	75	73	(5) (7) (8)
HealthEdge Software, Inc.	Health Care Technology	9.07%	S + 4.75%	07/16/31	8,883	8,801	8,794	(5) (7)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
HealthEdge Software, Inc.	Health Care Technology	9.07%	S + 4.75%	07/16/31	3,919	3,882	3,880	(5) (7)
HealthEdge Software, Inc.	Health Care Technology		S + 4.75%	07/16/31	1,182	(11)	(12)	(5) (7) (8)
Intelligent Medical Objects, Inc.	Health Care Technology	9.36%	S + 5.00%	05/11/29	3,534	3,487	3,446	(5) (7)
Intelligent Medical Objects, Inc.	Health Care Technology	9.32%	S + 5.00%	05/11/29	471	464	459	(5) (7)
Intelligent Medical Objects, Inc.	Health Care Technology		S + 5.00%	05/11/28	400	(4)	(10)	(5) (7) (8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.95%	S + 7.50%	07/18/28	7,810	7,711	7,790	(5) (7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.95%	S + 7.50%	07/18/28	6,682	5,137	5,120	(5) (7) (8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.95%	S + 7.50%	07/18/28	770	765	768	(5) (7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.95%	S + 7.50%	07/18/28	605	175	180	(5) (7) (8)
WebPT, Inc.	Health Care Technology	10.68%	S + 6.25%	01/18/28	3,255	3,229	3,109	(5) (7)
WebPT, Inc.	Health Care Technology	10.75%	S + 6.25%	01/18/28	278	192	182	(5) (7) (8)
WebPT, Inc.	Health Care Technology	10.65%	S + 6.25%	01/18/28	235	232	224	(5) (7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.55%	S + 5.25%	07/24/31	9,484	9,396	9,389	(5) (7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.55%	S + 5.25%	07/24/31	3,997	952	933	(5) (7) (8)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.55%	S + 5.25%	07/24/30	741	230	230	(5) (7) (8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.32%	S + 6.00%	10/02/29	$5,416	$5,329	$5,362	(5) (7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.32%	S + 6.00%	10/02/29	1,913	1,885	1,894	(5) (7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,418	(11)	(14)	(5) (7) (8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,135	(17)	(11)	(5) (7) (8)
QBS Parent, Inc. (dba Quorum Software)	IT Services	9.05%	S + 4.75%	11/07/31	16,606	13,502	13,510	(5) (8)
QBS Parent, Inc. (dba Quorum Software)	IT Services		S + 4.50%	11/07/31	3,241	—	(14)	(5) (8)
QBS Parent, Inc. (dba Quorum Software)	IT Services		S + 4.75%	11/07/31	2,295	(7)	(6)	(5) (8)
QBS Parent, Inc. (dba Quorum Software)	IT Services	9.05%	S + 4.75%	11/07/31	1,255	1,249	1,249	(5)
US Signal Company, LLC	IT Services	9.92%	S + 5.50%	09/04/29	8,005	7,933	7,925	(5) (7)
US Signal Company, LLC	IT Services		S + 5.50%	09/04/29	2,463	(22)	(25)	(5) (7) (8)
US Signal Company, LLC	IT Services	9.91%	S + 5.50%	09/04/29	1,232	1,221	1,219	(5) (7)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.82%	S + 6.50%	07/18/28	5,595	5,483	5,539	(5) (7)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.82%	S + 6.50%	07/18/28	724	566	571	(5) (7) (8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.82%	S + 6.50%	07/18/28	364	358	360	(5) (7)
Mandrake Bidco, Inc. (dba Miratech)	Machinery	9.04%	S + 4.75%	08/20/31	4,052	4,014	4,011	(5) (7)
Mandrake Bidco, Inc. (dba Miratech)	Machinery		S + 4.75%	08/20/30	690	(6)	(7)	(5) (7) (8)
Precinmac, LP	Machinery	9.32%	S + 5.00%	12/02/31	7,209	7,140	7,137	(5) (7)
Precinmac, LP	Machinery		S + 5.00%	12/02/31	1,860	(9)	(19)	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Precinmac, LP	Machinery	11.50%	P + 4.00%	12/02/31	930	—	—	(5) (7) (8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	9.31%	S + 5.00%	07/01/31	13,860	13,668	13,721	(5) (6) (7)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	7.34%	E + 5.00%	07/01/30	3,689	582	594	(5) (6) (7) (8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery		S + 5.00%	07/01/31	3,689	(25)	(37)	(5) (6) (7) (8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	7.68%	E + 5.00%	07/01/31	EUR 3,437	3,640	3,679	(5) (6) (7)
Recorded Books Inc. (dba RBMedia)	Media	10.06%	S + 5.75%	09/02/30	9,136	8,907	9,044	(5) (7)
Recorded Books Inc. (dba RBMedia)	Media	10.04%	S + 5.75%	09/02/30	1,072	1,053	1,061	(5) (7)
Recorded Books Inc. (dba RBMedia)	Media	10.06%	S + 5.75%	08/31/28	749	466	474	(5) (7) (8)
Engage2Excel, Inc.	Professional Services	10.72%	S + 6.50%	07/01/29	5,820	5,743	5,733	(5) (7)
Engage2Excel, Inc.	Professional Services	10.72%	S + 6.50%	07/01/29	479	233	232	(5) (7) (8)
iCIMS, Inc.	Professional Services	10.04%	S + 5.75%	08/18/28	19,241	19,051	18,375	(5) (7)
iCIMS, Inc.	Professional Services	10.04%	S + 5.75%	08/18/28	1,703	170	111	(5) (7) (8)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.16%	S + 5.75%	11/30/27	1,980	1,959	1,970	(5) (7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.09%	S + 5.75%	11/30/27	1,948	1,928	1,938	(5) (7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	12.25%	P + 4.75%	11/30/27	349	75	77	(5) (7) (8)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	10.81%	S + 6.50%	07/01/27	9,458	9,323	9,363	(5) (7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	10.81%	S + 6.50%	07/01/27	8,971	8,971	8,881	(5) (7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development		S + 6.50%	07/01/27	938	—	(9)	(5) (7) (8)
AI Titan Parent, Inc. (dba Prometheus)	Software	9.07%	S + 4.75%	08/29/31	5,108	5,060	5,056	(5) (7)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	1,022	(5)	(10)	(5) (7) (8)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	638	(6)	(6)	(5) (7) (8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.05%	S + 5.75%	07/01/30	2,905	2,846	2,890	(5) (7)
Arrow Buyer, Inc. (dba Archer Technologies)	Software		S + 5.75%	07/01/30	487	(7)	(2)	(5) (7) (8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.05%	S + 5.75%	07/01/30	190	189	189	(5) (7)
Artifact Bidco, Inc. (dba Avetta)	Software	8.80%	S + 4.50%	07/28/31	17,611	17,447	17,435	(5) (7)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/28/31	4,310	(20)	(43)	(5) (7) (8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	2,094	(19)	(21)	(5) (7) (8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	985	(9)	(10)	(5) (7) (8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software	9.05%	S + 4.75%	07/14/31	15,000	14,861	14,850	(5) (6) (7)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	7,143	(32)	(71)	(5) (6) (7) (8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	$2,857	$(26)	$(29)	(5) (6) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F_63

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
CloudBees, Inc.	Software	11.44%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	3,549	3,468	3,549	(5) (7)
CloudBees, Inc.	Software	11.44%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	1,522	1,485	1,522	(5) (7)
Crewline Buyer, Inc. (dba New Relic)	Software	11.07%	S + 6.75%	11/08/30	11,141	10,902	10,863	(5) (7)
Crewline Buyer, Inc. (dba New Relic)	Software		S + 6.75%	11/08/30	1,161	(23)	(29)	(5) (7) (8)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	10.04%	S + 5.75% (Incl. 2.25% PIK)	01/17/31	6,778	6,721	6,778	(5) (7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	9.54%	S + 5.25% (Incl. 2.25% PIK)	01/17/31	1,004	993	994	(5) (7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software		S + 5.75% (Incl. 2.25% PIK)	01/17/31	945	(8)	(5)	(5) (7) (8)
Governmentjobs.com, Inc. (dba NeoGov)	Software	9.30%	S + 5.00%	12/01/28	19,523	19,390	19,327	(5) (7)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/02/28	2,628	(21)	(26)	(5) (7) (8)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/01/28	1,512	(1)	(15)	(5) (7) (8)
NAVEX TopCo, Inc.	Software	9.82%	S + 5.50%	11/08/30	9,098	8,943	9,075	(7)
NAVEX TopCo, Inc.	Software		S + 5.50%	11/09/28	810	(12)	(2)	(7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.31%	N + 4.75%	05/03/29	NOK 20,044	1,856	1,896	(5) (6) (7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.05%	S + 4.75%	05/03/29	8,112	8,077	8,071	(5) (6) (7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.15%	S + 4.75%	05/03/29	1,895	1,782	1,780	(5) (6) (7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software		S + 4.75%	05/03/29	1,800	(7)	(9)	(5) (6) (7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.21%	SN + 4.75%	05/03/29	GBP 915	1,147	1,175	(5) (6) (7)
Onyx CenterSource, Inc.	Software	9.71%	S + 5.25%	12/14/29	5,388	5,272	5,334	(5) (7)
Onyx CenterSource, Inc.	Software	9.70%	S + 5.25%	12/14/29	405	370	374	(5) (7) (8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software	9.57%	S + 5.25% (Incl. 2.75% PIK)	09/01/31	15,240	15,100	15,088	(5) (7)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31	4,336	(20)	(43)	(5) (7) (8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31	1,734	(16)	(17)	(5) (7) (8)
Rubrik, Inc.	Software	11.47%	S + 7.00%	08/17/28	10,877	10,797	10,877	(5) (7)
Rubrik, Inc.	Software	11.47%	S + 7.00%	08/17/28	1,520	1,430	1,440	(5) (7) (8)
Runway Bidco, LLC (dba Redwood Software)	Software	9.30%	S + 5.00%	12/17/31	15,246	15,101	15,093	(5) (7)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31	3,788	(18)	(38)	(5) (7) (8)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31	1,894	(17)	(19)	(5) (7) (8)
Singlewire Software, LLC	Software	9.55%	S + 5.25%	05/10/29	6,733	6,582	6,666	(5) (7)
Singlewire Software, LLC	Software		S + 5.25%	05/10/29	1,251	(26)	(12)	(5) (7) (8)
Vamos Bidco, Inc. (dba VIP)	Software	9.05%	S + 4.75%	01/30/32	16,216	16,057	16,054	(5)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Vamos Bidco, Inc. (dba VIP)	Software		S + 4.75%	01/30/32	6,757	(33)	(34)	(5) (8)
Vamos Bidco, Inc. (dba VIP)	Software		S + 4.75%	01/30/32	2,027	(20)	(20)	(5) (8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.05%	S + 4.75%	06/02/31	14,193	14,063	14,051	(5) (7)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.05%	S + 4.75%	06/02/31	7,763	4,003	3,980	(5) (7) (8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail		S + 4.75%	05/31/30	1,815	(16)	(18)	(5) (7) (8)
Ortholite, LLC	Textiles, Apparel & Luxury Goods	10.55%	S + 6.25%	09/29/27	5,678	5,591	5,635	(5) (7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.07%	S + 5.75%	10/07/30	6,571	6,433	6,407	(5) (7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.07%	S + 5.75%	10/07/30	5,197	3,587	3,553	(5) (7) (8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.80%	S + 5.50% (Incl. 2.25% PIK)	12/31/29	21,381	21,104	20,098	(5) (7)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.66%	S + 5.25%	12/31/29	2,490	616	498	(5) (7) (8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.80%	S + 5.50%	12/31/29	1,496	157	78	(5) (7) (8)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors	9.30%	S + 5.00% (Incl. 1.75% PIK)	04/09/30	17,406	17,379	17,319	(5)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors		S + 5.00% (Incl. 1.75% PIK)	04/09/30	1,224	(1)	(6)	(5) (8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.55%	S + 5.25%	06/23/31	14,925	14,719	14,776	(5) (7)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.55%	S + 5.25%	06/23/31	8,331	6,179	6,198	(5) (7) (8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors		S + 5.25%	06/21/30	$1,667	$(22)	$(17)	(5) (7) (8)
Airwavz Solutions, Inc.	Wireless Telecommunication Services		S + 5.75%	03/31/27	1,424	(10)	(11)	(5) (8)
Airwavz Solutions, Inc.	Wireless Telecommunication Services	10.19%	S + 5.75%	03/31/27	1,421	1,404	1,403	(5)
Airwavz Solutions, Inc.	Wireless Telecommunication Services	10.19%	S + 5.75%	03/31/27	1,421	1,404	1,403	(5)
Airwavz Solutions, Inc.	Wireless Telecommunication Services	10.19%	S + 5.75%	03/31/27	888	878	877	(5)
Airwavz Solutions, Inc.	Wireless Telecommunication Services		S + 5.75%	03/31/27	178	(2)	(2)	(5) (8)

Total 1st Lien/Senior Secured Debt						763,290	762,536
1st Lien/Last-Out Unitranche (11) - 11.1%
EDB Parent, LLC (dba Enterprise DB)	Software	11.06%	S + 6.75%	07/07/28	$6,169	$6,066	$6,046	(5) (7)
EDB Parent, LLC (dba Enterprise DB)	Software	11.06%	S + 6.75%	07/07/28	2,401	2,018	1,970	(5) (7) (8)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.57%	S + 6.25%	12/07/28	6,255	6,206	6,193	(5) (7)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.57%	S + 6.25%	12/07/28	3,745	2,716	2,707	(5) (7) (8)
K2 Towers III, LLC	Wireless Telecommunication Services	10.85%	S + 6.55%	12/06/28	10,000	9,208	9,186	(5) (7) (8)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.93%	S + 6.61%	12/22/28	3,203	3,175	3,171	(5) (7)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.93%	S + 6.61%	12/22/28	2,005	479	475	(5) (7) (8)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.16%	S + 6.83%	02/01/29	6,285	6,234	6,222	(5) (7)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.16%	S + 6.83%	02/01/29	3,715	1,173	1,165	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	11.30%	S + 7.00%	08/24/28	6,222	6,158	6,160	(5) (7)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	11.42%	S + 7.00%	08/24/28	3,778	1,786	1,784	(5) (7) (8)
Towerco IV Holdings, LLC	Wireless Telecommunication Services	8.17%	S + 3.75%	08/31/28	6,668	5,695	5,700	(5) (7) (8)

Total 1st Lien/Last-Out Unitranche						50,914	50,779

Total United States						$814,204	$813,315

Total Debt Investments						$884,631	$884,499

Investment (1)	Industry (2)	Initial Acquisition Date(13)	Shares (4)	Cost	Fair Value	Footnotes
Equity Securities—1.4%
United States—1.4%
Common Stock—0.6%
VisionSafe Parent, LLC	Aerospace & Defense	04/19/24	220	$220	$253	(5) (7) (12)
RPC ABC Investment Holdings LLC (dba ABC Plumbing)	Diversified Consumer Services	04/26/24	1,733,153	1,733	1,491	(5) (7) (9) (12)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	07/06/22	400	400	629	(5) (7) (9) (12)
Whitewater Holding Company LLC	Diversified Consumer Services	12/21/21	2,700	270	235	(5) (7) (12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	7,091,071	—	—	(7) (9) (12)

Total Common Stock				2,623	2,608
Preferred Stock—0.8%
Whitewater Holding Company LLC	Diversified Consumer Services	10/02/24	221	$29	$32	(5) (7) (12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	3,440,568	1,094	—	(7) (9) (12)
CloudBees, Inc.	Software	11/24/21	134,557	1,505	2,016	(5) (7) (12)
Governmentjobs.com, Inc. (dba NeoGov)	Software	12/02/21	1,237	1,206	1,703	(5) (7) (12)

Total Preferred Stock				3,834	3,751
Warrants—0.0%

CloudBees, Inc.	Software	11/24/21	38,977	$216	$54	(5) (7) (12)

Total Warrants				216	54
Total United States				$6,673	$6,413

Total Equity Securities				6,673	6,413
Total Investments - 194.1%				$891,304	$890,912

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of March 31, 2025 (continued)

(in thousands, except share and per share amounts)

(Unaudited)

Investment (1)	Industry (2)	Initial Acquisition Date(13)	Shares (4)	Cost	Fair Value	Footnotes
Investments in Affiliated Money Market Fund - 0.9%
United States - 0.9%
Goldman Sachs Financial Square Government Fund - Institutional Shares			4,005,625	$4,006	$4,006	(14) (15)

Total Investments in Affiliated Money Market Fund				$4,006	$4,006

Total United States				$4,006	$4,006
Total Investments and Investments in Affiliated Money Market Fund - 195.0%				$895,310	$894,918

(1)	Percentages are based on net assets.
(2)	For Industry subtotal and percentage, see Note 4 “Investments.”
(3)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either SOFR including SOFR adjustment, if any, (“S”), EURIBOR (“E”), SONIA (“SN”), NIBOR (“N”), CORRA (“C”), BBSW (“B”) or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. S loans are typically indexed to 12 month, 6 month, 3 month or 1 month S rates. As of March 31, 2025, 1 month S was 4.32%, 3 month S was 4.29%, 6 month S was 4.19%, 3 month SN was 4.46%, 3 month C was 2.66%, 3 month N was 4.57%, 3 month E was 2.34%, 1 month B was 4.10% and P was 7.50%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at March 31, 2025.

(4)

Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$” or “USD”) unless otherwise noted, Australian Dollars (“AUD”), Euros (“EUR”), Great British Pounds (“GBP”), Canadian Dollars (“CAD”), or Norwegian Kroner (“NOK”).

(5)

Represents co-investments made in accordance with the terms of the exemptive relief received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2025, the aggregate fair value of these securities is $144,498 or 15.7% of the Company’s total assets.

(7)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(8)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 7 “Commitments and Contingencies”.

(9)

As defined in the Investment Company Act, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

(10)	The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies”.
(11)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion.

(12)	Non-income producing security.
(13)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities”. As of March 31, 2025, the aggregate fair value of these securities is $6,413 or 1.4% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(14)	The investment is otherwise deemed to be an “affiliated person” of the Company. See Note 3 “Significant Agreements and Related Party Transactions”.
(15)	The annualized seven-day yield as of March 31, 2025 is 4.25%.

PIK—Payment-In-Kind

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Debt Investments—189.6%
Canada—9.8%
1st Lien/Senior Secured Debt—9.8%
Recochem, Inc	Chemicals	9.66%	C + 5.75%	11/01/30	CAD 7,911	$5,606	$5,503	(5) (6) (7)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	4,947	4,854	4,947	(5) (6) (7)
Recochem, Inc	Chemicals	9.54%	C + 5.75%	11/01/30	CAD 1,941	25	36	(5) (6) (7) (8)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	1,749	1,718	1,749	(5) (6) (7)
Recochem, Inc	Chemicals	10.32%	S + 5.75%	11/01/30	CAD 1,294	178	186	(5) (6) (7) (8)
Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.86%	S + 6.00%	02/01/27	22,479	22,388	22,367	(5) (6) (7)
Prophix Software Inc. (dba Pound Bidco)	Financial Services	10.86%	S + 6.00%	02/01/27	2,156	535	524	(5) (6) (7) (8)
Prophix Software Inc. (dba Pound Bidco)	Financial Services		S + 6.00%	02/01/27	1,217	—	(6)	(5) (6) (7) (8)
iWave Information Systems, Inc.	Software	11.12%	S + 6.75%	11/23/28	8,735	8,577	8,560	(5) (6) (7)
iWave Information Systems, Inc.	Software		S + 6.75%	11/23/28	4,380	(18)	(88)	(5) (6) (7) (8)

Total 1st Lien/Senior Secured Debt						43,863	43,778

Total Canada						$43,863	$43,778
United Kingdom—5.8%
1st Lien/Senior Secured Debt—5.8%
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.70%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 13,471	$16,124	$16,359	(5) (6) (7)
Clearcourse Partnership Acquireco Finance Limited	IT Services	13.70%	SN + 8.75% (Incl. 9.85% PIK)	07/25/28	GBP 10,944	9,712	9,544	(5) (6) (7) (8)

Total 1st Lien/Senior Secured Debt						25,836	25,903

Total United Kingdom						$25,836	$25,903
United States—174.0%
1st Lien/Senior Secured Debt—162.9%
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.49%	S + 5.00%	01/09/30	$7,618	$7,442	$7,542	(5) (7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense	9.49%	S + 5.00%	01/09/30	5,821	5,723	5,762	(5) (7)
Frontgrade Technologies Holdings Inc.	Aerospace & Defense		S + 5.00%	01/09/28	1,981	(31)	(20)	(5) (7) (8)
VisionSafe Holdings, Inc.	Aerospace & Defense	10.52%	S + 6.00%	04/19/30	2,950	2,896	2,891	(5) (7)
VisionSafe Holdings, Inc.	Aerospace & Defense		S + 6.00%	04/19/30	443	(8)	(9)	(5) (7) (8)
Formulations Parent Corporation (dba Chase Corp)	Chemicals	10.27%	S + 5.75%	11/15/30	10,382	10,198	10,174	(5) (7)
Formulations Parent Corporation (dba Chase Corp)	Chemicals		S + 5.75%	11/15/29	1,743	(28)	(35)	(5) (7) (8)
ASM Buyer, Inc.	Commercial Services & Supplies	10.02%	S + 5.50% (Incl 2.75% PIK)	08/22/31	12,840	12,503	12,711	(5) (7)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
ASM Buyer, Inc.	Commercial Services & Supplies	9.41%	S + 5.00%	08/22/30	1,500	123	135	(5) (7) (8)
ASM Buyer, Inc.	Commercial Services & Supplies		S + 5.50% (Incl 2.75% PIK)	08/22/31	750	(7)	(7)	(5) (7) (8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.84%	S + 5.25%	02/07/31	6,317	6,202	6,253	(5) (7)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies	9.59%	S + 5.25%	02/07/31	2,809	265	264	(5) (7) (8)
Kene Acquisition, Inc. (dba Entrust)	Commercial Services & Supplies		S + 5.25%	02/07/31	843	(15)	(8)	(5) (7) (8)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	4,751	4,653	4,727	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	11.00%	S + 6.50%	08/01/29	1,443	1,409	1,436	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	722	274	285	(5) (7) (8)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	716	701	713	(5) (7)
Superior Environmental Solutions	Commercial Services & Supplies	10.96%	S + 6.50%	08/01/29	239	233	238	(5) (7)
USA DeBusk, LLC	Commercial Services & Supplies	9.61%	S + 5.25%	04/30/31	5,930	5,847	5,900	(5) (7)
USA DeBusk, LLC	Commercial Services & Supplies	9.89%	S + 5.25%	04/30/31	2,187	229	235	(5) (7) (8)
USA DeBusk, LLC	Commercial Services & Supplies	9.59%	S + 5.25%	04/30/30	820	235	242	(5) (7) (8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.11%	S + 5.75%	05/01/29	20,860	20,732	20,704	(5) (7)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies	10.11%	S + 5.75%	05/01/29	2,201	1,124	1,121	(5) (7) (8)
Valet Waste Holdings, Inc. (dba Valet Living)	Commercial Services & Supplies		S + 5.75%	05/01/29	1,834	(11)	(14)	(5) (7) (8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	9.10%	S + 4.75%	10/24/30	$14,151	$3,217	$3,231	(5) (6) (8)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering	9.12%	B + 4.75%	10/24/30	AUD 13,999	9,205	8,578	(5) (6)
Sonar Acquisitionco, Inc. (dba SimPRO)	Construction & Engineering		B + 4.75%	10/24/30	1,415	(14)	(14)	(5) (6) (8)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail	10.33%	S + 6.00%	10/04/30	8,888	8,694	8,799	(5) (7)
Blast Bidco Inc. (dba Bazooka Candy Brands)	Consumer Staples Distribution & Retail		S + 6.00%	10/05/29	1,045	(21)	(10)	(5) (7) (8)
DFS Holding Company, Inc.	Distributors	10.50%	S + 6.25%	01/31/29	4,091	3,999	4,040	(5) (7)
DFS Holding Company, Inc.	Distributors	10.50%	S + 6.25%	01/31/29	864	287	289	(5) (7) (8)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.33%	S + 6.00%	04/26/29	6,748	6,628	6,613	(5) (7) (9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.54%	S + 6.00%	04/26/29	3,140	812	804	(5) (7) (8) (9)
ABC Investment Holdco Inc. (dba ABC Plumbing)	Diversified Consumer Services	10.48%	S + 6.00%	04/26/29	628	309	308	(5) (7) (8) (9)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.33%	S + 5.00%	06/06/31	5,951	5,925	5,922	(5) (7)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.33%	S + 5.00%	06/06/31	1,965	215	226	(5) (7) (8)
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	Diversified Consumer Services	9.36%	S + 5.00%	06/06/31	724	54	57	(5) (7) (8)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services	9.46%	S + 5.00%	11/01/28	6,630	6,368	6,596	(5) (7)
CST Buyer Company (dba Intoxalock)	Diversified Consumer Services		S + 5.00%	11/01/28	638	(24)	(3)	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services		S + 6.00%	07/06/27	15,341	(122)	(115)	(5) (7) (8) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.47%	S + 6.00%	07/06/27	3,413	3,374	3,387	(5) (7) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.47%	S + 6.00%	07/06/27	2,394	2,363	2,376	(5) (7) (9)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	10.48%	S + 6.00%	07/06/27	600	534	536	(5) (7) (8) (9)
Spotless Brands, LLC	Diversified Consumer Services	10.09%	S + 5.75%	07/25/28	10,484	10,236	10,484	(5) (7)
Spotless Brands, LLC	Diversified Consumer Services	10.03%	S + 5.75%	07/25/28	1,625	1,590	1,625	(5) (7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.61%	S + 5.00%	05/01/31	10,589	10,490	10,483	(5) (7)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services	9.46%	S + 5.00%	05/01/31	2,767	875	856	(5) (7) (8)
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	Diversified Consumer Services		S + 5.00%	05/01/30	1,615	(14)	(16)	(5) (7) (8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.96%	S + 7.50%	08/14/28	7,245	7,047	7,209	(5) (7)
VASA Fitness Buyer, Inc.	Diversified Consumer Services	11.92%	S + 7.50%	08/14/28	1,257	808	831	(5) (7) (8)
VASA Fitness Buyer, Inc.	Diversified Consumer Services		S + 7.50%	08/14/28	209	(5)	(1)	(5) (7) (8)
Whitewater Holding Company LLC	Diversified Consumer Services	10.48%	S + 6.00%	12/21/27	6,116	6,036	6,086	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	1,984	1,961	1,964	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	666	658	660	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	662	654	655	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services	10.23%	S + 5.75%	12/21/27	657	645	651	(5) (7)
Whitewater Holding Company LLC	Diversified Consumer Services		S + 5.75%	12/21/27	270	(3)	(3)	(5) (7) (8)
Checkmate Finance Merger Sub, LLC	Entertainment	10.92%	S + 6.50%	12/31/27	3,565	3,524	3,521	(5) (7)
Checkmate Finance Merger Sub, LLC	Entertainment		S + 6.50%	12/31/27	367	(4)	(5)	(5) (7) (8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.83%	S + 5.50%	05/08/28	7,727	7,678	7,689	(5) (7)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services		S + 5.50%	05/08/28	1,019	(6)	(5)	(5) (7) (8)
Admiral Buyer, Inc. (dba Fidelity Payment Services)	Financial Services	9.89%	S + 5.50%	05/08/28	337	332	335	(5) (7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services	10.47%	S + 6.00%	01/25/28	6,228	6,165	5,979	(5) (7)
BSI3 Menu Buyer, Inc (dba Kydia)	Financial Services		S + 6.00%	01/25/28	249	(2)	(10)	(5) (7) (8)
Computer Services, Inc.	Financial Services	9.75%	S + 5.25%	11/15/29	15,587	14,954	15,587	(5) (7)
Computer Services, Inc.	Financial Services		S + 5.25%	11/15/29	5,406	(23)	—	(5) (7) (8)
Computer Services, Inc.	Financial Services	9.75%	S + 5.25%	11/15/29	3,700	3,667	3,700	(5) (7)
Coretrust Purchasing Group LLC	Financial Services	9.61%	S + 5.25%	10/01/29	18,137	17,679	18,047	(5) (7)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	4,760	(62)	(24)	(5) (7) (8)
Coretrust Purchasing Group LLC	Financial Services		S + 5.25%	10/01/29	1,932	(40)	(10)	(5) (7) (8)
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	$9,798	$9,502	$9,798	(5) (7)
Fullsteam Operations LLC	Financial Services	11.65%	S + 7.00%	11/27/29	7,221	618	561	(5) (7) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	3,083	3,000	3,083	(5) (7)
Fullsteam Operations LLC	Financial Services	11.66%	S + 7.00%	11/27/29	1,805	496	484	(5) (7) (8)
Fullsteam Operations LLC	Financial Services	12.91%	S + 8.25%	11/27/29	1,370	1,334	1,370	(5) (7)
Fullsteam Operations LLC	Financial Services		S + 8.25%	11/27/29	548	(14)	—	(5) (7) (8)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.83%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	6,693	6,611	6,224	(5) (7)
MerchantWise Solutions, LLC (dba HungerRush)	Financial Services	11.83%	S + 7.50% (Incl. 4.50% PIK)	06/01/28	1,391	1,371	1,293	(5) (7)
Priority Technology Holdings, Inc. (dba Priority Payment)	Financial Services	9.11%	S + 4.75%	05/16/31	16,078	16,007	16,083	(5) (6)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services	9.61%	S + 5.25%	02/24/31	8,706	8,627	8,619	(5) (7)
Project Accelerate Parent, LLC (dba ABC Fitness)	Financial Services		S + 5.25%	02/24/31	1,250	(11)	(12)	(5) (7) (8)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.83%	S + 5.50%	02/28/31	11,167	11,014	11,055	(5) (7)
Zeus Company, Inc.	Health Care Equipment & Supplies	9.83%	S + 5.50%	02/28/31	2,088	712	710	(5) (7) (8)
Zeus Company, Inc.	Health Care Equipment & Supplies		S + 5.50%	02/28/30	1,566	(20)	(16)	(5) (7) (8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.25%	S + 5.00%	08/07/31	3,050	3,020	3,004	(5) (7)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services		S + 5.00%	08/07/31	465	(7)	(7)	(5) (7) (8)
Coding Solutions Acquisition, Inc. (dba CorroHealth)	Health Care Providers & Services	9.33%	S + 5.00%	08/07/31	290	250	250	(5) (7) (8)
Highfive Dental Holdco, LLC	Health Care Providers & Services	11.21%	S + 6.75%	06/13/28	4,103	4,011	4,041	(5) (7)
Highfive Dental Holdco, LLC	Health Care Providers & Services		S + 6.75%	06/13/28	463	(10)	(7)	(5) (7) (8)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.65%	S + 5.00% (Incl. 6.65% PIK)	03/18/27	7,488	7,379	7,058	(5) (7) (9)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	11.65%	S + 5.00% (Incl. 6.65% PIK)	03/18/27	888	788	836	(5) (7) (8) (9) (10)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.83%	S + 5.50%	06/15/27	3,295	3,230	3,262	(5) (7)
Solaris (dba Urology Management Holdings, Inc.)	Health Care Providers & Services	9.83%	S + 5.50%	06/15/27	1,668	1,635	1,651	(5) (7)
SpendMend, LLC	Health Care Providers & Services	9.48%	S + 5.00%	03/01/28	3,402	3,367	3,368	(5) (7)
SpendMend, LLC	Health Care Providers & Services	9.55%	S + 5.00%	03/01/28	1,504	923	921	(5) (7) (8)
SpendMend, LLC	Health Care Providers & Services		S + 5.00%	03/01/28	456	(4)	(5)	(5) (7) (8)
Businessolver.com, Inc.	Health Care Technology	9.93%	S + 5.50%	12/01/27	2,119	2,107	2,103	(5) (7)
Businessolver.com, Inc.	Health Care Technology	9.93%	S + 5.50%	12/01/27	317	75	73	(5) (7) (8)
HealthEdge Software, Inc.	Health Care Technology	9.13%	S + 4.75%	07/16/31	8,905	8,821	8,816	(5) (7)
HealthEdge Software, Inc.	Health Care Technology	9.15%	S + 4.75%	07/16/31	3,929	3,891	3,890	(5) (7)
HealthEdge Software, Inc.	Health Care Technology		S + 4.75%	07/16/31	1,182	(11)	(12)	(5) (7) (8)
Intelligent Medical Objects, Inc.	Health Care Technology	9.36%	S + 5.00%	05/11/29	3,543	3,494	3,455	(5) (7)
Intelligent Medical Objects, Inc.	Health Care Technology	9.91%	S + 5.00%	05/11/29	472	465	460	(5) (7)
Intelligent Medical Objects, Inc.	Health Care Technology	9.57%	S + 5.00%	05/11/28	400	7	2	(5) (7) (8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	7,810	7,705	7,790	(5) (7)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	6,682	4,387	4,370	(5) (7) (8)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	770	765	768	(5) (7)
PDDS Holdco, Inc. (dba Planet DDS)	Health Care Technology	11.98%	S + 7.50%	07/18/28	605	174	180	(5) (7) (8)
WebPT, Inc.	Health Care Technology	10.86%	S + 6.25%	01/18/28	3,255	3,227	3,109	(5) (7)
WebPT, Inc.	Health Care Technology	11.12%	S + 6.25%	01/18/28	278	145	134	(5) (7) (8)
WebPT, Inc.	Health Care Technology	11.22%	S + 6.25%	01/18/28	235	232	224	(5) (7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	10.39%	S + 5.25%	07/24/31	9,508	9,417	9,413	(5) (7)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.58%	S + 5.25%	07/24/31	3,999	793	775	(5) (7) (8)
AQ Sunshine, Inc. (dba Relation Insurance)	Insurance	9.58%	S + 5.25%	07/24/30	741	126	126	(5) (7) (8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.36%	S + 6.00%	10/02/29	5,430	5,338	5,375	(5) (7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services	10.36%	S + 6.00%	10/02/29	1,918	1,889	1,899	(5) (7)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,418	(11)	(14)	(5) (7) (8)
GPS Phoenix Buyer, Inc. (dba Guidepoint)	IT Services		S + 6.00%	10/02/29	1,135	(18)	(11)	(5) (7) (8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	$5,895	$5,833	$5,895	(5) (7)
Kaseya Inc.	IT Services	9.83%	S + 5.50%	06/25/29	351	85	88	(5) (7) (8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	329	66	68	(5) (7) (8)
Kaseya Inc.	IT Services	10.09%	S + 5.50%	06/25/29	22	22	22	(5) (7)
QBS Parent, Inc. (dba Quorum Software)	IT Services	9.27%	S + 4.75%	11/07/31	13,567	13,501	13,517	(5)
QBS Parent, Inc. (dba Quorum Software)	IT Services		S + 4.75%	11/07/31	1,433	(7)	(5)	(5) (8)
US Signal Company, LLC	IT Services	10.07%	S + 5.50%	09/04/29	8,005	7,929	7,925	(5) (7)
US Signal Company, LLC	IT Services		S + 5.50%	09/04/29	2,463	(23)	(25)	(5) (7) (8)
US Signal Company, LLC	IT Services		S + 5.50%	09/04/29	1,232	(12)	(12)	(5) (7) (8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.86%	S + 6.50%	07/18/28	5,609	5,490	5,553	(5) (7)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.88%	S + 6.50%	07/18/28	725	566	572	(5) (7) (8)
Circustrix Holdings, LLC (dba SkyZone)	Leisure Products	10.86%	S + 6.50%	07/18/28	364	357	360	(5) (7)
Mandrake Bidco, Inc. (dba Miratech)	Machinery	9.34%	S + 4.75%	08/20/31	4,310	4,269	4,267	(5) (7)
Mandrake Bidco, Inc. (dba Miratech)	Machinery		S + 4.75%	08/20/30	690	(7)	(7)	(5) (7) (8)
Precinmac, LP	Machinery	9.55%	S + 5.00%	12/02/31	7,209	7,138	7,137	(5)
Precinmac, LP	Machinery		S + 5.00%	12/02/31	1,860	(9)	(9)	(5) (8)
Precinmac, LP	Machinery		S + 5.00%	12/02/31	930	(9)	(9)	(5) (8)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	9.59%	S + 5.00%	07/01/31	13,894	13,697	13,686	(5) (6) (7)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	8.33%	E + 5.00%	07/01/30	3,689	367	363	(5) (6) (7) (8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery		S + 5.00%	07/01/31	3,689	(26)	(55)	(5) (6) (7) (8)
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	Machinery	8.33%	E + 5.00%	07/01/31	EUR 3,446	3,648	3,516	(5) (6) (7)
Recorded Books Inc. (dba RBMedia)	Media	10.26%	S + 5.75%	09/03/30	9,159	8,919	9,067	(5) (7)
Recorded Books Inc. (dba RBMedia)	Media	10.32%	S + 5.75%	09/03/30	1,075	1,054	1,064	(5) (7)
Recorded Books Inc. (dba RBMedia)	Media		S + 5.75%	08/31/28	749	(17)	(7)	(5) (7) (8)
Engage2Excel, Inc.	Professional Services	10.75%	S + 6.50%	07/01/29	5,836	5,755	5,749	(5) (7)
Engage2Excel, Inc.	Professional Services	10.75%	S + 6.50%	07/01/29	479	329	328	(5) (7) (8)
iCIMS, Inc.	Professional Services	10.38%	S + 5.75%	08/18/28	19,241	19,039	18,375	(5) (7)
iCIMS, Inc.	Professional Services	10.34%	S + 5.75%	08/18/28	1,703	322	264	(5) (7) (8)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.56%	S + 5.75%	11/30/27	1,985	1,962	1,975	(5) (7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services	10.44%	S + 5.75%	11/30/27	1,953	1,931	1,943	(5) (7)
NFM & J, L.P. (dba the Facilities Group)	Professional Services		P + 4.75%	11/30/27	349	(4)	(2)	(5) (7) (8)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.01%	S + 6.50%	07/01/27	9,482	9,333	9,387	(5) (7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development	11.01%	S + 6.50%	07/01/27	8,994	8,994	8,904	(5) (7)
Zarya Intermediate, LLC (dba iOFFICE)	Real Estate Mgmt. & Development		S + 6.50%	07/01/27	938	—	(9)	(5) (7) (8)
AI Titan Parent, Inc. (dba Prometheus)	Software	9.11%	S + 4.75%	08/29/31	5,108	5,058	5,056	(5) (7)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	1,022	(5)	(10)	(5) (7) (8)
AI Titan Parent, Inc. (dba Prometheus)	Software		S + 4.75%	08/29/31	638	(6)	(6)	(5) (7) (8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.08%	S + 5.75%	07/01/30	2,912	2,851	2,898	(5) (7)
Arrow Buyer, Inc. (dba Archer Technologies)	Software		S + 5.75%	07/01/30	487	(7)	(2)	(5) (7) (8)
Arrow Buyer, Inc. (dba Archer Technologies)	Software	10.08%	S + 5.75%	07/01/30	191	189	190	(5) (7)
Artifact Bidco, Inc. (dba Avetta)	Software	8.83%	S + 4.50%	07/28/31	17,611	17,443	17,435	(5) (7)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/28/31	4,310	(20)	(43)	(5) (7) (8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	2,094	(19)	(21)	(5) (7) (8)
Artifact Bidco, Inc. (dba Avetta)	Software		S + 4.50%	07/26/30	985	(9)	(10)	(5) (7) (8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software	9.08%	S + 4.75%	07/14/31	15,000	14,857	14,850	(5) (6) (7)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	7,143	(33)	(71)	(5) (6) (7) (8)
Aurora Acquireco, Inc. (dba AuditBoard)	Software		S + 4.75%	07/14/31	2,857	(27)	(29)	(5) (6) (7) (8)
CloudBees, Inc.	Software	11.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	3,527	3,435	3,527	(5) (7)
CloudBees, Inc.	Software	11.47%	S + 7.00% (Incl. 2.50% PIK)	11/24/26	$1,512	$1,471	$1,512	(5) (7)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
Crewline Buyer, Inc. (dba New Relic)	Software	11.11%	S + 6.75%	11/08/30	11,141	10,895	10,863	(5) (7)
Crewline Buyer, Inc. (dba New Relic)	Software		S + 6.75%	11/08/30	1,161	(24)	(29)	(5) (7) (8)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	10.34%	S + 5.75% (Incl. 2.25% PIK)	01/17/31	6,756	6,696	6,688	(5) (7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software	9.84%	S + 5.25% (Incl. 2.25% PIK)	01/17/31	1,001	990	991	(5) (7)
GovDelivery Holdings, LLC (dba Granicus, Inc.)	Software		S + 5.25% (Incl. 2.25% PIK)	01/17/31	945	(8)	(9)	(5) (7) (8)
Governmentjobs.com, Inc. (dba NeoGov)	Software	9.33%	S + 5.00%	12/01/28	19,572	19,431	19,376	(5) (7)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/02/27	2,628	(22)	(26)	(5) (7) (8)
Governmentjobs.com, Inc. (dba NeoGov)	Software		S + 5.00%	12/01/28	1,512	(1)	(15)	(5) (7) (8)
NAVEX TopCo, Inc.	Software	9.88%	S + 5.50%	11/08/30	9,121	8,960	9,098	(7)
NAVEX TopCo, Inc.	Software		S + 5.50%	11/09/28	810	(13)	(2)	(7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.45%	N + 4.75%	05/03/29	NOK 20,095	1,860	1,756	(5) (6) (7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.08%	S + 4.75%	05/03/29	8,132	8,096	8,091	(5) (6) (7)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.25%	S + 4.75%	05/03/29	1,900	1,786	1,785	(5) (6) (7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software		S + 4.75%	05/03/29	1,800	(8)	(9)	(5) (6) (7) (8)
Northstar Acquisition HoldCo, LLC (dba n2y)	Software	9.45%	SN + 4.75%	05/03/29	GBP 917	1,150	1,142	(5) (6) (7)
Onyx CenterSource, Inc.	Software	11.24%	S + 6.50%	12/15/28	5,347	5,247	5,347	(5) (7)
Onyx CenterSource, Inc.	Software	11.24%	S + 6.50%	12/15/28	405	128	135	(5) (7) (8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software	9.61%	S + 5.25% (Incl. 2.75% PIK)	09/01/31	15,173	15,028	15,021	(5) (7)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31	4,336	(21)	(43)	(5) (7) (8)
Rocky Debt Merger Sub, LLC (dba NContracts)	Software		S + 5.25% (Incl. 2.75% PIK)	09/01/31	1,734	(17)	(17)	(5) (7) (8)
Rubrik, Inc.	Software	11.67%	S + 7.00%	08/17/28	10,877	10,792	10,877	(5) (7)
Rubrik, Inc.	Software	11.67%	S + 7.00%	08/17/28	1,520	1,429	1,440	(5) (7) (8)
Runway Bidco, LLC (dba Redwood Software)	Software	9.33%	S + 5.00%	12/17/31	15,246	15,097	15,093	(5)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31	3,788	(18)	(19)	(5) (8)
Runway Bidco, LLC (dba Redwood Software)	Software		S + 5.00%	12/17/31	1,894	(18)	(19)	(5) (8)
Singlewire Software, LLC	Software	9.58%	S + 5.25%	05/10/29	6,754	6,594	6,687	(5) (7)
Singlewire Software, LLC	Software		S + 5.25%	05/10/29	1,251	(28)	(12)	(5) (7) (8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.08%	S + 4.75%	06/02/31	14,228	14,095	14,086	(5) (7)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail	9.16%	S + 4.75%	06/02/31	7,773	2,984	2,957	(5) (7) (8)
Charger Debt Merger Sub, LLC (dba Classic Collision)	Specialty Retail		S + 4.75%	05/31/30	1,815	(16)	(18)	(5) (7) (8)
Ortholite, LLC	Textiles, Apparel & Luxury Goods	10.58%	S + 6.25%	09/29/27	5,692	5,597	5,635	(5) (7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.11%	S + 5.75%	10/07/30	6,588	6,444	6,522	(5) (7)
Harrington Industrial Plastics, LLC	Trading Companies & Distributors	10.11%	S + 5.75%	10/07/30	5,206	3,593	3,640	(5) (7) (8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.83%	S + 5.50% (Incl. 2.25% PIK)	12/31/29	21,261	20,973	19,985	(5) (7)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.59%	S + 5.50%	12/31/29	2,490	315	199	(5) (7) (8)
NCWS Intermediate, Inc. (dba National Carwash Solutions)	Trading Companies & Distributors	9.83%	S + 5.50%	12/31/29	1,496	156	77	(5) (7) (8)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors	9.33%	S + 5.00% (Incl. 1.75% PIK)	04/09/30	17,330	17,302	17,243	(5)
PT Intermediate Holdings III, LLC (dba Parts Town)	Trading Companies & Distributors		S + 5.00% (Incl. 1.75% PIK)	04/09/30	1,224	(1)	(6)	(5) (8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.58%	S + 5.25%	06/23/31	14,963	14,750	14,813	(5) (7)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors	9.89%	S + 5.25%	06/23/31	8,333	753	733	(5) (7) (8)
United Flow Technologies Intermediate Holdco II, LLC	Trading Companies & Distributors		S + 5.25%	06/21/30	1,667	(23)	(17)	(5) (7) (8)

Total 1st Lien/Senior Secured Debt						730,772	730,897

Investment (1)	Industry (2)	Interest Rate (3)	Reference Rate and Spread (3)	Maturity	Par(4)	Cost	Fair Value	Footnotes
1st Lien/Last-Out Unitranche (11)—11.1%
EDB Parent, LLC (dba Enterprise DB)	Software	11.26%	S + 6.75%	07/07/28	$6,169	$6,060	$6,046	(5) (7)
EDB Parent, LLC (dba Enterprise DB)	Software	11.26%	S + 6.75%	07/07/28	2,401	1,815	1,767	(5) (7) (8)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.61%	S + 6.25%	12/07/28	6,255	6,204	6,193	(5) (7)
EIP Consolidated, LLC (dba Everest Infrastructure)	Wireless Telecommunication Services	10.61%	S + 6.25%	12/07/28	3,745	2,715	2,707	(5) (7) (8)
K2 Towers III, LLC	Wireless Telecommunication Services	10.89%	S + 6.55%	12/06/28	10,000	9,203	9,185	(5) (7) (8)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.96%	S + 6.61%	12/22/28	3,203	3,174	3,171	(5) (7)
Skyway Towers Intermediate LLC	Wireless Telecommunication Services	10.96%	S + 6.61%	12/22/28	2,005	347	344	(5) (7) (8)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.18%	S + 6.83%	02/01/29	6,285	6,231	6,222	(5) (7)
Tarpon Towers II LLC	Wireless Telecommunication Services	11.19%	S + 6.83%	02/01/29	3,715	809	803	(5) (7) (8)

Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	12.19%	S + 7.00%	08/24/28	6,222	6,155	6,160	(5) (7)
Thor FinanceCo LLC (dba Harmoni Towers)	Wireless Telecommunication Services	11.70%	S + 7.00%	08/24/28	3,778	1,450	1,451	(5) (7) (8)
Towerco IV Holdings, LLC	Wireless Telecommunication Services	8.21%	S + 3.75%	08/31/28	6,668	5,545	5,555	(5) (7) (8)

Total 1st Lien/Last-Out Unitranche						49,708	49,604

Total United States						$780,480	$780,501

Total Debt Investments						$850,179	$850,182

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

Investment (1)	Industry (2)	Initial Acquisition Date(13)	Shares (4)	Cost	Fair Value	Footnotes
Equity Securities—1.4%
United States—1.4%
Common Stock—0.6%
VisionSafe Parent, LLC	Aerospace & Defense	04/19/24	220	$220	$273	(5) (7) (12)
RPC ABC Investment Holdings LLC (dba ABC Plumbing)	Diversified Consumer Services	04/26/24	1,733,153	1,733	1,733	(5) (7) (9) (12)
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	Diversified Consumer Services	07/06/22	400	400	649	(5) (7) (9) (12)
Whitewater Holding Company LLC	Diversified Consumer Services	12/21/21	2,700	270	225	(5) (7) (12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	7,091,071	—	—	(7) (9) (12)
Total Common Stock				2,623	2,880
Preferred Stock—0.8%
Whitewater Holding Company LLC	Diversified Consumer Services	10/02/24	221	$29	$31	(5) (7) (12)
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	Health Care Providers & Services	03/29/24	3,440,568	1,094	—	(7) (9) (12)
CloudBees, Inc.	Software	11/24/21	134,557	1,505	1,975	(5) (7) (12)
Governmentjobs.com, Inc. (dba NeoGov)	Software	12/02/21	1,237	1,206	1,659	(5) (7) (12)
Total Preferred Stock				3,834	3,665
Warrants—0.0%
CloudBees, Inc.	Software	11/24/21	38,977	$216	$49	(5) (7) (12)
Total Warrants				216	49
Total United States				$6,673	$6,594
Total Equity Securities				6,673	6,594
Total Investments—191.0%				$856,852	$856,776
Investments in Affiliated Money Market Fund—2.1%
United States—2.1%
Goldman Sachs Financial Square Government Fund—Institutional Shares			9,505,692	$9,506	$9,506	(14) (15)
Total Investments in Affiliated Money Market Fund				$9,506	$9,506
Total United States				$9,506	$9,506
Total Investments and Investments in Affiliated Money Market Fund—193.1%				$866,358	$866,282

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Consolidated Schedule of Investments as of December 31, 2024 (continued)

(in thousands, except share and per share amounts)

(1)	Percentages are based on net assets.
(2)	For Industry subtotal and percentage, see Note 4 “Investments.”
(3)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Certain investments are subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either SOFR including SOFR adjustment, if any, (“S”), EURIBOR (“E”), SONIA (“SN”), NIBOR (“N”), CORRA (“C”), BBSW (“B”) or alternate base rate (commonly based on the U.S. Prime Rate (“P”), unless otherwise noted) at the borrower’s option, which reset periodically based on the terms of the credit agreement. S loans are typically indexed to 12 month, 6 month, 3 month or 1 month S rates. As of December 31, 2024, 1 month S was 4.33%, 3 month S was 4.31%, 6 month S was 4.25%, 3 month SN was 4.70%, 3 month C was 3.15%, 3 month N was 4.68%, 3 month E was 2.71%, 1 month B was 4.32% and P was 7.50%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at December 31, 2024.

(4)

Par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$” or “USD”) unless otherwise noted, Australian Dollars (“AUD”), Euros (“EUR”), Great British Pounds (“GBP”), Canadian Dollars (“CAD”), or Norwegian Kroner (“NOK”).

(5)

Represents co-investments made in accordance with the terms of the exemptive relief received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(6)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2024, the aggregate fair value of these securities is $142,584 or 16.0% of the Company’s total assets.

(7)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(8)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 7 “Commitments and Contingencies”.

(9)

As defined in the Investment Company Act, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

(10)	The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies”.
(11)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion.

(12)	Non-income producing security.
(13)

Securities exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities”. As of December 31, 2024, the aggregate fair value of these securities is $6,594 or 1.5% of the Company’s net assets. The initial acquisition dates have been included for such securities.

(14)	The investment is otherwise deemed to be an “affiliated person” of the Company. See Note 3 “Significant Agreements and Related Party Transactions”.
(15)	The annualized seven-day yield as of December 31, 2024 is 4.42%.

PIK—Payment-In-Kind

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp. II

Notes to the Consolidated Financial Statements

(in thousands, except share and per share amounts)

(Unaudited)

1. ORGANIZATION

Goldman Sachs Middle Market Lending LLC II (“MMLC LLC II”) was formed on February 21, 2020. Effective November 23, 2021, MMLC LLC II converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp. II (the “Company”, which term refers to either Goldman Sachs Middle Market Lending Corp. II or Goldman Sachs Middle Market Lending Corp. II together with its consolidated subsidiary, as the context may require), which, by operation of law, is deemed for purposes of Delaware law the same entity as MMLC LLC II. The Company commenced operations on October 29, 2021. On November 23, 2021, the Company’s initial investors (other than the Initial Member (as defined below)) funded the initial portion of their capital commitment to purchase shares of common stock, at which time the Initial Member’s initial capital contribution to MMLC LLC II was cancelled. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act. In addition, the Company has elected to be treated as a regulated investment company (“RIC”), and the Company expects to qualify annually for tax treatment as a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2021.

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien debt, unitranche debt, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), is the investment adviser (the “Investment Adviser”) of the Company. The term “Goldman Sachs” refers to The Goldman Sachs Group, Inc. (“GS Group Inc.”), together with GS & Co., GSAM and its other subsidiaries.

On October 4, 2021 (the “Initial Closing Date”), the Company began accepting subscription agreements (“Subscription Agreements”) from investors in the Company’s private offering, pursuant to which investors made a capital commitment (a “Commitment”) to purchase shares of the Company’s common stock for an aggregate purchase price equal to its Commitment. Under the terms of the Subscription Agreements, each investor is required to make a capital contribution up to the undrawn amount of their capital commitment to purchase shares of the Company’s common stock each time the Company delivers a drawdown notice at least five business days (measured from the date we send such notice by mail or electronically, as applicable, rather than the date such notice is received) prior to the required funding date (the “Drawdown Date”). The Company held a limited number of closings subsequent to the Initial Closing Date. The final date on which the Company accepted Subscription Agreements (the “Final Closing Date”) was March 24, 2023. The offering and sale of common stock is exempt from registration pursuant to Regulation D and Regulation S promulgated under the U.S. Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering and for offers and sale of securities outside of the United States.

GS & Co. and Goldman Sachs International assisted the Company in conducting its private placement offering pursuant to agreements between the Company and each of GS & Co. and Goldman Sachs International.

The investment period commenced on the Initial Closing Date and will continue until March 24, 2026, which is the third anniversary of the Final Closing Date, provided that it may be extended by the board of directors of the Company (the “Board of Directors” or “Board”), in its discretion, for one additional twelve-month period, and, with the approval of a majority-in-interest of the stockholders, for up to one additional year thereafter (such period, including any extensions, the “Investment Period”). In addition, the Board of Directors may terminate the Investment Period at any time in its discretion.

Following the end of the Investment Period, the Company will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or our anticipated expenses, liabilities, including the payment or repayment of indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit, or other obligations, contingent or otherwise, including the Management Fee (as defined below), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the investment committee of Goldman Sachs Asset Management’s Private Credit Team prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing portfolio companies, which may include new financings of such portfolio companies (each, an “Additional Investment”) (including transactions to hedge interest rate or currency risks related to an Additional Investment).

The Company will continue to operate as a private reporting company, until the earlier of the following events, each referred to as an “Exit Event”: (i) any listing of the Company’s shares of common stock on a national securities exchange (a “listing”), including in connection with an initial public offering (“IPO”), (ii) merger with another entity, including an affiliated company, subject to any limitations under the Investment Company Act or (iii) the sale of all or substantially all of the assets of the Company. If the Company has not consummated an Exit Event by the sixth anniversary of the Final Closing Date, the Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider the Company’s potential wind down and/or liquidation and dissolution.

An affiliate of the Investment Adviser made a capital commitment to the Company of $0.10 on October 29, 2021 and served as the Company’s sole initial member the (“Initial Member”). The Company cancelled the Initial Member’s interest in the Company on November 23, 2021, the first date on which investors (other than the Initial Member) made their capital contribution to purchase shares of the Company’s common stock (the “Initial Drawdown Date”).

The Company has formed a wholly-owned subsidiary, which is structured as Delaware limited liability company, to hold certain equity or equity-like investments in portfolio companies.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s functional currency is U.S. dollars (“USD”) and these consolidated financial statements have been prepared in that currency. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company to make certain estimates and assumptions that may affect the amounts reported in the consolidated financial statements and accompanying notes. These consolidated financial statements reflect normal and recurring adjustments that in the opinion of the Company are necessary for the fair statement of the results for the periods presented. Actual results may differ from the estimates and assumptions included in the consolidated financial statements.

Certain financial information that is included in annual consolidated financial statements, including certain financial statement disclosures, prepared in accordance with GAAP, is not required for interim reporting purposes and has been condensed or omitted herein. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes related thereto for the year ended December 31, 2024, included in the Company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2025. The results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the full fiscal year, any other interim period or any future year or period.

Certain prior period information has been reclassified or conformed to the current period presentation and has no effect on the Company’s financial position or the results of operations as previously reported.

As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

Basis of Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the financial position and results of operations of its wholly-owned subsidiary, MMLC II Blocker I, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company records its investment transactions on a trade date basis, which is the date when the Company assumes the risks for gains and losses related to that instrument. Realized gains and losses are based on the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums to par value on investments purchased are accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Loan origination fees, original issue discount (“OID”) and market discounts or premiums are capitalized and amortized into interest income using the effective interest method or straight-line method, as applicable. Exit fees that are receivable upon repayment of a loan or debt security are amortized into interest income over the life of the respective investment. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income, for which the Company has earned the following:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Prepayment premiums	$—	$5
Accelerated amortization of upfront loan origination fees and unamortized discounts	$119	$213

Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to the Company, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, the Company only receives its allocable portion of such fees when invested in the same portfolio company as another Account (as defined below) managed by the Investment Adviser.

Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the principal amount or shares (if equity) of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon the investment being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest or dividend income, respectively.

Certain structuring fees, amendment fees, syndication fees and commitment fees are recorded as other income when earned. Administrative agent fees received by the Company are recorded as other income when the services are rendered over time.

Non-Accrual Investments

Investments are placed on non-accrual status when it is probable that principal, interest or dividends will not be collected according to contractual terms. Accrued interest or dividends generally are reversed when an investment is placed on non-accrual status. Interest or dividend payments received on non-accrual investments may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual investments are restored to accrual status when past due principal and interest or dividends are paid and, in management’s judgment, principal and interest or dividend payments are likely to remain current. The Company may make exceptions to this treatment if an investment has sufficient collateral value and is in the process of collection. As of March 31, 2025 and December 31, 2024 the Company did not have any investments on non-accrual status.

Investments

The Company carries its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), issued by the FASB, which defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is generally based on quoted market prices provided by independent price sources. In the absence of quoted market prices, investments are measured at fair value as determined by the Investment Adviser, as the valuation designee (the “Valuation Designee”) designated by the Board of Directors, pursuant to Rule 2a-5 under the Investment Company Act.

Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See Note 5 “Fair Value Measurement.”

The Company generally invests in illiquid securities, including debt and equity investments, of companies. The Board of Directors has designated to the Investment Adviser day-to-day responsibilities for implementing and maintaining internal controls and procedures related to the valuation of the Company’s portfolio investments. Under valuation procedures approved by the Board of Directors and adopted by the Valuation Designee, market quotations are generally used to assess the value of the investments for which market quotations are readily available (as defined in Rule 2a-5). The Investment Adviser obtains these market quotations from independent pricing sources. If market quotations are not readily available, the Investment Adviser prices securities at the bid prices obtained from at least two brokers or dealers, if available; otherwise, the Investment Adviser obtains prices from a principal market maker or a primary market dealer. To assess the continuing appropriateness of pricing sources and methodologies, the Investment Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing sources or brokers, and any differences are reviewed in accordance with the valuation procedures. If the Valuation Designee believes any such market quotation does not reflect the fair value of an investment, it may independently value such investment in accordance with valuation procedures for investments for which market quotations are not readily available.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures approved by the Board of Directors and adopted by the Valuation Designee, contemplate a multi-step valuation process conducted by the Investment Adviser each quarter and more frequently as needed. As the Valuation Designee, the Investment Adviser is primarily responsible for the valuation of the Company’s assets, subject to the oversight of the Board of Directors, as described below:

(1)

The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Investment Adviser responsible for the valuation of the portfolio investment;

(2)

The Valuation Designee also engages independent valuation firms (the “Independent Valuation Advisors”) to provide independent valuations of the investments for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the Valuation Designee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by the Investment Adviser and the Valuation Oversight Group (the “VOG”), a team that is part of the controllers group of Goldman Sachs. The Independent Valuation Advisors’ valuation ranges are compared to the Investment Adviser’s valuations to ensure the Investment Adviser’s valuations are reasonable. The VOG presents the valuations to the Asset Management Private Investment Valuation and Side Pocket Working Group of the Asset Management Valuation Committee (the “Asset Management Private Investment Valuation and Side Pocket Working Group”), which is comprised of a number of representatives from different functions and areas of expertise related to GSAM’s business and controls who are independent of the investment decision making process;

(4)

The Asset Management Private Investment Valuation and Side Pocket Working Group reviews and preliminarily approves the fair valuations and makes fair valuation recommendations to the Asset Management Valuation Committee;

(5)

The Asset Management Valuation Committee reviews the valuation information provided by the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors. The Asset Management Valuation Committee then assesses such valuation recommendations; and

(6)

Through the Asset Management Valuation Committee, the Valuation Designee discusses the valuations, provides written reports to the Board of Directors on at least a quarterly basis, and, within the meaning of the Investment Company Act, determines the fair value of the investments in good faith, based on the inputs of the Asset Management Valuation Committee, the Asset Management Private Investment Valuation and Side Pocket Working Group, the VOG, the investment professionals of the Investment Adviser responsible for valuations, and the Independent Valuation Advisors.

Money Market Funds

Investments in money market funds are valued at net asset value (“NAV”) per share and are considered cash equivalents for the purposes of the management fee paid to the Investment Adviser. See Note 3 “Significant Agreements and Related Party Transactions.”

Cash

Cash consists of deposits held at State Street Bank and Trust Company (in such capacity, the “Custodian”). As of March 31, 2025 and December 31, 2024, the Company held an aggregate cash balance of $15,675 and $15,673. Foreign currency of $3,188 and $2,814 (acquisition cost of $3,179 and $2,893) is included in cash as of March 31, 2025 and December 31, 2024.

Foreign Currency Translation

Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.

The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within the net realized and unrealized gains or losses on investments. Fluctuations arising from the translation of non-investment assets and liabilities, if any, are included with the net change in unrealized gains (losses) on foreign currency translations in the Consolidated Statements of Operations.

Foreign securities and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices to be more volatile than those of comparable U.S. companies or U.S. government securities.

Income Taxes

The Company recognizes tax positions in its consolidated financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement. The Company reports any interest expense related to income tax matters in income tax expense and any income tax penalties under expenses in the Consolidated Statements of Operations.

The Company’s tax positions have been reviewed based on applicable statutes of limitation for tax assessments, which may vary by jurisdiction, and based on such review, the Company has concluded that no additional provision for income tax is required in the consolidated financial statements. The Company is subject to potential examination by certain taxing authorities in various jurisdictions. The Company’s tax positions are subject to ongoing interpretation of laws and regulations by taxing authorities.

The Company has elected to be treated as a RIC commencing with its taxable year ended December 31, 2021. So long as the Company maintains its qualification for tax treatment as a RIC, it will generally not be required to pay corporate-level U.S. federal income tax on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. As a result, any U.S. federal income tax liability related to income earned and distributed by the Company represents obligations of the Company’s stockholders and will not be reflected in the consolidated financial statements of the Company.

To maintain its tax treatment as a RIC, the Company must meet specified source-of-income and asset diversification requirements and timely distribute to its stockholders for each taxable year at least 90% of its investment company taxable income (generally, its net ordinary income plus the excess of its realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction). In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year, and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income. If the Company chooses to do so, this generally would increase expenses and reduce the amount available to be distributed to stockholders without reducing the Company’s required distribution. The Company will accrue excise tax on estimated undistributed taxable income as required.

The Company’s consolidated subsidiary is subject to U.S. federal and state corporate level income taxes. Income tax expense, if any, is included under the income category for which it applies in the Consolidated Statements of Operations.

Distributions

Distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from those amounts determined in accordance with GAAP. The Company may pay distributions in excess of its taxable net investment income. This excess would be a tax-free return of capital in the period and reduce a stockholder’s tax basis in its shares. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, they are charged or credited to paid-in capital in excess of par, accumulated undistributed net investment income or accumulated net realized gain (loss), as appropriate, in the period that the differences arise. Temporary and permanent differences are primarily attributable to differences in the tax treatment of certain loans and the tax characterization of income and non-deductible expenses. These differences are generally determined in conjunction with the preparation of the Company’s annual RIC tax return. Distributions to common stockholders are recorded on the ex-dividend date. The amount to be paid out as a distribution is determined by the Board of Directors each quarter and is generally based upon the earnings estimated by the Investment Adviser. The Company may pay distributions to its stockholders in a year in excess of its net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The Company intends to timely distribute to its stockholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of the Company’s taxable income earned in a year, the Company may choose to carry forward taxable income for distribution in the following year and pay any applicable tax. The specific tax characteristics of the Company’s distributions will be reported to stockholders after the end of the calendar year. All distributions will be subject to available funds, and no assurance can be given that the Company will be able to declare such distributions in future periods.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of and amendments to the revolving credit facility with Bank of America, N.A (as amended, restated, supplemented or otherwise modified from time to time, the “BoA Revolving Credit Facility”) and the revolving credit facility between the Company and Truist Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Truist Revolving Credit Facility” and together with the BoA Revolving Credit Facility, the “Revolving Credit Facilities”). These costs are amortized using the straight-line method over the respective terms of the Revolving Credit Facilities. Deferred financing costs related to the Revolving Credit Facilities are presented separately as an asset on the Company’s Consolidated Statements of Assets and Liabilities.

Organization Costs

Organization costs include costs relating to the formation and organization of the Company. These costs were expensed as incurred. Upon the Initial Drawdown Date, stockholders bore such costs. Investors making capital commitments after the Initial Drawdown Date will bear a pro rata portion of such costs at the time of their first investment in the Company.

Offering Costs

Offering costs consist primarily of fees and expenses previously incurred in connection with the Company’s prior offering of shares, including legal, printing and other costs, as well as costs associated with the preparation and filing of the Company’s registration statement on Form 10. Offering costs were recognized as a deferred charge and were amortized on a straight-line basis over 12 months beginning on the date of commencement of operations.

Segment Reporting

In accordance with ASC 280 – Segment reporting, the Company has determined that it operates through a single operating and reporting segment with the investment objectives to generate current income and, to a lesser extent, capital appreciation through direct origination of secured debt, unsecured debt and select equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officers, chief financial officer and chief operating officer. The CODM uses Net increase (decrease) in net assets from operations in the Company’s Consolidated Statements of Operations to assess the Company’s performance and allocate resources. The evaluation and assessment of this metric is used in implementing investment policy decisions, managing the Company’s portfolio, evaluation of the Company’s distribution policy and assessing the performance of the portfolio. As the Company’s operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “Total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

Investment Management Agreement

The Company entered into an investment management agreement effective as of November 1, 2021 (the “Investment Management Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser manages the Company’s investment program and related activities. The Board approved the continuation of the Investment Management Agreement on August 8, 2024.

Management Fee

The Company pays the Investment Adviser a management fee (the “Management Fee”), accrued and payable quarterly in arrears. The Management Fee is equal to 0.1875% (i.e., an annual rate of 0.75%) of the average of the values of the Company’s gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters. For the avoidance of doubt, the Management Fee for the Company’s first quarter (i.e., the period beginning on the Initial Drawdown Date and ending on the last day of the quarter in which the Initial Drawdown Date occurred) will be equal to 0.1875% (i.e., an annual rate of 0.75%) of the Company’s average gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of such quarter. The Management Fee for any partial quarter will be appropriately prorated. The Investment Adviser waives a portion of its management fee payable by the Company in an amount equal to the management fees it earns as an investment adviser for any affiliated money market funds in which the Company invests. Following the occurrence (if any) of a listing, the Management Fee will be equal to 0.25% (i.e., an annual rate of 1.00%) of the average of the values of the Company’s gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters (and, in the case of the Company’s first quarter-end following any listing, the Company’s gross assets as of such quarter-end).

For the three months ended March 31, 2025 and 2024, Management Fees amounted to $1,656 and $941. As of March 31, 2025, $1,656 remained payable.

Incentive Fee

Pursuant to the Investment Management Agreement, the Company pays to the Investment Adviser an incentive fee (the “Incentive Fee”) as follows:

The Incentive Fee consists of two components that are determined independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on income and a portion is based on capital gains, each as described below.

i. Quarterly Incentive Fee Based on Income

For the portion of the Incentive Fee based on income, the Company’s Investment Adviser is entitled to receive the Incentive Fee based on Company income if the Company’s Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” (as defined below) of 1.75%. For this purpose, the hurdle is computed by reference to the Company’s NAV and does not take into account any changes in the market price of the Company’s common stock. The Incentive Fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to the Company’s aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters or if shorter, the number of quarters that have occurred since the Initial Drawdown Date (in either case, the “Trailing Twelve Quarters”). However, following the occurrence (if any) of a listing, the Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the listing, rather than the number of quarters that have occurred since the Initial Drawdown Date).

The “hurdle amount” for the Incentive Fee based on income is determined on a quarterly basis, and is equal to 1.75% multiplied by the Company’s NAV at the beginning of each applicable calendar quarter in the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by the Company of shares of its common stock) and distributions that occurred during the relevant Trailing Twelve Quarters. The Incentive Fee for any partial period will be appropriately prorated. For the portion of the Incentive Fee based on income, the Company pays the Investment Adviser a quarterly Incentive Fee based on the amount by which (A) Ordinary Income in respect of the relevant Trailing Twelve Quarters exceeds (B) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.”

The Incentive Fee based on income for each quarter is determined as follows:

•	No Incentive Fee based on income is payable to the Investment Adviser for any calendar quarter for which there is no Excess Income Amount;

•

100% of the Ordinary Income (as defined below), if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.0588% (or 2.1875% in the event of a listing) multiplied by the Company’s NAV at the beginning of each applicable calendar quarter included in the relevant Trailing Twelve Quarters is included in the calculation of the Incentive Fee based on income; and

•

15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Ordinary Income that exceeds the Catch-up Amount is included in the calculation of the Incentive Fee based on income.

The amount of the Incentive Fee based on income that will be paid to the Investment Adviser for a particular quarter will equal the excess of the Incentive Fee so calculated minus the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but will not exceed the Incentive Fee Cap (as described below, and subject to the limitations set forth in Section 205(b)(3) of the Advisers Act).

The Incentive Fee based on income that is paid to the Investment Adviser for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Ordinary Income” means interest income, dividend income and any other income (including any accrued income that we have not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter minus our operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee).

“Cumulative Net Return” means (x) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters.

If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Incentive Fee based on income to the Investment Adviser for such quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap. In certain limited circumstances, an Incentive Fee based on income will be payable to the Investment Adviser although the net income for such quarter did not exceed the hurdle rate or the Incentive Fee will be higher than it would have been if calculated based on the Company’s performance for the applicable quarter without taking into account the Trailing Twelve Quarters.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

For the three months ended March 31, 2025 and 2024 Incentive Fees based on income amounted to $1,891 and $1,908. As of March 31, 2025, $1,891 remained payable.

ii. Annual Incentive Fee Based on Capital Gains

The portion of Incentive Fee based on capital gains is determined and paid annually in arrears at the end of each calendar year or, in the event of a listing, the date on which such event occurs. At the end of each calendar year (or the occurrence of a listing), the Company will pay the Investment Adviser an Incentive Fee equal to (A) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the difference, if positive, of the sum of the Company’s aggregate realized capital gains, if any, computed net of the Company’s aggregate realized capital losses, if any, and the Company’s aggregate unrealized capital depreciation, in each case from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) until the end of such calendar year or listing, as applicable, minus (B) the cumulative amount of Incentive Fees based on capital gains previously paid to the Investment Adviser from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable. For the avoidance of doubt, unrealized capital appreciation is excluded from the calculation in clause (A), above.

The Company accrues, but does not pay, a portion of the Incentive Fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Company is required to accrue an Incentive Fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the Incentive Fee based on capital gains, the Company considers the cumulative aggregate unrealized capital appreciation in the calculation, since an Incentive Fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Company records a capital gains incentive fee equal to 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of such amount, minus the aggregate amount of actual Incentive Fees based on capital gains paid in all prior periods (or, following the occurrence (if any) of a listing, in all prior periods beginning with the date on which such event occurs). If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the three months ended March 31, 2025 and 2024, the Company accrued Incentive Fees based on capital gains under GAAP of $0 and $258, which were not realized.

Administration and Custodian Fees

The Company has entered into an administration agreement with State Street Bank and Trust Company (the “Administrator”) under which the Administrator provides various accounting and administrative services to the Company. The Company pays the Administrator fees for its services as it determines to be commercially reasonable in its sole discretion. The Company also reimburses the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator pays any compensation associated with such functions. The Administrator also serves as the Company’s custodian (the “Custodian”).

For the three months ended March 31, 2025 and 2024, the Company incurred expenses for services provided by the Administrator and the Custodian of $160 and $99. As of March 31, 2025, $160 remained payable.

Transfer Agent Fees

The Company has entered into a transfer agency agreement (the “Transfer Agency Agreement”), with GS & Co. pursuant to which GS & Co. serves as the Company’s transfer agent (the “Transfer Agent”), registrar and disbursing agent. The Company pays the Transfer Agent fees at an annual rate of 0.15% of the average of the NAV of the Company at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, the Company’s NAV as of such quarter-end).

For the three months ended March 31, 2025 and 2024, the Company incurred expenses for services provided by the Transfer Agent of $171 and $98. As of March 31, 2025, $171 remained payable.

Affiliates

The following table presents the Company’s affiliated investments (including investments in money market funds, if any):

	Beginning Fair Value Balance	Gross Additions(1)	Gross Reductions(2)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Ending Fair Value Balance	Dividend, Interest, PIK, and Other Income
For the Three Months Ended March 31, 2025
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund	$9,506	$41,650	$(47,150)	$—	$—	$4,006	$65
ABC Investment Holdco Inc. (dba ABC Plumbing)	9,458	424	(17)	—	(252)	9,613	227
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	7,894	195	(2)	—	(713)	7,374	264
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	6,833	1,972	(507)	—	(20)	8,278	218

Total Non-Controlled Affiliates	$33,691	$44,241	$(47,676)	$—	$(985)	$29,271	$774

For the Year Ended December 31, 2024
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund	$905	$483,485	$(474,884)	$—	$—	$9,506	$399
ABC Investment Holdco Inc. (dba ABC Plumbing)	—	9,729	(247)	—	(24)	9,458	574
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	—	9,264	(3)	—	(1,367)	7,894	822
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	5,310	1,721	(191)	—	(7)	6,833	756

Total Non-Controlled Affiliates	$6,215	$504,199	$(475,325)	$—	$(1,398)	$33,691	$2,551

(1)

Gross additions may include increases in the cost basis of investments resulting from new portfolio investments, PIK, the accretion of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.

(2)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

Due to Affiliates

The Investment Adviser pays certain general and administrative expenses, including legal expenses, on behalf of the Company in the ordinary course of business. As of March 31, 2025 and December 31, 2024, there were $162 and $6, respectively, included within Accrued expenses and other liabilities that were paid by the Investment Adviser and its affiliates on behalf of the Company.

Co-Investment Activity

In certain circumstances, the Company can make negotiated co-investments pursuant to an exemptive order from the SEC permitting it to do so. On November 16, 2022, the SEC granted to the Investment Adviser, the BDCs advised by the Investment Adviser and certain other affiliated applicants exemptive relief on which the Company expects to rely to co-invest alongside certain other client accounts managed by the Investment Adviser (collectively with the Company, the “Accounts”), which may include proprietary accounts of Goldman Sachs, in a manner consistent with the Company’s investment objectives and strategies, certain Board-established criteria, the conditions of such exemptive relief and other pertinent factors (as amended, the “Relief”). On June 25, 2024, the SEC granted an amendment to the Relief, which permits the Company to participate in follow-on investments in the Company’s existing portfolio companies with certain affiliates covered by the Relief if such affiliates, that are not BDCs or registered investment companies, did not have an investment in such existing portfolio company. If the Investment Adviser forms other funds in the future, the Company may co-invest alongside such other affiliates, subject to compliance with the Relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures. As a result of the Relief, there could be significant overlap in the Company’s investment portfolio and the investment portfolios of other Accounts, including, in some cases, proprietary accounts of Goldman Sachs. The Goldman Sachs Asset Management Private Credit Team is composed of investment professionals dedicated to the Company’s investment strategy and to other funds that share a similar investment strategy with the Company. The Goldman Sachs Asset Management Private Credit Team is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring the Company’s investments and monitoring and servicing the Company’s investments. The team works together with investment professionals who are primarily focused on investment strategies in syndicated, liquid credit. Under the terms of the Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the then-current investment objectives and strategies of the Company.

4. INVESTMENTS

The Company’s investments (excluding investments in money market funds, if any) consisted of the following:

	March 31, 2025		December 31, 2024
Investment Type	Cost	Fair Value	Cost	Fair Value
1st Lien/Senior Secured Debt	$833,717	$833,720	$800,471	$800,578
1st Lien/Last-Out Unitranche	50,914	50,779	49,708	49,604
Preferred Stock	3,834	3,751	3,834	3,665
Common Stock	2,623	2,608	2,623	2,880
Warrants	216	54	216	49

Total investments	$891,304	$890,912	$856,852	$856,776

The industry composition of the Company’s investments as a percentage of fair value and net assets was as follows:

	March 31, 2025		December 31, 2024
Industry	Fair Value	Net Assets	Fair Value	Net Assets
Software	22.0%	42.7%	20.9%	40.0%
Financial Services	14.2	27.5	14.2	27.1
Diversified Consumer Services	7.9	15.4	8.3	15.8
Trading Companies & Distributors	7.7	15.0	7.4	14.1
IT Services	6.6	12.8	7.1	13.5

	March 31, 2025		December 31, 2024
Industry	Fair Value	Net Assets	Fair Value	Net Assets
Commercial Services & Supplies	6.2	12.1	6.4	12.2
Wireless Telecommunication Services	5.2	10.1	4.9	9.3
Health Care Technology	4.1	7.9	4.1	7.9
Machinery	3.3	6.3	3.4	6.4
Professional Services	3.2	6.2	3.3	6.4
Health Care Providers & Services	2.7	5.2	2.8	5.4
Chemicals	2.5	4.9	2.6	5.0
Aerospace & Defense	2.1	4.1	1.9	3.7
Real Estate Mgmt. & Development	2.1	4.0	2.1	4.1
Specialty Retail	2.0	3.9	2.0	3.8
Construction & Engineering	1.3	2.6	1.4	2.6
Health Care Equipment & Supplies	1.3	2.6	1.4	2.6
Media	1.2	2.3	1.2	2.3
Insurance	1.2	2.3	1.2	2.3
Consumer Staples Distribution & Retail	1.0	1.9	1.0	2.0
Leisure Products	0.7	1.4	0.8	1.4
Textiles, Apparel & Luxury Goods	0.6	1.2	0.7	1.3
Distributors	0.5	0.9	0.5	1.0
Entertainment	0.4	0.8	0.4	0.8

Total	100.0%	194.1%	100.0%	191.0%

The geographic composition of the Company’s investments at fair value was as follows:

Geographic	March 31, 2025	December 31, 2024
United States	92.0%	91.9%
Canada	4.9	5.1
United Kingdom	3.1	3.0

Total	100.0%	100.0%

5. FAIR VALUE MEASUREMENT

The fair value of a financial instrument is the amount that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

Basis of Fair Value Measurement

Level 1 – Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2 – Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 – Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Note 2 “Significant Accounting Policies” should be read in conjunction with the information outlined below.

The following table presents the valuation techniques and the nature of significant inputs generally used in determining the fair value of Level 2 and Level 3 Instruments.

Level 2 Instruments	Valuation Techniques and Significant Inputs
Equity and Fixed Income

The types of instruments that trade in markets that are not considered to be active but are valued based on quoted market prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency include commercial paper, most government agency obligations, most corporate debt securities, certain mortgage-backed securities, certain bank loans, less liquid publicly listed equities, certain state and municipal obligations, certain money market instruments and certain loan commitments.

Valuations of Level 2 Equity and Fixed Income instruments can be verified to quoted prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. Consideration is given to the nature of the quotations (e.g. indicative or firm) and the relationship of recent market activity to the prices provided from alternative pricing sources.

Derivative Contracts	Over-the-counter (“OTC”) derivatives (both centrally cleared and bilateral) are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, calibration to market-clearing transactions, broker or dealer quotations, or other alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument, as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, voluntary and involuntary prepayment rates, loss severity rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, model inputs can generally be verified and model selection does not involve significant management judgment. OTC derivatives are classified within Level 2 of the fair value hierarchy when significant inputs are corroborated by market evidence.

Level 3 Instruments	Valuation Techniques and Significant Inputs
Bank Loans, Corporate Debt, and Other Debt Obligations	Valuations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analyses, which incorporate comparisons both to credit default swaps that reference the same underlying credit risk and to other debt instruments for the same issuer for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis.

Equity

Recent third-party investments or pending transactions are considered to be the best evidence for any change in fair value. When these are not available, the following valuation methodologies are used, as appropriate and available: (i) Transactions in similar instruments; (ii) Discounted cash flow techniques; (iii) Third party appraisals; and (iv) Industry multiples and public comparables.

Evidence includes recent or pending reorganizations (for example, merger proposals, tender offers and debt restructurings) and significant changes in financial metrics, including: (i) Current financial performance as compared to projected performance; (ii) Capitalization rates and multiples; and (iii) Market yields implied by transactions of similar or related assets.

The following table presents the ranges of significant unobservable inputs used to value the Company’s Level 3 assets as of March 31, 2025 and December 31, 2024. These ranges represent the significant unobservable inputs that were used in the valuation of each type of instrument, but they do not represent a range of values for any one instrument. For example, the lowest discount rate in 1st Lien/Senior Secured Debt is appropriate for valuing that specific debt investment, but may not be appropriate for valuing any other debt investments in this asset class. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 assets.

Level 3 Instruments	Fair Value(1) (2)	Valuation Techniques (3)	Significant Unobservable Inputs		Range of Significant Unobservable Inputs(4)	Weighted Average(5)
As of March 31, 2025
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured Debt	$759,602	Discounted cash flows	Discount Rate		7.6% - 14.6%	9.8%
	6,508	Comparable multiples	EV/EBITDA	(6)	—	10.0x
1st Lien/Last-Out Unitranche	50,779	Discounted cash flows	Discount Rate		8.5% - 11.9%	10.6%

Equity
Preferred Stock	$1,735	Comparable multiples	EV/EBITDA	(6)	13.0x - 21.0x	20.9x
	2,016	Comparable multiples	EV/Revenue		—	4.4x
Common Stock	2,608	Comparable multiples	EV/EBITDA	(6)	9.5x - 13.5x	12.1x
Warrants	54	Comparable multiples	EV/Revenue		—	4.4x

As of December 31, 2024

Level 3 Instruments	Fair Value(1) (2)	Valuation Techniques (3)	Significant Unobservable Inputs		Range of Significant Unobservable Inputs(4)	Weighted Average(5)
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured Debt	$719,777	Discounted cash flows	Discount Rate		7.7% - 14.1%	10.1%
1st Lien/Last-Out Unitranche	49,604	Discounted cash flows	Discount Rate		8.8% - 12.2%	10.9%

Equity
Preferred Stock	$1,690	Comparable multiples	EV/EBITDA	(6)	13.5x - 20.8x	20.7x
	1,975	Comparable multiples	EV/Revenue		—	4.2x
Common Stock	2,880	Comparable multiples	EV/EBITDA	(6)	9.5x - 13.5x	12.2x
Warrants	49	Comparable multiples	EV/Revenue		—	4.2x

(1)

As of March 31, 2025, included within Level 3 assets of $860,285 is an amount of $36,983 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $810,381 or 94.9% of Level 3 bank loans, corporate debt, and other debt obligations.

(2)

As of December 31, 2024, included within Level 3 assets of $827,181 is an amount of $51,206 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $769,381 or 93.8% of Level 3 bank loans, corporate debt, and other debt obligations.

(3)

The fair value of any one instrument may be determined using multiple valuation techniques. For example, market comparable and discounted cash flows may be used together to determine fair value. Therefore, the Level 3 balance encompasses both of these techniques.

(4)	The range for an asset category consisting of a single investment, if any, is not meaningful and therefore has been excluded.
(5)

Weighted average for an asset category consisting of multiple investments is calculated by weighting the significant unobservable input by the relative fair value of the investment. Weighted average for an asset category consisting of a single investment represents the significant unobservable input used in the fair value of the investment.

(6)	Enterprise value of portfolio company as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”).

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of March 31, 2025 and December 31, 2024. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates or market yields is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases in market comparable transactions or market multiples would result in an increase, in the fair value.

The following is a summary of the Company’s assets categorized within the fair value hierarchy:

	March 31, 2025				December 31, 2024
Assets	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
1st Lien/Senior Secured Debt	$—	$30,627	$803,093	$833,720	$—	$29,595	$770,983	$800,578
1st Lien/Last-Out Unitranche	—	—	50,779	50,779	—	—	49,604	49,604

	March 31, 2025				December 31, 2024
Assets	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Preferred Stock	—	—	3,751	3,751	—	—	3,665	3,665
Common Stock	—	—	2,608	2,608	—	—	2,880	2,880
Warrants	—	—	54	54	—	—	49	49
Investments in Affiliated Money Market Fund	4,006	—	—	4,006	9,506	—	—	9,506

Total	$4,006	$30,627	$860,285	$894,918	$9,506	$29,595	$827,181	$866,282

The following table presents a summary of changes in fair value of Level 3 assets by investment type:

Assets	Beginning Balance	Purchases(1)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Sales and Settlements(1)	Net Amortization of Premium/ Discount	Transfers In (2)	Transfers Out (2)	Ending Balance	Net Change in Unrealized Appreciation (Depreciation) for assets still held
For the Three Months Ended March 31, 2025
1st Lien/Senior Secured Debt	$770,983	$43,262	$—	$(53)	$(11,823)	$724	$—	$—	$803,093	$(14)
1st Lien/Last-Out Unitranche	49,604	1,175	—	(32)	—	32	—	—	50,779	(32)
Preferred Stock	3,665	—	—	86	—	—	—	—	3,751	86
Common Stock	2,880	—	—	(272)	—	—	—	—	2,608	(272)
Warrants	49	—	—	5	—	—	—	—	54	5

Total assets	$827,181	$44,437	$—	$(266)	$(11,823)	$756	$—	$—	$860,285	$(227)

For the Three Months Ended March 31, 2024
1st Lien/Senior Secured Debt	$427,084	$66,633	$(1,426)	$4,433	$(19,791)	$596	$—	$—	$477,529	$2,644
1st Lien/Last-Out Unitranche	33,588	9,569	—	17	—	25	—	—	43,199	17
Preferred Stock	3,316	1,206	—	65	—	—	—	—	4,587	65
Common Stock	954	—	—	89	—	—	—	—	1,043	89
Warrants	28	—	—	1	—	—	—	—	29	1

Total assets	$464,970	$77,408	$(1,426)	$4,605	$(19,791)	$621	$—	$—	$526,387	$2,816

(1)	Purchases may include PIK, securities received in corporate actions and restructurings. Sales and Settlements may include securities delivered in corporate actions and restructuring of investments.
(2)	Transfers in (out) of Level 3, if any, are due to a decrease (increase) in the quantity and reliability of broker quotes obtained by the Investment Adviser.

Debt Not Carried at Fair Value

The fair value of the Company’s debt, which would have been categorized as Level 3 within the fair value hierarchy as of March 31, 2025 and December 31, 2024, approximates its carrying value because the Revolving Credit Facilities have variable interest based on selected short-term rates.

6.	DEBT

On November 1, 2021, the Initial Member approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act to the Company and such election became effective the following day. As a result of this approval, the Company is currently allowed to borrow amounts such that its asset coverage ratio, as defined in the Investment Company Act, is at least 150% after such borrowing (if certain requirements are met). As of March 31, 2025 and December 31, 2024, the Company’s asset coverage ratio based on the aggregate amount outstanding of senior securities was 201% and 205%.

The Company’s outstanding debt was as follows:

	March 31, 2025			December 31, 2024
	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value
BoA Revolving Credit Facility(1)	$30,000	$30,000	$—	$30,000	$30,000	$—
Truist Revolving Credit Facility(2)	580,000	123,794	455,737	580,000	152,281	425,906

Total debt	$610,000	$153,794	$455,737	$610,000	$182,281	$425,906

(1)

Provides, under certain circumstances, a total borrowing capacity of $300,000. The Company may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of March 31, 2025, the Company had outstanding borrowings of $0. As of December 31, 2024, the Company had outstanding borrowings of $0.

(2)

Provides, under certain circumstances, a total borrowing capacity of $750,000. As of March 31, 2025, the Company had outstanding borrowings denominated in USD of $419,000, in GBP of GBP 14,915, in CAD of CAD 6,750, in EUR of EUR 3,440 and in AUD of AUD 14,500. As of December 31, 2024, the Company had outstanding borrowings denominated in USD of $390,000, in GBP of GBP 14,915, in CAD of CAD 6,750, in EUR of EUR 3,440 and in AUD of AUD 14,500.

The combined weighted average interest rates of the aggregate borrowings outstanding for the three months ended March 31, 2025 and for the year ended December 31, 2024 were 6.50% and 7.30% respectively. The combined average debt of the aggregate borrowings outstanding for the three months ended March 31, 2025 and for the year ended December 31, 2024 was $444,120 and $345,517.

BoA Revolving Credit Facility

The Company entered into the BoA Revolving Credit Facility on November 26, 2021 with Bank of America, N.A., as administrative agent (the “Administrative Agent”), lead arranger, letter of credit issuer and lender, which has been amended and supplemented from time to time. Subject to availability under the “Borrowing Base” (as defined by the BoA Revolving Credit Facility), the maximum principal amount of the BoA Revolving Credit Facility was $30,000 as of March 31, 2025. The Borrowing Base is calculated based on the unfunded capital commitments of the investors meeting various eligibility requirements (subject to investor concentration limits) multiplied by specified advance rates. The stated maturity date of the BoA Revolving Credit Facility is May 22, 2025, subject to one option to extend the stated maturity date to November 21, 2025, upon the satisfaction of certain customary conditions (including payment of an extension fee equal to 0.30% of the aggregate principal amount of loans and commitments extended).

Proceeds from the BoA Revolving Credit Facility may be used for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

Under the BoA Revolving Credit Facility, the Company has the ability to elect Daily Simple SOFR, Term SOFR, the applicable alternative currency rate, or the alternate base rate at the time of drawdown, and loans may be converted from one rate to another at any time, subject to certain conditions. The interest rate on obligations under the BoA Revolving Credit Facility is (A) the prevailing Daily Simple SOFR, Term SOFR for the applicable interest period or the applicable alternative currency rate, in each case, plus any applicable credit spread adjustment (which is zero for Daily Simple SOFR and 1-month Term SOFR), plus 2.85% per annum, or (B) an alternate base rate (the greatest of (i) the Prime Rate plus 1.85% per annum, (ii) the Federal Funds Rate plus 0.50% plus 1.85% per annum, and (iii) Term SOFR with a one-month tenor plus 1.00%).

The Company pays (x) a 0.35% annualized fee if the facility utilization is equal to or greater than 50% of the maximum commitment and (y) a 0.45% annualized fee if the facility utilization is less than 50% of the maximum commitment, in each case, on a quarterly basis on committed but undrawn amounts under the BoA Revolving Credit Facility.

Amounts drawn under the BoA Revolving Credit Facility may be prepaid at any time without premium or penalty, subject to applicable breakage costs. Loans are subject to mandatory prepayment for amounts exceeding the Borrowing Base or the lenders’ aggregate commitment and to the extent required to comply with the Investment Company Act, as applied to BDCs. Transfers of interests in the Company by investors are subject to certain restrictions under the BoA Revolving Credit Facility. In addition, any transfer of shares from a stockholder whose undrawn commitments are included in the Borrowing Base to a stockholder that is not eligible to be included in the Borrowing Base (or that is eligible to be included in the Borrowing Base at a lower advance rate) may trigger mandatory prepayment obligations.

The BoA Revolving Credit Facility is secured by a perfected first priority security interest in the unfunded capital commitments of the Company’s investors (with certain exceptions) and the proceeds thereof, including an assignment of the right to make capital calls, receive and apply capital contributions, and enforce remedies and claims related thereto, and a pledge of the collateral account into which capital call proceeds are deposited. Additionally, under the BoA Revolving Credit Facility, in certain circumstances after an event of default, the Administrative Agent will be able to require investors to fund their capital commitments directly to the Administrative Agent for the purposes of repaying the loans, but lenders cannot seek recourse against a stockholder in excess of such stockholder’s obligation to contribute capital to the Company.

The BoA Revolving Credit Facility contains customary representations, warranties, and affirmative and negative covenants, including without limitation, representations and covenants regarding treatment as a RIC under the Code and as a BDC under the Investment Company Act and restrictions on the Company’s ability to make certain distributions, to incur additional indebtedness, to incur any liens on the collateral and to permit certain transfers of stockholders’ ownership interest in the shares. The BoA Revolving Credit Facility includes customary conditions precedent to the draw-down of loans and customary events of default. As of March 31, 2025, the Company was in compliance with these covenants.

Costs of $1,686 were incurred in connection with obtaining and amending the BoA Revolving Credit Facility, which have been recorded as deferred financing costs on the Consolidated Statements of Assets and Liabilities and are being amortized over the life of the BoA Revolving Credit Facility using the straight-line method. As of March 31, 2025 and December 31, 2024, outstanding deferred financing costs were $38 and $96.

The following table presents the summary information of the BoA Revolving Credit Facility:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Borrowing interest expense	$—	$—
Facility fees	34	105
Amortization of financing costs	68	202

Total	$102	$307

Weighted average interest rate	—%	—%
Average outstanding balance	$—	$—

Truist Revolving Credit Facility

The Company entered into the Truist Revolving Credit Facility on February 28, 2023 with, among others, Truist Bank, as administrative agent, lead arranger, letter of credit issuer and lender, which has been amended and supplemented from time to time.

The Truist Revolving Credit Facility is a multicurrency facility, and as of March 31, 2025, total outstanding revolving commitments under the Truist Revolving Credit Facility were $555,000 and term loans under the Truist Revolving Credit Facility were $25,000 for an aggregate amount of $580,000. The Truist Revolving Credit Facility also has an accordion feature, subject to the satisfaction of various conditions, which could bring total outstanding revolving commitments and term loans under the Truist Revolving Credit Facility to $750,000. Commitments under the Truist Revolving Credit Facility may be repaid and reborrowed until the end of the revolving availability period, which ends on May 30, 2028. Any amounts borrowed under the Truist Revolving Credit Facility will mature, and all accrued and unpaid interest will be due and payable, on May 30, 2029. Borrowings denominated in USD, including amounts drawn in respect of letters of credit, bear interest (at the Company’s election) of either (i) term SOFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus an additional 0.10% credit adjustment spread, or (ii) an alternate base rate, which is the highest of (x) Prime Rate in effect on such day, (y) Federal Funds Effective Rate for such day plus 1/2 of 1.00% and (z) term SOFR for an interest period of one (1) month plus 1.00%, plus a margin of either 1.00% or 0.75% (subject to certain gross borrowing base conditions). Borrowings denominated in non-USD bear interest of the applicable term benchmark rate or daily simple RFR plus a margin of either 2.00% or 1.75% (subject to certain gross borrowing base conditions), plus, in the case of borrowings denominated in Pound Sterling (GBP) only, an additional 0.0326% credit adjustment spread or 0.1193% credit adjustment spread, for 1-month tenor and 3-months tenor borrowings, respectively. With respect to borrowings denominated in USD, the Company may elect either term SOFR, or an alternative base rate at the time of borrowing, and such borrowings may be converted from one benchmark to another at any time, subject to certain conditions.

The Company’s obligations to the lenders under the Truist Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s portfolio of investments and cash, with certain exceptions. The Truist Revolving Credit Facility contains certain covenants, including: (i) maintaining a minimum shareholders’ equity and (ii) maintaining an asset coverage ratio of at least 1.50 to 1. As of March 31, 2025, the Company was in compliance with these covenants.

The Truist Revolving Credit Facility may be guaranteed by certain of the Company’s subsidiaries, including those that are formed or acquired by the Company in the future. The Truist Revolving Credit Facility also includes representations and warranties, conditions precedent to funding of draws and events of default (including a change in control event of default trigger).

Costs of $6,535 were incurred in connection with obtaining and amending the Truist Revolving Credit Facility, which have been recorded as deferred financing costs on the Consolidated Statements of Assets and Liabilities and are being amortized over the life of the Truist Revolving Credit Facility using the straight-line method. As of March 31, 2025 and December 31, 2024, outstanding deferred financing costs were $4,856 and $5,143.

The following table presents the summary information of the Truist Revolving Credit Facility:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Borrowing interest expense	$7,117	$4,679
Facility fees	145	72
Amortization of financing costs	287	156

Total	$7,549	$4,907

Weighted average interest rate	6.50%	7.53%
Average outstanding balance	$444,120	$249,756

7.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company had aggregate capital commitments and undrawn capital commitments from investors as follows:

	March 31, 2025			December 31, 2024
	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded
Common Stock	$545,501	$95,608	82%	$545,501	$95,608	82%

Portfolio Company Commitments

The Company may enter into investment commitments through executed credit agreements or commitment letters. In many circumstances for executed commitment letters, borrower acceptance and final terms are subject to transaction-related contingencies. As of March 31, 2025, the Company believed that it had adequate financial resources to satisfy its unfunded commitments. The Company had the following unfunded commitments by investment types:

	Unfunded Commitment Balances (1)
	March 31, 2025	December 31, 2024
1st Lien/Senior Secured Debt
ABC Investment Holdco Inc. (dba ABC Plumbing)	$2,166	$2,581
Admiral Buyer, Inc. (dba Fidelity Payment Services)	1,214	1,019
AI Titan Parent, Inc. (dba Prometheus)	1,660	1,660
Airwavz Solutions, Inc.	1,602	—
AQ Sunshine, Inc. (dba Relation Insurance)	3,527	3,791
Arrow Buyer, Inc. (dba Archer Technologies)	487	486
Artifact Bidco, Inc. (dba Avetta)	7,389	7,389
ASM Buyer, Inc.	1,553	2,100
Aurora Acquireco, Inc. (dba AuditBoard)	10,000	10,000
Blast Bidco Inc. (dba Bazooka Candy Brands)	1,045	1,045
BSI3 Menu Buyer, Inc (dba Kydia)	249	249
Businessolver.com, Inc.	241	241
Charger Debt Merger Sub, LLC (dba Classic Collision)	5,521	6,553
Checkmate Finance Merger Sub, LLC	367	367
CI (Quercus) Intermediate Holdings, LLC (dba SavATree)	2,453	2,392
Circustrix Holdings, LLC (dba SkyZone)	146	146
Clearcourse Partnership Acquireco Finance Limited	3,865	3,746
Coding Solutions Acquisition, Inc. (dba CorroHealth)	501	501
Computer Services, Inc.	5,406	5,406
Coretrust Purchasing Group LLC	6,693	6,692
Crewline Buyer, Inc. (dba New Relic)	1,161	1,160
CST Buyer Company (dba Intoxalock)	638	638
Engage2Excel, Inc.	240	144

	Unfunded Commitment Balances (1)
	March 31, 2025	December 31, 2024
1st Lien/Senior Secured Debt
Formulations Parent Corporation (dba Chase Corp)	1,743	1,743
Frontgrade Technologies Holdings Inc.	1,981	1,981
Fullsteam Operations LLC	4,500	8,394
GovDelivery Holdings, LLC (dba Granicus, Inc.)	945	945
Governmentjobs.com, Inc. (dba NeoGov)	4,139	4,139
GPS Phoenix Buyer, Inc. (dba Guidepoint)	2,553	2,553
Harrington Industrial Plastics, LLC	1,514	1,514
HealthEdge Software, Inc.	1,182	1,182
Highfive Dental Holdco, LLC	463	463
iCIMS, Inc.	1,516	1,363
Intelligent Medical Objects, Inc.	400	388
iWave Information Systems, Inc.	4,380	4,380
Kene Acquisition, Inc. (dba Entrust)	3,359	3,359
LCG Vardiman Black, LLC (dba Specialty Dental Brands)	78	112
Mandrake Bidco, Inc. (dba Miratech)	690	690
NAVEX TopCo, Inc.	810	810
NCWS Intermediate, Inc. (dba National Carwash Solutions)	3,170	3,470
NFM & J, L.P. (dba the Facilities Group)	271	349
Northstar Acquisition HoldCo, LLC (dba n2y)	1,906	1,906
Onyx CenterSource, Inc.	27	270
PDDS Holdco, Inc. (dba Planet DDS)	1,968	2,718
Precinmac, LP	2,781	2,791
Project Accelerate Parent, LLC (dba ABC Fitness)	1,250	1,250
Prophix Software Inc. (dba Pound Bidco)	2,636	2,838
PT Intermediate Holdings III, LLC (dba Parts Town)	1,224	1,224
QBS Parent, Inc. (dba Quorum Software)	8,555	1,433
Recochem, Inc	2,168	2,029

(1)	Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.

	Unfunded Commitment Balances (1)
	March 31, 2025	December 31, 2024
Recorded Books Inc. (dba RBMedia)	$267	$749
Rocky Debt Merger Sub, LLC (dba NContracts)	6,070	6,070
Rubrik, Inc.	80	80
Runway Bidco, LLC (dba Redwood Software)	5,682	5,682
Singlewire Software, LLC	1,251	1,251

	Unfunded Commitment Balances (1)
	March 31, 2025	December 31, 2024
Sonar Acquisitionco, Inc. (dba SimPRO)	12,264	12,264
Southeast Mechanical, LLC (dba. SEM Holdings, LLC)	13,921	15,401
Spectrum Safety Solutions Purchaser, LLC (dba Carrier Industrial Fire)	6,746	6,959
SpendMend, LLC	456	1,024
Sunshine Cadence HoldCo, LLC (dba Cadence Education)	3,277	3,498
Superior Environmental Solutions	433	433
United Flow Technologies Intermediate Holdco II, LLC	3,717	9,183
US Signal Company, LLC	2,463	3,695
USA DeBusk, LLC	2,146	2,515
Valet Waste Holdings, Inc. (dba Valet Living)	2,976	2,898
Vamos Bidco, Inc. (dba VIP)	8,784	—
VASA Fitness Buyer, Inc.	628	628
VisionSafe Holdings, Inc.	443	443
WebPT, Inc.	83	131
Whitewater Holding Company LLC	6,487	270
Zarya Intermediate, LLC (dba iOFFICE)	938	938
Zeus Company, Inc.	2,923	2,923
DFS Holding Company, Inc.	—	564
Kaseya Inc.	—	523

Total 1st Lien/Senior Secured Debt	$196,368	$190,722
1st Lien/Last-Out Unitranche
EDB Parent, LLC (dba Enterprise DB)	$383	$586
EIP Consolidated, LLC (dba Everest Infrastructure)	1,000	1,000
K2 Towers III, LLC	714	714
Skyway Towers Intermediate LLC	1,510	1,640
Tarpon Towers II LLC	2,513	2,875
Thor FinanceCo LLC (dba Harmoni Towers)	1,956	2,289

	Unfunded Commitment Balances (1)
	March 31, 2025	December 31, 2024
Towerco IV Holdings, LLC	901	1,047

Total 1st Lien/Last-Out Unitranche	$8,977	$10,151

Total	$205,345	$200,873

(1)	Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

8.	NET ASSETS

Capital Drawdowns

The Company did not issue a capital drawdown during the three months ended March 31, 2025 and 2024.

Distributions

The following table reflects the distributions declared on the Company’s common stock:

Date Declared	Record Date	Payment Date	Amount Per Share
For the Three Months Ended March 31, 2025
February 26, 2025	April 2, 2025	April 29, 2025	$0.54	(1)
For the Three Months Ended March 31, 2024
February 27, 2024	April 2, 2024	April 29, 2024	$0.52	(2)

(1)	$0.06 is considered capital gain distribution.
(2)	$0.05 is considered capital gain distribution.

9.	EARNINGS (LOSS) PER SHARE

The following information sets forth the computation of basic and diluted earnings (loss) per share:

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Net increase (decrease) in net assets from operations	$10,321	$10,275
Weighted average shares outstanding	23,959,371	13,921,733
Basic and diluted earnings (loss) per share	$0.43	$0.74

Diluted earnings per share equal basic earnings per share because there were no common share equivalents outstanding during the period presented.

10.	FINANCIAL HIGHLIGHTS

The following table presents the schedule of financial highlights of the Company:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2025	March 31, 2024
Per Share Data:(1)
NAV, beginning of period	$18.72	$18.37
Net investment income (loss)	0.48	0.47
Net realized and unrealized gains (losses)(2)	(0.05)	0.27

Net increase (decrease) in net assets from operations(2)	$0.43	$0.74

Total increase (decrease) in net assets	$0.43	$0.74

NAV, end of period	$19.15	$19.11

Shares outstanding, end of period	23,959,371	13,921,733
Weighted average shares outstanding	23,959,371	13,921,733
Total return based on NAV(3)	2.30%	4.03%
Supplemental Data/Ratio(4):
Net assets, end of period	$458,914	$266,043
Ratio of net expenses to average net assets	10.96%	13.79%
Ratio of expenses (without incentive fees and interest and other debt expenses) to average net assets	2.43%	2.71%
Ratio of interest and other debt expenses to average net assets	6.84%	8.04%
Ratio of incentive fees to average net assets	1.69%	3.04%
Ratio of total expenses to average net assets	10.96%	13.79%
Ratio of net investment income to average net assets	10.19%	10.39%
Portfolio turnover	1%	4%

(1)

The per share data was derived by using the weighted average share outstanding during the applicable period, except for distributions recorded, which reflects the actual amount of distributions recorded per share for the applicable period.

(2)	The amount shown may not correspond for the period as it includes the effect of the timing of capital drawdowns and distributions.
(3)	Calculated as the change in NAV per share during the period plus dividends recorded per share, divided by the beginning NAV per share.
(4)	Ratios are annualized, except for, as applicable, unvested Incentive Fees and organization costs.

11.	SUBSEQUENT EVENTS

Subsequent events after the date of the Consolidated Statements of Assets and Liabilities have been evaluated through the date the consolidated financial statements were issued. Other than the items discussed below, the Company has concluded that there is no impact requiring adjustment or disclosure in the consolidated financial statements.

The Company filed an application for a new exemptive order from the SEC (the “New Relief”) that would supersede the Relief and permit the Company to co-invest with the Accounts, under a more streamlined co-investment process that contains fewer conditions than the Relief. The New Relief requires the majority of the Company’s independent directors to make the conclusions outlined previously (see Note 3 “Significant Agreements and Related Party Transactions—Co-Investment Activity”) in connection with co-investment transactions in a more limited set of circumstances than the Relief, while requiring the Board to maintain oversight of the Company’s participation in the co-investment program. On April 25, 2025, the SEC issued a notice to the Company relating to the New Relief, pursuant to which the New Relief will be granted at the expiration of the notice period on May 20, 2025, unless the SEC orders a hearing.

On May 7, 2025, the Board of Directors declared a distribution equal to an amount up to the Company’s taxable earnings per share, including net investment income (if positive) for the period beginning April 1, 2025 through June 30, 2025, which will be payable on or around July 29, 2025 to shareholders of record as of July 2, 2025.

EXECUTION VERSION

ANNEX A: MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

by and among

GOLDMAN SACHS PRIVATE CREDIT CORP.,

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II, and

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

Dated as of July 11, 2025

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
11.5	Entire Agreement	A-45

11.6	Governing Law; Jurisdiction; Waiver of Jury Trial	A-45

11.7	Assignment; Third Party Beneficiaries	A-46

11.8	Specific Performance	A-46

11.9	Disclosure Schedule	A-46

-iv-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 11, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, this “Agreement”), among Goldman Sachs Private Credit Corp., a Delaware corporation (“GSCR”), Goldman Sachs Middle Market Lending Corp. II, a Delaware corporation (“MMLC II”) and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (the “Adviser”).

RECITALS

A. Each of GSCR and MMLC II has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and Adviser is the investment adviser of each of GSCR and MMLC II.

B. Upon the terms and subject to the conditions set forth in this Agreement, GSCR and MMLC II intend to merge MMLC II with and into GSCR (the “Merger”), with GSCR as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

C. The Board of Directors of MMLC II (the “MMLC II Board”), upon the recommendation of a committee of the MMLC II Board comprised solely of Independent Directors of MMLC II (the “MMLC II Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of MMLC II and its existing stockholders and (y) as of the Determination Date, the interests of MMLC II’s existing stockholders will not be diluted (as provided under Rule 17a-8 promulgated under the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) directed that this Agreement be submitted to MMLC II’s stockholders for adoption, and (iv) resolved to recommend that the stockholders of MMLC II adopt this Agreement.

E. The Board of Directors of GSCR (the “GSCR Board”), upon the recommendation of a committee of the GSCR Board comprised solely of Independent Directors of GSCR (the “GSCR Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of GSCR and its existing stockholders and (y) as of the Determination Date, the interests of GSCR’s existing stockholders will not be diluted (as provided under Rule 17a-8 promulgated under the Investment Company Act) as a result of the Transactions and (ii) approved this Agreement, the Transactions, and the proposed consideration payable in the Merger.

F. The parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, MMLC II shall merge with and into GSCR, and the separate corporate existence of MMLC II shall cease. GSCR shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Delaware.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties hereto (the “Closing Date”).

1.3 Effective Time. The Merger shall become effective as set forth in the certificate of merger with respect to the Merger (the “Certificate of Merger”) that shall be filed with, and accepted for record by, the Secretary of State of the State of Delaware (the “DE SOS”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

1.5 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of GSCR or MMLC II or the holder of any securities of any of such party:

(a) each share of common stock, par value $0.001 per share, of MMLC II (“MMLC II Common Stock”) issued and outstanding immediately prior to the Effective Time, except for the Canceled Shares and Appraisal Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive, in cash, subject to the terms and conditions of this Agreement, without interest, the MMLC II Per Share Cash Amount (the “Merger Consideration”);

(b) all of the shares of MMLC II Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each such share of MMLC II Common Stock shall thereafter represent only the right to receive the Merger Consideration; and

(c) all of the shares of MMLC II Common Stock issued and outstanding immediately prior to the Effective Time that are owned by GSCR, MMLC II or any of their Consolidated Subsidiaries and all other shares of capital stock of MMLC II shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor (such shares, the “Canceled Shares”); and

(d) each share of common stock, par value $0.001 per share, of GSCR (“GSCR Common Stock”) issued and outstanding immediately prior to the Effective Time shall remain outstanding as a share of GSCR Common Stock.

1.6 Organizational Documents. At the Effective Time, the certificate of incorporation of GSCR as in effect immediately prior to the Effective Time shall be the certificate of incorporation of GSCR, as the surviving company in the Merger, as of the Effective Time, and the bylaws of GSCR as in effect immediately prior to the Effective Time shall be the bylaws of GSCR, as the surviving company in the Merger, as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such certificate of incorporation and bylaws, as applicable.

1.7 Post-Merger Governance. Subject to applicable law, the officers of GSCR immediately prior to the Effective Time shall be the officers of GSCR immediately after consummation of the Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal.

1.8 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, the shares (the “Appraisal Shares”) of MMLC II Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares of MMLC II Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the Merger Consideration as provided in Section 1.5, but instead, at the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive payment of the fair value of such Appraisal Shares in accordance with Section 262; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under

Section 262 with respect to such Appraisal Shares or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration as provided in Section 1.5, less any applicable Tax withholding, and shall no longer be Appraisal Shares. MMLC II shall give prompt written notice to GSCR of any demands received by MMLC II for appraisal of any shares of MMLC II Common Stock, any withdrawals of demands for appraisal of any shares of MMLC II Common Stock and any other documents sent to MMLC II pursuant to Section 262, and GSCR shall have the right to participate in, and direct all negotiations and Proceedings with respect to such demands. MMLC II shall not, without the prior written consent of GSCR (including the consent of the GSCR Special Committee), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, GSCR shall not, except with the prior written consent of MMLC II, require MMLC II to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE II

MERGER CONSIDERATION

2.1 Paying Agent. Prior to the Effective Time, GSCR shall appoint GSCR’s transfer agent or other bank or trust company to act as paying agent (the “Paying Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of GSCR and MMLC II. Promptly following the Effective Time, GSCR shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration in accordance with Section 2.2. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Consideration Fund.”

2.2 Delivery of Merger Consideration.

(a) Each holder of record at the Effective Time of shares of MMLC II Common Stock (other than the Canceled Shares and the Appraisal Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 1.5 shall, promptly after the Effective Time, be entitled to receive the Merger Consideration. The Consideration Fund shall not be used for any purpose other than the purposes provided for in the immediately preceding sentence.

(b) No holder of record of Book-Entry Shares shall be required to deliver a certificate or a letter of transmittal to the Paying Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such holder of record shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and the Surviving Company or GSCR shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days after the Effective Time to each such holder of record as of the Effective Time), the Merger Consideration, less any applicable Tax withholding, per Book-Entry Share to which such holder is entitled hereunder, and such Book-Entry Shares shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

2.3 No Further Ownership Rights. All Merger Consideration paid by GSCR in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to MMLC II Common Stock in respect of which such amounts were paid. From and after the Effective Time, the stock transfer books of MMLC II shall be closed, and there shall be no further transfers on the stock transfer books of MMLC II of the shares of MMLC II Common Stock that were issued and outstanding immediately prior to the Effective Time.

2.4 Net Asset Value Calculation.

(a) MMLC II shall deliver to GSCR a calculation of the net asset value of MMLC II as of a date mutually agreed between GSCR and MMLC II, such date to be no earlier than forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated by

Adviser on behalf of MMLC II in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), used by Adviser in preparing the calculation of the last quarterly net asset value per share of MMLC II Common Stock prior to the Effective Time (with an accrual for any dividend declared by MMLC II and not yet paid) (the “Closing MMLC II Net Asset Value”); provided that Adviser shall update the calculation of the Closing MMLC II Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing MMLC II Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing MMLC II Net Asset Value is determined within forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the MMLC II Board, including the MMLC II Special Committee, shall be required to approve, and Adviser shall certify in writing to GSCR, the calculation of the Closing MMLC II Net Asset Value.

(b) In connection with preparing the calculation provided pursuant to Section 2.4(a), Adviser will use the portfolio valuation methods approved by the MMLC II Board (including a majority of the Independent Directors of MMLC II) for valuing the securities and other assets of MMLC II under Rule 2a-5 promulgated under the Investment Company Act as of the date of this Agreement, except as expressly set forth above in Section 2.4(a) or otherwise agreed by the MMLC II Board (including the MMLC II Special Committee).

(c) Adviser agrees to give GSCR, MMLC II and each of their Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to Section 2.4(a) and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by Adviser or its Affiliates.

2.5 Termination of Consideration Fund. Any portion of the Consideration Fund that remains undistributed to former stockholders of MMLC II as of the twelve (12) month anniversary of the date of the Effective Time may be paid to GSCR, upon GSCR’s written demand to the Paying Agent. In such event, any holder of shares of MMLC II Common Stock who have not theretofore complied with any applicable requirements to receive Merger Consideration shall thereafter look only to GSCR with respect to such Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of GSCR, MMLC II, the Surviving Company, the Paying Agent or any other Person shall be liable to any former holder of shares of MMLC II Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

2.6 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, GSCR or the Paying Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of MMLC II Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MMLC II

Except with respect to matters that have been Previously Disclosed, MMLC II hereby represents and warrants to GSCR that:

3.1 Corporate Organization.

(a) MMLC II is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. MMLC II has the requisite corporate power to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not have a MMLC II Material Adverse Effect. MMLC II has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b) True, complete and correct copies of the certificate of incorporation of MMLC II (the “MMLC II Charter”) and the bylaws of MMLC II (the “MMLC II Bylaws”), each as in effect as of the date of this Agreement, have previously been publicly filed by MMLC II.

(c) The Consolidated Subsidiary of MMLC II (i) is duly incorporated or duly formed, as applicable to such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not reasonably be expected to have a MMLC II Material Adverse Effect.

3.2 Capitalization.

(a) The authorized capital stock of MMLC II consists of (i) 200,000,000 shares of MMLC II Common Stock, of which 23,959,371 were outstanding as of the close of business on July 10, 2025 (the “MMLC II Capitalization Date”) and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, of MMLC II (“MMLC II Preferred Stock”), of which no shares were outstanding as of the close of business on the MMLC II Capitalization Date. All of the issued and outstanding shares of MMLC II capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to MMLC II attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of MMLC II may vote (“Voting Debt”) is issued or outstanding. As of the MMLC II Capitalization Date, MMLC II does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of MMLC II capital stock, Voting Debt or any other equity securities of MMLC II or any securities representing the right to purchase or otherwise receive any shares of MMLC II capital stock, Voting Debt or other equity securities of MMLC II. There are no obligations of MMLC II or its Consolidated Subsidiary (i) to repurchase, redeem or otherwise acquire any shares of MMLC II capital stock, Voting Debt or any equity security of MMLC II or its Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of MMLC II capital stock, Voting Debt or any other equity security of MMLC II or its Consolidated Subsidiary or (ii) pursuant to which MMLC II or its Consolidated Subsidiary is or could be required to register shares of MMLC II’s capital stock or other securities under the Securities Act. All of the MMLC II capital stock sold has been sold pursuant to private placements exempt from the registration requirements of the Securities Act and in material compliance with the Investment Company Act and, if applicable, state “blue sky” Laws.

(b) All of the issued and outstanding shares of capital stock or other equity securities of the Consolidated Subsidiary of MMLC II are owned by MMLC II, directly or indirectly, free and clear of any Liens, and all of such shares or equity securities are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. The Consolidated Subsidiary of MMLC II has not or is not bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security.

3.3 Authority; No Violation.

(a) MMLC II has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee). The MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) has unanimously (i) determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of MMLC II and its existing stockholders and (B) as of the Determination Date, the interests of MMLC II’s existing stockholders will not be diluted (as provided under Rule 17a-8 promulgated under the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) directed that this Agreement be submitted to MMLC II’s stockholders for adoption at a duly held meeting of such stockholders (the “MMLC II Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of MMLC II adopt this Agreement (such recommendation, the “MMLC II Board Recommendation”). Except for receipt of the affirmative vote of the holders of a majority of all outstanding shares of MMLC II Common Stock entitled to vote to adopt this Agreement at a duly held meeting of MMLC II stockholders (the “MMLC II Requisite Vote”), the Merger and the Transactions have been authorized by all necessary corporate action on the part of MMLC II. This Agreement has been duly and validly executed and delivered by MMLC II and (assuming due authorization, execution and delivery by GSCR, and Adviser) constitutes the valid and binding obligation of MMLC II, enforceable against MMLC II in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b) Neither the execution and delivery of this Agreement by MMLC II, nor the consummation by MMLC II of the Transactions, nor performance of this Agreement by MMLC II, will (i) violate any provision of the MMLC II Charter or the MMLC II Bylaws, or (ii) assuming that the consents, approvals, filings and registrations referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to MMLC II or its Consolidated Subsidiary or (B) except as set forth on Section 3.3(b) of the MMLC II Disclosure Schedule, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of MMLC II or its Consolidated Subsidiary under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which MMLC II or its Consolidated Subsidiary is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole. Section 3.3(b) of the MMLC II Disclosure Schedule sets forth, to MMLC II’s knowledge, any material consent fees payable by MMLC II or its Consolidated Subsidiary to a third party in connection with the Merger.

3.4 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MMLC II of the Merger and the Transactions, except for (i) the filing with the SEC of a Proxy Statement, in definitive form, (ii) the filing of the Certificate of Merger with and the acceptance for the record of such certificates by the DE SOS in respect of the Merger, (iii) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iv) the reporting of this Agreement on a Current Report on Form 8-K and (v) any such consents, approvals, filings or registrations that the failure to obtain or make would not have a MMLC II Material Adverse Effect.

3.5 Reports.

(a) MMLC II has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “MMLC II Applicable Date”) with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the MMLC II Applicable Date, including any amendments thereto, the “MMLC II SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary taken as a whole. To MMLC II’s knowledge, no MMLC II SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To MMLC II’s knowledge, all MMLC II SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The Consolidated Subsidiary of MMLC II is not required to make any filing with the SEC.

(b) Neither MMLC II nor its Consolidated Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to MMLC II’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of GSCR or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has MMLC II or its Consolidated Subsidiary been advised in writing or, to the knowledge of MMLC II, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c) MMLC II has made available to GSCR all material correspondence with the SEC since the MMLC II Applicable Date and, as of the date of this Agreement, to the knowledge of MMLC II (i) there are no unresolved comments from the SEC with respect to the MMLC II SEC Reports or any SEC examination of MMLC II and (ii) none of the MMLC II SEC Reports is subject to any ongoing review by the SEC.

3.6 MMLC II Financial Statements.

(a) The consolidated financial statements, including the related consolidated schedules of investments, of MMLC II and its Consolidated Subsidiary included (or incorporated by reference) in the MMLC II SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of MMLC II and its Consolidated Subsidiary for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to MMLC II’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. PricewaterhouseCoopers LLP (“PwC”), MMLC II’s independent registered public accountant, has not resigned, threatened resignation or been dismissed as MMLC II’s independent public accountant as a result of or in connection with any disagreements with MMLC II on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (A) liabilities reflected or reserved against on the consolidated audited consolidated statements of assets and liabilities of MMLC II as of December 31, 2024 included in the audited consolidated financial statements set forth in MMLC II’s annual report on Form 10-K for the year ended December 31, 2024 (the “MMLC II Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2024, (C) liabilities incurred in connection with this Agreement and the Transactions, and (D) liabilities that would not have a MMLC II Material Adverse Effect, neither MMLC II nor its Consolidated Subsidiary has any liabilities that would be required to be reflected or reserved against in the MMLC II Balance Sheet in accordance with GAAP.

(c) Neither MMLC II nor its Consolidated Subsidiary is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, MMLC II and its Consolidated Subsidiary in the MMLC II SEC Reports.

(d) Since the MMLC II Applicable Date, (i) neither MMLC II nor its Consolidated Subsidiary nor, to the knowledge of MMLC II, any director, officer, auditor, accountant or representative of MMLC II or its Consolidated Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MMLC II or its Consolidated Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that MMLC II or its Consolidated Subsidiary has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act), and (ii) no attorney representing MMLC II or its Consolidated Subsidiary, whether or not employed by MMLC II or its Consolidated Subsidiary, has reported evidence of a material violation of securities laws, breach of duty or similar violation by MMLC II or any of its directors, officers or agents to the MMLC II Board or any committee thereof or to any director or officer of MMLC II.

(e) Neither MMLC II nor its Consolidated Subsidiary is a party to any off-balance sheet arrangement with respect to MMLC II (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f) To MMLC II’s knowledge, since the MMLC II Applicable Date, PwC, which has expressed its opinion with respect to the financial statements of MMLC II and its Consolidated Subsidiary included in the MMLC II SEC Reports (including the related notes), has, for the period it has served as MMLC II’s independent accounting firm, been (i) “independent” with respect to MMLC II and its Consolidated Subsidiary within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(g) The principal executive officer and principal financial officer of MMLC II have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and MMLC II is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(h) MMLC II has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by MMLC II in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to MMLC II’s management as appropriate to allow timely decisions regarding required disclosure and to allow MMLC II’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) MMLC II’s management, with the participation of MMLC II’s principal executive and financial officers, has completed an assessment of the effectiveness of MMLC II’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that MMLC II maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in MMLC II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the MMLC II Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of MMLC II’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for MMLC II’s auditors any material weaknesses in internal controls; and

(iv) provided to GSCR true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the MMLC II Board that have been made in writing from the MMLC II Applicable Date through the date of this Agreement, and will promptly provide to GSCR true, complete and correct copies of any such disclosures that are made after the date of this Agreement.

(i) The fair market value of MMLC II’s investments as of December 31, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement (Topic 820)”, issued by the Financial Accounting Standards Board and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the MMLC II Board.

(j) To MMLC II’s knowledge, there is no fraud or suspected fraud affecting MMLC II involving management of MMLC II or employees of Adviser who have significant roles in MMLC II’s internal control over financial reporting, when such fraud could have a material effect on MMLC II’s consolidated financial statements.

3.7 Broker’s Fees. Neither MMLC II nor its Consolidated Subsidiary nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the Transactions, other than to Truist Securities, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to GSCR.

3.8 Absence of Changes or Events. Since December 31, 2024, except as (a) set forth in Section 3.8 of the MMLC II Disclosure Schedule, or (b) expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of MMLC II and its Consolidated Subsidiary has been conducted in the ordinary course of business, (c) there has not been any Effect that would have a MMLC II Material Adverse Effect and (d) there has not been any material action that, if it had been taken after the date of this Agreement, would have required the consent of GSCR under Section 6.1 or 6.2.

3.9 Compliance with Applicable Law; Permits.

(a) Each of MMLC II and its Consolidated Subsidiary is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act, the Exchange Act and ERISA, other than as would not have a MMLC II Material Adverse Effect. MMLC II has not received any written or, to MMLC II’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary s, taken as a whole. MMLC II is, and was, fully qualified to sell shares of MMLC II capital stock in each jurisdiction in which such shares were registered and sold, other than as would not have a MMLC II Material Adverse Effect.

(b) MMLC II is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not have a MMLC II Material Adverse Effect.

(c) MMLC II has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) promulgated under the Investment Company Act. There have been no “Material Compliance Matters” for MMLC II, as such term is defined in Rule 38a-1(e)(2) promulgated under the Investment Company Act, other than those that have been reported to the MMLC II Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole.

(d) Each of MMLC II and its Consolidated Subsidiary holds and is in compliance with all Permits required in order to permit MMLC II and its Consolidated Subsidiary to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole. MMLC II has not received any written or, to MMLC II’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole.

(e) No “affiliated person” (as defined under the Investment Company Act) of MMLC II has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of MMLC II, threatened that would result in any such disqualification.

(f) The minute books and other similar records of MMLC II maintained since the MMLC II Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of MMLC II, the MMLC II Board and any committees of the MMLC II Board.

3.10 MMLC II Information. None of the information supplied or to be supplied by MMLC II for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto, is first distributed to stockholders of MMLC II or at the time of the MMLC II Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MMLC II with respect to information supplied by GSCR or Adviser expressly for inclusion or incorporation by reference in the Proxy Statement.

3.11 Taxes and Tax Returns.

(a) MMLC II and its Consolidated Subsidiary have duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of MMLC II or its Consolidated Subsidiary has been examined by the Internal Revenue Service or any successor agency (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon MMLC II or its Consolidated Subsidiary for which MMLC II does not have reserves that are adequate under GAAP. Neither MMLC II nor its Consolidated Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MMLC II and its Consolidated Subsidiary). Neither MMLC II nor its Consolidated Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by MMLC II or any of its Consolidated Subsidiary. Neither MMLC II nor its Consolidated Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If MMLC II or its Consolidated Subsidiary has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b) MMLC II made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). MMLC II has qualified as a RIC at all times since the beginning of its taxable year ended 2021 and expects to continue to so qualify through the Effective Time. No challenge to MMLC II’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of MMLC II ending on or before the Effective Time, MMLC II has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by MMLC II after the date of this Agreement has been timely paid).

(c) Prior to the Effective Time, MMLC II shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Determination Date, MMLC II shall have declared a Tax Dividend with respect to the final taxable year ending with its complete liquidation.

(d) MMLC II and its Consolidated Subsidiary have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e) MMLC II has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(f) Section 3.11(f) of the MMLC II Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(f) of the MMLC II Disclosure Schedule, MMLC II is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(g) No claim has been made in writing by a taxing authority in a jurisdiction where MMLC II or its Consolidated Subsidiary does not file Tax Returns that MMLC II or its Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(h) Neither MMLC II nor its Consolidated Subsidiary has, or has ever had, a permanent establishment in any country other than the United States.

(i) Neither MMLC II nor its Consolidated Subsidiary has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(j) Neither MMLC II nor its Consolidated Subsidiary has any liability for the Taxes of another Person other than MMLC II and its Consolidated Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(k) Neither MMLC II nor Consolidated Subsidiary has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is MMLC II or any of its Consolidated Subsidiaries).

(l) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of MMLC II or its Consolidated Subsidiary.

3.12 Litigation. There are no material Proceedings pending or, to MMLC II’s knowledge, threatened against MMLC II or its Consolidated Subsidiary. There is no Order binding upon MMLC II or its Consolidated Subsidiary other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole.

3.13 Employee Matters. Neither MMLC II nor its Consolidated Subsidiary has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of ERISA, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14 Certain Contracts.

(a) MMLC II has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to GSCR of, all Contracts (collectively, the “MMLC II Material Contracts”) to which, as of the date of this Agreement, MMLC II or its Consolidated Subsidiary is a party, or by which MMLC II or its Consolidated Subsidiary may be bound, or, to the knowledge of MMLC II, to which it or its Consolidated Subsidiary or their respective assets or properties may be subject, with respect to:

(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to MMLC II or its financial condition or results of operations;

(ii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MMLC II to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of MMLC II or its Consolidated Subsidiary in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by MMLC II or its Consolidated Subsidiary of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii) other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MMLC II to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within ninety (90) days or less, or any Contract that creates or would create a Lien on any asset of MMLC II or its Consolidated Subsidiary (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole);

(iv) except with respect to investments set forth in the MMLC II SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to MMLC II and its Consolidated Subsidiary, taken as a whole;

(v) any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of MMLC II and its Consolidated Subsidiary, taken as a whole, is or could be conducted or the types of business that MMLC II and its Consolidated Subsidiary conducts or may conduct;

(vi) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the MMLC II Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the MMLC II SEC Reports;

(vii) any Contract that obligates MMLC II or its Consolidated Subsidiary to conduct any business that is material to MMLC II and its Consolidated Subsidiary, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Merger, will obligate GSCR, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third party on an exclusive basis; or

(viii) any Contract with a Governmental Entity.

(b) Each MMLC II Material Contract is (x) valid and binding on MMLC II or its Consolidated Subsidiary and, to MMLC II’s knowledge, each other party thereto, (y) enforceable against MMLC II or its Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole. The MMLC II Advisory Agreement has been approved by the MMLC II Board and stockholders of MMLC II in accordance with Section 15 of the Investment Company Act. Neither MMLC II nor its Consolidated Subsidiary nor, to MMLC II’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any MMLC II Material Contract other than as would not have a MMLC II Material Adverse Effect. No MMLC II Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole. No event has occurred with respect to MMLC II or its Consolidated Subsidiary that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any MMLC II Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole.

3.15 Insurance Coverage. All material insurance policies maintained by or for the benefit of MMLC II or its Consolidated Subsidiary and that name MMLC II or its Consolidated Subsidiary as an insured (each, a “MMLC II Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each MMLC II Insurance Policy have been paid. Neither MMLC II nor its Consolidated Subsidiary has received written notice of cancellation of any MMLC II Insurance Policy.

3.16 Intellectual Property. MMLC II and its Consolidated Subsidiary own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of MMLC II and its Consolidated Subsidiary taken as a whole (hereinafter, “MMLC II Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not have a MMLC II Material Adverse Effect. No claims are pending for which MMLC II has received written notice or, to the knowledge of MMLC II, threatened (i) that MMLC II or its Consolidated Subsidiary is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any MMLC II Intellectual Property Right is invalid or unenforceable. To the knowledge of MMLC II, no Person is infringing, misappropriating or using without authorization the rights of MMLC II or its Consolidated Subsidiary with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to MMLC II and its Consolidated Subsidiary, taken as a whole.

3.17 Environmental Matters. Except as would not have a MMLC II Material Adverse Effect:

(a) there are no Proceedings of any kind, pending or, to the knowledge of MMLC II, threatened, against MMLC II or its Consolidated Subsidiary, arising under any Environmental Law;

(b) there are no Orders by or with any Governmental Entity, imposing any liability or obligation on MMLC II or its Consolidated Subsidiary under or in respect of any Environmental Law;

(c) there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by MMLC II or its Consolidated Subsidiary during the period of MMLC II’s or its Consolidated Subsidiary’s ownership or lease; and

(d) none of MMLC II or its Consolidated Subsidiary have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by MMLC II or its Consolidated Subsidiary.

3.18 Real Property. Neither MMLC II nor its Consolidated Subsidiary owns or leases any real property.

3.19 Investment Assets. Each of MMLC II and its Consolidated Subsidiary has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of MMLC II or its Consolidated Subsidiary set forth in Section 3.19 of the MMLC II Disclosure Schedule and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by MMLC II that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of MMLC II’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

3.20 State Takeover Laws. The MMLC II Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Transactions or this Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Transactions. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the MMLC II Charter or the MMLC II Bylaws is, or at the Effective Time will be, applicable to the shares of MMLC II Common Stock or the Transactions.

3.21 Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by MMLC II that is used in connection with the computations made by MMLC II pursuant to Section 2.4 will be determined in accordance with the valuation policies and procedures approved by MMLC II’s Board and set forth in MMLC II’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.4 for purposes of this Agreement, and the value of all assets owned by MMLC II other than investment assets that are used in connection with the computations made by MMLC II pursuant to Section 2.4 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the MMLC II Board. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the Adviser on behalf of MMLC II and approved by the MMLC II Board for purposes of such computations were or will be approved by the MMLC II Board in good faith in accordance with the valuation policies and procedures approved by the MMLC II Board.

3.22 Opinion of Financial Advisor. Prior to the execution of this Agreement by MMLC II, the MMLC II Special Committee has received the opinion of Truist Securities, Inc., financial advisor to the MMLC II Special Committee (the “Financial Advisor Opinion”), to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be received by the holders of MMLC II Common Stock in the Merger pursuant to this Agreement was fair, from a financial point of view, to such holders. MMLC II shall, following execution and delivery of this Agreement by all parties hereto, furnish an accurate, complete and confidential copy of said opinion to GSCR solely for information purposes to confirm receipt of said opinion by the MMLC II Special Committee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GSCR

Except with respect to matters that have been Previously Disclosed, GSCR hereby represents and warrants to MMLC II that:

4.1 Corporate Organization.

(a) GSCR is a corporation duly formed and validly existing and in good standing under the Laws of the State of Delaware and in good standing with the DE SOS. GSCR has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign company in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not have a GSCR Material Adverse Effect. GSCR has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.

(b) True, complete and correct copies of the certificate of incorporation of GSCR (the “GSCR Charter”) and the bylaws of GSCR (the “GSCR Bylaws”), each as in effect as of the date of this Agreement, have previously been publicly filed by GSCR.

4.2 Authority; No Violation.

(a) GSCR has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the GSCR Board (acting upon the recommendation of the GSCR Special Committee). The GSCR Board (acting upon the recommendation of the GSCR Special Committee) has unanimously determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of GSCR and its existing stockholders and (B) as of the Determination Date, determined that the interests of GSCR’s existing stockholders will not be diluted (as provided under Rule 17a-8 promulgated under the Investment Company Act) as a result of the Transactions. The Merger and the Transactions have been authorized by all necessary corporate action on the part of GSCR. This Agreement has been duly and validly executed and delivered by GSCR and (assuming due authorization, execution and delivery by MMLC II and Adviser) constitutes the valid and binding obligation of GSCR, enforceable against GSCR in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement by GSCR, nor the consummation by GSCR of the Transactions, nor performance of this Agreement by GSCR, will (i) violate any provision of the GSCR Charter, GSCR Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.2(a) and Section 4.3 are duly obtained and/or made, (A) violate any Law or Order applicable to GSCR or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of GSCR or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which GSCR or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole. Section 4.2(b) of the GSCR Disclosure Schedule sets forth, to GSCR’s knowledge, any material consent fees payable by GSCR or any of its Consolidated Subsidiaries to a third party in connection with the Merger.

(c) GSCR has made available to MMLC II all material correspondence with the SEC since March 25, 2022 (the “GSCR Applicable Date”) and, as of the date of this Agreement, to the knowledge of GSCR (i) there are no unresolved comments from the SEC with respect to the forms, statements, certifications, reports and documents that it was required to file or furnish since the GSCR Applicable Date with the SEC with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the GSCR Applicable Date, including any amendments thereto, the “GSCR SEC Reports”), or any SEC examination of MMLC II and (ii) none of the GSCR SEC Reports is subject to any ongoing review by the SEC.

4.3 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by GSCR of the Merger and the Transactions, except for (i) the filing with the SEC by MMLC II of the Proxy Statement, in definitive form, (ii) the filing of the Certificate of Merger with and the acceptance for the record of such certificates by the DE SOS in respect of the Merger, (iii) any notices or filings under the HSR Act, (iv) the reporting of this Agreement on a Current Report on Form 8-K and (v) any such consents, approvals, filings or registrations that the failure to obtain or make would not have a GSCR Material Adverse Effect.

4.4 GSCR Financial Statements.

(a) The consolidated financial statements, including the related consolidated schedules of investments, of GSCR and its Consolidated Subsidiaries included (or incorporated by reference) in the GSCR SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of GSCR and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to GSCR’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. PwC, GSCR’s independent registered public accountant, has not resigned, threatened resignation or been dismissed as GSCR’s independent public accountant as a result of or in connection with any disagreements with GSCR on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of GSCR as of December 31, 2024 included in the audited financial statements set forth in GSCR’s annual report on Form 10-K for the year ended December 31, 2024 (the “GSCR Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2024, (C) liabilities incurred in connection with this Agreement and the Transactions, and (D) liabilities that would not have a GSCR Material Adverse Effect, neither GSCR nor its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the GSCR Balance Sheet in accordance with GAAP.

(c) Neither GSCR nor its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, GSCR and its Consolidated Subsidiaries in the GSCR SEC Reports.

(d) To GSCR’s knowledge, since the GSCR Applicable Date, PwC, which has expressed its opinion with respect to the financial statements of GSCR and its Consolidated Subsidiaries included in the GSCR SEC Reports (including the related notes), has, for the period it has served as GSCR’s independent accounting firm, been (i) “independent” with respect to GSCR and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(e) The principal executive officer and principal financial officer of GSCR have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and GSCR is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(f) GSCR has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by GSCR in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to GSCR’s management as appropriate to allow timely decisions regarding required disclosure and to allow GSCR’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) GSCR’s management, with the participation of GSCR’s principal executive and financial officers, has completed an assessment of the effectiveness of GSCR’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that GSCR maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in GSCR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the GSCR Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of

Auditing Standards) in the design or operation of GSCR’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for GSCR’s auditors any material weaknesses in internal controls.

(g) To GSCR’s knowledge, there is no fraud or suspected fraud affecting GSCR involving management of GSCR or employees of Adviser who have significant roles in GSCR’s internal control over financial reporting, when such fraud could have a material effect on GSCR’s consolidated financial statements.

4.5 Broker’s Fees. Neither GSCR nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the Transactions, other than to BofA Securities, Inc.

4.6 Litigation. There are no Proceedings pending or, to GSCR’s knowledge, threatened against GSCR or any of its Consolidated Subsidiaries, other than such Proceedings as would not have a GSCR Material Adverse Effect. There are no Orders binding upon GSCR or any of its Consolidated Subsidiaries, other than such Orders as would not have a GSCR Material Adverse Effect.

4.7 Absence of Changes or Events. Since December 31, 2024, except as (a) set forth in Section 4.7 of the GSCR Disclosure Schedule, or (b) expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of GSCR and its Consolidated Subsidiaries has been conducted in the ordinary course of business and (c) there has not been any Effect that would have a GSCR Material Adverse Effect.

4.8 Compliance with Applicable Law; Permits.

(a) Each of GSCR and its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act, the Exchange Act and ERISA, other than as would not have a GSCR Material Adverse Effect. GSCR has not received any written or, to GSCR’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole. GSCR is, and was, fully qualified to sell shares of GSCR capital stock in each jurisdiction in which such shares were registered and sold, other than as would not have a GSCR Material Adverse Effect.

(b) GSCR is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not have a GSCR Material Adverse Effect.

(c) GSCR has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) promulgated under the Investment Company Act. There have been no “Material Compliance Matters” for GSCR, as such term is defined in Rule 38a-1(e)(2) promulgated under the Investment Company Act, other than those that have been reported to the GSCR Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole.

(d) Each of GSCR and its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit GSCR and its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole. GSCR has not received any written or, to GSCR’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to GSCR and its Consolidated Subsidiaries, taken as a whole.

(e) No “affiliated person” (as defined under the Investment Company Act) of GSCR has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of GSCR, threatened that would result in any such disqualification.

4.9 Available Funds. GSCR currently has, and at all times from and after the date of this Agreement and through the Effective Time, GSCR will have available all of the funds necessary for the acquisition of all shares of MMLC II Common Stock pursuant to the Merger, to pay all fees and expenses in connection therewith, to make payments pursuant to Section 1.5 and Section 2.1 and to perform their respective obligations under this Agreement. GSCR acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding GSCR’s or any other Person’s ability to obtain financing for the consummation of the Transactions.

4.10 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts due and payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of GSCR and GSCR’s Consolidated Subsidiaries in connection therewith), assuming (i) the accuracy of the representations and warranties set forth in Article III (without giving effect to any materiality or MMLC II Material Adverse Effect qualifications set forth therein), (ii) the compliance by MMLC II and its Consolidated Subsidiary with the covenants set forth in Section 6.1 and Section 6.2, and (iii) the satisfaction or waiver of the conditions set forth in Section 8.1 and Section 8.2, (a) the Surviving Company (or its successors and assigns) will be Solvent and (b) the Present Fair Saleable Value of the assets of the Surviving Company will exceed its debt, plus its total “capital,” as such term would be determined in accordance with Section 154 of the DGCL. For purposes of this Agreement, “Solvent” when used with respect to the Surviving Company (or its successors and assigns), means that, as of any date of determination (i) the amount of the Present Fair Saleable Value of their assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Surviving Company will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Surviving Company (or its successors and assigns) will be able to pay its debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by the Surviving Company and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case after giving effect to the transactions contemplated by this Agreement. For purposes of the definition of “Solvent,” (A) “debt” means liability on a “claim” and (B) “claim” means (1) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (2) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

4.11 GSCR Information. None of the information supplied or to be supplied by GSCR for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto is first distributed to stockholders of MMLC II or at the time of the MMLC II Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by GSCR with respect to information supplied by MMLC II or Adviser expressly for inclusion or incorporation by reference in the Proxy Statement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ADVISER

Except with respect to matters set forth in the Adviser Disclosure Schedule, Adviser hereby represents and warrants to MMLC II and GSCR that:

5.1 Organization. Adviser is a limited partnership organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. Adviser has the requisite limited partnership power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

5.2 Authority; No Violation.

(a) Adviser has all requisite limited partnership power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved in accordance with the governing documents of Adviser. This Agreement has been duly and validly executed and delivered by Adviser and (assuming due authorization, execution and delivery by MMLC II and GSCR) constitutes the valid and binding obligation of Adviser, enforceable against Adviser in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement by Adviser, nor the consummation of the Transactions, nor performance of this Agreement by Adviser, will (i) violate any provision of the certificate of limited partnership or the limited partnership agreement of Adviser or (ii) (A) violate any Law or Order applicable to Adviser or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of Adviser under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which Adviser is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

(c) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by Adviser, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

5.3 Compliance with Applicable Law; Permits.

(a) Adviser is, and at all times required by the Investment Advisers Act when Adviser has been the investment adviser to GSCR or MMLC II has been, duly registered as an investment adviser under the Investment Advisers Act. Adviser is, and at all times required by applicable Law (other than the Investment Advisers Act) when Adviser has been the investment adviser to GSCR or MMLC II has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

(b) Adviser is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of each of MMLC II and GSCR, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect. Adviser has not received any written or, to Adviser’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of each of MMLC II and GSCR, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or would have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

(c) Adviser holds and is in compliance with all Permits required in order to permit Adviser to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect. Adviser has not received any written or, to Adviser’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or would have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

(d) Adviser has implemented written policies and procedures as required by Rule 206(4)-7 promulgated under the Investment Advisers Act (complete and correct copies of which have been made available to MMLC II and GSCR) and, during the period prior to the date of this Agreement that Adviser has been the investment adviser to MMLC II or GSCR, Adviser has been in compliance with such policies and procedures with regard to its management of MMLC II and GSCR, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to MMLC II and its Consolidated Subsidiary, taken as a whole, or GSCR and its Consolidated Subsidiaries, taken as a whole.

(e) During the period prior to the date of this Agreement that it has been the investment adviser to GSCR or MMLC II, there has been no material adverse change in the operations, affairs or regulatory status of Adviser.

5.4 Litigation. There are no Proceedings pending or, to Adviser’s knowledge, threatened in writing against Adviser, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the

Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect. There are no Orders binding upon Adviser other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent Adviser from timely performing its material obligations under this Agreement or from consummating the Merger and the Transactions or have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect.

5.5 Valuation. Except as set forth in Section 2.4 and may be mutually agreed by the parties hereto, the value of each investment asset owned by MMLC II that is used in connection with the computations made by Adviser on behalf of MMLC II pursuant to Section 2.4 will be determined in accordance with the valuation policies and procedures approved by MMLC II’s Board and set forth in MMLC II’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.4 for purposes of this Agreement, and the value of all assets owned by MMLC II other than investment assets that are used in connection with the computations made by Adviser on behalf of MMLC II pursuant to Section 2.4 will be determined in accordance with GAAP. The Closing MMLC II Net Asset Value presented by Adviser to the MMLC II Board will reflect Adviser’s determination of the fair value of any portfolio securities of MMLC II for which market quotations are not readily available. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the MMLC II Board. No procedural differences exist with respect to the underlying methodologies and conventions used by MMLC II and the third-party valuation agents to value the assets of MMLC II.

5.6 Adviser Information. None of the information supplied or to be supplied by Adviser for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement is first distributed to stockholders of MMLC II or at the time of the MMLC II Stockholders Meeting contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by Adviser with respect to information supplied by MMLC II or GSCR for inclusion or incorporation by reference in the Proxy Statement.

5.7 Financial Resources. Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Proxy Statement and under this Agreement.

5.8 MMLC II and GSCR Representations and Warranties. To the knowledge of Adviser, as of the date of this Agreement, the representations and warranties made by MMLC II in Article III and the representations and warranties made by GSCR in Article IV are true and correct in all material respects.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as may be required by Law, (y) as required or expressly permitted by this Agreement or (z) with the prior written consent of GSCR (including the consent of the GSCR Special Committee), in case of an action by MMLC II, or the prior written consent of MMLC II (including the consent of the MMLC II Special Committee), in case of an action by GSCR, which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of MMLC II and GSCR shall, and shall cause each of its Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with its respective investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships; provided, however, that the failure of GSCR to comply with the foregoing clauses (a) or (b) shall be a breach of this Section 6.1 only if such failure would reasonably be expected to have, individually or in the aggregate, a GSCR Material Adverse Effect.

6.2 Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by

Law, as required or expressly permitted by this Agreement, or as set forth in Section 6.2 of the MMLC II Disclosure Schedule, MMLC II shall not, and shall not permit its Consolidated Subsidiary to, directly or indirectly, without the prior written consent of GSCR (including the consent of the GSCR Special Committee), which prior written consent shall not be unreasonably delayed, conditioned or withheld:

(a) other than pursuant to capital calls with respect to the MMLC II Subscription Agreements, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any MMLC II Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities;

(b) (i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with past practices and MMLC II’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by MMLC II, (C) dividends payable by the direct wholly owned Consolidated Subsidiary of MMLC II to MMLC II or (D) a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

(c) sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of MMLC II or its Consolidated Subsidiary;

(d) acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed;

(e) amend the MMLC II Charter or the MMLC II Bylaws or any other governing documents or similar governing documents of MMLC II’s Consolidated Subsidiary;

(f) implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements;

(g) hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan;

(h) take any action or knowingly fail to take any action that would, or would reasonably be expected to materially delay or materially impede the ability of the parties to consummate the Transactions; provided, however, that the foregoing shall not preclude MMLC II from declaring or paying any Tax Dividend on or before the Closing Date;

(i) incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness;

(j) make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed;

(k) file or amend any material Tax Return other than in the ordinary course of business consistent with past practice and MMLC II’s investment objectives and policies as publicly disclosed; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund;

(l) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MMLC II to fail to qualify or not be subject to taxation as a RIC;

(m) enter into any new line of business (it being understood that this prohibition does not apply to any new or existing portfolio companies in which MMLC II or its Consolidated Subsidiary has made or will make a debt or equity investment that is in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed and is, would or should be reflected in MMLC II’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

(n) other than in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a MMLC II Material Contract had it been entered into prior to the date of this Agreement;

(o) other than in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any MMLC II Material Contract;

(p) settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and MMLC II’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of MMLC II or its Consolidated Subsidiary or, after the Effective Time, GSCR, the Surviving Company or any of their respective Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault;

(q) other than in the ordinary course of business consistent with MMLC II’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material indebtedness;

(r) except as otherwise expressly contemplated by this Agreement, merge or consolidate with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(s) enter into any new MMLC II Subscription Agreements; or

(t) agree to take, make any commitment to take, or adopt any resolutions of the MMLC II Board authorizing, any of the actions prohibited by this Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Further Assurances.

(a) Subject to the right of MMLC II to take any action that constitutes a MMLC II Adverse Recommendation Change as expressly permitted pursuant to Section 7.5, the parties hereto shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Merger) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

(b) In furtherance (but not in limitation) of the foregoing, each of GSCR and MMLC II shall as promptly as practicable following the date of this Agreement file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, GSCR and MMLC II shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to GSCR or MMLC II, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties hereto shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. GSCR, on the one hand, and MMLC II, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law. Notwithstanding anything to the contrary contained in this Agreement, nothing shall require GSCR to (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, disposition or license of any assets, services, businesses or rights of GSCR, its Affiliates (including, following the Merger, the Surviving Company and its Consolidated Subsidiary) or any interests therein, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the assets, services, or business of GSCR, its Affiliates (including, following the Merger, the Surviving Company and its Consolidated Subsidiary) or any interests therein; and (ii) commence or defend any Proceeding.

(c) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either GSCR and its Consolidated Subsidiaries, on the one hand, or MMLC II and its Consolidated Subsidiary, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions, other than any consent fees set forth in Section 3.3(b) of the MMLC II Disclosure Schedule and Section 4.2(b) of the GSCR Disclosure Schedule.

7.2 Stockholder Approval.

(a) Each of MMLC II, GSCR and Adviser shall cooperate with each other in the preparation of a preliminary and the definitive Proxy Statement, including all amendments or supplements to the preliminary Proxy Statement, as follows:

(i) MMLC II shall prepare and file with the SEC the preliminary Proxy Statement as promptly as reasonably practicable (and in any event no later than twenty (20) Business Days) following the date of this Agreement;

(ii) MMLC II shall promptly notify GSCR and Adviser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to GSCR and Adviser, as promptly as reasonably practicable, copies of all written correspondence, and advise GSCR and Adviser of any oral comments, between MMLC II or any Representative of MMLC II and the SEC with respect to the Proxy Statement;

(iii) if any comments are received from the SEC with respect to the Proxy Statement, MMLC II shall respond as promptly as reasonably practicable to such comments;

(iv) if, at any time prior to the MMLC II Stockholders Meeting, any information relating to GSCR or MMLC II, or any of their respective Affiliates, officers or directors, is discovered by GSCR or MMLC II that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain an untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, the party that discovers such information shall promptly notify the other parties hereto, and, to the extent required by Law, MMLC II shall promptly thereafter file with the SEC and distribute to MMLC II stockholders in accordance with applicable Law an appropriate amendment or supplement describing such information;

(v) each of GSCR and Adviser shall, promptly upon the reasonable written request of MMLC II, provide MMLC II with such information available to it as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC, in each case, to the extent permitted by applicable Law;

(vi) as promptly as reasonably practicable after all comments received from the SEC have been cleared by the SEC, or the SEC has affirmatively notified MMLC II that the SEC will not be reviewing the Proxy Statement, and all information required to be contained in the Proxy Statement has been included therein, MMLC II shall file the definitive Proxy Statement with the SEC and cause such definitive Proxy Statement to be distributed (including by electronic delivery if permitted) to its stockholders of record, as of a record date reasonably established by the MMLC II Board in accordance with applicable Law;

(vii) MMLC II shall not make any filing with the SEC or distribution to MMLC II stockholders of, or amendment or supplement to, the Proxy Statement without providing GSCR and Adviser a reasonable opportunity to review and comment thereon (which comments shall be considered by MMLC II in good faith) (except as required by applicable Law or in connection with and a MMLC II Adverse Recommendation Change).

(viii) MMLC II shall take, in accordance with applicable Law and the MMLC II Charter and the MMLC II Bylaws, all actions necessary to duly call, convene and hold a MMLC II Stockholders Meeting, as promptly as practicable, to consider and vote upon a proposal to adopt this Agreement, with a record date for the MMLC II Stockholders Meeting determined in prior consultation with and subject to the prior written approval of GSCR (which prior written approval shall not be unreasonably delayed, conditioned or withheld); and

(ix) unless the MMLC II Board has withdrawn the MMLC II Board Recommendation in compliance with Section 7.5, MMLC II shall use reasonable best efforts to obtain from MMLC II’s stockholders the MMLC II Requisite Vote at such MMLC II Stockholders Meeting, including by providing to MMLC II’s stockholders the MMLC II Board Recommendation and including such recommendation in the Proxy Statement and by, at the request of GSCR, postponing or adjourning the MMLC II Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that MMLC II shall not postpone or adjourn the MMLC II Stockholders Meeting for any other reason without the prior written consent of GSCR (including the GSCR Special Committee) (which prior written consent shall not be unreasonably delayed, conditioned or withheld);

(b) MMLC II shall ensure that the Proxy Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act and the rules of the SEC promulgated thereunder.

(c) Without limiting the generality of the foregoing but subject to MMLC II’s right to terminate this Agreement pursuant to Section 9.1, MMLC II’s obligations pursuant to this Section 7.2 (including its obligation to submit to its stockholders the adoption of this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to MMLC II, its Representatives or its stockholders of any Takeover Proposal (including any MMLC II

Superior Proposal) or (ii) MMLC II adopting, approving, or recommending, or publicly proposing to adopt, approve or recommend a Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”) or delivering a Notice of a MMLC II Superior Proposal or (iii) a MMLC II Adverse Recommendation Change.

(d) Subject to applicable Law, each of GSCR and MMLC II shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3	Indemnification; Directors’ and Officers’ Insurance.

(a) Following the Effective Time, GSCR shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of MMLC II or its Consolidated Subsidiary (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) GSCR shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) GSCR and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b) Unless GSCR and MMLC II shall otherwise agree prior to the Effective Time, GSCR shall obtain and fully pay the premium for a “tail” insurance policy for the extension of MMLC II’s directors’ and officers’ liability insurance policies in place as of the date of this Agreement with respect to matters existing or occurring at or prior to the Effective Time with coverage not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in such current directors’ and officers’ liability policies for a period of six (6) years from and after the Effective Time; provided, that in no event shall the cost of such insurance exceed 300% of the current aggregate annual premium paid by MMLC II for such current directors’ and officers’ liability policies; provided, further, that if the cost of such insurance coverage exceeds such amount, GSCR shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) Any Indemnified Party wishing to claim indemnification under Section 7.3(a), upon learning of any Proceeding described above, shall promptly notify GSCR in writing; provided, that the failure to so notify shall not affect the obligations of GSCR under Section 7.3(a) unless GSCR is materially prejudiced as a consequence.

(d) If GSCR or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity, then and in each such case, GSCR shall cause proper provision to be made so that the successors and assigns of GSCR shall assume the obligations set forth in this Section 7.3.

(e) The provisions of this Section 7.3 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.4	No Solicitation.

(a) MMLC II shall, and shall cause its respective Affiliates, Consolidated Subsidiary, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents, as applicable (collectively, “Representatives”), to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to MMLC II) of all confidential information previously furnished to any Person (other than Adviser, GSCR or any of their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.5, MMLC II shall not, and shall cause its Affiliates and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) except as expressly permitted by, and after compliance with, this Section 7.4 and Section 7.5, approve or recommend, or declare advisable or propose to enter into, or cause or permit MMLC II or its Consolidated Subsidiary to enter into, any agreement, arrangement, or understanding with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other Transaction (any such agreement, arrangement, understanding or Contract, an “Alternative Agreement”); (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than GSCR or its Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than GSCR or its Affiliates) or with respect to any transaction (other than the Transactions) or (y) waive or release under any standstill or any similar agreement with respect to equity securities of MMLC II, unless failure to grant such waiver or release would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable Law; provided, however, that notwithstanding the foregoing, MMLC II (A) may inform Persons of the provisions contained in this Section 7.4 and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of MMLC II in order to allow such third party to confidentially submit a Takeover Proposal. MMLC II agrees that any breach of this Section 7.4 or Section 7.5 by any director, officer or other Representative of MMLC II will be deemed to be a breach of this Section 7.4 or Section 7.5, as applicable, by MMLC II. MMLC II will not authorize, direct or knowingly permit any consultant or employee of MMLC II to breach this Section 7.4 or Section 7.5, and upon becoming aware of any breach or threatened breach of this Section 7.4 or Section 7.5 by a Representative of MMLC II, shall use its reasonable best efforts to stop such breach or threatened breach.

(b) MMLC II shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify GSCR in writing of any request for information or any Takeover Proposal or inquiry with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) or with whom any discussions or negotiations are taking place and (ii) provide to GSCR copies of any written materials received by MMLC II, its Affiliates or their respective Representatives in connection with any of the foregoing. MMLC II agrees that it shall keep GSCR informed on a reasonably current basis (and, in any event, within twenty-four (24) hours) of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep GSCR informed on a reasonably current basis (and, in any event, within twenty-four (24) hours) of any information requested of or provided MMLC II its Affiliates or their respective Representatives in connection with the foregoing and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

(c) Except as expressly permitted by Section 7.5(a), neither the MMLC II Board nor any committee thereof (including the MMLC II Special Committee) shall (i) fail to make, withhold, withdraw, qualify or modify or resolve to (in a manner adverse to GSCR) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to GSCR)) the MMLC II Board Recommendation (it being understood that it shall be considered a modification adverse to GSCR if (A) any Takeover Proposal structured as a tender or exchange offer is commenced and the MMLC II Board, acting upon the recommendation of the MMLC II Special Committee, fails to publicly recommend against acceptance of such tender or exchange offer by the holders of shares of MMLC II Common Stock within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 promulgated under the Exchange Act or (B) any Takeover Proposal is publicly announced and the MMLC II Board, acting upon the recommendation of the MMLC II Special Committee, fails to issue a public press release within ten (10) Business Days of such public announcement reaffirming the MMLC II Board Recommendation or stating that the MMLC II Board Recommendation has not been changed); (ii) authorize, adopt, approve, endorse, recommend or publicly declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Takeover Proposal; (iii) fail to include the MMLC II Board Recommendation in the Proxy Statement; (iv) submit any Takeover Proposal to a vote of the holders of MMLC II Common Stock; or (v) approve or recommend, or declare advisable or propose to enter into, or cause or permit MMLC II or its Consolidated Subsidiary to enter into, any Alternative Agreement (any action described in clauses (i) through (v), a “MMLC II Adverse Recommendation Change”). Notwithstanding anything herein to the contrary, no MMLC II Adverse Recommendation Change shall change the approval of this Agreement or the Transactions or any other approval of the MMLC II Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d) MMLC II shall provide GSCR with prompt written notice of any meeting of the MMLC II Board or committee thereof (including the MMLC II Special Committee) at which the MMLC II Board (or committee, as applicable) is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by GSCR reasonably in advance of such meeting).

7.5	MMLC II Takeover Proposals; Intervening Events.

(a) If on or after the date of this Agreement and at any time prior to the time the MMLC II Requisite Vote is obtained: (i) MMLC II receives a bona fide unsolicited Takeover Proposal (under circumstances in which MMLC II has complied in all material respects with the provisions of Sections 7.4(a) and (b)); (ii) the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a MMLC II Superior Proposal; and (iii) MMLC II gives GSCR written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person (or group of Persons) making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MMLC II’s intention to furnish information to, or participate in discussions or negotiations with, the Person (or group of Persons) making such Takeover Proposal) then, subject to compliance with this Section 7.5(a), MMLC II may engage in negotiations or discussions with such Person (or group of Persons) (and only such Person or group) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person (or group of Persons) who has made such Takeover Proposal if MMLC II (A) prior to any such negotiations or discussions, receives from such Person (or group of Persons) a fully executed Acceptable Confidentiality Agreement and (B) provides GSCR a copy of all such information that has not previously been delivered to GSCR simultaneously with delivery to such Person (or group of Persons) (or such Person’s or group’s Representatives or Affiliates).

(b) Upon any determination in accordance with Section 7.5(a) by the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) that a Takeover Proposal constitutes a MMLC II Superior Proposal, MMLC II shall promptly provide (and in any event within twenty-four (24) hours of such determination) to GSCR a written notice (a “Notice of a MMLC II Superior Proposal”) (i) advising GSCR that the MMLC II Board has received a MMLC II Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such MMLC II Superior Proposal, including the amount per share or other consideration that the stockholders of MMLC II would receive in connection with the MMLC II Superior Proposal and including a copy of all written materials provided to or by MMLC II in connection with such MMLC II Superior Proposal (unless previously provided to GSCR) and (iii) identifying the Person (or group of Persons) making such MMLC II Superior Proposal. MMLC II shall cooperate and negotiate in good faith with GSCR (to the extent GSCR desires to negotiate) during the five (5) Business Day period following GSCR’s receipt of the Notice of a MMLC II Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such MMLC II Superior Proposal shall require a new notice and a new three (3) Business Day period) to make such adjustments in the terms and conditions of this Agreement as would enable MMLC II to determine that such MMLC II Superior Proposal is no longer a MMLC II Superior Proposal and proceed with a MMLC II Board Recommendation without a MMLC II Adverse Recommendation Change. If thereafter the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) determines, in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such MMLC II Superior Proposal remains a MMLC II Superior Proposal or the failure to make such MMLC II Adverse Recommendation Change would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable Law, and MMLC II has complied in all material respects with Section 7.5(a) and this Section 7.5(b), then prior to the time the MMLC II Requisite Vote is obtained, MMLC II may make such MMLC II Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(c)(ii) in order to cause MMLC II to enter into a definitive Contract providing for such MMLC II Superior Proposal.

(c) Other than in connection with a MMLC II Takeover Proposal, nothing in this Agreement shall prohibit or restrict the MMLC II Board from, prior to the time the MMLC II Requisite Vote is obtained, taking any action described in clause (i) or (iii) of the definition of MMLC II Adverse Recommendation Change in response to an Intervening Event (a “MMLC II Intervening Event Recommendation Change”) if (i) prior to effecting any such MMLC II Intervening Event Recommendation Change, MMLC II promptly notifies GSCR, in writing, at least five (5) Business Days (the “MMLC II Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a MMLC II Adverse Recommendation Change or a MMLC II Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (ii) MMLC II shall, and shall cause its Representatives to, during the MMLC II Intervening Event Notice Period, negotiate with GSCR in good faith (to the extent GSCR desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the MMLC II Board to make a MMLC II Intervening Event Recommendation Change, and (iii) the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a MMLC II Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by GSCR during the MMLC II Intervening Event Notice Period, would be reasonably likely to be a breach of the fiduciary duties applicable to the directors of MMLC II under applicable Law.

(d) Nothing contained in this Agreement shall be deemed to prohibit MMLC II or the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to MMLC II’s stockholders if, after consultation with its outside legal counsel, MMLC II determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act) shall be deemed to be a MMLC II Adverse Recommendation Change unless the MMLC II Board expressly publicly reaffirms the MMLC II Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by GSCR.

7.6	Access to Information.

(a) Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of MMLC II and GSCR shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of GSCR or MMLC II, as applicable, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require MMLC II or GSCR to afford access to or to disclose any information that in MMLC II’s or GSCR’s, as applicable, reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that MMLC II or GSCR may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.

(b) No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other party set forth in this Agreement.

7.7 Publicity. The initial press release, if any, with respect to the Transactions shall be a joint press release reasonably acceptable to each of GSCR, MMLC II and Adviser. Thereafter, so long as this Agreement is in effect, GSCR, MMLC II and Adviser each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Merger, or the Transactions, except as may be required by applicable Law, or to the extent that such press release or other public announcement related to any MMLC II Adverse Recommendation Change is made in accordance with Section 7.5 and, to the extent practicable, before such press release or other public announcement is issued or made, GSCR, MMLC II or Adviser, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement; provided, that each of GSCR, MMLC II or Adviser may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.7.

7.8 Takeover Statutes and Provisions. Neither GSCR nor MMLC II will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of GSCR and MMLC II shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.9 RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, MMLC II and GSCR shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of GSCR (including the consent of a majority of the Independent Directors of GSCR) or MMLC II (including the consent of a majority of the Independent Directors of MMLC II), as applicable, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MMLC II to fail to qualify as a RIC.

7.10 Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by MMLC II’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of MMLC II and GSCR (a) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by MMLC II’s stockholders and (b) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.11 Section 16 Matters. Prior to the Effective Time, the MMLC II Board shall take all such steps as may be required to cause any dispositions of MMLC II Common Stock (including derivative securities with respect to MMLC II Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MMLC II to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

7.12 No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of MMLC II in Article III, the representations and warranties of GSCR in Article IV and the representations and warranties of Adviser in Article V, none of Adviser, MMLC II, GSCR or any of MMLC II’s or GSCR’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of MMLC II in Article III, the representations and warranties of GSCR in Article IV and the representations and warranties of Adviser in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of MMLC II, GSCR and Adviser are hereby expressly disclaimed by MMLC II, GSCR and Adviser, as applicable.

7.13 Coordination of Dividends. MMLC II shall coordinate with GSCR in designating the record and payment dates for any quarterly dividends or distributions to MMLC II’s stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and MMLC II shall not authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted by the MMLC II Requisite Vote.

(b) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the Transactions shall be in effect.

(c) Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act, if any).

(d) No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Merger or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the Transactions.

(e) Net Asset Value Determination. The determination of the Closing MMLC II Net Asset Value shall have been completed in accordance with Section 2.4.

(f) Representations and Warranties of Adviser. The representations and warranties of Adviser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.1(f) shall be deemed to have been satisfied even if any such representations and warranties of Adviser are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of Adviser to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect. MMLC II and GSCR shall have received a certificate signed on behalf of Adviser by an authorized officer of Adviser to the effect that the conditions set forth in this Section 8.1(f) have been satisfied.

8.2 Conditions to Obligations of GSCR to Effect the Merger. The obligations of GSCR to effect the Merger are also subject to the satisfaction or waiver by MMLC II, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of MMLC II. (i) The representations and warranties of MMLC II set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of MMLC II set forth in Section 3.3, 3.7, 3.20 and 3.21 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of MMLC II set forth in this Agreement (other than those set forth in the foregoing clauses (i) and (ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iii) shall be deemed to have been satisfied even if any such representations and warranties of MMLC II are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MMLC II to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a MMLC II Material Adverse Effect. GSCR shall have received a certificate signed on behalf of MMLC II by the Chief Executive Officer or the Chief Financial Officer of MMLC II to the effect that the conditions set forth in this Section 8.2(a) have been satisfied.

(b) Performance of Obligations of MMLC II. MMLC II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective

Time. GSCR shall have received a certificate signed on behalf of MMLC II by the Chief Executive Officer or the Chief Financial Officer of MMLC II to such effect.

(c) Absence of MMLC II Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, any MMLC II Material Adverse Effect.

(d) FIRPTA Certificate. MMLC II shall have delivered within thirty (30) days prior to the Closing Date a duly executed certificate stating that MMLC II is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code.

8.3 Conditions to Obligations of MMLC II to Effect the Merger. The obligation of MMLC II to effect the Merger is also subject to the satisfaction or waiver by GSCR, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of GSCR. The representations and warranties of GSCR set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a) shall be deemed to have been satisfied even if any such representations and warranties of GSCR are not so true and correct, unless the failure of such representations and warranties of GSCR to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a GSCR Material Adverse Effect. MMLC II shall have received a certificate signed on behalf of GSCR by the Chief Executive Officer or the Chief Financial Officer of GSCR to the effect that the conditions set forth in this Section 8.3(a) have been satisfied.

(b) Performance of Obligations of GSCR. GSCR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. MMLC II shall have received a certificate signed on behalf of GSCR by the Chief Executive Officer or the Chief Financial Officer of GSCR to such effect.

8.4 Frustration of Closing Conditions. None of GSCR nor MMLC II may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the Transactions.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the MMLC II Requisite Vote has been obtained:

(a) by mutual consent of GSCR and MMLC II in a written instrument authorized by each of the GSCR Board (acting upon the recommendation of the GSCR Special Committee), and the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee);

(b) by either GSCR or MMLC II, if:

(i) any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Merger) and such denial has become final and non-appealable, or any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order, or promulgated any other Law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions, provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) will not be available to any such party if such party’s breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, such final, non-appealable denial, Order or Law;

(ii) the Merger shall not have been consummated on or before March 24, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to consummate the Merger prior to the Termination Date; or

(iii) if the MMLC II Stockholder Meeting is held, the stockholders of MMLC II shall have failed to approve the adoption of this Agreement by the MMLC II Requisite Vote at a duly held meeting of MMLC II’s stockholders or at any adjournment or postponement thereof at which the adoption of this Agreement has been voted upon; provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(iii) will not be available to any such party if such party’s breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, such failure;

(c) by MMLC II, if:

(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of GSCR, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(f) in respect of GSCR or 8.3(a) or 8.3(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by MMLC II to GSCR (provided that MMLC II is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a) or 8.2(b) not to be satisfied); or

(ii) at any time prior to obtaining the MMLC II Requisite Vote, (A) MMLC II is not in material breach of any of the terms of this Agreement and (B) the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) authorizes MMLC II, subject to complying with the terms of this Agreement (including Section 7.5(b)), to enter into, and MMLC II enters into, a definitive Contract providing for a MMLC II Superior Proposal;

(d) by GSCR, if:

(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MMLC II, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(f) in respect of MMLC II or 8.2(a) or 8.2(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by GSCR to MMLC II (provided that GSCR is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a) or 8.3(b) not to be satisfied);

(ii) at any time prior to the time the MMLC II Requisite Vote is obtained, a MMLC II Adverse Recommendation Change and/or Takeover Approval shall have occurred; or

(iii) MMLC II breaches, in any material respect, its obligations under Section 7.4 or Section 7.5.

The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2 Effect of Termination. In the event of termination of this Agreement by either MMLC II or GSCR as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of GSCR,

MMLC II, any of their respective Affiliates, or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.6(b), this Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.3 Fees and Expenses. Except with respect to all filing and other fees in connection with any filing under the HSR Act, which, shall be borne equally by GSCR and MMLC II, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Any fees or expenses incurred by MMLC II in connection with the Merger, this Agreement and the Transactions, or allocated to MMLC II pursuant to this Section 9.3, and unpaid prior to the determination of the Closing MMLC II Net Asset Value, shall be a Transaction Expense treated as a reduction to the Closing MMLC II Net Asset Value for purposes of calculating the Merger Consideration.

9.4 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors (acting upon the recommendation of the MMLC II Special Committee or the GSCR Special Committee, as applicable), at any time before or after the MMLC II Requisite Vote has been obtained; provided, however, that after the MMLC II Requisite Vote has been obtained, there may not be, without further approval of such stockholders or members, as applicable, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.5 Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee), or the GSCR Board (acting upon the recommendation of the GSCR Special Committee), as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

ARTICLE X

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” means an agreement with MMLC II that is either (a) in effect as of the date of this Agreement; or (b) executed, delivered and effective after the date of this Agreement, in either case, (i) containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to MMLC II to keep such information confidential (subject to customary exceptions), (ii) containing provisions that are not less restrictive in any material respect on MMLC II’s counterparty (and its Affiliates and Representatives) than those contained in the Confidentiality Agreement and (iii) that does not (A) prohibit MMLC II from providing any information to GSCR in accordance with, or otherwise complying with Section 7.4 and Section 7.5 or (B) provide for the reimbursement by MMLC II or its Consolidated Subsidiary of any of the counterparty’s costs or expenses.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person); provided, however, for purposes of this Agreement, none of GSCR or its Consolidated Subsidiaries shall be deemed to be Affiliates of MMLC II or its Consolidated Subsidiary prior to the Effective Time. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” has a meaning correlative thereto.

“Book-Entry Shares” means shares of MMLC II Common Stock not represented by certificates and held in a record holder’s name on MMLC II’s transfer books.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Code” means Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement between GSCR and MMLC II, dated May 14, 2025.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

“Independent Director” means, with respect to GSCR or MMLC II, each director who is not an “interested person,” as defined in the Investment Company Act, of GSCR or MMLC II, as the case may be.

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, MMLC II and its Consolidated Subsidiary, taken as whole, that was not known to, or reasonably foreseeable by, any member of the MMLC II Board, as of or prior to the date of this Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by MMLC II (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price of the MMLC II Common Stock; (c) any failure, in and of itself, by MMLC II to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto); and (e) general changes or developments in the industries in which MMLC II and its Consolidated Subsidiary operate, including general changes in Law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on MMLC II and its Consolidated Subsidiary, taken as a whole, relative to other participants of similar sizes engaged in the industries in which MMLC II conducts its businesses.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“knowledge” means (i) for MMLC II, the actual knowledge of its executive officers and directors set forth in Section 10 of the MMLC II Disclosure Schedule, (ii) for GSCR, the actual knowledge of its executive officers and directors set forth in Section 10 of the GSCR Disclosure Schedule and (iii) for Adviser, the actual knowledge of its executive officers and directors set forth in Section 10 of the Adviser Disclosure Schedule.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“MMLC II Administration Agreement” means the Administration Agreement between MMLC II and State Street Bank and Trust Company in effect as of the date of this Agreement.

“MMLC II Advisory Agreement” means the Investment Management Agreement, between MMLC II and Adviser in effect as of the date of this Agreement.

“MMLC II Material Adverse Effect” means, with respect to MMLC II, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiary, taken as a whole, other than (i) any Effect resulting from or attributable to (A) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (B) general changes or developments in the industries in which MMLC II and its Consolidated Subsidiary operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (A) and (B), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on MMLC II and its Consolidated Subsidiary, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (C) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (ii) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, as the case may be, or any decline in the price of shares of MMLC II Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a MMLC II Material Adverse Effect unless such underlying causes are excluded from the definition of MMLC II Material Adverse Effect) or (b) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the Transactions.

“MMLC II Per Share Cash Amount” means the quotient of (a) the Closing MMLC II Net Asset Value divided by (b) the number of shares of MMLC II Common Stock issued and outstanding as of immediately prior to the Merger.

“MMLC II Subscription Agreements” means the subscription agreements entered into prior to the date of this Agreement by and between MMLC II and investors providing for the private placement of MMLC II Common Stock pursuant to capital commitments from investors, true and complete copies of which have been delivered or made available to GSCR.

“MMLC II Superior Proposal” means a bona fide written Takeover Proposal that was not solicited by, or the result of any solicitation by, MMLC II or its Consolidated Subsidiary or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MMLC II or more than 75% of the assets of MMLC II on a consolidated basis (a) on terms which the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) determines in good faith to be superior for the stockholders of MMLC II (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by GSCR in accordance with Section 7.5), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms, and (c) in respect of which any required financing has been determined in good faith by the MMLC II Board (acting upon the recommendation of the MMLC II Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of MMLC II and its Consolidated Subsidiary (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the Investment Company Act that is substantially consistent with the past practices of MMLC II.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“GSCR Material Adverse Effect” means, with respect to GSCR, any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the ability of GSCR to timely perform its material obligations under this Agreement or to consummate the Merger and the Transactions.

“Proxy Statement” means a proxy statement, including the related preliminary proxy statement, and any amendment or supplement thereto, relating to the Merger and this Agreement to be delivered to the MMLC II stockholders in connection with the MMLC II Stockholders Meeting.

“Previously Disclosed” means information (i) with respect to MMLC II, (A) set forth by MMLC II in the MMLC II Disclosure Schedule or (B) previously disclosed since the MMLC II Applicable Date in any MMLC II SEC Report, and (ii) with respect to GSCR, (A) set forth by GSCR in the GSCR Disclosure Schedule or (B) previously disclosed since the GSCR Applicable Date in any GSCR SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any MMLC II SEC Report or GSCR SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Takeover Proposal” means any proposal or offer from any Person or group of Persons (other than GSCR or any of its Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MMLC II or MMLC II’s Consolidated Subsidiary or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MMLC II and MMLC II’s Consolidated Subsidiary, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MMLC II or in MMLC II’s Consolidated Subsidiary, in each case other than the Merger and the Transactions.

“Takeover Statute” means (a) a state takeover statute or similar statute or regulation that applies to or purports to apply to the Transactions or (b) any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the MMLC II Charter or the MMLC II Bylaws.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to MMLC II’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“Transaction Expenses” means all severance costs, transaction fees (legal, accounting, banking), and other expenses incurred by GSCR or MMLC II or otherwise on behalf of each party in connection with the Merger. For the avoidance of doubt, MMLC II’s Transaction Expenses will be treated as a reduction to the Closing MMLC II Net Asset Value for purposes of calculating the Merger Consideration.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

Table of Definitions

Page
Adviser	2
Adviser Disclosure Schedule	68
Agreement	2
Alternative Agreement	42
Appraisal Shares	4
Bankruptcy and Equity Exception	9
BDC	2
Canceled Shares	4
Certificate of Merger	3
Chosen Courts	67
Closing	3
Closing Date	3
Closing MMLC II Net Asset Value	6
Consideration Fund	5
DE SOS	3
Determination Date	6
DGCL	3
Disclosure Schedule	68
DOJ	38
Effective Time	3
Employee Benefit Plans	19
Financial Advisor Opinion	22
FTC	37
GAAP	11
GSCR	2
GSCR Applicable Date	24
GSCR Balance Sheet	25
GSCR Board	2
GSCR Bylaws	23
GSCR Charter	23
GSCR Common Stock	4
GSCR Disclosure Schedule	68
GSCR SEC Reports	24
GSCR Special Committee	2
HSR Act	10
Indemnified Liabilities	40
Indemnified Parties	40
Indemnified Party	40
Intellectual Property Rights	21
IRS	16
Merger	2
Merger Consideration	3
MMLC II	2
MMLC II Adverse Recommendation Change	44
MMLC II Applicable Date	10
MMLC II Balance Sheet	12
MMLC II Board	2
MMLC II Board Recommendation	9
MMLC II Bylaws	7
MMLC II Capitalization Date	8

Page
MMLC II Charter	7
MMLC II Disclosure Schedule	68
MMLC II Insurance Policy	20
MMLC II Intellectual Property Rights	21
MMLC II Intervening Event Notice Period	46
MMLC II Intervening Event Recommendation Change	46
MMLC II Material Contracts	19
MMLC II Requisite Vote	9
MMLC II SEC Reports	10
MMLC II Special Committee	2
MMLC II Stockholders Meeting	9
Notice of a MMLC II Superior Proposal	45
Paying Agent	5
PwC	11
Representatives	42
RIC	17
Rights	8
Sarbanes-Oxley Act	13
Section 262	4
Surviving Company	2
Takeover Approval	40
Termination Date	52
Transaction Related Claim	67
Voting Debt	8

ARTICLE XI

GENERAL PROVISIONS

11.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.3 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, when sent (provided that no “error message” or other notification of non-delivery is generated), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, as shall be specified by like notice:

If to GSCR, to:
Goldman Sachs Private Credit Corp. 200 West Street New York, New York 10282 Attention: Curtis A. Tate and Stanley Matuszewski Email: *** ***

with a copy, which will not constitute notice, to:

Dechert LLP One International Place, 40th Floor 100 Oliver Street Boston, MA 02110 Attention: Thomas J. Friedmann, Esq. Eric Siegel, Esq. Email: *** ***

If to MMLC II, to:

Goldman Sachs Middle Market Lending Corp. II 200 West Street New York, NY 10282 Attention: Curtis A. Tate and Stanley Matuszewski Email: *** ***

with a copy, which will not constitute notice, to:

Eversheds Sutherland (US) LLP 700 6th St NW Suite 700 Washington DC, 20001 Attention: Cynthia M. Krus, Esq. Dwaune L. Dupree, Esq. Email: *** ***

If to Adviser, to:

Goldman Sachs Asset Management, L.P. 200 West Street New York, NY 10282 Attention: Curtis A. Tate and Stanley Matuszewski Email: *** ***

with a copy, which will not constitute notice, to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Brian Parness Email: ***

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

11.3 Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The terms “cash,” “dollars” and “$” mean United States dollars. Each reference to any Law, statute, regulation or other governmental rule shall be to such Law, statute, regulation or other governmental rule, respectfully, as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. References to days mean calendar days unless otherwise specified. All exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

11.4 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.

11.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or any document, certificate or instrument delivered in connection herewith, or the Transactions contemplated by this Agreement, including the negotiation, execution or performance of this Agreement (whether in contract, tort or otherwise) (each, a “Transaction Related Claim”), shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law principles that would require the application of the substantive Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. Each party hereto agrees that it will bring any Proceeding in respect of any Transaction Related Claim exclusively in Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such Court of Chancery declines to accept jurisdiction over such action or proceeding, any federal court within the State of Delaware or the Complex Commercial Litigation Division of the Superior Court of the State of Delaware located in New Castle County (the “Chosen Courts”), and, in connection with claims based upon, arising under or related to this Agreement or the Transactions, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.2. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE

TRANSACTIONS. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.

11.7 Assignment; Third Party Beneficiaries. Except as otherwise specifically contemplated by the Merger, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.3, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9 Disclosure Schedule. Before entry into this Agreement, GSCR, MMLC II and Adviser each delivered to the other party a schedule (the “GSCR Disclosure Schedule”, the “MMLC II Disclosure Schedule” and the “Adviser Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a MMLC II Material Adverse Effect or a GSCR Material Adverse Effect, as applicable. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

IN WITNESS WHEREOF, GSCR, MMLC II and the Adviser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

GSCR:

GOLDMAN SACHS PRIVATE CREDIT CORP.

By:	/s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President

MMLC II:

GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II

By:	/s/ David Miller
Name: David Miller
Title: Co-Chief Executive Officer and Co-President

ADVISER:

GOLDMAN SACHS ASSET MANGEMENT, L.P.

By:	/s/ Alex Chi
Name: Alex Chi
Title: Managing Director

[Signature Page to Agreement and Plan of Merger]

ANNEX B: OPINION OF THE FINANCIAL ADVISOR TO THE MMLC II SPECIAL COMMITTEE

July 11, 2025

Special Committee of the Board of Directors of

Goldman Sachs Middle Market Lending Corp. II

200 West Street,

New York, NY 10282

Members of the Special Committee of the Board of Directors:

We understand that Goldman Sachs Middle Market Lending Corp. II (“MMLC II”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) among Goldman Sachs Private Credit Corp. (“GSCR”), MMLC II and Goldman Sachs Asset Management, L.P. (the “Adviser”), pursuant which, among other things, (i) MMLC II will merge with GSCR (the “Merger”), with GSCR as the surviving company in the Merger, and (ii) each outstanding share of common stock, par value $0.001 per share (“MMLC II Common Stock”), of MMLC II will be converted into the right to receive an amount in cash equal to the net asset value per share of MMLC II Common Stock, as adjusted for transaction expenses and to be determined in the manner and as of the date provided by the Agreement (the “Merger Consideration”).

You have requested that Truist Securities, Inc. render its opinion (this “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of MMLC II with respect to the fairness, from a financial point of view, to MMLC II of the Merger Consideration to be received by the holders of MMLC II Common Stock in the Merger pursuant to the Agreement.

In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed: (i) a draft, received by us on July 10, 2025, of the Agreement; (ii) certain publicly available business and financial information relating to MMLC II; (iii) certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of MMLC II made available to us by the Adviser, including (a) projections with respect to the future financial performance of MMLC II prepared and provided to us by the management of the Adviser (the “MMLC II Projections”), and (b) projections of the net asset value per share, as adjusted for transaction expenses, of MMLC II, as well as the Merger Consideration resulting therefrom, as of the effective time of the Merger, prepared and provided to us by the management of the Adviser (the “NAV Projections”); (iv) the financial and operating performance of MMLC II as compared to that of companies with publicly traded equity securities that we deemed relevant; and (v) the publicly available financial terms of certain transactions that we deemed relevant. We also have had discussions with certain members of the management of the Adviser and with certain of its representatives regarding the business, financial condition, results of operations and prospects of MMLC II and the Merger and have undertaken such other studies, analyses and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Our role in reviewing such data, material and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion and such review was not conducted on behalf of the Committee, the Board, MMLC II, the Adviser or any other person. Management of the Adviser has advised us, and we have assumed, that (i) the MMLC II Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future

Special Committee of the Board of Directors of

Goldman Sachs Middle Market Lending Corp. II

200 West Street,

New York, NY 10282

financial results and condition of MMLC II, and (ii) the NAV Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the net asset value per share of MMLC II, adjusted for transaction expenses, as well as the Merger Consideration resulting therefrom, as of the effective time of the Merger. At your direction, we have assumed that the MMLC II Projections and the NAV Projections provide a reasonable basis on which to evaluate MMLC II and the Merger, and at your direction, we have used and relied upon the MMLC II Projections and the NAV Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the MMLC II Projections, the NAV Projections or the respective assumptions on which they are based.

We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of MMLC II since the dates of the information, financial or otherwise, provided to us, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading. We have also relied upon and assumed without independent verification that (i) the representations and warranties of all parties to the Agreement and all of the documents and agreements referred to therein are true and correct, (ii) each party to the Agreement and all of the documents and agreements referred to therein will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement, and such other documents and agreements, as applicable; (iii) the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement therein; and (iv) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on MMLC II or the Merger. We have also assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) relating to MMLC II or any other party to the Merger. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which MMLC II or GSCR is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which MMLC II or GSCR is or may be a party or is or may be subject. We are not expressing any opinion as to the price or range of prices at which MMLC II Common Stock may be purchased or sold at any time.

We have not been requested to, and did not solicit any indications of interest from third parties with respect to any alternatives to the Merger. This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that otherwise comes to our attention after the date hereof.

This Opinion only addresses the fairness, from a financial point of view, to the holders of MMLC II Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement and does not address any other aspects or implications of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, MMLC II, GSCR, the Adviser or any other party to proceed with

Special Committee of the Board of Directors of

Goldman Sachs Middle Market Lending Corp. II

200 West Street,

New York, NY 10282

or effect the Merger; (ii) the form, structure or any other portion or aspect of the Merger; (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of MMLC II, GSCR, the Adviser or any other party (other than the holders of MMLC II Common Stock in the manner set forth herein); (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for MMLC II, GSCR, the Adviser or any other party or the effect of any other transaction in which MMLC II, GSCR, the Adviser or any other party might engage; (v) whether or not MMLC II, GSCR, the Adviser or any other party is receiving or paying reasonably equivalent value in the Merger; (vi) the fairness of any portion or aspect of the Merger to any one class or group of MMLC II’s, GSCR’s, the Adviser’s or any other party’s security holders or other constituents vis-à-vis any other class or group of MMLC II’s, GSCR’s, the Adviser’s or such other party’s security holders or other constituents or the fairness of the allocation of any consideration amongst or within classes or groups of security holders or other constituents; (vii) the solvency, creditworthiness or fair value of MMLC II, GSCR, the Adviser or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. In addition, we are not providing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. We have assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Committee, the Board, MMLC II, GSCR, the Adviser and their respective advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other matters with respect to MMLC II and the Merger.

We have acted as financial advisor to the Committee in connection with the Merger and will receive a fee for our services, a portion of which became payable to us upon the delivery of this Opinion and a significant portion of which is payable upon the consummation of the Merger. In addition, MMLC II has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates (including Truist Bank and Truist Financial Corporation), including members of the team of Truist Securities, Inc. professionals advising the Committee in connection with the Merger (the “Deal Team”), have in the past provided, and currently are providing, investment banking and other financial advice and services to MMLC II, GSCR and their respective affiliates and other related parties, including The Goldman Sachs Group, Inc. (“GS Group Inc.”), its subsidiaries, and portfolio companies of investment funds affiliated or associated with GS Group Inc. (collectively, with GS Group Inc., the “GS Group”) for which advice and services we and our affiliates have received and would expect to receive compensation, including among other things, during the past two years, (a) with respect to MMLC II, currently serving as administrative agent, lead arranger, letter of credit issuer and lender on its senior secured revolving credit facility (the “MMLC II Revolving Credit Facility”), and (b) with respect to GSCR, currently serving as administrative agent and lender on its senior secured revolving credit facility (the “GSCR Revolving Credit Facility”). With respect to other members of the GS Group, such services during such period have included, among other things, providing loan syndication, debt and equity capital markets, sales and trading and other investment banking services for which we and our affiliates have received and would expect to receive compensation, which in the aggregate, is significantly greater than the fee for financial advisory services we expect to receive from MMLC II in connection with the Merger. In addition, a portion of the proceeds of the Merger will be used, directly or indirectly, by MMLC II to pay to Truist Bank or its affiliates the amounts owing to such parties under the MMLC II Revolving Credit Facility and proceeds from current or future borrowings under the GSCR Revolving

Special Committee of the Board of Directors of

Goldman Sachs Middle Market Lending Corp. II

200 West Street,

New York, NY 10282

Credit Facility may be used by GSCR to fund a portion of the amounts necessary to finance Merger. We and our affiliates, including members of the Deal Team, may in the future provide investment banking and other financial advice and services to MMLC II, GSCR, the Adviser, other members of the GS Group and their respective affiliates and other related parties for which advice and services we and our affiliates would expect to receive compensation. We are a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the MMLC II, GSCR, the Adviser, other members of the GS Group, their respective affiliates and other related parties and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies In addition, we and our affiliates (including Truist Bank and Truist Financial Corporation) have other financing and business relationships with members of the GS Group and their respective affiliates and other related parties.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, MMLC II, GSCR, the Adviser, any security holder of MMLC II, GSCR or the Adviser, or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise. The issuance of this Opinion has been approved by an internal committee of Truist Securities, Inc. authorized to approve opinions of this nature.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of MMLC II Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

TRUIST SECURITIES, INC.

/s/ Truist Securities, Inc.

ANNEX C: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262 Appraisal rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were neither: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)	If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting,

transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)

Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

GSMMLCSPCPROXY2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V77222-TBD For Against Abstain GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II 71 S WACKER DR SUITE 1200 CHICAGO, IL 60606 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/[TBD] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1. To approve and adopt the Agreement and Plan of Merger, dated as of July 11, 2025, by and among Goldman Sachs Private Credit Corp., a Delaware corporation, Goldman Sachs Middle Market Lending Corp. II, a Delaware corporation, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership. The Board of Directors recommends you vote FOR the following: GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTE

V77223-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The [TBD] are available at www.proxyvote.com. GOLDMAN SACHS MIDDLE MARKET LENDING CORP. II Special Meeting of Stockholders [TBD] This proxy is solicited by the Board of Directors The Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Goldman Sachs Middle Market Lending Corp. II (the "Company," "we," "our," and "us") for use at the 2025 Special Meeting of Stockholders (the "Meeting"), to be held virtually at www.virtualshareholdermeeting.com/[TBD], on [TBD] (Eastern time), and any postponement or adjournment thereof. Much of the information in the Proxy Statement is required under the rules of the Securities and Exchange Commission, and some of it is technical. The undersigned stockholder(s) hereby appoint(s) Caroline Kraus, Secretary of the Company, and Curtis Tate, Assistant Secretary of the Company, or either of them, as proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote at the Meeting and any postponement and adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized, in their discretion, to vote upon such other matters as may come before the Meeting or any postponements or adjournments thereof. Continued and to be signed on reverse side